Filed Pursuant to Rule 424(b)(5)
Registration No. 333-62624-04

Prospectus Supplement to Prospectus dated July 25, 2003

$1,043,070,000

KeyCorp Student Loan Trust 2003-A

Key Consumer Receivables LLC

Depositor

Key Bank USA, National Association

Master Servicer

Asset-Backed Notes

Securities Offered

•   classes of notes listed in the table below

Assets

•   group I loans: FFELP program student loans

•   group II loans: privately guaranteed student loans and unguaranteed student loans

Credit Enhancement

•   subordination of the group I and group II subordinate notes to the group I and group II senior notes, respectively

You should carefully consider the risk factors beginning on page S-19 of this prospectus supplement and page 6 of the prospectus.

The notes are obligations only of the trust and are payable solely from the student loans and other assets of the trust. The initial principal balance of the student loans will be less than the initial principal balance of the notes. The notes are not guaranteed by any person. The notes are not bank deposits.

•   guaranty insurance policy (class II-A-1 notes, class II-A-2 notes and class II-B notes only)

•   reserve account with respect to each group of notes

•   excess interest on the student loans of the related group

•   limited cross-collateralization

•   interest rate swap with respect to the group I notes

•   cap agreement with respect to the group II notes

The class II-A-1 notes, class II-A-2 notes and class II-B notes will have the benefit of an irrevocable and unconditional guaranty insurance policy issued by MBIA Insurance Corporation, as note insurer, guaranteeing timely payment of interest and ultimate payment of principal to the holders of those classes of notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

	Initial Class Note Balance	Interest Rate (per annum)(1)	Final Maturity Date	Price to Public(2)	Underwriting Discount	Proceeds to the Seller
Class I-A-1 Notes (Group I)	$106,990,000	Three-month LIBOR plus	January 25, 2014	100%	0.200%	99.800%
		0.04%
Class I-A-2 Notes (Group I)	$292,160,000	Three-month LIBOR plus	October 25, 2032	100%	0.300%	99.700%
		0.26%
Class I-B Notes (Group I)	$12,350,000	Three-month LIBOR plus	July 25, 2036	100%	0.420%	99.580%
		0.75%
Class II-A-1 Notes (Group II)	$193,400,000	Three-month LIBOR plus	July 25, 2017	100%	0.200%	99.800%
		0.15%
Class II-A-2 Notes (Group II)	$150,000,000	Three-month LIBOR plus	October 25, 2025	100%	0.300%	99.700%
		0.31%
Class II-A-3 Notes (Group II)	$256,590,000	Three-month LIBOR plus	April 25, 2036	98.97%	0.395%	99.605%
		0.47%
Class II-A-IO Notes (Group II)	(4)	0.125%	April 25, 2036	N/A	N/A	N/A

Class II-B Notes (Group II)	$31,580,000	Three-month LIBOR plus	January 25, 2037	100%	0.420%	99.580%
		0.53%
Total	$1,043,070,000					$1,039,944,704 (3)

(1)	Subject to a maximum rate of interest as described herein with respect to each class of notes other than the class II-A-IO notes.
(2)	Plus accrued interest, if any, from August 14, 2003.
(3)	Before deducting expenses estimated to be $1,000,000, plus accrued interest in the case of the class II-A-IO notes.
(4)	Initial notional principal amount equal to $256,590,000.

Proceeds to the seller from the sale of the class II-A-IO notes are expected to be approximately $2,642,877 plus accrued interest, before deducting a portion of the total expenses payable by the seller which total is estimated to be approximately $1,000,000.

Delivery of the notes will be made on or about August 14, 2003 against payment in immediately available funds.

Joint Lead Manager and Global Bookrunner Deutsche Bank Securities	Joint Lead Manager McDonald Investments a KeyCorp Company

Prospectus Supplement dated August 8, 2003

     You should rely on information contained in this document. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

     We provide information to you about the securities in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your securities; and (2) this prospectus supplement, which describes the specific terms of your securities.

     If the descriptions of the terms of the securities vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

     This prospectus supplement and the accompanying prospectus include cross-references to captions in these materials where you can find further related discussions. The following table of contents and the table of contents in the accompanying prospectus provide the pages on which these captions are located.

     Until November 6, 2003 all dealers that effect transactions in the securities, whether or not participating in this offering, may be required to deliver a prospectus and prospectus supplement. This requirement is in addition to the dealer's obligation to deliver a prospectus and prospectus supplement when acting as underwriters with respect to their unsold allotments or subscriptions.

     We are not offering the securities in any state where the offer is not permitted. We do not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.

                               TABLE OF CONTENTS

                             Prospectus Supplement

The Group II Insured Notes Guaranty Insurance Policy and the

                                   Prospectus

THE SELLER, THE DEPOSITOR, THE ADMINISTRATOR, THE MASTER SERVICER

FEDERAL TAX CONSEQUENCES FOR TRUSTS FOR WHICH A PARTNERSHIP
   ELECTION IS MADE.......................................................... 96
FEDERAL TAX CONSEQUENCES FOR TRUSTS IN WHICH ALL CERTIFICATES ARE

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                           [INTENTIONALLY LEFT BLANK]

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                                SUMMARY OF TERMS

   . This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the securities, you should read carefully this entire prospectus supplement and accompanying prospectus.

   . This summary provides an overview to aid your understanding and is qualified by the full description of this information in this prospectus supplement and the accompanying prospectus.

   . You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption "Index of Principal
     Terms" beginning on page S-162 in this prospectus supplement.

PRINCIPAL PARTIES

The Trust

..  KeyCorp Student Loan Trust 2003-A

The Depositor

..  Key Consumer Receivables LLC

The Master Servicer and Administrator

..  Key Bank USA, National Association

The Sub-Servicers

..  Pennsylvania Higher Education Assistance Agency
..  Great Lakes Educational Loan Services, Inc.

The Seller

..  Key Bank USA, National Association

The Securities Insurer (Group II Insured Notes)

..  MBIA Insurance Corporation

The Swap Counterparty

..  Key Bank USA, National Association

The Cap Provider

..  Key Bank USA, National Association

The Put Option Provider

..  Key Bank National Association

The Eligible Lender Trustee

..  Bank One, National Association

The Indenture Trustee

..  JPMorgan Chase Bank

DATES

Distribution Dates

The 25th day of each January, April, July and October or if the 25th is not a
business day, the next business day. The first distribution date is January 26,
2004.

Cutoff Dates

..  August 1, 2003 for the initial financed student loans, and the date specified in the related subsequent transfer agreement with respect to any subsequent student loans and other student loans.

..  The trust will be entitled to receive all collections and proceeds on the initial financed student loans and subsequent student loans on and after the related cutoff date.

Statistical Cutoff Date

..  July 1, 2003 for the initial financed student loans.

..  All statistical information relating to the initial financed student loans is

                                      S-3

   presented as of the statistical cutoff date.

Closing Date

On or about August 14, 2003.

DESCRIPTION OF THE SECURITIES

General

The original principal amounts or notional amount, as applicable, and interest rates for each class of notes are on the cover page of this prospectus supplement.

The notes are issued in book-entry form through The Depository Trust Company,
Clearstream Banking, societe anonyme, and the Euroclear System.

The notes, other than the class II-A-IO notes, are available in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof and with respect to the class II-A-IO notes in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof.

Offered Securities (Group I)

Payable primarily from the group I student loans and other trust assets ated to the group I notes.

Group I Senior Notes

..  Class I-A-1 Notes
..  Class I-A-2 Notes

Group I Subordinate Notes

..  Class I-B Notes

Offered Securities (Group II)

Payable  primarily from the group II student  loans,  the group II guaranty insurance  policy  (with  respect to the group II insured  notes  only) and other trust assets allocated to the group II notes.

Group II Senior Notes

..  Class II-A-1 Notes
..  Class II-A-2 Notes
..  Class II-A-3 Notes
..  Class II-A-IO Notes

Group II Subordinate Notes

..   Class II-B Notes

Group II Insured Notes

..  Class II-A-1 Notes
..  Class II-A-2 Notes
..  Class II-B Notes

Class II-A-IO Notes

The class II-A-IO notes do not have a note principal balance and will not be entitled to distributions of principal. The class II-A-IO notes will accrue interest based on their notional amount, which on each distribution date will be equal to the outstanding principal balance of the class II-A-3 notes. Once the principal balance of the class II-A-3 notes has been reduced to zero, the class
II-A-IO notes will not be entitled to any future payments of interest. The group
II insured notes guaranty insurance policy does not guarantee any amounts payable on the class II-A-IO notes.

Non-Offered Securities

..  The trust will also issue a single class of certificates to the depositor or an affiliate thereof as its designee.

..  The certificates will not have a principal balance and will not bear interest.

..  The certificates will only be entitled to distributions on any distribution date

                                       S-4

   after all other required payments, deposits and distributions are made.

..  Any information in this prospectus supplement relating to the certificates is solely for informational purposes to further a better understanding of the notes.

Interest Payments

..  Each interest rate, other than the class II-A-IO interest rate, is subject to a maximum rate of interest equal to the student loan rate described in this prospectus supplement under the caption "Description of the Securities"
   herein.
..  The funds available to pay interest on the group I notes for any interest period will be reduced based on the swap payments made by the trust pursuant to the group I interest rate swap to Key Bank USA, National Association, as swap counterparty, and such available funds will be increased based on swap payments made pursuant to the group I interest rate swap by the swap counterparty to the trust.
..  Key Bank USA, National Association, will provide two basis risk caps, one each for the benefit of the group I and group II notes (other than the class
   II-A-IO notes). Each basis risk cap will eliminate the effect of the student loan rate on the interest rate of the applicable notes of each group. Your right to receive payments under the basis risk cap related to your group of notes is not rated by any rating agency.
..  the eligible cap counterparty will provide for an interest rate cap agreement for the benefit of the group II notes.
..  Interest calculations are based on actual/360 for each class of notes.
..  Interest not paid on a distribution date due to the effect of the student loan rate and not paid because of a default by the cap provider with respect to the basis risk cap relating to your notes may be paid on future distribution dates as described in this prospectus supplement under the caption "Description of the Securities" herein.
..  The securities insurer will guarantee timely payment of interest, up to the student loan rate, on the group II insured notes.

Principal Payments

Principal  payments  on the  notes  of  each  group  will  be  made on each distribution date in an amount equal to the principal  distribution  amount for the related group,  allocated as described  below under  "--Priority of
Payments."

For each distribution date and each group of notes, the principal distribution amount is generally equal to the amount by which the sum of the outstanding principal balance of the notes of such group, other than the class II-A-IO notes with respect to group II, exceeds the related pool balance of the student loans in the related group plus the pre-funded amount relating to such group of notes for such distribution date, subject to adjustment, as described herein under
"Description of the Transfer and Servicing Agreements--Distributions."

Credit Enhancement

Group I Notes

..  subordination of the class I-B notes to the class I-A-1 notes and class I-A-2 notes
..  group I reserve account

                                       S-5

..  excess interest
..  group I interest rate swap
..  limited cross-collateralization from group II

Group II Notes

..  subordination of the class II-B notes to the class II-A-1 notes, class II-A-2 notes, class II-A-3 notes and class II-A-IO notes
..  guaranty insurance policy (with respect to the group II insured notes only)
..  group II reserve account
..  excess interest
..  limited cross-collateralization from group I

Group II Insured Notes Guaranty Insurance Policy (Group II Insured Notes Only)

MBIA Insurance Corporation will issue a financial guaranty insurance policy for the benefit of the group II insured notes.

The policy will unconditionally and irrevocably guarantee the timely payment of interest on, and the ultimate payment of the principal amount of, the group II insured notes, except as set forth below.

On each distribution date, the indenture trustee will calculate to what extent the funds available to make the payments of principal and interest are insufficient to pay current interest on the group II insured notes. If an insufficiency exists, then the indenture trustee, on behalf of the holders of each class of group II insured notes, will make a draw on the policy. In addition, the policy will guarantee the full payment of the principal balance of each class of group II insured notes on the related final maturity date.

The policy does not guarantee:

..  any amounts payable on the group I notes, the class II-A-3 notes or the class
   II-A-IO notes;
..  any shortfalls in interest payments resulting from the application of the student loan rate;
..  payments by the cap provider; or
..  payments by the cap counterparty.

The holders of the class II-A-3 notes and class II-A-IO notes and, if for any reason the securities insurer does not make the payments required by the policy, the holders of the group II insured notes, as applicable, will have to rely on the group II student loans, the subordination of the group II subordinate notes to the group II senior notes, the group II reserve account, limited cross-collateralization from the group I student loans and the other credit enhancement available to your class of group II notes for your payments of interest and/or principal, as applicable, and you may suffer a loss.

Priority of Payments

On each distribution date, the indenture trustee will make the following distributions and deposits to the extent of available funds with respect to the related group in the order indicated:

Group I Notes:

1.   to the master servicer, certain fees;
2.   to the administrator, certain fees;
3.   pro rata (x) to the holders of the class I-A-1 notes and class I-A-2 notes, interest on a pro rata basis, subject to the student loan rate, and (y) to the swap counterparty, amounts due from the trust pursuant to the group I interest rate swap for

                                       S-6

     such distribution date and certain termination payments;
4.   to the group I reserve account, an amount, if any, necessary to reinstate the balance of the reserve account to a specified amount;
5.   provided that a subordinate note interest trigger is not in effect, to the holders of the class I-B notes, interest subject to the student loan rate;
6.   to the holders of the group I notes, the principal distribution amount for the group I notes allocated as described under "--Allocation of Group I
     Principal Distribution Amount" below;
7.   if a subordinate note interest trigger is in effect, to the holders of the class I-B notes, interest subject to the student loan rate;
8.   to the holders of the group I senior notes, interest due in excess of the student loan rate, if any, on a pro rata basis, to the extent not paid by the cap provider under the group I basis risk cap;
9.   to the holders of the group I subordinate notes, interest due in excess of the student loan rate, if any, to the extent not paid by the cap provider under the group I basis risk cap;
10.  to the swap counterparty, any termination payments with respect to the group I interest rate swap not paid pursuant to clause 3. above;
11.  to the cap provider, an amount sufficient to reimburse the cap provider for previous payments under the group I basis risk cap;
12.  after all payments shown above are made, and if group II available funds are insufficient to make all required payments pursuant to clauses 1.
     through 13. below under "--Group II Notes:" any remaining amounts will be paid to the group II noteholders, the master servicer, the administrator, the securities insurer and/or the cap provider, as applicable, in the order and for the purposes set forth in such clauses 1. through 13., inclusive, up to the amount of such deficiency in group II available funds; and
13.  any remaining amounts will be paid to the holder of the certificates.

If the interest rate on any class of group I notes for any interest period is capped at the related student loan rate and until the termination of the group I basis risk cap, the cap provider will be obligated to pay the difference between interest that would have been due without giving effect to the related student loan rate and interest due at the related student loan rate.

Allocation of the Group I Principal Distribution Amount

On each distribution date, the principal distribution amount for the group I notes will be allocated as follows:

..  prior to the stepdown date, or after the related stepdown date if a subordinate note principal trigger has occurred and remains in effect, the principal distribution amount for the group I notes will be payable solely to the group I senior notes in sequential order beginning with the class I-A-1 notes until paid in full, then to the class I-A-2 notes until paid in full, and then to the class I-B notes until paid in full; and
..  after the stepdown date and so long as no subordinate note principal trigger has occurred and remains in effect, the senior percentage of the principal distribution amount for the group I

                                       S-7

   notes will be payable to the group I senior notes (in the same order of priority as described in the preceding paragraph) and the subordinate percentage of the principal distribution amount will be payable to the class
   I-B notes.

The senior percentage of the group I notes at any time equals the percentage equivalent of a fraction, the numerator of which is the aggregate principal balance of the group I senior notes and the denominator of which is the sum of the aggregate principal balance of all the group I notes. The subordinate percentage for the group I notes is equal to 100% minus the senior percentage of the group I notes.

Group II Notes:

1.   to the master servicer, certain fees;
2.   to the administrator, certain fees;
3.   to the securities insurer, provided that no securities insurer payment default has occurred and is continuing, all premiums due under the group II insured notes guaranty insurance policy;
4.   to the holders of the class II-A-1 notes, the class II-A-2 notes, the class
     II-A-3 notes and the class II-A-IO notes, interest on a pro rata basis, in the case of the class II-A-1 notes, the class II-A-2 notes and the class
     II-A-3 notes, subject to the student loan rate;
5.   provided that a subordinate note interest trigger is not in effect, to the holders of the class II-B notes, interest subject to the student loan rate;
6.   to the securities insurer, provided that no securities insurer payment default has occurred and is continuing, reimbursement for all amounts owed pursuant to draws with respect to any payments of interest under the group
     II insured notes guaranty insurance policy, plus interest thereon;
7.   to the group II reserve account, an amount, if any, necessary to reinstate the balance of the reserve account to a specified amount;
8.   to the holders of the group II notes (other than the class II-A-IO notes)
     and the securities insurer, the principal distribution amount for group II allocated as shown under "--Allocation of Group II Principal Distribution
     Amount" below;
9.   if a subordinate note interest trigger is in effect, to the holders of the class II-B notes, interest subject to the student loan rate;
10.  to the securities insurer, reimbursement for all amounts owed pursuant to draws made under the group II insured notes guaranty insurance policy, not previously reimbursed as provided above, and all other amounts due under the related insurance agreement, including premiums;
11.  to the holders of the class II-A-1 notes, the class II-A-2 notes and the class II-A-3 notes, interest due in excess of the student loan rate, if any, on a pro rata basis, to the extent not paid by the cap provider under the group II basis risk cap;
12.  to the holders of the group II subordinate notes, interest due in excess of the student loan rate, if any, to the extent not paid by the cap provider under the group II basis risk cap;
13.  to the cap provider, an amount sufficient to reimburse the cap provider for previous payments under the group II basis risk cap;

                                       S-8

14.  after all payments shown above are made, and if group I available funds are insufficient to make all required payments pursuant to clauses 1. through
     11. above under "--Group I Notes:" any remaining amounts will be paid to the group I noteholders, the master servicer, the administrator, the swap counterparty and/or the cap provider, as applicable, in the order and for the purposes set forth in such clauses 1. through 11., inclusive, up to the amount of such deficiency in group I available funds; and
15.  any remaining amounts will be paid to the holder of the certificates.

If the interest rate on any applicable class of group II notes for any interest period is capped at the related student loan rate and until the termination of the group II basis risk cap, the cap provider will be obligated to pay the difference between interest that would have been due without giving effect to the related student loan rate and interest due at the related student loan rate.
The group II insured notes guaranty insurance policy does not guaranty any payments by the cap provider.

Allocation of the Group II Principal Distribution Amount

On each distribution date, the principal distribution amount for the group II notes, other than the class II-A-IO notes, will be allocated as follows:

..  prior to the stepdown date, or after the stepdown date if a subordinate note principal trigger has occurred, the principal distribution amount for the group II notes, other than the class II-A-IO notes, will be payable solely to the group II notes, other than the class II-A-IO notes, and the securities insurer, in the following sequential order (a) to the class II-A-1 notes until paid in full, then (b) to the class II-A-2 notes until paid in full, then (c) to the class II-A-3 notes until paid in full, then (d) to the securities insurer, provided that no securities insurer payment default has occurred and is continuing, reimbursement for all amounts owed pursuant to draws with respect to any payments of principal under the group II insured notes guaranty insurance policy made to the holders of the class II-A-1 or class II-A-2 notes, plus interest thereon, then (e) to the class II-B notes until paid in full, and finally (f) to the securities insurer, provided that no securities insurer payment default has occurred and is continuing, reimbursement for all amounts owed pursuant to draws under the group II insured notes guaranty insurance policy made to the holders of the class II-B notes, plus interest thereon; and
..  after the stepdown date and so long as no subordinate note principal trigger has occurred, the senior percentage of the principal distribution amount for the group II notes will be payable to the group II senior notes and the securities insurer (in the same order of priority as described in the preceding paragraph) and the subordinate percentage of the principal distribution amount will be payable to the class II-B notes and the securities insurer, if applicable.

The senior percentage of the group II notes at any time equals the percentage equivalent of a fraction, the numerator of which is the aggregate principal balance of the group II senior notes, other than the class II-A-IO notes, and the denominator of which is the sum of the aggregate

                                      S-9

principal balance of all the group II notes, other than the class II-A-IO notes.
The subordinate percentage for the group II notes is equal to 100% minus the senior percentage of the group II notes.

Subordinate Note Interest Trigger

A subordinate note interest trigger goes into effect for the group I or group II subordinate notes, as applicable, if on the last day of the related collection period, the aggregate principal balance of the related senior notes (excluding, in the case of the group II notes, the class II-A-IO notes) exceeds the sum of the pool balance of the related student loans plus the amount on deposit in the related pre-funding account and the related reserve account. A subordinate note interest trigger remains in effect as long as the aggregate principal balance of the group I or group II senior notes (other than the class II-A-IO notes), as applicable, exceeds the sum of the pool balance of group I or group II student loans, as the case may be, plus the amount on deposit in the related pre-funding account and the related reserve account. While this condition exists, the priority of payment of interest on the class I-B or class II-B notes, as applicable, will be affected as described herein.

Stepdown Date

The stepdown date for the group I or group II notes in each case will be the earlier of (i) the first date on which no group I or group II senior notes, as applicable, remain outstanding or (ii) the fifth anniversary of the closing date.

Subordinate Note Principal Trigger

A subordinate note principal trigger with respect to the group I or group II subordinate notes, as applicable, will occur if a note parity trigger occurs with respect to the group I or group II notes, respectively. In addition, a subordinate note principal trigger with respect to the group I or group II subordinate notes, as applicable, will occur if the cumulative default percentage for the group I or group II student loans, as the case may be, exceeds 25% or 17%, respectively, for each group as of the end of the related collection period.

A note parity trigger exists for the group I or group II notes, as applicable, if on the last day of the related collection period relating to and after the stepdown date for the group I or group II notes, as the case may be, the aggregate principal balance of the related group I or group II notes, as applicable (excluding, in the case of the group II notes, the class II-A-IO notes), exceeds the sum of the pool balance of the related student loans plus the amount on deposit in the related reserve account. A note parity trigger remains in effect as long as the aggregate principal balance of the group I or group II notes (other than the class II-A-IO notes), as applicable, exceeds the sum of the pool balance of group I or group II student loans, as the case may be, plus the amount on deposit in the related pre-funding account and the related reserve account.

The cumulative default percentage of the group I student loans is calculated by dividing (x) the aggregate total dollar amount of claims paid, including accrued interest, with respect to the group I student loans, by (y) the sum of (i) the aggregate original principal balance of all the group I student loans and (ii)
the original principal balance of all additional student loans that are group I student loans, and, if applicable, any related cumulative capitalized interest, related

                                      S-10

guarantee fee capitalization and other principal adjustments with respect to the group I student loans, less (iii) the outstanding principal balance of all group
I student loans repurchased by the seller, master servicer or a related sub-servicer, as applicable. The cumulative default percentage of the group II student loans is calculated by dividing (x) the sum of (A) the aggregate total dollar amount of claims paid on group II student loans that are guaranteed, including accrued interest thereon, plus (B) the aggregate total dollar amount of charge-offs on group II student loans that are not guaranteed (not taking into account for such purpose any subsequent recoveries on such non-guaranteed student loans), by (y) the sum of (i) the aggregate original principal balance of all the group II student loans and (ii) the original principal balance of all additional student loans that are group II student loans, and, if applicable, any related cumulative capitalized interest, related guarantee fee capitalization and other principal adjustments with respect to the group II student loans, less (iii) the outstanding principal balance of all group II student loans repurchased by the seller, master servicer or a related sub-servicer, as applicable. If a related subordinate note principal trigger occurs and remains in effect, no principal payments will be made with respect to the class I-B notes or class II-B notes, as applicable, until no group I senior notes or group II senior notes, respectively, remain outstanding. Instead, all principal payments with respect to the group I notes or group II notes (other than the class II-A-IO notes) will be allocated to the group I senior notes or group II senior notes (other than the class II-A-IO notes), respectively, and paid sequentially.

Final Maturity Dates

The unpaid principal amount of each class of notes will be payable in full on the applicable final maturity date listed on the cover page of this prospectus supplement.

Optional Put Options

On the closing date, the trust will enter into two put option agreements with
KeyBank National Association, an affiliate of Key Bank USA, National
Association. Under the terms of each of the put option agreements: (a) with respect to the group I student loans, a majority of the noteholders of the then outstanding group I senior notes (or if no group I senior notes remain outstanding, then a majority of the noteholders of the class I-B notes), excluding for such purpose all notes owned by Key Bank USA, National
Association, its affiliates or its agents appointed for such purpose; and (b)
with respect to the group II student loans, a majority of the noteholders of the then outstanding group II senior notes (or if no group II senior notes remain outstanding, then a majority of the noteholders of the class II-B notes), excluding for such purpose all notes owned by Key Bank USA, National Association or its affiliates, may instruct the indenture trustee to exercise the related put on the distribution date in October 2013. However, despite the receipt of such instructions, the related put may not be exercised by the indenture trustee if the proceeds received (plus amounts then on deposit in the related reserve account) would be less than the aggregate principal balance of the related group of notes (other than the class II-A-IO notes with respect to group II), plus interest thereon (including interest accrued and unpaid in excess of the student loan rate), plus all amounts due and owing to the swap counterparty, the

                                      S-11

cap provider (with respect to the put relating to each group of student loans), and the securities insurer (with respect to the put relating to the group II student loans only). If exercised, each put option will require KeyBank National
Association to purchase all student loans remaining in the related group of student loans as of the end of the collection period immediately preceding such distribution date. If the put option with respect to your group of notes is exercised, the proceeds of such put option will be used to redeem your securities. The exercise price for each put option is equal to the then current fair market value of the related group of student loans.

Auction Sale

In the event that a put option is exercised and KeyBank National Association defaults on its obligations with respect to such put, all student loans remaining in the related group of student loans subsequent to such put default will be offered for sale by the indenture trustee. Neither Key Bank USA,
National Association, nor any affiliate thereof or agent appointed for such purpose, will be permitted to participate in any such auction as a potential buyer. The proceeds of any sale of the student loans relating to your group of notes will be used to redeem your securities. The auction price must at least equal the unpaid principal amount of the related group of notes (other than the class II-A-IO notes with respect to group II), plus accrued and unpaid interest thereon (including interest accrued and unpaid in excess of the student loan rate), plus all amounts due and owing to the swap counterparty, the cap provider
(with respect to auction sale relating to each group of student loans), and the securities insurer (with respect to the auction sale relating to the group II student loans only). If such minimum auction price is not bid by a potential buyer, the related group of notes will not be redeemed on such distribution date, but (a) with respect to the group I student loans, a majority of the noteholders of the then outstanding group I senior notes (or if no group I senior notes remain outstanding, then a majority of the noteholders of the class
I-B notes), excluding for such purpose all notes owned by Key Bank USA, National
Association and its affiliates, or (b) with respect to the group II student loans, a majority of the noteholders of the then outstanding group II senior notes (or if no group II senior notes remain outstanding, then a majority of the noteholders of the class II-B notes), excluding for such purpose all notes owned by Key Bank USA, National Association or its affiliates, may direct the indenture trustee at any time to hold one or more additional sales until such time as the related minimum auction price is received. In the event that both put options are exercised and defaulted upon by KeyBank National Association, the indenture trustee shall also auction both groups of student loans together as part of one auction sale, and shall accept the higher aggregate bid received from either: one purchaser of both groups of student loans, or from two purchasers bidding on each group of student loans separately; provided, that, in the event of such combined sale, the minimum auction price for both groups of notes must be obtained or each group of student loans will be sold separately.

Optional Purchase

The master servicer may, but is not required to, repurchase all remaining student loans in the pool of student loans when the principal balance of the student loans is equal to 10% or less of the

                                      S-12

aggregate initial principal balance of all of the initial financed student loans and all subsequent student loans, at a price equal to the unpaid principal balance of the notes, other than the class II-A-IO notes, plus accrued and unpaid interest thereon (including interest accrued and unpaid in excess of the student loan rate), plus all amounts due and owing to the swap counterparty, the cap provider and the securities insurer.

TRUST PROPERTY

Group I Student Loans

The group I student loans are all FFELP loans. FFELP loans are loans originated under the Federal Family Education Loan Program created by the Higher Education
Act. Third party guarantee agencies guarantee the payment of 98% of the principal amount of FFELP loans plus interest on the FFELP loans.

Guarantee agencies that provide guarantees for the initial financed student in group I include

..  American Student Assistance,
..  California Student Aid Commission,
..  Colorado Student Loan Program,
..  Connecticut Student Loan Foundation,
..  Educational Credit Management Corporation,
..  Great Lakes Higher Education Guaranty Corporation,
..  Illinois Student Assistance Commission,
..  Kentucky Higher Education Assistance Authority,
..  Michigan Higher Education Assistance Agency,
..  Nebraska Student Loan Program,
..  New York State Higher Education Services Corporation,
..  Oregon Student Assistance Commission,
..  Pennsylvania Higher Education Assistance Agency,
..  Tennessee Student Assistance Corporation,
..  Texas Guaranteed Student Loan Corporation, and
..  United Student Aid Funds, Inc.

These loans are partially reinsured by the Department of Education. All of the group I student loans were originated by or initially purchased from third party lenders by Key Bank USA, National Association.

Group II Student Loans

The student loans in group II are all private student loans that are not reinsured by the Department of Education or any other government agency. The group II student loans are either: (a) guaranteed by The Educational Resources
Institute, Inc. or HEMAR Insurance Corporation of America, or (b) not guaranteed by any guarantee agency or any private guarantor. All group II student loans were originated by Key Bank USA, National Association, as part of its private loan lending program, or purchased by Key Bank USA, National Association, from other third party lenders.

For more detailed information on FFELP Loans and private loans (both guaranteed and unguaranteed) please see "The Financed Student Loan Pools" in this prospectus supplement and "The Student Loan Financing Business" in the prospectus.

                                      S-13

The Initial Financed Student Loans

The initial financed student loans in each group consist of certain graduate and undergraduate student loans. The student loans in the initial pool will be purchased by the trust from the depositor with proceeds from the sale of the notes. The depositor will purchase all of the student loans from Key Bank USA,
National Association (the parent corporation of the depositor).

The initial financed student loans of each group have the characteristics set forth below as of July 1, 2003. Unless otherwise specified, percentages are of the initial pool principal balance (including certain interest accrued to be capitalized).

Initial Group I Student Loans:

Aggregate Characteristics

..  Aggregate principal amount:............................... $  313,063,516.97
..  Weighted average annual percentage rate:............................... 4.37%
..  Weighted average original term:.................................... 266 mths
..  Weighted average remaining term: .................................. 254 mths

Guarantees

   .  Percent guaranteed by American Student Assistance.................. 19.50%

   .  Percent guaranteed by California Student Aid Commission............. 0.65%

   .  Percent guaranteed by Colorado Student Loan Program................. 0.01%

   .  Percent guaranteed by Connecticut Student Loan Foundation........... 0.03%

   .  Percent guaranteed by Educational Credit Management
      Corporation......................................................... 0.12%

   .  Percent guaranteed by Great Lakes Higher Education Guaranty
      Corporation........................................................ 20.67%

   .  Percent guaranteed by Illinois Student Assistance
      Commission.......................................................... 0.01%

   .  Percent guaranteed by Kentucky Higher Education Assistance
      Authority less than................................................. 0.01%

   .  Percent guaranteed by Michigan Higher Education Assistance
      Agency.............................................................. 1.02%

   .  Percent guaranteed by Nebraska Student Loan Program................. 4.70%

   .  Percent guaranteed by New York State Higher Education
      Services Corporation................................................ 0.06%

   .  Percent guaranteed by Oregon Student Assistance
      Commission.......................................................... 0.01%

   .  Percent guaranteed by Pennsylvania Higher Education
      Assistance Agency.................................................. 51.43%

   .  Percent guaranteed by Tennessee Student Assistance
      Corporation......................................................... 0.01%

   .  Percent guaranteed by Texas Guaranteed Student Loan
      Corporation......................................................... 0.06%

   .  Percent guaranteed by United Student Aid Funds, Inc................. 1.73%

Initial Group II Student Loans:

Aggregate Characteristics

..  Aggregate principal amount:............................... $  555,387,556.27
..  Weighted average annual percentage rate:............................... 4.47%
..  Weighted average original term:.................................... 240 mths

                                      S-14

..  Weighted average remaining
   term: .................................222 mths

Guarantees

..  Percent not guaranteed by
   private guarantors.....................91.43%
..  Percent guaranteed by
   private guarantors......................8.57%
   .  Percent guaranteed by The
      Educational Resources
      Institute, Inc. .....................8.56%

   .  Percent guaranteed by HEMAR
      Insurance Corporation of America.....0.01%

Subsequent Student Loans

The student loans that are subsequent student loans will be purchased by the trust from the depositor with proceeds on deposit in the applicable sub-account of the pre-funding account. The depositor will purchase all of the subsequent student loans from Key Bank USA, National Association. All of the group I subsequent student loans will be FFELP loans and all of the group II subsequent student loans will be private student loans. The subsequent student loans will have generally the same attributes applicable to the initial financed student loans, but the addition of the subsequent student loans will affect the aggregate statistical characteristics of the group I and group II student loans.
The subsequent student loans may be purchased on different dates and may have different related cutoff dates, but all purchases of subsequent student loans by the trust will occur on or before March 31, 2004.

Pre-Funding Period

There will be two pre-funding accounts, each with two sub-accounts. The first of the group I and group II pre-funding sub-accounts will have approximately
$58,000,000 and $53,000,000, respectively, deposited on the closing date to be used on or before March 31, 2004 for the purchase of subsequent student loans into the related student loan group. The second of the group I and group II pre-funding sub-accounts will have approximately $30,000,000 and $15,000,000, respectively, deposited on the closing date, which sums are expected to be used by the trust, on or prior to the end of the funding period, to purchase consolidation loans and serial loans with respect to each group, to pay capitalized interest on each pool of student loans and to pay advances for certain fees related to the student loans of each group. All amounts in excess of $10,000,000 remaining in the first sub-account of either pre-funding account after March 31, 2004, and all amounts remaining in the second sub-account of each pre-funding account after September 30, 2005, will be distributed as a prepayment of principal to the noteholders of the related group. In addition, the pre-funding period will terminate a business day prior to the earliest effective date of any amendment to FASB 140 (Accounting for Transfers and
Servicing of Financial Assets and Extinguishments of Liabilities) or any other relevant or related accounting literature that is issued, the effect of which is to amend the criteria defining a qualifying special purpose entity or its permitted activities. If FASB 140 is so amended or such other accounting literature is issued then all amounts then remaining on deposit in the pre-funding accounts will be distributed to the related group I or group II noteholders, as applicable, as a prepayment of principal on the next following distribution date.

                                      S-15

The Reserve Accounts

There will be two reserve accounts, each relating to one group of notes, to cover servicing fees, administration fees, premiums due the securities insurer
(from the group II reserve account only), interest on the related group of notes and payments due to the swap counterparty under the group I interest rate swap
(from the group I reserve account only). The reserve accounts will also be used to make principal payments on the notes, other than the class II-A-IO notes, of the related group in the same order of priority as described above under
"Priority of Payments," generally to the extent realized losses on the financed student loans of such related group during any collection period exceed excess interest available to be distributed as principal on the notes, other than the class II-A-IO notes, of the related group. Amounts on deposit in each reserve account also will be available, if necessary, to pay principal on each class of notes, other than the class II-A-IO notes, in the related group on its respective final maturity date.

Initially, the amount in the group I reserve account will be approximately
$1,028,750 and the amount in the group II reserve account will be approximately
$22,104,950. On each distribution date, any available funds remaining after making all prior required distributions with respect to such group as described in this prospectus supplement will be deposited into the reserve account up to the specified reserve account balance for the related group of notes. We refer you to "Description of the Transfer and Servicing Agreements--Credit
Enhancement--Reserve Accounts" herein for a description of the specified reserve account balance for each group of notes.

INTEREST RATE SWAP

Certain of the group I student loans have special allowance payments based on a commercial paper rate. To reduce the risk that the rate of interest received on the commercial paper rate student loans would not be sufficient to pay the rate of interest on the group I notes on the closing date, the trust will enter into an interest rate swap with Key Bank USA, National Association, as the swap counterparty.

On each distribution date with respect to the group I interest rate swap, the trust will owe the swap counterparty the following amount for each of the monthly periods in the related collection period beginning with the monthly period commencing September 1, 2003:

The product of:

     (1)  the commercial paper rate as determined in accordance with the commercial paper rate loans as of the first day of the related monthly period;

     (2)  the principal balance of the group I student loans that have special allowance payments based on the commercial paper rate as determined as of the first day of the related monthly period; and

     (3)  a fraction, the numerator of which is the actual number of days in the related monthly period and the denominator of which is 360.

On each distribution date with respect to the group I interest rate swap, the swap counterparty will owe the trust an amount equal to the following amount for the monthly periods in the related collection period beginning with the monthly period commencing September 1, 2003:

                                      S-16

The product of:

     (1)  three-month LIBOR (calculated in the same manner and on such dates as such index is calculated for the notes for the related interest period) less
0.15%;

     (2)  the principal balance of the group I student loans that have special allowance payments based on the commercial paper rate as determined as of the first day of the related monthly period; and

     (3)  a fraction, the numerator of which is the actual number of days in the related monthly period and the denominator of which is 360.

Payments on the group I interest rate swap will be made on a net basis between the trust and the swap counterparty.

The swap counterparty has long-term, senior unsecured debt ratings of A1 and A by Moody's Investors Service, Inc. and Standard and Poor's Ratings Services, a
division of The McGraw-Hill Companies Inc., respectively. The obligations of the swap counterparty are not guaranteed by the securities insurer.

If the long-term, senior unsecured rating of the swap counterparty is withdrawn, suspended or downgraded below A1 by Moody's Investors Service, Inc. or A- or its equivalent by any other rating agency then rating the notes, the swap counterparty is required, no later than the 30/th/ day following such rating withdrawal, suspension or downgrade, at the swap counterparty's expense, either to (i) obtain a substitute swap counterparty that does not cause any of the rating agencies rating the group I notes to reduce its then current rating of such classes of notes and that has a long-term senior, unsecured debt rating of at least A1 by Moody's Investors Service, Inc. or A- or its equivalent by each other rating agency then rating the notes, or (ii) enter into arrangements reasonably satisfactory to the indenture trustee and each of the rating agencies then rating the group I notes, including collateral arrangements, guarantees or letters of credit, which arrangements in the view of such rating agency will result in the elimination of the effect or impact of such rating withdrawal, suspension or downgrade on the noteholders and/or the securities insurer, as applicable.

GROUP II CAP AGREEMENT

The trust will enter into an agreement on the closing date with an eligible cap counterparty to purchase an interest rate cap agreement with respect to the group II notes. On the closing date, the trust will pay such cap counterparty from the net proceeds from the sale of the notes an upfront payment. Under the group II cap agreement, on the third business day before each distribution date to and including the January 2005 distribution date, the cap counterparty will pay to the trust an amount, calculated on a quarterly basis, equal to the product of (a) the excess of (1) three-month LIBOR, except for the first interest period, as determined for the interest period relating to the applicable distribution date over (2) 4.00% and (b) the lesser of (i) a notional amount equal to $500,000,000 and (ii) the aggregate principal balance of the group II notes, other than the class II-A-IO notes. LIBOR for the first interest period will be determined using the same formula as applies to the notes.
Amounts, if any, received under the group II cap agreement will be used to increase the specified reserve account balance of the group II reserve account.

                                      S-17

TAX STATUS

Thompson Hine LLP, as federal tax counsel to the trust, is of the opinion that
(1) the trust will not be classified as an association or a publicly traded partnership taxable as a corporation for federal income tax purposes and (2) the notes, including the combined class II-A-3 note and class II-A-IO note, will be characterized as debt for federal income tax purposes. See "Income Tax
Consequences" herein. Each noteholder, by accepting a note, will agree to treat the notes as indebtedness.

Kirkpatrick & Lockhart LLP, as Pennsylvania tax counsel to the trust, is of the opinion that, assuming the notes are treated as debt for federal income tax purposes, the notes will be treated as debt for Pennsylvania income tax purposes. Moreover, Pennsylvania tax counsel is of the opinion that the same characterizations of the trust would apply for Pennsylvania state income tax purposes as for federal income tax purposes.

ERISA CONSIDERATIONS

Subject to the considerations discussed under "ERISA Considerations" herein the notes are eligible for purchase by employee benefit plans.

RATINGS

At least two nationally recognized rating agencies must rate each class of group
I senior notes and the group II notes, other than the class II-A-IO notes, in the highest investment rating category and the group I subordinate notes in one of the four highest rating categories. In addition, it is a condition that at least one nationally recognized rating agency assigns an investment grade rating to the class II-A-IO notes.

                                      S-18

                                  RISK FACTORS

     We recommend that you consider the following risk factors together with all the information contained in this prospectus supplement (this "Prospectus
Supplement") and the related prospectus (the "Prospectus") in deciding whether to purchase any of the notes.

You may have difficulty
selling your securities   The notes will not be listed on any securities
                          exchange. As a result, if you want to sell your notes
                          you must locate a purchaser that is willing to
                          purchase them. The underwriters intend to make a
                          secondary market for the notes. The underwriters will
                          do so by offering to buy the notes from investors that
                          wish to sell. However, the underwriters will not be
                          obligated to make offers to buy the notes and may stop
                          making offers at any time. In addition, the prices
                          offered, if any, may not reflect prices that other
                          potential purchasers would be willing to pay, were
                          they to be given the opportunity. There have been
                          times in the past where there have been very few
                          buyers of asset backed securities, and there may be
                          such times in the future. As a result, you may not be
                          able to sell your notes when you want to do so or you
                          may not be able to obtain the price that you wish to
                          receive.

If the trust assets
allocated to your group
of notes are
insufficient to make
payments on the
securities, you may
incur a loss              The trust is not permitted to have any significant
                          assets or sources of funds other than the student
                          loans, the group II insured notes guaranty insurance
                          policy, the guarantee agreements, the reserve
                          accounts, the escrow accounts, the pre-funding
                          accounts, the put options, the interest rate swap and,
                          to a limited extent, the basis risk caps. The
                          indenture only provides for limited
                          cross-collateralization, and consequently, you must
                          rely for repayment upon payments only from the trust's
                          assets allocable to your group of notes. You will have
                          no claim to any amounts properly distributed to the
                          certificateholder or to Key Consumer Receivables LLC,
                          in its capacity as depositor, KeyBank National
                          Association, in its capacity as the put option
                          provider, or to Key Bank USA, National Association, in
                          its capacities as a seller, administrator, swap
                          counterparty, cap provider or master servicer, or to
                          any of the sub-servicers, from time to time.

                                      S-19

                          Group I Notes: With respect to the group I notes, if
                          for any reason the group I reserve account and the
                          group I pre-funding account are exhausted, the trust
                          will depend solely on payments with respect to the
                          group I student loans and payments by the swap
                          counterparty to make payments on your group of notes
                          and you could suffer a loss.

                          Group II Notes: With respect to the group II notes, if
                          you are a holder of any class II-A-3 notes or class
                          II-A-IO notes, or if you are a holder of any class of
                          group II insured notes and for any reason the
                          securities insurer fails to make payments due under
                          the group II insured notes guaranty insurance policy,
                          and the group II reserve account and the group II
                          pre-funding account are exhausted, the trust will
                          depend solely on payments with respect to the group II
                          student loans and payments by the swap counterparty
                          (other than with respect to the class II-A-IO notes)
                          to make payments on your group of notes and you could
                          suffer a loss.

Revenues relating to
each group of notes may
not be available for
payment of notes of the
other group               The revenues relating to each group of student loans
                          will be allocated first to expenses and all other
                          amounts required to be paid with respect to the
                          related group of notes. Those revenues will be
                          available for payments with respect to the other group
                          only to the extent they exceed amounts required to be
                          applied with respect to the related group. If the
                          revenues from one group are not sufficient to make
                          required payments with respect to that group, there is
                          no assurance that revenues from the other group will
                          be available to make up any shortfall.

                          In addition, if all related student loans of a group
                          are sold in connection with the redemption of the
                          notes of that group (either through the exercise of
                          the related put option, an auction sale or an optional
                          purchase by the master servicer) or after all the
                          notes of a group are otherwise paid in full, there
                          will be no further revenues of that group available to
                          the other group on any basis.

                          Group I Student Loans: Payments with respect to the
                          FFELP loans, including payments from the guarantee
                          agencies or the Department of Education, and other
                          amounts available for distribution to holders of group
                          I notes at any time will not be available for
                          distribution to

                                      S-20

                          holders of group II notes except to the extent they
                          exceed all amounts then required to be distributed
                          with respect to the administration of the FFELP loans
                          and the payment of group I notes. You should not
                          assume that any such revenues will be available.

                          Group II Student Loans: Payments with respect to the
                          private student loans, and other amounts available for
                          distribution to holders of group II notes at any time
                          will not be available for distribution to holders of
                          group I notes except to the extent they exceed all
                          amounts then required to be distributed with respect
                          to the administration of the private loans and the
                          payment of group II notes. You should not assume that
                          any such revenues will be available. In addition, no
                          amounts from the group II insured notes guaranty
                          insurance policy will be payable to holders of group I
                          notes, the class II-A-3 notes or the class II-A-IO
                          notes.

The trust's purchase of
group I student loans
at a premium may result
in losses                 The sum of the outstanding principal balance of the
                          initial financed student loans in group I as of the
                          statistical cutoff date and the amount deposited in
                          the related pre-funding account, the related reserve
                          account and the related sub-account of the collection
                          account on the closing date will equal approximately
                          98.5% of the original principal balance of the group I
                          notes. In addition, the above percentage without
                          giving effect to amounts initially on deposit in the
                          related reserve account is approximately 98.3%. Each
                          group I subsequent student loan will be purchased by
                          the trust for an amount not in excess of 100% of the
                          principal balance thereof. There can be no assurance
                          that the aggregate principal amount of the group I
                          notes at all times will be equal to or less than the
                          sum of the principal amount of the related pool of
                          student loans for such group plus the amount in the
                          related pre-funding account and the amounts on deposit
                          in the related reserve account. If an event of default
                          occurs under the indenture, and the group I student
                          loans are liquidated at a time when the outstanding
                          principal amount of the group I notes exceeded the sum
                          of the principal amount of the group I student loans,
                          the amount on deposit in the group I pre-funding
                          account and the amounts on deposit in the group I
                          reserve account, the group I noteholders will suffer a
                          loss.

                                      S-21

The characteristics of
the student loans may
change                    Certain characteristics of the student loans in each
                          group will vary from the characteristics of the
                          related initial financed student loans due to payments
                          received and other changes in the related initial
                          financed student loans that occur from the statistical
                          cutoff date to the cutoff date, the addition of
                          subsequent student loans in each group of student
                          loans, and due to the trust's purchase of
                          consolidation loans and serial loans with respect to
                          each group of student loans. Each group's distribution
                          by loan type and weighted average interest rates may
                          vary as a result of variations in the effective rates
                          of interest applicable to the related student loans
                          after each transfer of additional student loans to the
                          trust (and such group) and the remaining term of the
                          deferral and forbearance periods.

                          Key Bank USA, National Association, currently makes
                          available and may in the future make available certain
                          incentive programs to borrowers. The effect of these
                          incentive programs may be to reduce the yield on the
                          initial pool of student loans.

Your yield to maturity
may be reduced by
prepayments,
delinquencies
and defaults              The pre-tax return on your investment is uncertain and
                          will depend on a number of factors including the
                          following:

                          .  The rate of return of principal is uncertain. The
                          amount of distributions of principal on each group of
                          notes, other than the class II-A-IO notes with respect
                          to the group II notes, and the time when you receive
                          those distributions depends on the amount and the
                          times at which borrowers make principal payments on
                          the related student loans. Those principal payments
                          may be regularly scheduled payments or unscheduled
                          payments resulting from prepayments, defaults or
                          consolidations of the student loans.

                          Group I Notes: With respect to the group I notes, in
                          the event of a related subordinate note principal
                          trigger, the group I subordinate notes will not
                          receive any payments of principal until all of the
                          group I senior notes have been repaid in full. In this
                          event, the yield to maturity of the group I
                          subordinate notes may be adversely impacted and the
                          holders of the group I subordinate notes could suffer
                          a loss. With respect to the group I senior notes, in
                          the event of a subordinate note principal trigger, the
                          group I senior

                                      S-22

                          noteholders will receive accelerated payments of
                          principal and such noteholders will bear the risk of
                          any reinvestment risk resulting from these accelerated
                          payments of principal.

                          Group II Notes: With respect to the class II-A-3
                          notes, and the group II insured notes if the
                          securities insurer defaults, in the event of a related
                          subordinate note principal trigger, the group II
                          subordinate notes will not receive any payments of
                          principal (absent required payments under the group II
                          insured notes guaranty insurance policy) until all of
                          the group II senior notes have been repaid in full. In
                          this event, the yield to maturity of the group II
                          subordinate notes may be adversely impacted and
                          (absent required payments under the group II insured
                          notes guaranty insurance policy) the holders of the
                          group II subordinate notes could suffer a loss. With
                          respect to the group II senior notes other than the
                          class II-A-IO notes, in the event of a subordinate
                          note principal trigger, the group II senior
                          noteholders other than the holders of the Class
                          II-A-IO notes will receive accelerated payments of
                          principal and such noteholders will bear the risk of
                          any reinvestment risk resulting from these accelerated
                          payments of principal. Moreover, as a result of
                          certain other triggers required by the rating agencies
                          relating to losses on the group II student loans, the
                          holders of the group II notes may receive accelerated
                          payments of principal and such noteholders will bear
                          any reinvestment risk resulting from these accelerated
                          payments of principal, and, if the securities insurer
                          defaults on its obligations, holders of the group II
                          notes could suffer a loss.

                          .  You may receive a significant principal prepayment
                          on April 25, 2004. The trust intends to purchase
                          subsequent student loans with $58,000,000 and
                          $53,000,000 that will be deposited in the first
                          sub-account of the group I and group II pre-funding
                          accounts, respectively, on the closing date. If the
                          entire amount in either first sub-account of the
                          related pre-funding account is not used to purchase
                          subsequent student loans by March 31, 2004 you may
                          receive a principal prepayment on April 25, 2004. If
                          the amount remaining in the first sub-account of the
                          group I or group II pre-funding account on such date
                          is $10,000,000 or less, the indenture trustee, or the
                          administrator on its behalf, will transfer such amount
                          to the second sub-account of the group I or group II
                          pre-funding account, as applicable; or if either of
                          such remaining amounts is greater than $10,000,000,
                          the indenture trustee

                                      S-23

                          will distribute such amounts to each class of notes in
                          the related group of notes, pro rata, based on the
                          initial principal balance of each class of notes in
                          the related group of notes.

                          .  You may receive a prepayment of principal at the
                          end of the funding period. Approximately $30,000,000
                          and $15,000,000 will be deposited on the closing date
                          into the second sub-account of the group I and group
                          II pre-funding accounts, respectively, to be used
                          primarily to purchase student loans that are
                          consolidation loans or serial loans that are eligible
                          to be purchased by the trust during the funding
                          period. If amounts on deposit in either of these
                          second sub-accounts are not fully utilized by the end
                          of the funding period, the related noteholders may
                          receive a principal prepayment. Any such amount will
                          be distributed on the distribution date immediately
                          after the end of the funding period.

                          Amounts on deposit in these pre-funding sub-accounts
                          may not be utilized by the end of the pre-funding
                          period, either because sufficient eligible
                          consolidation or serial loans have not been originated
                          by such time or the pre-funding period was terminated
                          on an earlier date because of an amendment to FASB 140
                          (Accounting for Transfers and Servicing of Financial
                          Assets and Extinguishments of Liabilities) or the
                          issuance of new accounting literature, which is issued
                          to amend the criteria defining a qualifying special
                          purpose entity or its permitted activities. There can
                          be no assurance when or if such a change in accounting
                          standards will occur. If a change in accounting
                          standards were to occur early in the funding period,
                          the amount of the principal payment to the applicable
                          class of noteholders could be substantial.

                          .  Proposed legislation if adopted may result in more
                          rapid repayments of consolidation loans. Several bills
                          have recently been introduced in the U.S. House of
                          Representatives that, if enacted into law, would
                          permit borrowers under most consolidation loans to
                          refinance their student loans at lower interest rates.
                          At this time, it is difficult to predict whether any
                          of these bills will be enacted into law or when such
                          legislation might become effective. Any legislation
                          that permits borrowers to refinance existing
                          consolidation loans at lower interest rates could
                          significantly increase the rate of prepayments on the
                          financed student loans. Approximately 66.51% of the

                                      S-24

                          initial group I student loans are consolidation loans,
                          and potentially all of the group I student loans could
                          be consolidation loans. If these borrowers choose to
                          refinance their existing consolidation loans, the
                          length of time that the group I notes are outstanding
                          and their weighted average lives may be shortened
                          significantly.

                          .  Proposed legislation could result in more rapid
                          repayment through government-sponsored loan
                          forgiveness. Numerous bills have recently been
                          introduced in the U.S. House of Representatives and
                          Senate that, if enacted into law, would expand
                          existing provisions allowing for loan forgiveness of
                          certain Stafford and consolidation loans for
                          qualifying borrowers. This legislation would expand
                          existing loan forgiveness programs authorized under
                          sections 428J and 428K of the Higher Education Act
                          providing loan forgiveness for qualifying student loan
                          borrowers who are teachers or childcare workers. At
                          this time, it is difficult to predict whether any of
                          these bills, or versions of them that may include
                          additional professions, will be enacted into law or
                          when such legislation might become effective.

                          .  You may not be able to reinvest distributions in
                          comparable investments. Asset backed securities, like
                          the securities offered by this prospectus supplement,
                          usually produce more returns of principal to investors
                          when market interest rates fall below the interest
                          rates on the student loans and produce less returns of
                          principal when market interest rates are above the
                          interest rates on the student loans. As a result, you
                          are likely to receive more money to reinvest at a time
                          when other investments generally are producing a lower
                          yield than that on the notes, and are likely to
                          receive less money to reinvest when other investments
                          generally are producing a higher yield than that on
                          the notes. You will bear the risk that the timing and
                          amount of distributions on your notes will prevent you
                          from attaining your desired yield.

                          .  An early termination will shorten the life of your
                          investment which may reduce your yield to maturity.
                          Your investment in the notes may end before you desire
                          if (1) a majority of the group I senior noteholders,
                          or the group I subordinate noteholders if no group I
                          senior notes are outstanding (with respect to the
                          group I notes), or a majority of the group II senior
                          noteholders, or the group II subordinate noteholders
                          if no group II senior notes are

                                      S-25

                          outstanding (with respect to the group II notes),
                          choose to exercise the put option with respect to your
                          group of notes (which results in either the purchase
                          of the related group of student loans by KeyBank
                          National Association or a successful auction of such
                          student loans), or (2) the master servicer exercises
                          its option to purchase all of the student loans. In
                          such event, because your notes will no longer be
                          outstanding, you will not receive the additional
                          interest payments that you would have received had the
                          notes remained outstanding. In addition, you may not
                          be able to reinvest the principal you receive at a
                          rate comparable to that on your notes.

The class II-A-IO notes
are  especially
sensitive to rapid
prepayments  of the
group II student loans    An investment in the class II-A-IO notes is risky
                          because the return of the investment depends solely on
                          the payments of interest by borrowers under the group
                          II student loans. The class II-A-IO notes receive only
                          payments of interest and are sensitive to variations
                          in the rate of prepayments on the group II student
                          loans. If you purchase a class II-A-IO note and the
                          rate of prepayments on the group II student loans is
                          faster than you expected, your yield will be lower
                          than expected and under certain prepayment scenarios
                          you may not fully recoup your initial investment.

Risks with respect to
the group I interest
rate swap                 In certain circumstances following a default under the
                          group I interest rate swap or a termination event
                          (each as more fully described under "Description of
                          the Transfer and Servicing Agreements--Interest Rate
                          Swap") the group I interest rate swap is subject to
                          early termination. In the event of an early
                          termination of the group I interest rate swap, the
                          trust or the swap counterparty may be liable to pay
                          the other a termination payment (regardless of which
                          party has caused the termination), which will be based
                          on the value of the group I interest rate swap
                          computed in accordance with the procedures set forth
                          in the group I interest rate swap. Any such
                          termination payment required to be made by the trust
                          could be substantial, and could reduce the amounts
                          otherwise payable to the group I notes. In addition,
                          if the swap counterparty defaults on its obligations
                          under the group I interest rate swap, the student loan
                          rate on the group I notes will be lower than it would
                          have been had the swap counterparty made its required

                                      S-26

                          payment and consequently, the interest rate on each
                          class of group I notes is more likely to be subject to
                          the related student loan rate. In this event, the
                          liquidity and marketability of your group I notes may
                          decline.

You may not receive
curren payments at the
applicable
interest rate             You may not be paid interest at the related note rate
                          on each class of notes, other than the class II-A-IO
                          notes, because payments of interest on those notes are
                          subject to a maximum rate of interest equal to the
                          student loan rate. The student loan rate may be
                          triggered for any of the following reasons:

                          .  Due to market forces, the applicable index used to
                          calculate interest on any class of notes, other than
                          the class II-A-IO notes (plus the applicable margin)
                          becoming greater than the indices used to calculate
                          interest on the related group of student loans.

                          .  The principal balance of each group of student
                          loans will initially be less than the aggregate
                          principal amount of the applicable notes in each
                          group. Consequently, the aggregate principal balances
                          of each group of student loans on which interest will
                          be collected will be less than the principal amount of
                          the applicable notes in each group.

                          .  The student loan rate will be reduced as a result
                          of the trust's obligation to pay certain amounts to
                          the Department of Education (with respect to group I
                          student loans) or to repay certain amounts to
                          borrowers.

                          The group II insured notes guaranty insurance policy
                          guarantees payments of interest on the group II
                          insured notes only up to the student loan rate. As a
                          result you may realize a lower than anticipated yield
                          on your investment.

                          Although, with respect to each group of notes, other
                          than the class II-A-IO notes with respect to group II,
                          the cap provider is obligated to pay the difference
                          between the applicable note rate and the related
                          student loan rate, the obligations of the cap provider
                          under each basis risk cap are dependent on the cap
                          provider's ability to make the necessary payments and
                          are not rated by any rating agency. If the interest
                          rate relating to your group of notes, other than the
                          class II-A-IO notes with respect to group II, is

                                      S-27

                          subject to the student loan rate and the cap provider
                          defaults or the related basis risk cap is terminated,
                          you may receive interest not previously paid because
                          of the application of the related student loan rate on
                          subsequent distribution dates on a subordinated basis.
                          We cannot assure you that there will be sufficient
                          funds available for that purpose. The group II insured
                          notes guaranty insurance policy does not guaranty the
                          payments by the cap provider. If your note rate is
                          limited by the student loan rate, the market value and
                          liquidity of your notes may decline. In addition,
                          there can be no assurance the related basis risk cap
                          will not terminate in accordance with its terms before
                          the outstanding principal balance of your class of
                          notes, other than the class II-A-IO notes with respect
                          to group II, is reduced to zero.

Recent court rulings
could adversely affect
the enforceability of
terms of the sale and
servicing agreement or
sub-servicing
agreements                On December 10, 2002, the United States District Court
                          for the Eastern District of Virginia in College Loan
                          Corporation v. SLM Corporation, et. al., Civil Action
                          No. 02-1377-A, issued a Memorandum Opinion granting in
                          part and denying in part defendants' Motion to Dismiss
                          the Complaint. In its opinion, the court held that
                          "the HEA [Higher Education Act] preempts state law
                          actions that implement the HEA to satisfy an element
                          of a common law claim between lenders and servicers"
                          and agreed that the plaintiff could not " . . . employ
                          the purported violations of the HEA to satisfy
                          elements of its state law [contract and tort] claims."
                          While a number of court decisions have previously
                          addressed the preemption of state law claims and the
                          lack of a private right of action under the Higher
                          Education Act in the context of suits by borrowers
                          against schools, lenders, guarantors and other
                          persons, it appears that the decision in this case is
                          the first time that the issue of preemption has been
                          addressed in the context of contracts between Federal
                          Family Education Loan Program (FFELP) participants
                          involved in the origination, funding and servicing of
                          FFELP loans. The decision of the court in College Loan
                          Corporation v. SLM Corp. is not binding on any of the
                          parties to this transaction. However, on its face, the
                          court's holding, if followed by other courts, would
                          mean that a lender could not obtain judicial
                          enforcement of the remedies provided in its servicing
                          agreement if such enforcement would require the lender
                          to demonstrate that

                                      S-28

                          the servicer had failed to comply with the Higher
                          Education Act without a finding by the Department of
                          Education that such a violation had occurred. The
                          court's decision might also be read more broadly to
                          make more difficult judicial enforcement of provisions
                          in other contracts requiring compliance with the
                          Higher Education Act (for example, provisions
                          requiring such compliance in guarantee agreements with
                          guarantee agencies and loan sale and repurchase
                          agreements) commonly used in the Federal Family
                          Education Loan Program. The application of the court's
                          holding to disputes among the parties to the
                          agreements underlying this transaction could adversely
                          affect the ability of the indenture trustee to enforce
                          the obligations of certain parties to the transaction
                          that are solely based on an alleged violation of the
                          Higher Education Act.

Reliance on sub-
servicers for servicing
student loans             Although the master servicer is obligated to cause the
                          student loans to be serviced in accordance with the
                          terms of the transaction agreements, except with
                          respect to approximately 16.94% of the initial group
                          II student loans, by outstanding principal balance as
                          of the statistical cut-off date, that are serviced
                          directly by Key Bank USA, National Association, the
                          timing of payments will be directly affected by the
                          ability of the sub-servicers to adequately service the
                          student loans. In addition, you will be relying on
                          each of the sub-servicers' compliance with federal and
                          private program regulations, as applicable, to ensure
                          that the guarantors are obligated to maintain
                          guaranteed payments and that any reinsurance by the
                          Department of Education (with respect to the group I
                          notes) is maintained. If a sub-servicer defaults on
                          its obligations and is terminated, you will be relying
                          on the ability of the master servicer to find an
                          alternative sub-servicer to service the student loans
                          and you may suffer a delay in the timing of payments
                          until any transfer of servicing is completed or
                          effective.

Sub-servicers may make
it more difficult to
find a successor
master servicer           The master servicer or any successor master servicer
                          may only terminate a sub-servicer for cause or by
                          paying a deconversion fee. Moreover, a successor
                          master servicer is responsible for any breaches by the
                          sub-servicer of a subservicing agreement. As a result,
                          it may be more difficult to find a successor master
                          servicer than if the

                                      S-29

                          successor master servicer were able to terminate the
                          sub-servicer without the payment of a deconversion fee
                          or if the successor master servicer were not liable
                          for breaches by the sub-servicer. Any delay in finding
                          a successor master servicer may cause the market value
                          and liquidity of your notes to decline, and, with
                          respect to the group II insured notes, if the
                          securities insurer defaults, cause you to suffer a
                          loss on your investment.

Limited performance
history on unguaranteed
group II
student loans             Key Bank USA, National Association, has been
                          originating unguaranteed student loans only since
                          1995, and only a portion of these loans have been in
                          active repayment status for an extended period of
                          time. If you own any group II notes, you bear the
                          prepayment and yield risk that prepayments on the
                          unguaranteed group II student loans are faster or
                          slower than you anticipated. In addition, if you own
                          any class II-A-3 notes or class II-A-IO notes, or if
                          you own any group II insured notes and the securities
                          insurer defaults, you will also bear the risk that the
                          level of losses and delinquencies on the group II
                          student loans will exceed the other limited credit
                          enhancement of the financing structure available to
                          the group II notes.

Risk of default of
unguaranteed group II
student loans             The group II student loans are generally dischargeable
                          by a borrower in bankruptcy unless it is determined
                          that such student loan has been made under any program
                          funded in whole or in part by a governmental unit or
                          non-profit institution. If you own any class II-A-3
                          notes or class II-A-IO notes, or if you own any group
                          II insured notes and the securities insurer defaults,
                          you will bear any risk of loss resulting from the
                          default by any borrower of an unguaranteed student
                          loan to the extent the amount of the default is not
                          covered by the other limited credit enhancement of the
                          financing structure available to the group II notes.

Risk of default by
private guarantors on
the group II student
loans                     Currently, except for The Educational Resources
                          Institute, Inc. (also known as TERI), none of the
                          private guarantors has an investment grade credit
                          rating by any national statistical rating
                          organization. If a private guarantor defaults on its
                          guarantee obligations, and you own any class of group
                          II notes, you will rely solely on payments from the
                          related borrower for payments on the related

                                      S-30

                          private guaranteed loan. In these circumstances, if
                          you are a holder of any class II-A-3 notes or class
                          II-A-IO notes, or if you are a holder of any group II
                          insured notes and the securities insurer defaults, you
                          will bear the risk of loss resulting from the failure
                          of any borrower of a private guaranteed group II
                          student loan if the securities insurer defaults (with
                          respect to the group II insured notes only) or the
                          limited credit enhancement provided by the financing
                          structure available to the group II notes is
                          inadequate to cover such loss. Moreover, if a TERI
                          trigger event occurs, payments on the notes may be
                          accelerated and you will bear the risk of reinvestment
                          and any adverse effect on the weighted average life
                          and yield on your notes.

Risk of default on
rehabilitated group II
student loans             Approximately 3.01% of the initial group II student
                          loans, as of the statistical cut-off date, were at one
                          time in default but have since been rehabilitated. All
                          of these loans are 100% guaranteed by TERI. However,
                          there can be no assurance that these group II student
                          loans will not become delinquent again at some point
                          in the future. In the event that any of these group II
                          student loans defaults again, if you own any class
                          II-A-3 notes or class II-A-IO notes, or if you own any
                          group II insured notes and the securities insurer
                          defaults, and/or TERI defaults in its guarantee
                          obligations, you will suffer a loss. None of the
                          subsequent loans will be rehabilitated student loans.

Investors in the
subordinate notes are
subject to variability
of cash flows and face
greater risk of loss      Although interest on the group I and group II
                          subordinate notes generally will be paid prior to
                          principal on the related group of senior notes, if a
                          related subordinate note interest trigger is in effect
                          for a class of subordinate notes, interest on such
                          subordinate notes will be subordinated to the payment
                          of principal on the related group of senior notes. In
                          addition, principal on the group I and group II
                          subordinate notes, as applicable, will not begin to be
                          paid until the related stepdown date. Moreover, the
                          group I and group II subordinate notes, as applicable,
                          will not receive any payments of principal after the
                          stepdown date if a related subordinate note principal
                          trigger occurs and is continuing until the related
                          group of senior notes have been paid in full. Thus,
                          investors in the group I and group II subordinate
                          notes, as applicable, will bear losses on the group I
                          or group II student loans, as the case may be, prior

                                      S-31

                          to such losses being borne by holders of the related
                          senior notes. Investors in the subordinate notes will
                          also bear the risk of any adverse effects on the
                          anticipated yield and weighted average life of their
                          notes resulting from the variability in payments on
                          their subordinate notes.

The group I notes may
be adversely affected
by a high rate of
prepayments               In periods of low interest rates, borrowers of FFELP
                          loans have a tendency to consolidate their variable
                          rate FFELP loans, resulting in higher levels of
                          prepayments than anticipated. Prepayments may also
                          result from borrower defaults and from voluntary and
                          full or partial prepayments, among other things. The
                          interest rates on FFELP consolidation loans were
                          adjusted downward on July 1, 2003, making it more
                          attractive for borrowers to consolidate their
                          outstanding variable rate FFELP loans. The yield to
                          group I noteholders could be adversely affected if
                          holders of variable rate loans prepay or consolidate
                          their FFELP loans at greater levels than anticipated
                          and could result in a lower than anticipated yield to
                          maturity or a shorter than expected weighted average
                          life of certain classes of group I notes.

Payment priorities on
the notes change upon
certain events of
default                   Upon the occurrence of an event of default with
                          respect to a group of notes and the acceleration of
                          such group of notes, payment of the principal of and
                          interest on the related subordinate notes will be
                          fully subordinated to the payment in full of all
                          amounts due and payable on the related senior notes.
                          Following such acceleration, if available funds are
                          not sufficient to fully repay all of the notes in such
                          group (and, with respect to the class II-B notes, the
                          securities insurer does not make its required payments
                          under the group II insured notes guaranty insurance
                          policy), the holders of the related subordinate notes
                          will suffer a loss.

The failure to pay the
subordinate notes is
not an event of default   So long as group I or group II senior notes, as
                          applicable, are outstanding, the indenture provides
                          that there cannot be an event of default for the
                          failure to pay interest or principal on the related
                          subordinate notes. If amounts otherwise allocable to
                          the group I or group II subordinate notes are used to
                          fund payments of interest and/or principal, as
                          applicable, on the group I or group II senior notes,

                                      S-32

                          respectively (and, with respect to the class II-B
                          notes, the securities insurer does not make its
                          required payments under the group II insured notes
                          guaranty insurance policy), distributions on the
                          related subordinate notes may be delayed or reduced
                          and you may suffer a loss.

The holders of group I
senior notes have
certain controlling
rights                    Until the group I senior notes are no longer
                          outstanding, the group I senior noteholders will
                          control substantially all of the rights of the group I
                          subordinate noteholders. Without the consent of the
                          group I subordinate noteholders, a majority of the
                          group I senior noteholders may, among other things,
                          (1) decide whether or not to exercise the group I put
                          option, (2) declare or waive certain defaults by or
                          cause the removal of the master servicer with respect
                          to the group I student loans, (3) consent to the
                          entering into of certain supplemental indentures, (4)
                          upon the occurrence and continuation of an event of
                          default under the indenture with respect to the group
                          I notes: instruct the indenture trustee to declare the
                          principal of the group I notes to be immediately due
                          and payable or to subsequently rescind such
                          acceleration, instruct the indenture trustee
                          concerning any related proceedings or remedies, and
                          waive certain non-payment defaults affecting the group
                          I notes under the indenture, and (5) direct the trust
                          to terminate the group I interest rate swap in the
                          event of a swap counterparty default. After the group
                          I senior notes are paid in full, the group I
                          subordinate noteholders will then possess these voting
                          rights.

The securities insurer
has controlling rights
with respect to the
group II insured notes
and certain rights with
respect to the
indenture and the trust   For so long as no securities insurer default has
                          occurred and is continuing, the securities insurer
                          will be deemed to be treated as a 100% holder of the
                          group II insured notes, for which payments are insured
                          by the securities insurer, for purposes relating to
                          the exercise of rights under the indenture. As a
                          result, the securities insurer will have the right to
                          exercise all of the rights of the holders of the group
                          II insured notes set forth in the prospectus, which
                          (together with the rights held by the class II-A-3
                          noteholders) include the rights to (1) declare or
                          waive certain defaults by or cause the removal of the
                          master servicer with respect to the group II student
                          loans, (2) consent to the entering into of

                                      S-33

                          certain supplemental indentures, (3) consent to the
                          appointment of any successor master servicer with
                          respect to the group II student loans, and (4) upon
                          the occurrence and continuation of an event of default
                          under the indenture with respect to the group II
                          notes: instruct the indenture trustee to declare the
                          principal of the group II notes to be immediately due
                          and payable or to subsequently rescind such
                          acceleration, instruct the indenture trustee
                          concerning any related proceedings or remedies, and
                          waive certain non-payment defaults affecting the group
                          II notes under the indenture. In addition, until the
                          class II-A-1 and class II-A-2 notes are paid in full,
                          the securities insurer (unless a securities insurer
                          default has occurred and is continuing) will be able
                          to exercise control over decisions that otherwise
                          might require the consent of a specified percentage of
                          the holders of the class II-A-3 notes.

                          The holders of the class II-A-IO notes will not be
                          allocated any voting rights and will be subject to the
                          decisions made by the applicable controlling
                          noteholders.

                          Moreover, it is expected that soon after the issuance
                          of the notes, the class II-A-3 notes will be
                          repackaged in the secondary market and the securities
                          insurer will issue a policy for the benefit of the
                          purchasers of those securities. In this event, for so
                          long as the securities insurer has not defaulted on
                          the related policy and such policy is in full force
                          and effect, the securities insurer will possess all
                          voting rights otherwise exercisable by the holders of
                          the class II-A-3 notes.

                          In addition, without the consent of any noteholders,
                          including the group I noteholders, the securities
                          insurer shall have the right to remove the
                          administrator following an administrator default or
                          the trustee following a trustee default and will have
                          the right to consent to the appointment of any
                          successor trustee or administrator.

Ratings on your notes
only address payment of
principal by the final
maturity date             Each class of notes, other than the class II-A-IO
                          notes, is rated as to the receipt of principal on or
                          by the related final maturity date. Despite the
                          existence of the put options, there are no guarantees
                          that the put option relating to your notes will be
                          exercised on its related exercise date (either through
                          a decision by the related controlling parties not to
                          exercise the related put option, the inability of the
                          indenture

                                      S-34

                          trustee to exercise the put option because the fair
                          market value of the related student loans is
                          insufficient or a default by the put option provider).
                          In addition, in the event that the put option relating
                          to your group of notes is exercised, if the put option
                          provider defaults on its purchase obligations with
                          respect to such put option, there is no assurance that
                          the resulting auction sale will result in a bid at
                          least equal to the minimum purchase amount, in which
                          event the indenture trustee will not be permitted to
                          consummate a sale of the related group of student
                          loans. Finally, the master servicer may choose, at its
                          sole option, not to exercise its optional purchase
                          rights with respect to the financed student loans. If
                          any of these events occur, you may not receive a
                          return of principal on your notes as quickly as you
                          anticipated.

Master promissory note    For periods of enrollment beginning on or after July
                          1, 1999, a master promissory note may evidence any
                          student loan made to a borrower under the Federal
                          Family Education Loan Program. Under the master
                          promissory note, each borrower executes only one
                          promissory note with each lender. Subsequent student
                          loans from that lender are evidenced by a confirmation
                          sent to the student. Therefore, if a lender originates
                          multiple student loans to the same student, all the
                          student loans are evidenced by a single promissory
                          note.

                          Pursuant to the Higher Education Act of 1965, as
                          amended, each student loan made under a master
                          promissory note may be sold independently of any other
                          student loan note under the same master promissory
                          note and each such student loan is separately
                          enforceable on the basis of an original or copy of the
                          master promissory note. Also, a security interest in
                          such student loans may be perfected either through the
                          secured party taking possession of the original or a
                          copy of the master promissory note, or the filing of a
                          financing statement. Prior to the master promissory
                          note, each student loan made under the Federal Family
                          Education Loan Program was evidenced by a separate
                          note. Delivery of the original note was required to
                          effect a transfer or assignment.

                                      S-35

                          Certain of the initial financed student loans have
                          been originated under a master promissory note and it
                          is expected that serial loans or consolidation loans
                          purchased during the funding period will be originated
                          under a master promissory note. If through negligence
                          or otherwise the master servicer (or a sub-servicer on
                          its behalf) were to deliver a copy of the master
                          promissory note, in exchange for value, to a third
                          party that did not have knowledge of the indenture
                          trustee's lien, that third party may also claim an
                          interest in such student loan. Such third party's
                          interest may be prior to or on parity with the
                          interest of the indenture trustee.

Withdrawal or
downgrading of initial
ratings will adversely
affect the prices for
the notes                 The rating of the group I notes and the class II-A-3
                          and class II-A-IO notes will depend primarily on an
                          assessment by the rating agencies of the group I
                          student loans and the group II student loans,
                          respectively. Any subsequent downgrade in the
                          assessment of the credit quality of the group I
                          student loans or the group II student loans, as
                          applicable, may result in a reduction in the rating
                          initially assigned to the group I notes or the class
                          II-A-3 and class II-A-IO notes, as the case may be. In
                          addition, the rating agencies will take into account
                          the long term debt rating of the swap counterparty and
                          a reduction in the long term debt rating of the swap
                          counterparty may adversely impact the rating initially
                          assigned to the group I notes or the class II-A-3
                          notes, as the case may be.

                          The rating of the group II insured notes, will depend
                          primarily on an assessment of the financial strength
                          of the securities insurer and on an assessment by the
                          rating agencies of the group II student loans. Any
                          reduction in a rating assigned to the financial
                          strength of the securities insurer below the rating
                          initially given to the group II insured notes, may
                          result in a reduction in the rating of the group II
                          insured notes.

                          A security rating is not a recommendation to buy, sell
                          or hold securities. Similar ratings on different types
                          of securities do not necessarily mean the same thing.
                          We recommend that you analyze the significance of each
                          rating independently from any other rating. Any rating
                          agency may change its rating of the notes after the
                          notes are issued if that rating agency believes that
                          circumstances have

                                      S-36

                          changed. Any subsequent withdrawal or downgrading of a
                          rating will likely reduce the price that a subsequent
                          purchaser will be willing to pay for the applicable
                          notes. The ratings do not address the likelihood of
                          the ultimate payment to you of any interest in excess
                          of the student loan rate, including amounts required
                          to be paid by the cap provider.

                          None of the trust, the depositor, the seller, the
                          administrator, the master servicer, any sub-servicer,
                          the indenture trustee or the eligible lender trustee
                          is required to maintain the rating of any class of the
                          notes. Any downgrade in the ratings assigned to your
                          notes could result in a decline in the market value
                          and liquidity of your securities.

The notes are not
suitable investments
for all investors         The notes, and in particular the subordinate notes,
                          are not a suitable investment if you require a regular
                          or predictable schedule of payments or payment on any
                          specific date. The notes are complex investments that
                          should be considered only by investors who, either
                          alone or with their financial, tax and legal advisors,
                          have the expertise to analyze the prepayment,
                          reinvestment, default and market risk, the tax
                          consequences of an investment, and the interaction of
                          these factors.

                                      S-37

                             FORMATION OF THE TRUST

The Trust

     KeyCorp Student Loan Trust 2003-A (the "Trust") is a statutory trust formed under the laws of the State of Delaware pursuant to the Trust Agreement, dated as of July 24, 2003, as amended and restated by the Amended and Restated
Trust Agreement dated as of August 1, 2003 (as further amended and supplemented from time to time, the "Trust Agreement") between Key Consumer Receivables
LLC (the "Depositor"), Bank One, National Association, as trustee (the
"Eligible Lender Trustee") and Bank One Delaware, Inc., as Delaware trustee, for the transactions described in this Prospectus Supplement. A Certificate of
Trust forming the Trust was filed with the Delaware Secretary of State on July
24, 2003. The assets of the Trust will include certain graduate and undergraduate student loans (collectively "Student Loans"). Such Student
Loans will be acquired by the trust from the Depositor on or about August 14,
2003 (the "Closing Date") and from time to time thereafter (collectively, the
"Financed Student Loans"). The Financed Student Loans will be divided into two pools of student loans, the first group will consist of Financed Student
Loans that are reinsured by the United States Department of Education (the
"Department") (collectively, "Financed Federal Loans"), and the second group will consist of (i) Financed Student Loans that are not guaranteed by any party nor reinsured by the Department (collectively "Non-Guaranteed Private
Loans") and (ii) Financed Student Loans that are not reinsured by the
Department or any other government agency but are guaranteed by a private guarantor (collectively, "Guaranteed Private Loans" and together with the
Non-Guaranteed Private Loans, the "Financed Private Loans"). All Financed
Student Loans that are part of the first group described above are referred to as the "Group I Student Loans" and all Financed Student Loans that are part of the second group described above are referred to as the "Group II Student
Loans." As set forth under "Description of the Securities--The Notes" the
Group I Notes will be entitled to receive payments of interest and principal from the cashflow on the Group I Student Loans and except for limited cross-collateralization, the Group I Notes will not be entitled to any cashflow from the Group II Student Loans; likewise, the Group II Notes, other than the
Class II-A-IO Notes, will be entitled to receive payments of interest and principal, and the Class II-A-IO Notes will be entitled to payments of interest, from the cashflow on the Group II Student Loans, and except for limited cross-collateralization, the Group II Notes will not be entitled to any cashflow from the Group I Student Loans.

     The Trust will not engage in any activity other than:

     .    acquiring, holding and managing the Financed Student Loans and the other assets of the Trust and proceeds therefrom;

     .    issuing the Notes and Certificates;

     .    making payments thereon;

     .    entering into and performing its obligations under the Group I
          Interest Rate Swap, the Basis Risk Caps, the Put Options, the Group II
          Cap Agreement and the Insurance Agreement; and

     .    engaging in other activities that are related to the activities listed above.

                                      S-38

     The Trust will be initially capitalized with equity of approximately
$23,133,700 representing the amount deposited by the Depositor into the two reserve accounts on the Closing Date, each to be held in the name of the
Indenture Trustee, the first account with respect to the Group I Notes (the
"Group I Reserve Account") and the second with respect to the Group II Notes
(the "Group II Reserve Account" and together with the Group I Reserve
Account, the "Reserve Accounts"), in the amounts of approximately $1,028,750 and $22,104,950 respectively, (the "Reserve Accounts Initial Deposits"). The net proceeds from the sale of the Notes will be used by the Eligible Lender
Trustee to purchase on behalf of the Trust the Initial Financed Student Loans from the Depositor pursuant to the Sale and Servicing Agreement dated as of
August 1, 2003 among the Trust, the Depositor, the Administrator, the Master
Servicer and the Eligible Lender Trustee (the "Sale and Servicing
Agreement"), to fund the deposit of approximately $88,000,000 with respect to the Group I Notes (the "Group I Pre-Funded Amount"), and $68,000,000 with respect to the Group II Notes (the "Group II Pre-Funded Amount" and together with the Group I Pre-Funded Amount, the "Pre-Funded Amounts") into two accounts to be maintained by the Indenture Trustee, the first with respect to the Group I Notes (the "Group I Pre-Funding Account") and the second with respect to the Group II Notes (the "Group II Pre-Funding Account" and
together with the Group I Pre-Funding Account, the "Pre-Funding Accounts").
Each Pre-Funding Account will have two separate sub-accounts. Approximately
$58,000,000 of the Group I Pre-Funded Amount will be allocated to the related first sub-account (the "Group I Subsequent Loan Sub-Account") to be used exclusively for the purchase of additional Financed Federal Loans (the "Group I
Subsequent Student Loans"), and approximately $53,000,000 of the Group II
Pre-Funded Amount will be allocated to the related first sub-account (the "Group
II Subsequent Loan Sub-Account" and collectively with the Group I Subsequent
Loan Sub-Account, the "Subsequent Loan Sub-Accounts") to be used exclusively for the purchase of additional Financed Private Loans (the "Group II Subsequent
Student Loans" and together with the Group I Subsequent Student Loans, the
"Subsequent Student Loans").

     Upon the consummation of such transactions, the property of the Trust will consist of

     (a)  two separate pools of Financed Student Loans, legal title to which is held by the Eligible Lender Trustee on behalf of the Trust,

     (b)  all funds collected in respect thereof on or after the Cutoff Date,

     (c)  all Guarantee Agreements and other relevant rights under certain collateral agreements with respect to the Guaranteed Private Loans, to the extent guaranteed or insured by third parties, and assigned to the
          Trust by the Depositor (the "Assigned Rights"),

     (d)  all moneys and investments on deposit, from time to time, in an account in the name of the Indenture Trustee and maintained by the
          Administrator, referred to as the Collection Account (the "Collection
          Account"), which will consist of two sub-accounts, one for the
          Group I Student Loans (the "Group I Collection Sub-Account") and
          the other for the Group II Student Loans (the "Group II Collection
          Sub-Account"), and which on the Closing Date will have at least
          $3,281,972 and $4,980,083, respectively, on deposit therein, the two
          Pre-Funding Accounts, two accounts in the name of the Indenture
          Trustee, the first relating to the Group I

                                      S-39

          Student Loans (the "Group I Escrow Account") and the second relating to the Group II Student Loans (the "Group II Escrow
          Account" and together with the Group I Escrow Account, the "Escrow
          Accounts") and the two Reserve Accounts, and

     (e)  the Group I Interest Rate Swap, the Group II Cap Agreement, the Basis
          Risk Caps, the Put Options and rights of the Trust under the Insurance
          Agreement, each as described below.

     On the Closing Date, portions of the net proceeds from the sale of the
Initial Financed Student Loans will be paid to: (i) Key Bank USA, National
Association (in such capacity, the "Swap Counterparty") in consideration for the Swap Counterparty entering into an interest rate swap agreement with the
Trust with respect to the Group I Student Loans (the "Group I Interest Rate
Swap") for the benefit of the holders of the Group I Notes; (ii) Key Bank
USA, National Association (in such capacity, the "Cap Provider") in consideration for the Cap Provider entering into the two basis risk cap agreements with the Trust, one with respect to the Group I Student Loans (the
"Group I Basis Risk Cap") for the benefit of the holders of the Group I
Notes, and the other with respect to the Group II Student Loans (the "Group II
Basis Risk Cap" and together with the Group I Basis Risk Cap, the "Basis Risk
Caps") for the benefit of the holders of the Group II Notes, except for the
Class II-A-IO Notes; (iii) an eligible cap counterparty (the "Cap
Counterparty") in consideration for the Cap Counterparty entering into an interest rate cap agreement (the "Group II Cap Agreement") for the benefit of the holders of the applicable Group II Notes; and (iv) KeyBank National
Association (in such capacity, the "Put Option Provider") in consideration for the Put Option Provider entering into the two put option agreements with the
Trust, one with respect to the Group I Student Loans (the "Group I Put
Option") for the benefit of the holders of the Group I Notes, and the other with respect to the Group II Student Loans (the "Group II Put Option" and
together with the Group I Put Option, the "Put Options") for the benefit of the holders of the Group II Notes.

     On the Closing Date, a portion of the net proceeds from the sale of the
Initial Financed Student Loans also will be paid to MBIA Insurance Corporation
(the "Securities Insurer") in payment for the issuance of the Note Guaranty
Insurance Policy (the "Group II Insured Notes Guaranty Insurance Policy") for
the benefit of the Class II-A-1 Notes, the Class II-A-2 Notes and the Class II-B
Notes (the "Group II Insured Notes").

     To facilitate servicing and to minimize administrative burden and expense, the Master Servicer will be appointed by the Eligible Lender Trustee as the custodian, and the Master Servicer will then appoint the Sub-Servicers as the custodians on behalf of the Indenture Trustee and Trust, of the promissory notes representing the Financed Student Loans that each services on behalf of the
Master Servicer. For those loans that the Master Servicer is servicing directly,
Deutsche Bank National Trust Company will be appointed as custodian, on behalf of the Indenture Trustee and Trust, of the related promissory notes and other items in the related student loan file.

     "Initial Financed Student Loans" means the Student Loans identified as such in the Sale and Servicing Agreement and transferred by the Depositor to the
Trust as of the Closing Date. Initial Financed Student Loans that are Group I
Student Loans are referred to herein as "Group I

                                      S-40

Initial Financed Student Loans" having an aggregate principal balance of approximately $313,063,516.97 as of the Statistical Cutoff Date; and Initial
Financed Student Loans that are Group II Student Loans are referred to herein as
"Group II Initial Financed Student Loans" having an aggregate principal balance of approximately $555,387,556.27 as of the Statistical Cutoff Date.

     Unless otherwise specified, all information with respect to the Initial
Financed Student Loans is presented herein as of July 1, 2003 (the "Statistical
Cutoff Date").

Eligible Lender Trustee

     Bank One, National Association is the Eligible Lender Trustee for the Trust
under the Trust Agreement pursuant to which the Eligible Lender Trustee acts as holder of legal title to the Financed Student Loans on behalf of the Trust. The principal offices of Bank One, National Association are located at 1 Bank One
Plaza, Suite IL1-0480, Chicago, Illinois 60607 and its New York offices are located at 55 Water Street, 1st Floor, New York, New York 10041.

     The Eligible Lender Trustee will acquire on behalf of the Trust legal title to all the Financed Student Loans acquired from time to time pursuant to the
Sale and Servicing Agreement. The Eligible Lender Trustee on behalf of the Trust will enter into a guarantee agreement or comparable arrangement with each of the
Guarantors (including assignments of rights under surety bonds issued by HICA)
with respect to the Financed Student Loans that are guaranteed or insured (each a "Guarantee Agreement" and collectively, the "Guarantee Agreements"). The
Eligible Lender Trustee qualifies as an eligible lender and owner of all Student
Loans that are reinsured by the Department (the "Federal Loans") and all student loans that are not reinsured by the Department, whether or not guaranteed by a private guarantor (the "Private Loans") for all purposes under the Higher Education Act of 1965 (the "Higher Education Act") and the
Guarantee Agreements. Failure of the Financed Federal Loans to be owned by an eligible lender would result in the loss of any Guarantee Payments (as defined in the Prospectus) from any of American Student Assistance ("ASA"),
California Student Aid Commission ("CSAC"), Colorado Student Loan Program
("CSLP"), Connecticut Student Loan Foundation ("CSLF"), Educational Credit
Management Corporation ("ECMC"), Great Lakes Higher Education Guaranty
Corporation ("GLHEGC"), Illinois Student Assistance Commission ("ISAC"),
Kentucky Higher Education Assistance Authority ("KHEAA"), Michigan Higher
Education Assistance Agency ("MHEAA"), Nebraska Student Loan Program
("NSLP"), New York State Higher Education Services Corporation ("NYHESC"),
Oregon Student Assistance Commission ("OSAC"), Pennsylvania Higher Education
Assistance Agency ("PHEAA"), Tennessee Student Assistance Corporation
("TSAC"), Texas Guaranteed Student Loan Corporation ("TGSLC") or United
Student Aid Funds, Inc. ("USAF"), (collectively, the "Federal Guarantors")
and any Federal Assistance (as defined in the Prospectus) with respect to such Financed Federal Loans. See "The Financed Student Loan Pools--Insurance of
Student Loans; Guarantors of Student Loans" herein.

     The Eligible Lender Trustee's liability in connection with the issuance and sale of the Floating Rate Class I-A-1 Asset Backed Notes (the "Class I-A-1
Notes"), the Floating Rate Class I-A-2 Asset Backed Notes (the "Class I-A-2
Notes" and together with the Class I-A-1 Notes, the "Group I Senior
Notes"), the Floating Rate Class I-B Asset Backed Notes (the "Class I-B
Notes"

                                      S-41

or the "Group I Subordinate Notes" and together with the Group I Senior
Notes, the "Group I Notes"), the Floating Rate Class II-A-1 Asset Backed
Notes (the "Class II-A-1 Notes"), the Floating Rate Class II-A-2 Asset Backed
Notes (the "Class II-A-2 Notes"), the Floating Rate Class II-A-3 Asset Backed
Notes (the "Class II-A-3 Notes"), the 0.125% Class II-A-IO Asset Backed Notes
(the "Class II-A-IO Notes" and together with the Class II-A-1 Notes, the
Class II-A-2 Notes and the Class II-A-3 Notes, the "Group II Senior Notes")
and the Floating Rate Class II-B Asset Backed Notes (the "Class II-B Notes"
or the "Group II Subordinate Notes" and together with the Group II Senior
Notes, the "Group II Notes" and together with the Group I Notes, the
"Notes"), and the issuance of a single class of certificates (the
"Certificates" and together with the Notes, the "Securities") is limited solely to the express obligations of the Eligible Lender Trustee set forth in the Trust Agreement and the Sale and Servicing Agreement. See "Description of
the Securities" and "Description of the Transfer and Servicing Agreements"
herein. Key Bank USA, National Association and its affiliates plan to maintain normal commercial banking relations with the Eligible Lender Trustee.

                                 USE OF PROCEEDS

     After making the deposit of the Pre-Funded Amounts to each of the related
Pre-Funding Accounts, the balance of the net proceeds from the sale of the
Notes, less the fees paid to the Swap Counterparty, the Cap Provider, the Cap
Counterparty and the Put Option Provider, and certain amounts paid to the
Securities Insurer to acquire the Group II Insured Notes Guaranty Insurance
Policy, will be paid by the Trust to the Depositor in consideration for the purchase by the Trust of the Initial Financed Student Loans on the Closing Date.
The Depositor will use such proceeds paid to it, plus amounts received from Key
Bank USA, National Association as a capital contribution, (x) to pay the Seller for the Initial Financed Student Loans purchased by the Depositor, (y) to make the Reserve Accounts Initial Deposits, and (z) to make an initial deposit into each sub-account of the Collection Account (the "Closing Date Deposit").

                    THE MASTER SERVICER AND THE SUB-SERVICERS

Key Bank USA, National Association

     Key Bank USA, National Association ("KBUSA"), in its capacity as Master
Servicer under the Sale and Servicing Agreement (the "Master Servicer"), will be responsible for master servicing the Financed Student Loans. The Master
Servicer will arrange for and oversee the performance by PHEAA and GLELSI
(collectively the "Sub-Servicers" and each a "Sub-Servicer") of their respective servicing obligations with respect to the Financed Student Loans that are not Key CareerLoans. The Master Servicer will service the Financed Student
Loans that are Key CareerLoans. The Master Servicer will be entitled to receive the Master Servicing Fee, but will in turn be solely responsible for all compensation due to the Sub-Servicers for the performance of their respective obligations pursuant to the related Sub-Servicing Agreements.

     KBUSA is a national banking association and a wholly owned subsidiary of
KeyCorp. KBUSA is engaged in consumer loan activities nationally, including, automobile lending, home equity financing of both first- and second-home mortgages, education lending, and marine and recreational vehicle financing. As of March 31, 2003, KBUSA's Education Loan Servicing Center in Boston,
Massachusetts was servicing approximately 44,082 student and parental

                                      S-42

accounts with an outstanding balance of $425,159,996 for itself and three other lenders nationwide. As of March 31, 2003, KBUSA had total assets of approximately $9.13 billion, total liabilities of approximately $8.14 billion and approximately $988.04 million in stockholders' equity. The principal executive offices of KBUSA are located at Key Center, 127 Public Square,
Cleveland, Ohio 44114 and its telephone number is (216) 689-6300.

Pennsylvania Higher Education Assistance Agency

     PHEAA is a body corporate and politic constituting a public corporation and government instrumentality created pursuant to an act of the Pennsylvania
Legislature. Under its enabling legislation, PHEAA is authorized to issue bonds or notes, with the approval of the Governor of the Commonwealth of Pennsylvania for the purpose of purchasing, making, or guaranteeing loans. Its enabling legislation also authorizes PHEAA to undertake the origination and servicing of loans made by PHEAA and others. PHEAA's headquarters are located in Harrisburg,
Pennsylvania with regional offices located throughout Pennsylvania and additional offices located in California, Delaware and West Virginia. As of
March 31, 2003 it had approximately 2,000 employees.

     PHEAA has been guaranteeing student loans since 1964 and has guaranteed a total of approximately $28.3 billion principal amount of Stafford Loans (as defined in the Prospectus) and approximately $3.3 billion principal amount of
Parent Loans for Undergraduate Students ("PLUS Loans") and SLS Loans (as
defined in the Prospectus) and $10.0 billion consolidation loans under the
Higher Education Act. In addition to guaranteeing loans under the Higher
Education Act, PHEAA also operates certain guarantee programs for which it receives no federal reinsurance. PHEAA has outstanding guarantee obligations of such loans in the amount of approximately $20.5 billion including consolidation loans as of March 31, 2003.

     Pursuant to two Sub-Servicing Agreements with the Master Servicer, PHEAA has agreed to service, and perform all other related tasks with respect to, certain of the Financed Student Loans. PHEAA is required to perform all services and duties customary to the servicing of such Financed Student Loans in compliance with all applicable standards and procedures. See "Description of the
Transfer and Servicing Agreements--Servicing Procedures."

     The above information relating to PHEAA has been obtained from PHEAA and neither KBUSA nor the Underwriters have conducted any independent verification of such information. PHEAA has agreed that it will provide a copy of its most recent audited financial statements to holders of Notes and Certificates
(collectively, "Securityholders") upon receipt of a written request directed to Mr. Tim Guenther, Chief Financial Officer, Financial Management, 1200 North
Seventh Street, Harrisburg, Pennsylvania 17102.

Great Lakes Educational Loan Services, Inc.

     General. Great Lakes Educational Loan Services, Inc. ("GLELSI") is a
wholly owned subsidiary of Great Lakes Higher Education Corporation ("GLHEC")
a Wisconsin nonstock, nonprofit corporation. The primary operations center for
GLHEC and its affiliates (including GLHEGC and GLELSI) is in Madison, Wisconsin, which includes the data processing center and operational staff offices for both guarantee support services provided by GLELSI to GLHEC

                                      S-43

and affiliates and third-party guaranty agencies and lender servicing and origination functions. GLHEC and affiliates also maintain regional offices in
Columbus, Ohio and St. Paul, Minnesota and customer support staff located nationally.

     As of June 30, 2003, GLELSI serviced 1,272,835 student and parental accounts with an outstanding balance of $14.6 billion for over 1,200 lenders nationwide. As of June 30, 2003, 64% of the portfolio serviced by GLELSI was in repayment status, 7% was in grace status and the remaining 29% was in interim status.

     Pursuant to two Sub-Servicing Agreements with the Master Servicer, GLELSI has agreed to service, and perform all other related tasks with respect to, certain of the Financed Student Loans. GLELSI is required to perform all services and duties customary to the servicing of such Financed Student Loans in compliance with all applicable standards and procedures. See "Description of the
Transfer and Servicing Agreements--Servicing Procedures."

     The above information relating to GLELSI has been obtained from GLELSI and none of the Depositor, KBUSA nor the Underwriters have conducted any independent verification of such information. GLELSI will provide a copy of GLHEC's most recent consolidated financial statements on receipt of a written request directed to 2401 International Lane, Madison, Wisconsin 53704, Attention: Chief
Financial Officer.

Services and Fees of Master Servicer and the Sub-Servicers

     Pursuant to the Sale and Servicing Agreement, KBUSA will act as Master
Servicer with respect to all the Financed Student Loans acquired by the Eligible
Lender Trustee on behalf of the Trust, and will enter into one or more sub-servicing agreements (each a "Sub-Servicing Agreement") with each of
PHEAA and GLELSI with respect to all such Financial Student Loans except for those that are Key CareerLoans, which KBUSA will service directly. As of the
Closing Date, each Sub-Servicer will sub-service Group I and Group II Student
Loans. The Securities Insurer will have the right to approve the appointment of any additional or replacement Sub-Servicers with respect to the Group II Student
Loans not agreed upon as being acceptable on the Closing Date. In accordance with the Sub-Servicing Agreements, each Sub-Servicer will service and perform all related tasks with respect to the Financed Student Loans on behalf of the
Master Servicer and the Trust. The Trust will be an intended third-party beneficiary of each Sub-Servicing Agreement. With respect to the Financed
Student Loans it is servicing for the Master Servicer and the Trust, each
Sub-Servicer is required to perform the services and duties customary to the servicing of Student Loans it is required to service with reasonable care and to do so in the same manner as such Sub-Servicer has serviced Student Loans on behalf of the Seller or the Master Servicer, as applicable, and otherwise in compliance with all applicable standards and procedures. In addition, each
Sub-Servicer is required to maintain its eligibility as a third-party servicer, to the extent applicable, under the Higher Education Act. See "Description of the Transfer and Servicing Agreements--Servicing Procedures" herein.

     In consideration for performing its obligations under the Sale and
Servicing Agreement, the Master Servicer will receive a monthly fee payable by the Trust on or about the twenty-fifth day of each month (the "Monthly Servicing
Payment Date") equal to 0.50% on an annualized

                                      S-44

basis (the "Master Servicing Fee Percentage") of the Pool Balance of each of the Group I Student Loans and the Group II Student Loans as of the last day of the preceding calendar month together with late fees, administrative fees and similar charges. In consideration for the Master Servicing Fee, the Master
Servicer will be solely responsible for the fees due to the Sub-Servicers pursuant to the terms of the related Sub-Servicing Agreements except under certain limited circumstances following an auction sale as described under
"Description of Transfer and Servicing Agreements--Termination" herein. See
"Description of Transfer and Servicing Agreements--Master Servicing
Compensation" herein.

                                  THE DEPOSITOR

     Key Consumer Receivables LLC (the "Depositor"), a Delaware limited liability company, was formed pursuant to the terms of the Limited Liability
Company Declaration (the "LLC Agreement"), dated November 22, 2000, entered into by KBUSA as its sole equity member. The Depositor is a special-purpose
"bankruptcy remote" entity formed to purchase student loans from KBUSA and its affiliates, and to form trusts that will issue asset-backed securities. The principal executive offices of the Depositor are located at Key Center, 127
Public Square, Cleveland, Ohio 44114 and its telephone number is (216) 828-8122.
The Depositor will acquire the Financed Student Loans from KBUSA pursuant to a student loan transfer agreement, dated as of August 1, 2003, between the
Depositor and KBUSA (the "Student Loan Transfer Agreement"). The Depositor
will sell the Financed Student Loans to the Trust pursuant to the terms of the
Sale and Servicing Agreement. See "Description of Transfer and Servicing
Agreements" herein.

                         THE FINANCED STUDENT LOAN POOLS

General

     The pool of Financed Student Loans will include the Initial Financed
Student Loans purchased by the Eligible Lender Trustee on behalf of the Trust as of the Cutoff Date, and the Subsequent Student Loans and any Additional Student
Loans purchased by the Eligible Lender Trustee on behalf of the Trust from the
Depositor, each as of the applicable Subsequent Cutoff Dates.

     The "Cutoff Date" for the Initial Financed Student Loans is August 1,
2003. Consequently, the Trust will be entitled to collections on and proceeds of the Initial Financed Student Loans on and after August 1, 2003. All percentages shown below are based on the outstanding principal balances of the related
Financed Student Loans as of the Statistical Cutoff Date.

     On the Closing Date, PHEAA will sub-service approximately 79.33% of the
Group I Initial Financed Student Loans with an aggregate Group I Initial
Financed Student Loan Balance of approximately $248,360,031.93, and approximately 34.98% of the Group II Initial Financed Student Loans with an aggregate Group II Initial Financed Student Loan Balance of approximately
$194,281,843.63. On the Closing Date, GLELSI will sub-service approximately
20.67% of the Group I Initial Financed Student Loans with an aggregate Group I
Initial Financed Student Loan Balance of approximately $64,703,485.04, and approximately 48.08% of the

                                      S-45

Group II Initial Financed Student Loans with an aggregate Group II Initial
Financed Student Loan Balance of approximately $267,012,996.01. The remainder of the Group II Initial Financed Student Loans (approximately 16.94% of all Group
II Initial Financed Student Loans), will be serviced directly by the Master
Servicer.

     Certain of the Group II Initial Financed Student Loans were purchased by
KBUSA during June 2000 from Fleet National Bank ("Fleet"), pursuant to a
Forward Commitment Student Loan Purchase and Sale Agreement (the "Fleet Sale
Agreement"), dated as of May 2, 2000, between Fleet and KBUSA (the "Fleet
Loans"). All of the Fleet Loans are Group II Student Loans and are all
Guaranteed Private Loans that are guaranteed by TERI. The Fleet Loans have, as of the Statistical Cutoff Date, the characteristics described below under
"--Characteristics of the Fleet Loans."

     Certain of the Group I and Group II Initial Financed Student Loans were purchased by KBUSA from the Access Group, pursuant to a Loan Purchase and Sale
Agreement (the "Access Group Sale Agreement"), dated as of August 1, 1999, between the Access Group and KBUSA (the "Access Group Loans"). The Access
Group Loans have, as of the Statistical Cutoff Date, the characteristics described below under "--Characteristics of the Access Group Loans."

     In addition, certain of the Group II Initial Financed Student Loans that are 100% guaranteed by TERI were at one time in default but are now current in payment of interest and principal and have made at least three consecutive monthly payments in full (collectively referred to as the "Rehabilitated Student
Loans"). See "--Rehabilitated Student Loans" below.

     In addition to the Subsequent Student Loans, the Trust may acquire with certain funds on deposit in the related second sub-account of each of the Group
I and Group II Pre-Funding Accounts (referred to as the "Group I Other Student
Loan Pre-Funding Sub-Account" and the "Group II Other Student Loan
Pre-Funding Sub-Account," respectively, and collectively the "Other Student
Loan Pre-Funding Sub-Accounts") certain other Student Loans that are either
Serial Loans or Consolidation Loans (collectively, the "Other Student
Loans"). Other Student Loans may be acquired by the Trust any time prior to the end of the Funding Period. The term "Additional Student Loans" refers collectively to the Subsequent Student Loans, Other Student Loans and Fee
Advances (as defined in the Prospectus). Additional Student Loans may be either
Group I or Group II Student Loans.

     The Financed Student Loans will be purchased by the Depositor from KBUSA
(the "Seller") pursuant to the Student Loan Transfer Agreement. KBUSA either originated the Financed Student Loans or purchased them from Fleet, the Access
Group or other third-party lenders. All of the Financed Student Loans will be selected from the Seller's existing portfolios of originated and purchased
Student Loans and in each case will have certain characteristics, including, as of the Statistical Cutoff Date or the applicable Subsequent Cutoff Date, as the case may be, the following:

     1.   Each Financed Student Loan

          (a)  was originated in the United States or its territories or possessions, either by KBUSA under and in accordance with the
               Programs (as defined in the

                                      S-46

               Prospectus), by Fleet (as more fully described below under
               "--Characteristics of the Fleet Loans"), or by the Access Group
               (as more fully described below under "--Characteristics of the
               Access Group Loans) (including, in the case of borrowers of
               Financed Federal Loans, a financial need analysis and, in the case of borrowers of Financed Private Loans, a creditworthiness evaluation) to a borrower who (or with respect to PLUS Loans, to a parent of a student who), with respect to the Initial
               Financed Student Loans and the Subsequent Student Loans, (i) with respect to undergraduate loans, has graduated, completed a certificate program or otherwise left an undergraduate
               institution or is expected to graduate or otherwise leave an undergraduate institution by March 31, 2004, and (ii) with respect to graduate loans, has graduated or otherwise left graduate school or is expected to graduate or otherwise leave graduate school by March 31, 2004,

          (b)  contains terms in accordance with those required by the Programs, the applicable Guarantee Agreements and other applicable
               requirements, and

          (c)  with respect to the Initial Financed Student Loans, is not more than 180 days past due as of the Cutoff Date or, with respect to the Subsequent Student Loans or Other Student Loans not more than
               90 days past due as of the applicable Subsequent Cutoff Date, as the case may be.

     2.   As of the Statistical Cutoff Date, no Initial Financed Student Loan
          had a borrower who was noted in the related records of the Master
          Servicer, Fleet, the Access Group, or a Sub-Servicer as being currently involved in a bankruptcy proceeding or deceased since the date the Trust was created.

     3.   No Initial Financed Student Loan as of the Statistical Cutoff Date
          consists of a Student Loan that was subject to a Seller's prior obligation to sell such loan to a third party.

     4.   No selection procedures believed by a Seller to be adverse to the
          Securityholders were used or will be used in selecting the Financed
          Student Loans.

     5.   Except for the Rehabilitated Loans (which represent approximately
          3.01% of the Group II Initial Financed Student Loans as of the
          Statistical Cutoff Date) the Financed Student Loans do not and will not include any non-prime or sub-prime Student Loans. Non-prime or sub-prime Student Loans are Student Loans originated to individuals who have previously defaulted on their Student Loans. See
          "--Rehabilitated Student Loans" below.

     6.   As of the Statistical Cutoff Date, none of the Initial Financed
          Student Loans are non-performing Student Loans. Non-performing Student
          Loans are Student Loans which are in default and a Seller expects to write-off as a loss.

     7.   No Subsequent Student Loan will be a Rehabilitated Student Loan.

                                      S-47

     Each of the Financed Student Loans provides or will provide for the amortization of the outstanding principal balance of such Financed Student Loan over a series of regular payments. Each regular payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of such Financed Student Loan multiplied by the applicable interest rate and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received in respect of such Financed Student Loan, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if a borrower pays a regular installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if a borrower pays a monthly installment after its scheduled due date, a late fee will be assessed where applicable and the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, subject to any applicable Deferral Periods (as defined in the Prospectus) or
Forbearance Periods (as defined in the Prospectus), the borrower pays a regular installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance of and any accrued but unpaid interest on such Financed Student Loan.

     Approximately 96.19% of the Group I Initial Financed Student Loans (the
"Commercial Paper Rate Loans"), with an aggregate unpaid principal balance as of the Statistical Cutoff Date of approximately $301,146,375.54, bear interest at the Commercial Paper Rate. The "Commercial Paper Rate" is the 90-day AA
Financial Commercial Paper rate posted in the Federal Reserve Release entitled
"Commercial Paper Rates and Outstandings" (converted, if necessary, from a discount basis to a bond equivalent yield).

     Approximately 0.70% of the Group II Initial Financed Student Loans (the
"Prime Rate Loans"), with an aggregate unpaid principal balance as of the
Statistical Cutoff Date of approximately $3,860,408.33, bear interest at the
Prime Rate. The "Prime Rate" is defined in each related borrower's note as the rate published as the Prime Rate in The Wall Street Journal in its Money
Rates section, or if more than one Prime Rate is published by The Wall Street
Journal, the highest such rate is used, and interest on each Prime Rate Loan is calculated for each calendar month using the Prime Rate for the last business day of the prior calendar month.

     The Additional Student Loans to be conveyed to the Eligible Lender Trustee on behalf of the Trust during the Funding Period are required to consist of the
Subsequent Student Loans, the Other Student Loans or Fee Advances (as defined in the Prospectus), in each case originated by KBUSA in accordance with the
Programs (or with respect to Subsequent Student Loans, also by Fleet, Access or other third party lenders) and other applicable requirements. Subsequent Student
Loans may consist of Consolidation Loans, Serial Loans or Student Loans made to borrowers that are not part of the pool of Initial Financed Student Loans. The
Other Student Loans and Fee Advances must be made to a borrower who has, immediately prior to the date of any such conveyance, outstanding Student Loans that are part of the pool of Financed Student Loans. Each such Additional
Student Loan is otherwise required to comply with the criteria set

                                      S-48

forth above. See "Description of the Transfer and Servicing
Agreements--Additional Fundings" herein.

     The Seller expects that, generally, the Subsequent Student Loans will have characteristics similar to the Initial Financed Student Loans; however, except for the criteria described in the preceding paragraphs there will be no required characteristics of the Additional Student Loans; provided, however, that no
Additional Loan will have a term to maturity in excess of 30 years at the time of its sale to the Trust and not more than $28,000,000 aggregate principal amount of Additional Student Loans, as of the related Subsequent Transfer Dates, will be guaranteed by TERI. Therefore, following the transfer of Additional
Student Loans to the Eligible Lender Trustee on behalf of the Trust, the aggregate characteristics of the entire pool of Group I Student Loans and/or
Group II Student Loans, as applicable, including the composition of the Group I and Group II Student Loans, the distribution by weighted average interest rate and the distribution by principal amount described in the following tables, may vary significantly from those of the Group I and Group II Initial Financed
Student Loans, as applicable, as of the Statistical Cutoff Date. In addition, the distribution by weighted average interest rate applicable to the Group I and/or Group II Student Loans on any date following the Statistical Cutoff Date may vary significantly from that set forth in the following tables as a result of variations in the effective rates of interest applicable to the related
Financed Student Loans. Moreover, the remaining term to maturity of the Group I and/or Group II Initial Financed Student Loans as of the Statistical Cutoff Date
may vary significantly from the actual term to maturity of any of the Group I and/or Group II Initial Financed Student Loans as a result of the granting of
Deferral Periods and Forbearance Periods with respect thereto.

     For a description of the Financed Student Loans originated by KBUSA see
"The Student Loan Financing Business" in the Prospectus and the following description of Key CareerLoans.

Characteristics of the Key CareerLoans/(R)/

     Approximately 16.94% of the Group II Initial Financed Student Loans, with an aggregate unpaid principal balance as of the Statistical Cutoff Date of approximately $94,092,716.63, are loans that were originated by KBUSA under its
Key CareerLoan Program. Loans originated under this program ("Key
CareerLoans") provide financing for students enrolled part-time (including less than half-time) and full-time in undergraduate, graduate, evening, weekend, distance learning, certificate, continuing education, information technology or other approved specialized technical training programs. The student must be the listed as the applicant on a Key CareerLoan application, and may apply with or without a co-applicant. The Key CareerLoan Program was introduced to students in
1997 and all Key CareerLoans, including the related Group II Financed Student
Loans, are currently serviced directly by KBUSA at its Boston, Massachusetts facility. As of June 30, 2003, KBUSA had originated approximately $198,000,000 million of Key CareerLoans. Key CareerLoans are not guaranteed by any federal or private guarantor, or by any other party or governmental agency and therefore all Key CareerLoans that are included in the Trust are Unguaranteed Private
Loans.

     (1)  Eligibility Requirements. In order to qualify for a Key CareerLoan, the borrower must meet the following eligibility requirements:

                                      S-49

       .  Both applicant and co-applicant (if applicable) must be a U.S.
          citizen, national, permanent resident or eligible non-citizen possessing an original I-151, I-551 or I-94 INS card.

       .  Must meet the following credit criteria:

          (a)  No account has been 90 or more days delinquent in the past two years.

          (b)  No record of bankruptcy, foreclosure, repossession, skips or wages garnishment.

          (c)  No record of unpaid collections, charged-off accounts or written-off accounts.

          (d)  No record of an open judgment or suit, unsatisfied tax lien, unpaid prior education loan default or other negative public record items in the past seven years.

          (e)  Applicant can be approved without co-applicant if the applicant meets credit criteria, has acceptable credit bureau score and sufficient credit history.

          (f)  If applicant does not meet the criteria, applicant will be declined.

          (g)  A co-applicant will not overcome a negative credit history on the part of the applicant.

          (h)  Co-applicant, if any, must pass the credit review process that considers the above criteria.

          (i)  The credit bureau score requirements apply to both applicant and co-applicant.

          A creditworthy co-applicant may be required if the borrower has insufficient credit history. If a co-applicant is required, the co-applicant must also be a U.S. citizen, national or permanent resident and meet minimum credit criteria. The co-applicant may be any creditworthy person, and need not be the borrower's parent, guardian, or other relative.

     (2)  Loan Limits. The minimum loan amount for a Key CareerLoan is $1,000.
          Borrowers who have received the minimum loan amount are eligible for additional incidental loan funds. There is no minimum incidental loan funds amount. The annual maximum loan limits are $15,000 (loan proceeds), plus $3,000 (incidental loan proceeds), with an aggregate maximum loan limit of $50,000 (combined loan and incidental funds).
          Exceptions to the loan limits may be made at the institution level only and must be approved by KBUSA's Key Education Resources Policy
          Committee.

                                      S-50

     (3)  Interest. Interest rates for the Key CareerLoan are variable and are adjusted on a quarterly basis. The interest rate for loans originated prior to April 25, 2001 are calculated based on the 13-week Treasury
          Bill rate plus a margin of 4.75%. The interest rate for loans originated on or after April 25, 2001 is calculated based on 3-month
          LIBOR plus a margin of 4.25% for loans entering repayment immediately after disbursement, and on 3-month LIBOR plus a margin of 5.25% for loans with respect to which repayment is deferred for one year after disbursement.

     (4)  Repayment. In general, borrowers must repay each Key CareerLoan in monthly installments until the loan is repaid in full. The maximum repayment term is 15 years. There is a minimum payment amount of $50 per month and there is no prepayment penalty.

     (5)  Grace Periods, Deferment and Forbearance. Key CareerLoan customers are not eligible for any grace periods. Loans originated prior to April
          25, 2001 began repayment within 30 days of initial disbursement. No deferment option was available to customers prior to this date. Loans originated on or after April 25, 2001 begin repayment within 15 to 45 days after initial disbursement if the deferment option is not selected, or approximately one year after initial disbursement if the deferment option is selected. The applicant must request the deferment option at the time the loan application is submitted. Requests for forbearance may be granted on a case by case basis.

Characteristics of the Fleet Loans

     Certain of the Group II Initial Financed Student Loans are Fleet Loans. The
Fleet Loans were acquired from Fleet pursuant to the Fleet Sale Agreement and are guaranteed by TERI. The loans were originated by Fleet (or by BankBoston or its predecessors prior to its merger into Fleet) under one of the programs described below that are sponsored by TERI. All of the Fleet Loans are Group II
Student Loans.

     The following is a description of the programs applicable to the Fleet
Loans, as such programs were in effect on the date of purchase of the Fleet
Loans by KBUSA. No representation is made, nor should any prospective investor in the Notes assume, that the information presented below is an accurate description of such programs as in existence on the date hereof.

     TERI Alternative Program. The TERI Alternative Program is a private loan program and designed to offer loans to students enrolled in accredited degree-granting undergraduate institutions in the United States and Canada. To be eligible for a loan under the TERI Alternative Program ("TERI Alternative
Loans"), a student must be deemed creditworthy or provide a creditworthy co-borrower. Also, at least one applicant must be a U.S. citizen or a certified permanent resident of the United States.

     In determining whether a student or co-borrower is creditworthy, a credit bureau report is obtained for each applicant, including the student. A satisfactory credit history has generally

                                      S-51

been defined by TERI and Fleet as the making of continuous and prompt payment by the borrower on all credit obligations such as mortgages, personal loans, credit cards, auto loans, and especially, student loans. There should be no record of charged off loans which were in excess of $200 within the past five years
(exceptions may be granted) nor a record of foreclosure, repossession, open judgment or suit, unpaid tax lien, unpaid prior student loan defaults or other negative public record items in the past seven years with respect to the applicant. The applicant should not have a record of bankruptcy within the past
10 years (exceptions may be granted where the applicant provides written documentation demonstrating that the circumstances leading up to the bankruptcy were beyond the applicant's control).

     Eligible borrowers of a TERI Alternative Loan may borrow from $500 up to the cost of education, less any financial aid received per academic year. A 5%
guaranty fee for borrowers making either interest only or principal and interest payments while the student is in school, or a 6.5% guaranty fee for borrowers deferring payments of principal and interest while the student is in school full-time or maintains at least a half time status is deducted from the loan proceeds.

     Interest rates on TERI Alternative Loans will be variable either on a monthly or quarterly basis. The rate is equal to Fleet's prime or base rate plus a margin of between 0% and 2%.

     The TERI Alternative Loan may be repaid in up to 25 years, depending on the total amount borrowed. For borrowers who do not elect deferment, repayment of the TERI Alternative Loan begins within 45 days after the disbursement date.
However, subject to certain exceptions, deferment of principal is allowed for up to four years, with only interest being paid, while the student is in school.
Payment of principal and interest begins within 45 days after graduation or withdrawal from school. In addition, in some cases, deferment of principal and interest is permitted for up to four years, while the student is in school.
Payment of principal and interest begins 45 days after graduation or withdrawal from school. Once principal payments commence, the monthly principal and interest payment remains fixed throughout the life of the loan. Therefore, for variable rate loans, fluctuations in the interest rate are reflected in the length of the repayment term, not the monthly amount, unless an increase in the monthly amount is needed to keep the repayment period within 25 years. TERI
Alternative Loans may be prepaid at any time without penalty.

     Each TERI Alternative Loan is guaranteed by TERI. The terms of the TERI guaranty for loans in the TERI Alternative Program are as described below in
"--Insurance of Student Loans; Guarantors of Student Loans--Guarantor for the
Guaranteed Private Loans."

     PEP Program. The PEP Program is a private loan program designed to offer loans ("PEP Loans") to graduate and professional school students enrolled at least half-time in an accredited degree-granting (masters and/or doctorate, or the equivalent) institution in the United States and Canada. The credit criteria for the PEP Program are substantially the same as described above for the TERI
Alternative Program, except as specifically described below.

     Eligible borrowers of PEP Loans may borrow a minimum of $500 up to $15,000 per academic year on their own signature provided they have no adverse credit history or, if the student has a creditworthy co-borrower, up to the full cost of attendance less the estimated other financial aid the student is eligible to receive. The aggregate total amount of borrowings is based

                                      S-52

on future income projections. In general, an 8% guarantee fee (6% with a co-borrower) is deducted from the loan proceeds. In addition, for those borrowers who have no co-borrower, an additional 2% guarantee fee is charged at the time the PEP Loan goes into repayment, which is added to the principal amount of the loan.

     The interest rate on PEP Loans will be variable either on a monthly or quarterly basis. The rate is generally equal to Fleet's prime or base rate plus a margin of between 0% and 2%, or with respect to certain PEP Loans, based on the Treasury bill rate plus a margin of between 2.4% and 2.7%.

     PEP Loans may be repaid in up to 25 years, depending on the total amount borrowed. Repayment of the PEP Loan begins six months after the student has graduated or separated from school or has caused his enrolled status to be less than half time. Both principal and interest are deferred for up to 4-1/2 years while the student is in school (any such deferred interest will be capitalized and added to principal). Medical students may defer after graduation for up to four years while completing a residency program. Once principal payments commence, the monthly principal and interest payment remains fixed throughout the life of the loan. Therefore, for variable rate loans, fluctuations in the interest rate are reflected in the length of the repayment term, not the monthly amount, unless an increase in the monthly amount is needed to keep the repayment period within 25 years.

     Each PEP Loan is guaranteed by TERI. The terms of the TERI guaranty for loans in the PEP Program are as described below in "--Insurance of Student
Loans; Guarantors of Student Loans--Guarantor for the Guaranteed Private Loans."

     DUAL Undergraduate Alternative Program. The DUAL Program is a private loan program established by TERI and is designed to offer loans ("DUAL Loans") to degreed undergraduate students pursuing an additional undergraduate degree or to teachers completing a credentialing program, enrolled at least half-time in a degree-granting program and completing a second bachelor's degree, or the student can be enrolled in the Education Credentials Certificate program
(considered a fifth-year undergraduate student). The credit criteria are substantially the same as described above for the TERI Alternative Program.

     Eligible Borrowers of DUAL Loans may borrow a minimum of $500 up to $15,000 per academic year on their own signature provided they have no adverse credit history or, if the student has a creditworthy co-borrower up to the full cost of attendance less the estimated other financial aid the student is eligible to receive. In general, an 8% guarantee fee (6% with a co-borrower) is deducted from the loan proceeds. In addition, for those borrowers who have no co-borrower, an additional 2% guaranty fee is charged at the time the DUAL Loan goes into repayment, which is initially paid to TERI by Fleet, who in turn adds such amount to the principal amount of the loan.

     The interest rate on DUAL Loans will be variable either on a monthly or a quarterly basis. The rate is equal to Fleet's prime or base rate plus a margin of between 0% and 2%.

     DUAL Loans may be repaid in up to 25 years depending on the total amount borrowed. Repayment of DUAL Loans begins six months after the student has graduated or separated from

                                      S-53

school or has caused his enrollment status to be less than half-time. Both the principal and interest are deferred for the years while the student is in school
(any such deferred interest will be capitalized and added to the principal).
Once principal payments have commenced the monthly principal and interest payment remains fixed throughout the life of the loan. Therefore, for variable rate loans, fluctuations in the interest rate are reflected in the length of the payment term, not the monthly amount, unless an increase in the monthly amount is needed to keep the repayment period within 25 years.

     Each DUAL Loan is guaranteed by TERI. The terms of the TERI guaranty for loans in the DUAL program are as described below in "--Insurance of Student
Loans; Guarantors of Student Loans--Guarantor for the Guaranteed Private Loans."

Characteristics of the Access Group Loans

     Certain of the Group I and Group II Initial Financed Student Loans have been selected from Student Loans originated under the Access Group Loan Programs
(collectively, the "Access Program") and made to students enrolled in or recently graduated from approved or accredited law schools, medical schools, dental schools, graduate business schools or other graduate level certificate or degree programs ("Graduate Schools").

     The following is a description of the Access Program, as such programs were in effect on the respective dates of purchase of the Access Group Loans by
KBUSA. No representation is made, nor should any prospective investor in the
Notes assume, that the information presented below is an accurate description of such programs as in existence on the date hereof.

     The Access Program. The Access Program was originated in 1983 as the "Law
School Assured Access Program." The Access Program was developed by Law School
Admission Council, Inc. ("LSAC"), a Delaware nonstock corporation, and initially operated by Law School Admission Services, Inc. ("LSAS"), another
Delaware nonstock corporation of which LSAC is the sole member. The program initially provided only Federal Loans to law students. Beginning in 1986, the program was expanded to include Private Loans to meet the borrowing needs of law students that were not being met by the Federal Loans. In 1993, Access Group
(then known as "Law Access, Inc.") was organized to operate the program, which was then known as the "Law Access Loan Program." Over the next several years the program was expanded to include loans for other graduate and professional students. In 1997, the organization changed its name to Access Group, Inc.
("Access Group") to reflect the broader scope of its programs.

     Access Group and its predecessor, LSAS, have provided for the Access
Program by entering into contracts with a series of lenders, guarantee agencies and loan servicers. Under these contracts, the lenders agreed to make the loans to eligible borrowers on the terms offered by the Access Program from time to time. Prior to academic year 1998-1999, these contracts did not provide for
Access Group to purchase the loans, but provided for the lenders to pay Access
Group marketing fees in connection with its administration of the Access
Program. Beginning with academic year 1998-1999, Access Group's contracts for the Access Program provide for Access Group to acquire the loans.

                                      S-54

     Access Group entered into agreements with a national banking association acting as lender (the "Originating Lender") which agreed to originate student loans under the Access Program, including both Federal Loans and Guaranteed
Private Loans. See "Description of Federal Loans Under the Programs" for a
general description of the characteristics and terms of Federal Loans. Certain characteristics and terms of the Guaranteed Private Loans are discussed below.

     Loan Characteristics of the Guaranteed Private Loans Under the Access
Program. The Guaranteed Private Loans made under the Access Program included in the Subsequent Pool were made by the Originating Lender. These Guaranteed
Private Loans include several different types of loans: Law Access Loans,
Business Access Loans, Medical Access Loans and Dental Access Loans, which are available to graduate and professional students in various courses of study that correspond to the names of the loans, and Graduate Access Loans, which are available to other graduate or professional students. Bar Examination Loans are available to law students or recent law graduates to cover costs of preparing for the bar examination, and Residency Loans and Dental Residency Loans are
available to medical or dental students or recent graduates to finance costs involved with obtaining and participating in required residency or postdoctoral programs. In addition, several universities have special loan programs through
Access Group with loan terms that generally correspond to the terms and eligibility requirements for the loans listed above.

     Access Group Loans that are also Guaranteed Private Loans ("Guaranteed
Access Group Loans") are unsecured loans made directly to the student borrowers. In some cases, the borrower is required to provide a co-signer for the loan. Guaranteed Access Group Loans that are included as Group II Initial
Financed Student Loans are guaranteed by TERI as described below under
"--Insurance of Student Loans; Guarantors of Student Loans--Guarantors for the
Guaranteed Private Loans."

     The Guaranteed Access Group Loans included as Group II Initial Financed
Student Loans were made by the Originating Lender to applicants enrolled or accepted for enrollment in eligible graduate or professional schools, or to recent graduates of such schools. The applicants are required to meet the eligibility requirements for the Access Program, including that the applicant must:

     .    be a U.S. Citizen or an eligible non-citizen;

     .    be attending a qualified graduate or professional school at least half-time (or, in the case of Bar Examination Loans, Residency Loans and Dental Residency Loans, have graduated from such a graduate or professional school); and

     .    meet the Access Program credit eligibility criteria.

     The credit eligibility criteria require that if an applicant has any credit history (as shown on a credit bureau report obtained in evaluating the application), the applicant must either have a certain minimum credit score or provide a co-signer who meets credit criteria that include a minimum credit score and certain other credit history requirements. To be eligible, a graduate or a professional school must be either a state institution or a tax-exempt nonprofit organization and must be approved or accredited by the applicable body provided for in the program guidelines (which, in the case of law schools, is the American Bar Association).

                                      S-55

     There are no annual loan limits for loans under the Access Program;
students may borrow up to their entire unmet need, as certified by the school they are attending. However, before academic year 2000-2001, there have been limits on the aggregate amount of education debt which an applicant could have outstanding. These limits, which included all undergraduate and graduate education debt (including FFELP Loans, private alternative and supplemental loans and any other loans) varied depending upon loan type, ranging from
$120,000 to $195,000. There are no limits on aggregate outstanding debt beginning with academic year 2000-2001.

     The interest rates on loans made for academic years 1998-1999 and 1999-2000
(and for some loans made for academic year 2000-2001) vary each calendar quarter, and are equal to the coupon equivalent yield of the 13-week U.S.
Treasury Bills for the final auction held during the preceding calendar quarter
(as reported in The Wall Street Journal), plus a margin that ranges from 2.45%
to 3.50% per annum. Beginning with academic year 2000-2001, the index on which the interest rate for most of these Guaranteed Private Loans is based has been changed to the Three Month LIBOR. The margins to be added to the index range from 2.25% to 3.20%. No interest is due prior to the commencement of the repayment period. Interest that accrues prior to the repayment period and is not otherwise paid is added to the principal balance once, at the commencement of repayment.

     The loans must be repaid during a twenty-year period. The repayment period begins nine months after the borrower graduates or otherwise ceases to be enrolled in an eligible course of instruction at a participating school (or in the cases of Medical Access Loans and Dental Access Loans, after the borrower completes or ceases to participate in a residency or postdoctoral program, but in no event more than 57 months after graduation). Payments of principal and interest are due monthly. The minimum monthly payment is $50.

     Access Group currently offers three repayment options: (1) a level payment plan, which requires approximately equal monthly payments of principal and interest throughout the repayment period (with the payment amount adjusted each time the interest rate changes, to equal the amount that would amortize the outstanding principal balance over the remaining repayment period, based on the then-current interest rate), (2) a deferred principal payment plan which requires only interest payments during the first two years, followed by approximately equal monthly payments of principal and interest sufficient to amortize the principal amount over the remaining repayment period, and (3) a deferred principal payment plan that requires only interest payments during the first two years, followed by interest and partial principal payments for three years, followed by approximately equal monthly payments of principal and interest sufficient to amortize the remaining principal amount over the remaining repayment period. In addition, a borrower who is experiencing difficulty repaying his or her loan may arrange for a repayment schedule that further defers principal payments.

Rehabilitated Student Loans

     Approximately 3.01% of the Group II Initial Financed Student Loans, with an aggregate unpaid principal balance as of the Statistical Cutoff Date of approximately $16,691,822.57, are Rehabilitated Student Loans. Rehabilitated
Student Loans were TERI guaranteed loans that were transferred to TERI upon such default and the original guaranty claim was paid. The Rehabilitated Student
Loans were originated under the TERI Alternative Loan Program, the

                                      S-56

TERI Dual Undergraduate Alternative Loan Program or the TERI Professional
Education (PEP) Program, each as described above under "--Description of the
Fleet Loans," by either KBUSA, Fleet (including BankBoston and its predecessors), National City Bank or Citibank. After principal and interest payments were brought current, and after at least three consecutive timely payments of principal and interest, such Rehabilitated Student Loans were sold to KBUSA.

     No Rehabilitated Student Loan has defaulted on principal or interest payments more than once and none is more than 30 days delinquent in payment of interest and principal as of the Statistical Cutoff Date. None of the Subsequent
Student Loans will be Rehabilitated Student Loans. All Rehabilitated Student
Loans remain 100% guaranteed by TERI for principal and accrued interest.

The Financed Student Loans

     Set forth below in the following tables is a description of certain additional characteristics of the Group I and Group II Initial Financed Student
Loans, each as of the Statistical Cutoff Date. Unless otherwise specified, percentages are of the related pool principal balances (including certain interest accrued to be capitalized). In addition, certain columns and rows on each table may not total to exact dollar amounts or exactly to 100% due to rounding conventions.

                                      S-57

     Composition of the Initial Financed Student Loans as of the Statistical
                                  Cutoff Date

KeyCorp Student Loan Trust 2003-A            Group I/(4)/       Group II/(4)/
----------------------------------------  -----------------  ------------------
Aggregate Outstanding Balance/(1)/        $  313,063,516.97  $   555,387,556.27
Number of Borrowers                                  12,424              33,575
Average Outstanding Balance Per Borrower  $       25,198.29  $        16,541.70
Number of Loans                                      31,510              55,282
Average Outstanding Balance Per Loan      $        9,935.37  $        10,046.44
Weighted Average Remaining Term to
Maturity/(2)/                                           254                 222
Weighted Average Annual Borrower
Interest Rate/(3)/                                     4.37%               4.47%
(1)  Includes the net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $2,599,216.13 and $24,794,514.98 with respect to the Group
     I and Group II Student Loans, respectively, as of the Statistical Cutoff
     Date.

(2)  Determined from the Statistical Cutoff Date to the stated maturity date of the Financed Student Loans, assuming repayment commences promptly upon expiration of the typical grace period following the expected graduation date and without giving effect to any Deferral Periods or Forbearance
     Periods that may be granted in the future. See "The Student Loan Financing
     Business" in the Prospectus.

(3)  Determined using the borrower interest rates exclusive of Special Allowance
     Payments applicable to the Initial Financed Student Loans as of the
     Statistical Cutoff Date. However, because all the Financed Student Loans effectively bear interest at a variable rate per annum, there can be no assurance that the foregoing rate will remain applicable to the Student
     Loans at any time after the Statistical Cutoff Date. See "The Student Loan
     Financing Business" in the Prospectus.

(4)  The sum in any column may not equal the total indicated due to rounding.

The weighted average spread for Financed Student Loans (including Special
Allowance Payments), if they were in repayment as of the Statistical Cutoff
Date, are as follows:

                                               Aggregate
                                              Outstanding         Weighted
        Type of Loan/Index                 Principal Balance   Average Spread
-----------------------------------------  -----------------  ---------------

Financed Federal Loans/Treasury Bill Rate  $   11,917,141.43             2.89%
Financed Federal Loans/CP Rate                301,146,375.54             2.55
Financed Private Loans/Treasury Bill Rate      72,184,778.81             3.16
Financed Private Loans/Prime Rate               3,860,408.33             1.46
Financed Private Loans/LIBOR Rate             479,342,369.13             3.27

Total                                      $  868,451,073.24             3.00%

                                      S-58

The weighted average spread for Financed Student Loans (including Special
Allowance Payments), with respect to borrowers that are still in school, or in grace or deferment periods, as of the Statistical Cutoff Date, are as follows:

                                               Aggregate
                                              Outstanding         Weighted
        Type of Loan/Index                 Principal Balance   Average Spread
-----------------------------------------  -----------------  ---------------
Financed Federal Loans/Treasury Bill Rate  $   11,917,141.43             2.48%
Financed Federal Loans/CP Rate                301,146,375.54             2.43
Financed Private Loans/Treasury Bill Rate      72,184,778.81             3.19
Financed Private Loans/Prime Rate               3,860,408.33             1.46
Financed Private Loans/LIBOR Rate             479,342,369.13             3.04

Total                                      $  868,451,073.24             2.83%

                                      S-59

           Distribution by Loan Type as of the Statistical Cutoff Date

                                                              Group I                                Group II
                                              --------------------------------------   ---------------------------------------
                                              --------------------------------------   ---------------------------------------
                                                                             Percent                                  Percent
                                                            Aggregate          of                     Aggregate          of
                                                           Outstanding       Related                 Outstanding      Related
                                               Number       Principal         Pool     Number of      Principal         Pool
Loan Type                                     of Loans     Balance/(1)/      Balance     Loans       Balance/(2)/     Balance
-------------------------------------------   --------   ----------------   --------   ---------   ----------------   --------
Alternative Dental Education Assistance
 Loan - Private dental loan                         --                 --         --       1,537   $  19,565,298.89       3.52%
Alternative Loan Program - Private
 undergraduate loan                                 --                 --         --       1,673      17,152,514.60       3.09
Business Loans                                      --                 --         --           7          76,616.16       0.01
Bar Exam Loans                                      --                 --         --       1,947      16,751,210.46       3.02
Continuing Education Loans                          --                 --         --          41         210,344.78       0.04
Graduate Loans                                                                               366       4,854,061.36       0.87
Chiropractic Health Loans                           --                 --         --          16          87,541.96       0.02
Law Loans                                           --                 --         --       3,460      50,659,261.48       9.12
Medical Loans                                       --                 --         --       3,272      48,804,053.40       8.79
Dental Loans                                        --                 --         --          20         784,395.41       0.14
International Student Loans                         --                 --         --           1          13,429.00         --
Key Alternative Loans                               --                 --         --      31,795     267,012,996.01      48.08
Unguaranteed Consolidation Loans                    --                 --         --         719      35,053,277.92       6.31
Key Career Loans                                    --                 --         --      10,396      94,092,716.63      16.94
Residency Loans                                     --                 --         --          32         269,838.21       0.05
PLUS Loans                                       1,113   $   7,755,648.39       2.48%         --                 --         --
Supplemental Loans for Students                     14         101,444.19       0.03          --                 --         --
Subsidized Stafford Loans - Title IV loan       13,341      47,289,680.30      15.11          --                 --         --
Subsidized Consolidation Loans -
 Title IV consolidation                          3,702      87,377,393.82      27.91          --                 --         --
Unsubsidized Consolidation Loans - Title IV      3,663     120,855,888.44      38.60          --                 --         --
Unsubsidized Stafford Loans - Title IV           9,677      49,683,461.83      15.87          --                 --         --

Total                                           31,510   $ 313,063,516.97     100.00%     55,282   $ 555,387,556.27     100.00%

(1)  Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be
     $24,794,514.98 as of the Statistical Cutoff Date.

(2)  Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be
     $2,599,216.13 as of the Statistical Cutoff Date.

                                      S-60

  Distribution by Borrower Interest Rate as of the Statistical Cutoff Date/(1)/

                                       Group I                                Group II
                       ---------------------------------------  ----------------------------------------
                                                      Percent                                   Percent
                                      Aggregate         of                      Aggregate         of
                                     Outstanding      Related                  Outstanding      Related
                         Number       Principal        Pool     Number of       Principal        Pool
Interest Rate           of Loans     Balance/(2)/     Balance     Loans        Balance/(3)/     Balance
---------------        ---------  -----------------  ---------  ----------   ----------------  ---------
 Less than 3.00%             569  $    8,426,440.28       2.69%          0   $           0.00       0.00%
 3.00% to  3.49%          14,975      70,921,701.63      22.65          29         202,514.52       0.04
 3.50% to  3.99%             744      19,254,396.43       6.15      11,457     128,499,095.50      23.14
 4.00% to  4.49%           9,173      70,074,371.52      22.38      31,281     273,095,933.45      49.17
 4.50% to  4.99%           4,576     100,343,595.93      32.05       1,160      25,369,044.92       4.57
 5.00% to  5.49%             904      24,919,960.60       7.96         633      31,004,788.64       5.58
 5.50% to  5.99%              86       2,435,591.19       0.78       2,164      14,510,361.10       2.61
 6.00% to  6.49%             113       3,653,687.57       1.17         368       3,092,369.65       0.56
 6.50% to  6.99%             213       6,972,078.79       2.23       8,190      79,613,448.49      14.33
 7.00% to  7.49%              40       1,312,651.78       0.42          --               0.00       0.00
 7.50% to  7.99%              25         944,970.42       0.30          --               0.00       0.00
 8.00% to  8.49%              88       3,517,456.20       1.12          --               0.00       0.00
 9.00% to  9.49%               4         286,614.63       0.09          --               0.00       0.00

Total:                    31,510  $  313,063,516.97     100.00%     55,282   $ 555,387,556.27     100.00%

(1)  Determined using the interest rates applicable to the Initial Financed
     Student Loans as of the Statistical Cutoff Date. However, because all the
     Initial Financed Student Loans effectively bear interest at a variable rate per annum, there can be no assurance that the foregoing information will remain applicable to the Initial Financed Student Loans at any time after the Statistical Cutoff Date. See "The Student Loan Financing Business" in
     the Prospectus.

(2)  Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be
     $24,794,514.98 as of the Statistical Cutoff Date.

(3)  Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be
     $2,599,216.13 as of the Statistical Cutoff Date.

                                      S-61

 Distribution by Outstanding Principal Balance as of the Statistical Cutoff Date

                                                      Group I                            Group II
                                -----------------------------------------------------------------------------------
                                                                    Percent                                 Percent
                                                   Aggregate           of                     Aggregate       of
                                                  Outstanding       Related                  Outstanding    Related
                                 Number            Principal          Pool     Number of      Principal      Pool
Outstanding Principal Balance   of Loans/(1)/     Balance/(2)/      Balance      Loans       Balance/(3)/   Balance
-------------------------------------------------------------------------------------------------------------------
Less than $1,000.00                     2,684  $     1,578,006.00       0.50%        755   $    508,828.72     0.09%
$1,000 to $1,999.99                     3,841        5,622,699.19       1.80       2,908      4,338,817.95     0.78
$2,000 to $2,999.99                     5,345       13,484,680.64       4.31       3,998      9,891,642.61     1.78
$3,000 to $3,999.99                     3,168       11,050,531.84       3.53       4,232     14,731,070.80     2.65
$4,000 to $4,999.99                     1,940        8,588,398.64       2.74       4,168     18,723,156.76     3.37
$5,000 to $5,999.99                     3,446       18,827,414.21       6.01       5,031     27,675,127.09     4.98
$6,000 to $6,999.99                       568        3,666,390.97       1.17       4,624     30,026,662.56     5.41
$7,000 to $7,999.99                       466        3,507,955.20       1.12       3,173     23,829,188.14     4.29
$8,000 to $8,999.99                     1,724       14,648,400.41       4.68       3,338     28,408,222.54     5.12
$9,000 to $9,999.99                       425        4,039,679.16       1.29       2,688     25,544,968.34     4.60
$10,000 to $10,999.99                     785        8,238,755.52       2.63       4,719     50,069,087.38     9.02
$11,000 to $11,999.99                     353        4,042,741.05       1.29       3,544     40,369,836.68     7.27
$12,000 to $12,999.99                     223        2,784,384.12       0.89       1,774     22,129,603.71     3.98
$13,000 to $13,999.99                     188        2,548,370.89       0.81       1,015     13,687,816.92     2.46
$14,000 to $14,999.99                     247        3,587,920.23       1.15         877     12,741,371.33     2.29
$15,000 to $15,999.99                     231        3,583,574.90       1.14         933     14,480,520.18     2.61
$16,000 to $16,999.99                     210        3,460,458.30       1.11       1,105     18,221,325.81     3.28
$17,000 to $17,999.99                     200        3,503,673.03       1.12         582     10,174,326.25     1.83
$18,000 to $18,999.99                     211        3,910,401.26       1.25         500      9,239,398.51     1.66
$19,000 to $19,999.99                     249        4,853,244.73       1.55         556     10,810,872.00     1.95
$20,000 to $20,999.99                     246        5,042,808.93       1.61         497     10,154,734.68     1.83
$21,000 to $21,999.99                     213        4,572,955.07       1.46         512     10,987,094.23     1.98
$22,000 to $22,999.99                     199        4,473,647.87       1.43         459     10,308,631.08     1.86
$23,000 to $23,999.99                     201        4,726,639.96       1.51         252      5,922,598.91     1.07
$24,000 to $24,999.99                     193        4,726,326.48       1.51         220      5,385,665.00     0.97
$25,000 to $25,999.99                     194        4,951,806.63       1.58         147      3,749,037.28     0.68
$26,000 to $26,999.99                     208        5,509,646.04       1.76         188      4,990,791.28     0.90
$27,000 to $27,999.99                     194        5,338,195.33       1.71         160      4,399,908.62     0.79
$28,000 to $28,999.99                     150        4,272,475.58       1.36         114      3,244,237.21     0.58
$29,000 to $29,999.99                     177        5,224,525.13       1.67         131      3,856,220.17     0.69
$30,000 to $30,999.99                     209        6,377,721.16       2.04          86      2,620,449.69     0.47
$31,000 to $31,999.99                     178        5,614,178.35       1.79          77      2,430,776.84     0.44
$32,000 to $32,999.99                     275        8,913,946.84       2.85          92      2,983,040.51     0.54
$33,000 to $33,999.99                     155        5,188,679.72       1.66         113      3,788,169.16     0.68
$34,000 to $34,999.99                     145        4,996,856.67       1.60          86      2,967,977.77     0.53

                                      S-62

 Distribution by Outstanding Principal Balance as of the Statistical Cutoff Date

                                                   Group I                                  Group II
                                -------------------------------------------   --------------------------------------
                                                                   Percent                                   Percent
                                                   Aggregate          of                     Aggregate         of
                                                  Outstanding      Related                  Outstanding      Related
                                 Number            Principal         Pool     Number of      Principal         Pool
Outstanding Principal Balance   of Loans/(1)/     Balance/(2)/     Balance      Loans       Balance/(3)/     Balance
--------------------------------------------------------------------------------------------------------------------
$35,000 to $35,999.99                     125   $   4,435,830.66       1.42%         71   $   2,519,369.06      0.45%
$36,000 to $36,999.99                     140       5,109,706.13       1.63          68       2,480,206.22      0.45
$37,000 to $37,999.99                     155       5,810,095.11       1.86          71       2,664,070.76      0.48
$38,000 to $38,999.99                      99       3,810,775.96       1.22          57       2,194,178.29      0.40
$39,000 to $39,999.99                     158       6,228,086.15       1.99          56       2,209,773.03      0.40
$40,000 and above                       1,392      82,210,932.91      26.26       1,305      79,928,782.20     14.39

Total                                  31,510   $ 313,063,516.97     100.00%     55,282   $ 555,387,556.27    100.00%
(1)  Borrowers generally have more than one outstanding loan. The average aggregate outstanding principal balance of loans per borrower is $25,198.29 with respect to the Group I Initial Financed Student Loans and $16,541.70
     with respect to the Group II Initial Financed Student Loans, each as of the
     Statistical Cutoff Date. Approximately 856 borrowers have both Group I and
     Group II Initial Financed Student Loans.
(2)  Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be
     $2,599,216.18 as of the Statistical Cutoff Date.
(3)  Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be
     $24,794,514.98 as of the Statistical Cutoff Date.

                                      S-63

                     Distribution by Borrower Payment Status
                        as of the Statistical Cutoff Date

                                    Group I                                   Group II
                  ------------------------------------------   -------------------------------------------
                                                    Percent                                       Percent
                                   Aggregate         of                        Aggregate           of
                                  Outstanding       Related                    Outstanding        Related
Payment           Number of        Principal         Pool      Number of        Principal          Pool
Status /(1)/        Loans         Balance/(2)/      Balance      Loans         Balance/(3)/       Balance
----------------------------------------------------------------------------------------------------------
23 and below             75   $        272,916.35       0.09%          91   $         87,085.66       0.02%
24 to 47                188          1,075,569.61       0.34          490            868,979.21       0.16
48 to 71                397          3,574,166.08       1.14          509          1,289,030.39       0.23
72 to 95                333          3,931,254.86       1.26          611          2,204,042.44       0.40
96 to 119             4,598         24,253,043.12       7.75        2,424         12,456,750.65       2.24
120 to 143           17,940         81,439,530.19      26.01       13,341         75,266,165.59      13.55
144 to 167            1,140          4,036,636.04       1.29          686          4,074,007.77       0.73
168 to 191              860          7,883,560.35       2.52       23,562        239,044,326.57      43.04
192 to 215              114            518,025.84       0.17        1,070         11,518,456.00       2.07
216 to 239              898         13,324,961.58       4.26          861         12,387,153.85       2.23
240 to 263              226          3,305,973.60       1.06        1,291         29,930,291.00       5.39
264 to 287               11            219,901.76       0.07           29            740,369.23       0.13
288 to 311            1,016         22,431,810.36       7.17        3,012         38,204,027.15       6.88
312 to 335                9            268,064.03       0.09        5,354         66,731,382.87      12.02
336 to 359            1,924         68,816,827.35      21.98        1,419         34,670,786.82       6.24
360 and above         1,781         77,711,275.85      24.82          532         25,914,701.07       4.67
Total                31,510   $    313,063,516.97     100.00%      55,282   $    555,387,556.27     100.00%

(1)  Determined from the Statistical Cutoff Date to the stated maturity date of the applicable Initial Financed Student Loan, assuming repayment commences promptly upon expiration of the typical grace period following the expected graduation date and without giving effect to any deferral or forbearance periods that may be granted in the future. See "The Student Loan Financing
     Business" in the Prospectus.

(2)  Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment estimated to be
     $2,599,216.13 as of the Statistical Cutoff Date.

(3)  Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be
     $24,794,514.98 as of the Statistical Cutoff Date.

                                      S-64

                    Distribution by Borrower Payment Status
                        as of the Statistical Cutoff Date

                                                         Group I                                        Group II
                                       ---------------------------------------------   --------------------------------------------

                                                                                                                           Percent
                                                        Aggregate         Percent of                     Aggregate           of
                                                       Outstanding         Related                      Outstanding        Related
                                       Number of         Principal           Pool      Number of         Principal          Pool
Payment Status /(1)/                     Loans         Balance/(2)/         Balance      Loans          Balance/(3)/       Balance
-----------------------------------------------------------------------------------------------------------------------------------
In School                                  2,603   $     10,962,343.58          3.50%       3,737   $     47,917,799.18        8.63%
Grace                                      8,936         44,299,583.17         14.15       27,944        259,626,273.81       46.75
Deferral                                   4,259         31,577,061.10         10.09        8,256         81,051,490.06       14.59
Forbearance                                2,047         25,076,935.27          8.01          192          2,198,499.45        0.40
Repayment
   First Year in Repayment                12,254        186,571,977.16         59.60       13,375        146,081,938.24       26.30
   Second Year in Repayment                1,142         12,711,150.22          4.06          811         10,887,266.18        1.96
   More than Two Years in Repayment          269          1,864,466.47          0.60          967          7,624,289.35        1.37
Total                                     31,510   $    313,063,516.97        100.00%      55,282   $    555,387,556.27      100.00%

(1)  Refers to the status of the borrower of each Initial Financed Student Loan to be added, as of the Statistical Cutoff Date: such borrower may still be attending an undergraduate institution or a graduate school ("In-School"), may be in a grace period prior to repayment commencing ("Grace"), may be repaying such loan ("Repayment") or may have temporarily ceased repaying such loan through a deferral ("Deferral") or a forbearance ("Forbearance")
     period. See "The Student Loan Financing Business" in the Prospectus.

(2)  Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be
     $2,599,216.13 as of the Statistical Cutoff Date.

(3)  Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be
     $24,794,514.98 as of the Statistical Cutoff Date.

                                      S-65

 Scheduled Weighted Average Months Remaining in Current Borrower Payment Status
                     as of the Statistical Cutoff Date/(1)/

                                             Group I                                               Group II
                     ------------------------------------------------------  -----------------------------------------------------
                                                                     Re-                                                     Re-
Payment Status       In-School    Grace    Deferral  Forbearance   payment   In-School    Grace    Deferral   Forbearance  payment
-----------------    ---------  ---------  --------  -----------  ---------  ---------  ---------  ---------  -----------  -------
Deferment                0          0         10          0          237         0          0          6           0         179
Forbearance              0          0          0          5          283         0          0          0           3         253
In Grace                 0          4          0          0          122         0          7          0           0         216
In Repay                 0          0          0          0          285         0          0          0           0         236
In School               10          6          0          0          122         3          8          0           0         218

Weighted Average:        0          1          1          0          251         0          4          1           0         217

(1)  Determined without giving effect to any Deferral Periods or Forbearance
     Periods that may be granted in the future.

                                      S-66

 Geographic Distribution of States Representing Approximately 1% or more of the
          Group I Pool Balances as of the Statistical Cutoff Date/(1)/

--------------------------------------------------------------------------
                                             Aggregate
                                            Outstanding       Percent of
                                              Principal       Related Pool
State                  Number of Loans      Balance/(2)/        Balance
--------------------------------------------------------------------------
Ohio                            15,058   $    60,081,310.48          19.19%
California                       1,745        39,573,897.83          12.64
New York                         2,101        38,424,162.90          12.27
Michigan                         3,299        13,532,474.40           4.32
Pennsylvania                       748        12,970,633.70           4.14
Texas                              514        12,001,420.40           3.83
Illinois                           704        11,631,022.75           3.72
Florida                            583        11,379,868.38           3.64
Massachusetts                      572        10,917,331.92           3.49
Virginia                           569        10,882,271.24           3.48
New Jersey                         493        10,155,732.72           3.24
Maryland                           456         9,261,650.80           2.96
Connecticut                        307         6,173,253.82           1.97
North Carolina                     298         5,711,008.41           1.82
District of Columbia               233         5,487,625.18           1.75
Georgia                            270         5,131,700.74           1.64
Indiana                            794         4,515,913.93           1.44
Tennessee                          163         3,818,944.17           1.22
Washington                         210         3,680,184.34           1.18
Other/(3)/                       2,393        37,733,108.86          12.05

Total                           31,510   $   313,063,516.97         100.00%

(1)  Based on the permanent billing addresses of the borrowers of the Initial
     Financed Student Loans shown on the Master Servicer's or a Sub-Servicer's records as of the Statistical Cutoff Date.

(2)  Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be
     $2,599,216.13 as of the Statistical Cutoff Date.

(3)  Includes all other states, none of which exceeds 1.00% of the related Pool
     Balance.

                                      S-67

 Geographic Distribution of States Representing Approximately 1% or more of the
          Group II Pool Balances as of the Statistical Cutoff Date/(1)/

-----------------------------------------------------------------------------
                                              Aggregate
                                            Outstanding          Percent of
                                              Principal         Related Pool
State                  Number of Loans      Balance/(2)/           Balance
-----------------------------------------------------------------------------
New York                         8,635   $    79,408,806.93             14.30%
California                       4,349        54,989,691.51              9.90
Ohio                             6,290        45,259,180.30              8.15
Florida                          3,510        43,331,991.15              7.80
Pennsylvania                     4,706        39,333,302.94              7.08
Massachusetts                    2,064        22,879,113.10              4.12
Illinois                         1,937        21,543,005.91              3.88
Texas                            1,885        20,667,275.33              3.72
New Jersey                       1,595        18,681,606.64              3.36
Michigan                         1,943        15,113,131.28              2.72
Maryland                         1,065        12,719,254.56              2.29
Washington                       1,298        12,666,312.08              2.28
Virginia                         1,151        12,111,193.93              2.18
Georgia                          1,031        11,666,703.54              2.10
Connecticut                        939        10,766,814.30              1.94
Wisconsin                          879         9,667,798.79              1.74
North Carolina                     866         9,646,436.45              1.74
Indiana                          1,155         9,574,590.52              1.72
Arizona                            647         9,194,355.63              1.66
Other/(3)/                       9,337        96,166,991.38             17.32

Total:                          55,282   $   555,387,556.27            100.00%

(1)  Based on the permanent billing addresses of the borrowers of the Initial
     Financed Student Loans shown on the Master Servicer's or a Sub-Servicer's records as of the Statistical Cutoff Date.

(2)  Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be
     $24,794,514.98 as of the Statistical Cutoff Date.

(3)  Includes all other states, none of which exceeds 1.00% of the related Pool
     Balance.

                                      S-68

    Distribution of Financed Federal Loans by Date of Disbursement as of the
                            Statistical Cutoff Date
                                                                                         Group II
                                               Group I                                (Not Applicable)
                             -------------------------------------------   --------------------------------------
                                                              Percent of
                                                               Financed
                                             Aggregate         Federal
                              Number       Outstanding          Loans
                                of          Principal         in Initial
Date of Disbursement/(1)/     Loans        Balance/(2)/          Pool
--------------------------   --------   ------------------   -----------   -------   ----------   ---------------
Prior to October 1, 1993           44   $       208,913.93          0.07%
October 1, 1993 to
  September 30, 1998            1,163         4,858,559.23          1.55
October 1, 1998 to Present     30,303       307,996,043.81         98.38
Total                          31,510   $   313,063,516.97        100.00%

(1)  Federal Loans disbursed prior to October 1, 1993 are 100% guaranteed by the applicable Federal Guarantor, and reinsured against default by the
     Department up to 100% of the Guarantee Payments. Federal Loans disbursed on or after October 1, 1993 (but before October 1, 1998) are 98% guaranteed by the applicable Federal Guarantor, and reinsured against default by the
     Department up to a maximum of 98% of the Guarantee Payments. Federal Loans first disbursed on or after October 1, 1998 are 98% guaranteed by the applicable Federal Guarantor, and reinsured against default by the
     Department up to 95% of the Guarantee Payments. See "The Student Loan
     Financing Business--Description of Federal Loans Under the Programs" and
     "--Insurance of Student Loans; Guarantors of Student Loans" in the
     Prospectus.

(2)  Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be
     $2,599,216.13 as of the Statistical Cutoff Date.
                                      S-69

Distribution by Number of Days of Delinquency as of the Statistical Cutoff Date

                                 Group I                                        Group II
              ---------------------------------------------  ---------------------------------------------
                                Aggregate                                      Aggregate
                               Outstanding      Percent of                    Outstanding      Percent of
   Days        Number of        Principal      RelatedPool    Number of        Principal        Related
Delinquent       Loans        Balance/(1)/      Balance         Loans         Balance/(2)/    Pool Balance
------------  ------------  -----------------  ------------  ------------  -----------------  ------------
Current             30,788  $  307,245,160.42         98.14%       54,723  $  548,911,575.35         98.83%
31-60                  408       4,229,290.44          1.35           437       5,121,031.42          0.92
61-90                  313       1,528,165.08          0.49           119       1,296,630.32          0.23
91 and above             1          60,901.03          0.02             3          58,319.18          0.01

Total               31,510  $  313,063,516.97        100.00%       55,282  $  555,387,556.27        100.00%
(1)  Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be
     $2,599,216.13 as of the Statistical Cutoff Date.
(2)  Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be
     $24,794,514.98 as of the Statistical Cutoff Date.
                                      S-70

     Distribution by Loan Repayment Term as of the Statistical Cutoff Date

                                           Group I                                      Group II
                        --------------------------------------------   -------------------------------------------
                                         Aggregate                                     Aggregate
                                        Outstanding      Percent of                   Outstanding      Percent of
        Loan             Number of       Principal      Related Pool   Number of       Principal      Related Pool
 Repayment Terms           Loans        Balance/(1)/      Balance        Loans        Balance/(2)/       Balance
----------------------  -----------  -----------------  ------------   ----------  -----------------  ------------
Level Payment                29,310  $  238,340,093.86         76.13%      54,505  $  522,466,971.97         94.07%
Graduated Payment/(3)/        2,200      74,723,423.11         23.87          777      32,920,584.30          5.93

Total                        31,510  $  313,063,516.97        100.00%      55,282  $  555,387,556.27        100.00%
(1)  Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be
     $2,599,216.13 as of the Statistical Cutoff Date.
(2)  Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be
     $24,794,514.98 as of the Statistical Cutoff Date.
(3)  Student Loans with graduated repayment terms require borrowers to make payments of interest only for the first two years after entering repayment which increase over the next three years to a level payment amount which will amortize the then outstanding principal balance of the loan over the then remaining term.
                                      S-71

Maturity and Prepayment Assumptions

     The rate of payment of principal of each Class of Notes, other than the
Class II-A-IO Notes, and the yield on each Class of Notes will be affected by prepayments of the related group of Financed Student Loans that may occur as described below. All the Financed Student Loans in each group are prepayable in whole or in part by the borrowers at any time, including by means of Federal
Consolidation Loans (as defined in the Prospectus), Federal Direct
Consolidation Loans (as defined in the Prospectus) or Private Consolidation
Loans (as defined in the Prospectus) or as a result of a borrower's default, death, disability or bankruptcy and subsequent liquidation or collection of
Guarantee Payments with respect thereto. The rate of such prepayments cannot be predicted and may be influenced by a variety of economic, social, legislative and other factors, including those described below. In general, the rate of prepayments may tend to increase to the extent that alternative financing becomes available at prevailing interest rates which fall significantly below the interest rates applicable to each group of Financed Student Loans. The rate of prepayment of consolidation loans may increase should Congress enact legislation providing consolidation loan borrowers the option of refinancing existing consolidation loans. Such legislation has been introduced in Congress, but has not yet been enacted. However, because many of the Financed Student
Loans in each group bear interest at a rate that either actually or effectively is floating, it is impossible to determine whether changes in prevailing interest rates will be similar to or vary from changes in the interest rates on the Financed Student Loans in each group.

     Borrowers of some Financed Student Loans may qualify for loan forgiveness as a teacher under section 428J of the Higher Education Act or as a child care provider under section 428K of the Higher Education Act. Service requirements to qualify for such loan forgiveness are considerable and few borrowers have qualified for loan forgiveness under existing law. However, Congress is currently considering expansion of loan forgiveness programs that could expand the categories of qualifying professions, change service requirements, and increase the maximum amount of loan indebtedness eligible for forgiveness. At this time, it is difficult to predict whether any of these bills, or versions of them that may include additional professions, will be enacted into law or when such legislation might become effective.

     To the extent borrowers of Financed Student Loans in either group elect to borrow Consolidation Loans (as defined in the Prospectus) with respect to such
Financed Student Loans from KBUSA after the end of the Funding Period or from another lender at any time: (1) with respect to the Group I Student Loans, the holders of the Class I-A-1 Notes and the Class I-A-2 Notes (collectively, the
"Group I Senior Noteholders"), and the Class I-B Notes (the "Group I
Subordinate Noteholders" and together with the Group I Senior Noteholders, the "Group I Noteholders") will collectively receive as a prepayment of principal the aggregate principal amount of such Group I Student Loans; and (2)
with respect to the Group II Student Loans, the holders of the Class II-A-1
Notes, the Class II-A-2 Notes and the Class II-A-3 Notes (together with the holders of the Class II-A-IO Notes are collectively referred to herein as the
"Group II Senior Noteholders") and the Class II-B Notes (the "Group II
Subordinate Noteholders" and together with the Group II Senior Noteholders, the "Group II Noteholders" and referred to together with the Group I
Noteholders as the "Noteholders") will collectively receive as a prepayment of principal the aggregate principal amount of such Group II Student Loans.

                                      S-72

     If KBUSA makes any such Consolidation Loan during the Funding Period (in which event KBUSA will then sell that Consolidation Loan to the Depositor, who will sell it to the Eligible Lender Trustee as either a Group I Student Loan or
Group II Student Loan, as applicable, to the extent that funds are available in the related Escrow Account and during the Funding Period, the related Subsequent
Loan Pre-Funding Sub-Account or Other Student Loan Pre-Funding Sub-Account, as
applicable, for the purchase thereof), the aggregate outstanding principal balance of Financed Student Loans in each Group (after giving effect to the addition of such Consolidation Loans) will be at least equal to and in most cases greater than such balance prior to such prepayment, although, with respect to Group I Student Loans, the portion of the loan guaranteed will be 98% with respect to any Federal Consolidation Loan disbursed on or after October 1, 1993 even if the Underlying Federal Loans (as defined in the Prospectus) were 100%
guaranteed. See "The Student Loan Financing Business--Description of Federal
Loans Under the Programs--The Federal Consolidation Loan Program" in the
Prospectus. There can be no assurance that borrowers with Financed Student Loans will not seek to obtain Consolidation Loans with respect to such Financed
Student Loans after the end of the Funding Period or by another lender at any time. There also can be no assurance that borrowers of consolidation loans will not seek to obtain refinancing of such loans should Congress enact legislation providing borrowers with this option. At this time, it is difficult to predict whether any such legislation will be enacted into law or when such legislation might become effective.

     In addition, pursuant to the Sale and Servicing Agreement, (1) the
Depositor is obligated to repurchase (or to cause KBUSA to repurchase) any
Student Loan as a result of a breach of any of its representations and warranties (or KBUSA's representations and warranties contained in the Student
Loan Transfer Agreement) and (2) the Master Servicer is obligated to purchase any Financed Student Loan pursuant to the Sale and Servicing Agreement as a result of a breach of certain covenants with respect to such Financed Student
Loan, in each case where such breach materially adversely affects the interests of the Noteholders, the Swap Counterparty or the Securities Insurer (with respect to Group II Student Loans, as determined by the Securities Insurer) in that Financed Student Loan and is not cured within the applicable cure period
(it being understood that with respect to any Financed Student Loan that has the benefit of a Guarantee Agreement, any such breach that does not affect any
Guarantor's obligation to guarantee payment of such Financed Student Loan will not be considered to have a material adverse effect for this purpose). See
"Description of the Transfer and Servicing Agreements--Sale of Student Loans;
Representations and Warranties" and "--Master Servicer Covenants" in the
Prospectus. See also "Description of the Transfer and Servicing
Agreements--Additional Fundings" herein and in the Prospectus regarding prepayments of principal to Noteholders if, as of March 31, 2004 (the "Special
Determination Date"), either the Group I Subsequent Student Loan Pre-Funding
Sub-Account and/or the Group II Subsequent Student Loan Pre-Funding Sub-Account,
as the case may be, has not been reduced to zero and is greater than $10,000,000 resulting in a prepayment of principal to the applicable Group I Noteholders or
Group II Noteholders, as the case may be, on April 25, 2004 (the "Special
Redemption Date"), and also the prepayment at the end of the Funding Period if any amounts remain on deposit in either of the Group I or Group II Other
Student Loan Pre-Funding Sub-Accounts; provided, however, in the event of any amendment to FASB 140 (Accounting for Transfers and Servicing of Financial
Assets and Extinguishments of Liabilities) or any other relevant or related accounting literature is issued, the effect of which is to amend the criteria defining a qualifying special purpose entity or its permitted activities, the
Funding Period will terminate one business day prior to the earliest

                                      S-73

effective date of such amendment or other accounting literature and all sums then on deposit in the Pre-Funding Accounts will be distributed to the applicable Group I or Group II Noteholders as a prepayment of principal on the immediately following Distribution Date. See also "Description of the Transfer and Servicing Agreements--Termination" herein and in the Prospectus regarding the Master Servicer's option to purchase the Financed Student Loans when the aggregate Pool Balance of all of the Financed Student Loans then outstanding is less than or equal to 10% of the aggregate Group I and Group II Initial Financed
Student Loan Pool Balance plus the initial principal balance of all Subsequent
Student Loans, and potential exercise of the Put Options regarding each group of
Financed Student Loans to occur on the October 2013 Distribution Date. In addition, Group I Senior Noteholders will receive accelerated payments of principal from excess interest collections in the event of a Subordinate Note
Principal Trigger, and Group II Senior Noteholders, other than the holders of the Class II-A-IO Notes, will receive accelerated payments of principal from excess interest collections in the event of a Subordinate Note Principal Trigger or a Trigger Event, or, with respect to either group of Notes, if the related
Put Option is exercised and either (i) the Put Option Provider defaults or (ii)
the proceeds received from the exercise of the related Put Option would be insufficient to pay the principal of all the Notes (plus all accrued interest thereon) in the related group, plus other sums owed to certain parties, and subsequent to such default or inability to exercise the related Put Option there is also a failed auction of the related group of Financed Student Loans. Any reinvestment risk from such accelerated payment of principal will be borne by the Noteholders in each group receiving such prepayment.

     On the other hand, scheduled payments with respect to, and maturities of, the Financed Student Loans in either group may be extended, including pursuant to Grace Periods (as defined in the Prospectus, each a "Grace Period"),
Deferral Periods and, under certain circumstances, Forbearance Periods or as a result of the conveyance of Serial Loans (that are added to the pool of either
Group I or Group II Student Loans) to the Eligible Lender Trustee on behalf of the Trust prior to the end of the Funding Period or of refinancings through
Consolidation Loans to the extent such Consolidation Loans are sold to the
Eligible Lender Trustee on behalf of the Trust as described above. In that event, the fact that such Consolidation Loans will likely have longer maturities than the Group I or Group II Student Loans, as applicable, they are replacing may lengthen the remaining term of the Group I or Group II Student Loans, as applicable, and the average life of the Group I or Group II Notes. The rate of payment of principal of the Notes of each group, other than the Class II-A-IO
Notes with respect to Group II and the yield on the Notes of each group may also be affected by the rate of defaults resulting in losses on defaulted Student
Loans in the related group which have been liquidated, by the severity of those losses and by the timing of those losses, which may affect the ability of the
Guarantors to make Guarantee Payments with respect thereto. In addition, the maturity of certain of the Group I and Group II Student Loans, as applicable, will extend well beyond the Final Maturity Date of the Class I-B Notes or Class
II-B Notes, as the case may be; provided, however, that, with respect to the
Group II Insured Notes, the Group II Insured Notes Guaranty Insurance Policy
will guarantee the payment of the outstanding principal balance of each Class of
Group II Insured Notes on its respective Final Distribution Date.

     The rate of prepayment on either the Group I or Group II Student Loans cannot be predicted. You will bear any reinvestment risks resulting from a faster or slower incidence of prepayment of Financed Student Loans related to your group of Notes. Reinvestment risks may

                                      S-74

include the risk that interest rates and the relevant spreads above particular interest rate bases are lower at the time you receive payments from the Trust than the interest rates and the spreads that would otherwise have been had prepayments not been made or had prepayments been made at a different time.

Insurance of Student Loans; Guarantors of Student Loans

     With respect to the Group I Student Loans, each Financed Federal Loan will be required to be guaranteed by one of the Federal Guarantors and reinsured by the Department under the Higher Education Act and must be eligible for Special
Allowance Payments (as defined in the Prospectus) and, with respect to each
Financed Federal Loan that is a Stafford Loan (excluding any Unsubsidized
Stafford Loan (as defined in the Prospectus, each an "Unsubsidized Stafford
Loan") or Consolidation Loan where none of the Underlying Federal Loans were
Unsubsidized Stafford Loans, must be eligible for Interest Subsidy Payments (as defined in the Prospectus) paid by the Department. All of the Group I Initial
Financed Student Loans are, and all of the Group I Subsequent Student Loans will be, Financed Federal Loans.

     With respect to the Group II Student Loans, as of the Statistical Cutoff
Date, approximately 8.57% (by aggregate principal balance) of the Group II
Initial Financed Student Loans will be Guaranteed Private Loans that are required to be guaranteed or insured as to principal and interest by The
Educational Resources Institute, Inc. ("TERI") or HEMAR Insurance Corporation
of America ("HICA" and together with TERI, the "Private Guarantors"). As of the Statistical Cutoff Date, approximately 91.43% (by aggregate principal balance) of the Group II Initial Financed Student Loans will be Non-Guaranteed
Private Loans.

                                      S-75

     The following tables provide information with respect to the portion of the
Financed Student Loans guaranteed by each Guarantor:

          Distribution by Guarantors as of the Statistical Cutoff Date

                                Group I                                        Group II
              --------------------------------------------   --------------------------------------------
                              Aggregate                                       Aggregate
                             Outstanding       Percent of                    Outstanding      Percent of
              Number of       Principal       Related Pool    Number of       Principal      Related Pool
               Loans         Balance/(1)/       Balance         Loans        Balance/(2)/      Balance
              -----------  -----------------  ------------   -----------  -----------------  ------------
Federal
Guarantors
----------
ASA                 3,021  $   61,031,878.36         19.50%           --                 --            --
CSAC                  221       2,033,255.90          0.65            --                 --            --
CSLF                   10          93,148.73          0.03            --                 --            --
CSLP                   24          41,037.10          0.01            --                 --            --
ECMC                   32         366,440.97          0.12            --                 --            --
GLHEGC             18,836      64,703,485.04         20.67            --                 --            --
ISAC                    7          25,180.80          0.01            --                 --            --
KHEAA                   2           8,723.88            --            --                 --            --
MHEAA               1,230       3,187,372.77          1.02            --                 --            --
NSLP                1,109      14,705,935.05          4.70            --                 --            --
NYSHESC                24         197,129.26          0.06            --                 --            --
OSAC                   22          33,082.54          0.01            --                 --            --
PHEAA               5,865     161,008,868.80         51.43            --                 --            --
TGSLC                  47         191,088.47          0.06            --                 --            --
TSAC                    6          33,118.57          0.01            --                 --            --
USAF                1,054       5,403,770.73          1.73            --                 --            --

Private
Guarantors
----------
TERI                   --                 --            --         3,212  $   47,527,386.10          8.56%
HICA                   --                 --            --             5          58,804.47          0.01

Unguaranteed           --                 --            --        52,065     507,801,365.70         91.43
------------

  Total            31,510  $  313,063,516.97        100.00%       55,282  $  555,387,556.27        100.00%
(1)  Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be
     $2,599,216.13 as of the Statistical Cutoff Date.
(2)  Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be
     $24,794,514.98 as of the Statistical Cutoff Date.

                                      S-76

     Federal Reinsurance. Under the Higher Education Act, each Federal Guarantor is reimbursed by the Department pursuant to certain agreements between the
Department and such Federal Guarantor up to 100% for amounts paid under its
Guarantee Agreement (98% or a lower percent of principal and accrued and unpaid interest based on the Guarantor's default experience in the case of Financed
Federal Loans first disbursed on or after October 1, 1993). The amount of such reimbursement is subject to reduction. See "The Student Loan Financing
Business--Insurance of Student Loans; Guarantors of Student Loans" in the
Prospectus for a description of the federal reinsurance program and factors affecting the Federal Guarantors.

     Guarantors for the Financed Federal Loans. The Higher Education Act
requires every state to designate a guarantee agency, either by establishing its own or by designating another guarantee agency. A Guarantor who has been designated by a particular state is obligated to guarantee loans for students who reside or attend school in such state and must agree to provide loans to any such students who are otherwise unable to obtain a loan from any other lender.
Guarantee agencies may guarantee a loan made to any eligible borrower and are not limited to guaranteeing loans for students attending institutions in their particular state or region or for their residents attending schools in another state or region.

     The Eligible Lender Trustee has entered into a Guarantee Agreement with each of ASA, CSAC, CSLF, CSLP, ECMC, GLHEGC, ISAC, KHEAA, MHEAA, NSLP, NYHESC,
OSAC, PHEAA, TGSLC, TSAC and USAF, by which each such Federal Guarantor has agreed to serve as Guarantor for certain Financed Federal Loans. ASA is the designated Student Loan guarantor for Massachusetts and the District of Columbia and has established an operating center in Boston, Massachusetts. CSAC is the designated Student Loan guarantor for California and has established an operating center in Rancho Cordova, California. CSLF is the designated Student
Loan guarantor for Connecticut and has established an operating center in Rocky
Hill, Connecticut. CSLP is the designated Student Loan guarantor for Colorado and has established an operating center in Denver, Colorado. ECMC is the designated Student Loan guarantor for Virginia and has established operating centers in St. Paul, Minnesota and Richmond, Virginia. GLHEGC is the designated
Student Loan guarantor for Minnesota, Wisconsin, Ohio, Puerto Rico and the U.S.
Virgin Islands and has established an operating center in Madison, Wisconsin.
ISAC is the designated Student Loan guarantor for Illinois and has established an operating center in Deerfield, Illinois. KHEAA is the designated Student Loan guarantor for Kentucky and has established an operating center in Frankfort,
Kentucky. MHEAA is the designated Student Loan guarantor for Michigan and has established an operating center in Lansing, Michigan. NSLP is the designated
Student Loan guarantor for Nebraska and has established an operating center in
Lincoln, Nebraska. NYHESC is the designated guarantor for New York, and has established an operating center in Albany, New York. OSAC is the designated
Student Loan guarantor for Oregon and has established an operating center in
Eugene, Oregon. PHEAA is the designated Student Loan guarantor for Pennsylvania,
West Virginia and Delaware, and has an established operating center in
Harrisburg, Pennsylvania. (For more information concerning PHEAA, see "The
Master Servicer and the Sub-Servicers--PHEAA" herein.) TGSLC is the designated
Student Loan guarantor for Texas and has established an operating center in
Austin, Texas. TSAC is the designated Student Loan guarantor for Tennessee and has established an operating center in Nashville, Tennessee. USAF is the designated Student Loan guarantor for Indiana, Kansas, Alaska, Nevada, Wyoming,
Maryland, Hawaii and Mississippi and has

                                      S-77

established an operating center in Fishers, Indiana. All of the Group I Initial
Financed Student Loans are Financed Federal Loans and are guaranteed by Federal
Guarantors. None of the Group II Initial Financed Student Loans are, and none of the Group II Subsequent Student Loans will be, Financed Federal Loans and none are or will be guaranteed by Federal Guarantors.

     Pursuant to its respective Guarantee Agreement, each Federal Guarantor guarantees payment of up to 100% of the principal (including any interest capitalized from time to time) and accrued interest for each Financed Federal
Loan guaranteed by it as to which any one of the following events has occurred:

     (a)  failure by the borrower thereof to make monthly principal or interest payments on such Financed Federal Loan when due, provided such failure continues for a statutorily determined period of at least 180 days (or
          270 days with respect to Financed Federal Loans for which the first date of delinquency occurs on or after October 7, 1998) (except that such guarantee against such failures will be 98% of principal and accrued and unpaid interest in the case of Financed Federal Loans first disbursed on or after October 1, 1993);

     (b)  any filing by or against the borrower thereof of a petition in bankruptcy pursuant to any chapter of the Bankruptcy Code (as defined in the Prospectus);

     (c)  the loan application was falsely certified as to borrower eligibility by the school;

     (d)  the death of the borrower thereof;

     (e)  the total and permanent disability of the borrower thereof to work and earn money or attend school, as certified by a qualified physician;

     (f)  the school closed thereby preventing the borrower from completing his/her program of study; or

     (g)  the failure of the borrower's school to pay a refund owed to the borrower, to the extent of the amount of the refund that is allocable to the Financed Federal Loan.

     When these conditions are satisfied, the Higher Education Act requires the
Federal Guarantor generally to pay the claim within 90 days of its submission by the lender. The obligations of each Federal Guarantor pursuant to its respective
Guarantee Agreement are obligations of each such Federal Guarantor respectively, and are not supported by the full faith and credit of any state government.
However, the Higher Education Act provides that if the Secretary of Education
(the "Secretary") determines that a guarantor is unable to meet its insurance obligations, holders of loans may submit insurance claims directly to the
Department until the obligations are transferred to a new Federal Guarantor capable of meeting the obligations or until a successor Federal Guarantor assumes the obligations. No assurance can be made that the Department would under any given circumstances assume the obligation to assure satisfaction of a guarantee obligation by exercising its right to terminate a reimbursement agreement with a Federal Guarantor or by making a determination that the Federal
Guarantor is unable to meet its guarantee obligations. The Secretary is also authorized, among other things, to take those actions necessary to ensure the continued availability of Student Loans to residents of

                                      S-78

the state or states in which the guarantor did business, the full honoring of all guarantees issued by the guarantor prior to the assumption by the Secretary of the functions of the guarantor, and the proper servicing of Student Loans guaranteed by the guarantor prior to the Secretary's assumption of the functions of the guarantor.

     Each of the Federal Guarantors'  guarantee  obligations with respect to any
Financed  Federal  Loan  are  conditioned  upon  the  satisfaction  of  all  the conditions set forth in the applicable  Guarantee  Agreement.  These  conditions include, but are not limited to, the following:

     .  the origination and servicing of such Financed Federal Loan being performed in accordance with the Programs, the Higher Education Act and other applicable requirements;

     .  the timely payment to the applicable Federal Guarantor, as the case may be, of the guarantee fee payable with respect to such Financed Federal
        Loan;

     .  the timely submission to the applicable Federal Guarantor, as the case may be, of all required pre-claim delinquency status notifications and of the claim with respect to such Financed Federal Loan; and

     .  the transfer and endorsement of the promissory note evidencing such
        Financed Federal Loan to the applicable Federal Guarantor, upon and in connection with making a claim to receive Guarantee Payments thereon.

     Failure to comply with any of the applicable conditions, including the foregoing, may result in the refusal of the applicable Federal Guarantor to honor its respective Guarantee Agreement with respect to such Financed Federal
Loan, in the denial of guarantee coverage with respect to certain accrued interest amounts with respect thereto or in the loss of certain Interest Subsidy
Payments and Special Allowance Payments with respect thereto. Under the Sale and
Servicing Agreement, such failure to comply would constitute a breach of the
Master Servicer's covenants or the Depositor's or the Master Servicer's representations and warranties, as the case may be, and would create an obligation of the Depositor or the Master Servicer, as the case may be, to repurchase or purchase such Financed Federal Loan or to reimburse the Trust for such non-guaranteed interest amounts or such lost Interest Subsidy Payments and
Special Allowance Payments with respect thereto. See "Description of the
Transfer and Servicing Agreements--Sale of Financed Student Loans;
Representations and Warranties" and "--Master Servicer Covenants" herein. See also "Risk Factors" herein.

All Federal Guarantors

     Guaranty Volume. The following table sets forth the approximate aggregate principal amount of federally reinsured education loans (including loans under the Parent Loans for Undergraduate Students program but excluding Federal
Consolidation Loans) that have first become guaranteed by all federal guarantors in each of the last five federal fiscal years:*

                                      S-79

   Stafford, SLS and Plus Loans Guaranteed
            (Dollars in Millions)
----------------------------------------------
   Federal Fiscal Year
  (Ending September 30)        All Guarantors
--------------------------    ----------------
           1998               $         22,300
           1999                         22,923
           2000                         25,656
           2001                         28,356
           2002                         32,749

..  The information set forth in the table has been obtained from the Department of Education's Federal Student Loan Programs Data Books and the Department of
   Education's Quarterly Volume Updates (each, a "DOE Data Book").
   Information for each Federal Guarantor was provided by such Federal
   Guarantor.

     Reserve Ratio. Each applicable Federal Guarantor's reserve ratio is determined by dividing its cumulative cash reserves, the Federal Student Loan
Reserve Fund (as defined in Section 422A of the Higher Education Act, the
"Federal Reserve Fund") by the original principal amount of the outstanding loans it has agreed to guarantee.

     On October 7, 1998, former President Clinton signed a bill to reauthorize the Higher Education Act for the next five years. The bill created a new funding model for guarantors but also permitted the Department to enter into "Voluntary
Flexible Agreements" with up to six guarantors to create alternate funding models. In general, the reauthorization bill required most Federal Guarantors to establish two separate funds, a Federal Reserve Fund and an Agency Operating
Fund (as defined in Section 422A of the Higher Education Act, the "Agency
Operating Fund"). Under the new funding model, the Federal Reserve Fund is considered the property of the Federal government and the Agency Operating Fund is considered the property of the related Federal Guarantor.

     The Federal Reserve Fund was established on October 1, 1998 through the deposit of all existing funds, securities and other liquid assets previously identified as the Federal Family Education Loan Program ("FFELP"). Most
Federal Guarantors will deposit into the Federal Reserve Fund all guarantee fees, the reinsurance received from the Department and the recovery of the non-reinsured portion of defaulted loans and investment earnings. The Federal
Reserve Fund may be used only to pay lender default claims, default aversion fees into the Agency Operating Fund, and for other limited purposes. Under certain circumstances, at the instruction of the Department, account maintenance fees are paid to the Agency Operating Fund from the Federal Reserve Fund.
Federal Guarantors approved for Voluntary Flexible Agreements operate under rules negotiated individually between the related Federal Guarantor and the
Department.

     The term "cumulative cash reserves" is equal to the difference of sources less uses of funds for the Federal Reserve Funds. Prior to enactment of the new model, "cumulative cash reserves" referred to cash reserves plus (i) the
Federal Guarantor's quarterly report on sources of funds (including insurance premiums, state appropriations, federal advances, federal reinsurance payments, administrative cost allowances, collections on claims paid and investment earnings)

                                      S-80

minus (ii) the Federal Guarantor's quarterly report on uses of funds (including claims paid to lenders, operating expenses, lender fees, the Department's share of collections on claims paid, returned advances and reinsurance fees).

     The "original principal amount of outstanding loans" consists of the original principal amount of loans guaranteed by such Federal Guarantor minus
(i) the original principal amount of loans canceled, claims paid, loans paid in full and loan guarantees transferred from such Federal Guarantor to other guarantors, plus (ii) the original principal amount of loan guarantees transferred to such Federal Guarantor, from other guarantors, excluding loan guarantees transferred to another guarantor pursuant to a plan of the Secretary in response to the insolvency of a guarantor.

     The following tables set forth the national average reserve ratio for all federal guarantors for the last five federal fiscal years:

             National Average Reserve Ratio*
-----------------------------------------------------------
Federal Fiscal Year ending September 30    National Average
---------------------------------------    ----------------
                  1998                            1.5
                  1999                            1.6
                  2000                            1.0
                  2001                            0.8
                  2002                             **

----------
*  The information set forth in the table above has been obtained from the DOE
   Data Books.
** Not available.

     Recovery Rates. A Federal Guarantor's recovery rate, which provides a measure of the effectiveness of the collection efforts against defaulting borrowers after the guarantee claim has been satisfied, is determined by dividing the aggregate amount recovered from borrowers by the Federal Guarantor by the aggregate amount of default claims paid by the Federal Guarantor during the applicable federal fiscal year with respect to borrowers.

     Loan Loss Reserve. In the event that a Federal Guarantor receives less than full reimbursement of its guarantee obligations from the Department (see
"--Federal Reinsurance" above), such Federal Guarantor would be forced to look to its existing assets to satisfy any such guarantee obligations not so reimbursed. Because federal guarantors are no longer reinsured by the Department at 100% (98% for loans disbursed between October 1, 1993 and September 30, 1998 and 95% for loans disbursed on and after October 1, 1998), many federal guarantors have begun to maintain reserves for the 2% to 5% "risk-sharing"
associated with these guarantees. In general, the Federal Guarantors use historical default and recovery rates to attempt to predict the reserves that should be maintained for this purpose.

     Claims Rate. For the past five federal fiscal years, none of ASA's, CSAC's,
CSLF's, CSLP's, ECMC's, GLHEGC's, ISAC's, KHEAA's, MHEAA's, NSLP's, NYHESC's,
OSAC's, PHEAA's, TGSLC's, TSAC's or USAF's claims rate has exceeded 5.0%, and as a result, all claims of ASA, CSAC, CSLF, CSLP, ECMC, GLHEGC, ISAC, KHEAA, MHEAA,
NSLP, NYHESC, OSAC, PHEAA, TGSLC, TSAC and USAF have been reimbursed by the
Department

                                      S-81

at the maximum reinsurance rate permitted by the Higher Education Act. See
"--Federal Reinsurance" above. The most recent national cohort default rate reported by the Department was 5.9% for the federal fiscal year 2000. As recently as federal fiscal year 1990, the national default rate was over 22.4%.
This trend, coupled with the claims and recovery information listed in this section, shows improvement in the repayment of Student Loans by borrowers. While the Depositor and KBUSA are not currently aware of any circumstances which would cause the reimbursement levels for these Federal Guarantors to be less than the maximum levels permitted, nevertheless, there can be no assurance that any
Federal Guarantor will continue to receive such maximum reimbursement for such claims.

     Set forth below is certain current and historical information with respect to ASA, GLHEGC, PHEAA and NSLP as of the Statistical Cutoff Date. Such
information was provided by ASA, GLHEGC, PHEAA and NSLP, respectively, for insertion herein. No such information is provided with respect to CSAC, CSLF,
CSLP, ECMC, ISAC, KHEAA, MHEAA, NYHESC, OSAC, TGSLC, TSAC or USAF because the aggregate principal amount of Financed Student Loans guaranteed by each of CSAC,
CSLF, CSLP, ECMC, ISAC, KHEAA, MHEAA, NYHESC, OSAC, TGSLC, TSAC and USAF
respectively is less than 5% of the sum of the Group I Initial Financed Student
Loans.

American Student Assistance

     The Massachusetts Higher Education Assistance Corporation d/b/a American
Student Assistance, a Massachusetts not-for-profit corporation organized in
1956, headquartered in Boston, Massachusetts, will guarantee a portion of the
Financed Student Loans. ASA is one of the oldest and largest guaranty agencies in the United States, and is the designated guarantor for the Commonwealth of
Massachusetts and the District of Columbia. Since 1956, ASA has been a leading provider of higher education financing products and services to students, parents, schools and lenders across the country, guaranteeing more than $10 billion in loans. Originally created by the General Court of the Commonwealth of
Massachusetts as the Massachusetts Higher Education Assistance Corporation, ASA
currently acts on behalf of the Department to ensure that the public policy purposes and regulatory requirements of FFELP are met. ASA employed 346 individuals as of May 31, 2002 at its principal offices located at 330 Stuart
Street, Boston, MA 02116.

     Guaranty Volume. The following table sets forth the principal balance of
FFELP Loans (excluding Consolidation Loans) guaranteed by ASA in each of the last six ASA fiscal years:

                                      S-82

                     Net FFELP Loans
                    Guaranteed by ASA
   Fiscal Year         (Dollars in
(Ending June 30)        Millions)
----------------    -----------------
      1997          $             639
      1998                        645
      1999                        656
      2000                        683
      2001                        680
      2002                        779

     Guarantor Financing. ASA's Voluntary Flexible Agreement (the "ASA VFA")
went into effect as of January 1, 2001. Under the ASA VFA, ASA returned its reserve funds that would otherwise have made up its Federal Reserve Fund through an escrow account in the name of the Department. In the event a loan defaults,
ASA receives funding from the Department to act as a distributing agent. The guarantee is, therefore, no longer limited by the funds on deposit in a Federal
Reserve Fund. Because ASA holds no Federal Reserve Fund, the concept of a
Reserve Ratio is irrelevant. The ASA VFA establishes a "fee for service" model under which ASA is rewarded through the payment of a portfolio maintenance fee for maintaining a healthy portfolio of loans in good standing. ASA is doubly incented to keep the loans in good standing and to work with borrowers to prevent default because the portfolio maintenance fee increases as ASA's trigger default rate improves over the national trigger default rate. ASA's efforts to prevent default are a part of its "Wellness" program of outreach to borrowers from the inception of the loan to educate them on their responsibilities and assist them in making repayment.

     Recovery Rates. The table below sets forth the recovery rates for ASA as taken from the Department of Education Guarantee Agency Activity Report Form
1130:

 Federal Fiscal Year
(Ending September 30)     Recovery Rate
 --------------------     -------------
         1997                      42.7%
         1998                      49.0
         1999                      56.4
         2000                      77.7
         2001                      61.1
         2002                      63.8

     Claims Rate. ASA's claims rate represents the percentage of loans in repayment at the beginning of a federal fiscal year which default during the ensuing federal fiscal year. For the federal years 1997-2001, ASA's claims rate listed below have not exceeded 5%, and as a result, all claims of ASA have been fully reimbursed at the maximum allowable level by the Department. The following table sets forth the claims rate of ASA for the last six federal fiscal years:

                                      S-83

 Federal Fiscal Year
(Ending September 30)      Claims Rate
 --------------------     -------------
         1997                       3.5%
         1998                       2.8
         1999                       1.6
         2000                       1.0
         2001                       1.3
         2002                       1.2

     Net Loan Default Claims. The following table sets forth the dollar value of
ASA's default claims paid net of repurchases and refunds for the last six years.

                           Default Claims
 Federal Fiscal Year        (Dollars in
(Ending September 30)        Millions)
 --------------------     ---------------
         1997             $           140
         1998                         122
         1999                          82
         2000                          53
         2001                          64
         2002                          72

     Default Recoveries. The following table sets forth the amount of recoveries returned to the Department by ASA for the last six years.

                              Default
                            Recoveries
 Federal Fiscal Year        (Dollars in
(Ending September 30)        Millions)
 --------------------     ---------------
         1997             $            68
         1998                          73
         1999                          76
         2000                          92
         2001                          82
         2002                          86

Great Lakes Higher Education Guaranty Corporation

     Great Lakes Higher Education Guaranty Corporation ("GLHEGC") is a Wisconsin
nonstock, nonprofit corporation the sole member of which is Great Lakes Higher
Education Corporation ("GLHEC"). GLHEGC's predecessor organization, GLHEC, was organized as a Wisconsin nonstock, nonprofit corporation and began guaranteeing student loans under the Higher Education Act in 1967. GLHEGC is the designated guarantee agency under the Higher Education Act for Wisconsin, Minnesota, Ohio,
Puerto Rico and the Virgin Islands. On January 1, 2002, GLHEC (and GLHEGC
directly and through its support services agreement with GLHEC) transferred the majority of their student loan program guaranty support operations and personnel to Great Lakes Educational Loan Services, Inc. ("GLELSI"), a wholly owned

                                      S-84

subsidiary of GLHEC. GLHEGC continues as the "guaranty agency" as defined in
Section 435(j) of the Higher Education Act and continues its federal reporting, claim purchase and compliance responsibilities as well as custody and responsibility for all revenues, expenses and assets related to that status.
GLHEGC also performs oversight of all student loan program guaranty support operations transferred to GLELSI and supportive of GLHEGC's "guaranty agency"
responsibilities. The primary operations center for GLHEC and its affiliates
(including GLHEGC and GLELSI) is in Madison, Wisconsin, which includes the data processing center and operational staff offices for both guaranty and servicing functions. GLHEC and affiliates also maintain regional offices in Columbus, Ohio and St. Paul, Minnesota and customer support staff located nationally. GLHEGC will provide a copy of GLHEC's most recent consolidated financial statements on receipt of a written request directed to 2401 International Lane, Madison,
Wisconsin 53704, Attention: Chief Financial Officer.

     GLHEGC has entered into a voluntary flexible agreement with the Department pursuant to the 1998 Reauthorization Amendments. Under GLHEGC's agreement, which commenced October 1, 2000 and is currently effective through September 30, 2003,
GLHEGC's revenues are tied directly to default aversion performance. Certain sources of GLHEGC's Operating Fund revenues are replaced by a single fee-for-service funding source tied directly to the percentage of delinquent loans that do not default during the measurement period. In lieu of statutory collection retention amounts, the Department will reimburse GLHEGC only for its actual post-default collection related expenses. This agreement also calls for
GLHEGC to escrow the liquid assets of GLHEGC's Federal Fund for the benefit of the Department. GLHEGC may also engage in negotiations with lenders to define whether the lender or GLHEGC will complete each of the due diligence requirements. Finally, this agreement will allow GLHEGC to pilot a new approach to the claims review process, under which GLHEGC will develop and implement with willing lenders and servicers a post-claim random sampling process that will replace the current claim-by-claim process.

     The information in the following tables has been provided to the Trust from reports provided by or to the Department and has not been verified by the Trust,
GLHEGC or the initial purchasers. No representation is made by the Trust, GLHEGC or the initial purchasers as to the accuracy or completeness of this information. Prospective investors may consult the United States Department of
Education Data Books and Web site www.ed.gov/offices/OPE/Data/loanvol.html for further information concerning GLHEGC or any other guarantee agency.

     Guaranty Volume. GLHEGC's guaranty volume for each of the last five federal fiscal years, including Stafford, Unsubsidized Stafford, SLS, PLUS and
Consolidation loan volume was as follows:

                                      S-85

                          Guaranty Volume
 Federal Fiscal Year       (Dollars in
(Ending September 30)        Millions)
---------------------     ---------------
        1998              $       1,812.0
        1999                      1,736.0
        2000                      2,141.9
        2001                      2,246.7
        2002                      4,473.1

     Reserve Ratio. Following are GLHEGC's reserve fund levels as calculated in accordance with 34 CFR 682.410(a)(10) for the last five federal fiscal years:

                          Cumulative        Total Loans
                         Cash Reserves      Outstanding*     Federal Guaranty
 Federal Fiscal Year      (Dollars in       (Dollars in        Reserve Fund
(Ending September 30)      Millions)         Millions)             Level
---------------------   ---------------   ----------------   -----------------
         1998           $         107.8   $        7,493.2                1.44%
         1999                     124.5            4,885.0                2.55
         2000                     116.5            5,496.1                2.12
         2001                     116.4            6,058.3                1.92
         2002                     138.0            8,634.5                1.60

----------
*  In accordance with Section 428(c)(9) of the Higher Education Act, does not include loans transferred from the former Higher Education Assistance
   Foundation, Northstar Guarantee Inc., Ohio Student Aid Commission or Puerto
   Rico Higher Education Assistance Corporation. (Beginning in FFY 1999, under the Higher Education Act, the federal guaranty reserve fund balance is based on net assets with a reserve requirement of .25% as compared to .50%
   for prior years.)

     Claims Rate. For the past five federal fiscal years, GLHEGC's claims rate has not exceeded 5%, and, as a result, the highest allowance reinsurance has been paid on all GLHEGC's claims. The actual claims rates are as follows:

 Federal Fiscal Year
(Ending September 30)     Claims Rate
---------------------     -----------
        1998                     1.78%
        1999                     1.28
        2000                     1.17
        2001                     1.46
        2002                     1.06

Pennsylvania Higher Education Assistance Agency

     Guaranty Volume. PHEAA's guaranty volume for each of the last five federal fiscal years, including Stafford, Unsubsidized Stafford, SLS and PLUS loan volume was as follows:

                                      S-86

 Federal Fiscal Year         Guaranty Volume
(Ending September 30)     (Dollars in Millions)
---------------------     ---------------------
        1998              $               1,784
        1999                              1,796
        2000                              2,459
        2001                              1,819
        2002                              2,530

     Reserve Ratio. Following are PHEAA's reserve fund levels for the last five federal fiscal years:*

                              Cumulative
 Federal Fiscal Year         Cash Reserves
(Ending September 30)     (Dollars in Millions)     Reserve Ratio
---------------------     ---------------------     -------------
        1998              $              190.65               1.3%
        1999                             209.67               1.4
        2000                             217.24               1.3
        2001                             199.35               1.1
        2002                              94.48               0.5

----------
*  The Reserve Ratio is determined by dividing cumulative cash reserves by the original principal amount of outstanding loans guaranteed. "Cumulative Cash
   Reserves" refers to cash reserves plus (i) sources of funds (including insurance premiums, state appropriations, federal advances, federal reinsurance payments, administrative cost allowances, collections on claims paid, and investment earnings), minus (ii) uses of funds (including claims paid to lenders, operating expenses, lender fees, the Department's share of collections on claims paid, returned advances, and reinsurance fees).
   "Original Principal Amount of Outstanding Loans Guaranteed" consists of the original principal amount of outstanding loans guaranteed minus (i) the original principal amount of loans canceled, claims paid, loans paid in full, and loan guarantees transferred to other guarantors, plus (ii) the original principal amount of loan guarantees transferred from other guarantors.

     Recovery Rate. Following are PHEAA's recovery rates for the last five federal fiscal years:*

 Federal Fiscal Year
(Ending September 30)     Recovery Rate
---------------------     -------------
        1998                       59.2%
        1999                       62.1
        2000                       66.1
        2001**                    23.20
        2002**                    26.07

----------

*  The Recovery Rate is determined by dividing the cumulative amount of recoveries by the cumulative default claims paid.
** The Department has changed their reporting requirements and the methodology of calculating this figure has changed. The Department now requires that the total collections for the Federal Fiscal Year are divided by the outstanding default inventory as of the end of the prior Federal Fiscal Year. The
   Recovery Rate based on the

                                      S-87

new method of reporting is 23.20% for Federal Fiscal Year 2001 and 26.07% for
Federal Fiscal Year 2002, which appears substantially lower than the previous years. If the method of reporting in the prospectus were used, the Recovery Rate would be 99.39% for Federal Fiscal Year 2001 and would be 91.10% for Federal
Fiscal Year 2002.

     Claims Rate. Following are PHEAA's claims rates for the last five federal fiscal years.*

 Federal Fiscal Year
(Ending September 30)     Claims Rate
---------------------     -----------
        1998                      2.0%
        1999                      1.6
        2000                      1.1
        2001                      1.7
        2002                      1.7

----------
*  The Claims Rate is determined using the Department's definition for the purpose of determining reinsurance levels.

Nebraska Student Loan Program

     Guaranty Volume. NSLP's guaranty volume for each of the last five federal fiscal years, including Stafford, Unsubsidized Stafford, SLS and PLUS loan volume was as follows:

 Federal Fiscal Year         Guaranty Volume
(Ending September 30)     (Dollars in Millions)
---------------------     ---------------------
        1998              $                 629
        1999                                674
        2000                                810
        2001                                831
        2002                              1,005

     Reserve Ratio. Following are NSLP's reserve fund levels for the last five federal fiscal years:*

                               Cumulative
 Federal Fiscal Year          Cash Reserves
(Ending September 30)     (Dollars in Millions)     Reserve Ratio
---------------------     ---------------------     -------------
         1998             $               30.99               1.3%
         1999                             31.00               1.1
         2000                             29.76               0.9
         2001                             29.64               0.8
         2002                             25.80               0.5

----------
*  To determine federal reserves, NSLP includes cash and investments plus net short term receivables of the federal fund. Moreover, NSLP's guarantee reserve ratio calculation excludes HEAF transfers pursuant to the higher education act.

                                      S-88

     Recovery Rate. Following are NSLP's recovery rates for the last five federal fiscal years:*

 Federal Fiscal Year
(Ending September 30)      Recovery Rate
---------------------      -------------
        1998                        38.4%
        1999                        46.9
        2000                        55.3
        2001                        62.5
        2002                        65.0
----------
*  The Recovery Rate is determined by dividing the cumulative amount of recoveries by the cumulative default claims paid.

     Claims Rate. Following are NSLP's claims rates for the last five federal fiscal years:*

 Federal Fiscal Year
(Ending September 30)      Claims Rate
---------------------      -----------
        1998                       3.2%
        1999                       2.2
        2000                       1.9
        2001                       1.3
        2002                       1.5
----------
*  The Claims Rate is determined using the Department's definition for the purpose of determining reinsurance levels.

     Guarantors for the Guaranteed Private Loans. All of the Guaranteed Private
Loans will be Group II Student Loans. The Eligible Lender Trustee has entered into a Guarantee Agreement with TERI, and KBUSA will assign to the Eligible
Lender Trustee, on behalf of the Trust, its rights under surety bonds issued by
HICA applicable to the Group II Student Loans insured by HICA. As a result TERI and HICA, respectively, will each guarantee or insure a portion of the
Guaranteed Private Loans.

     Pursuant to its Guarantee Agreement, each of TERI and HICA guarantees or insures payment of 100% of the principal (including any interest or fees capitalized from time to time) and accrued interest for each Guaranteed Private
Loan guaranteed or insured by it as to which any one of the following events has occurred:

     (a)  failure by the borrower thereof to make monthly principal or interest payments on such Guaranteed Private Loan when due, provided such failure continues for a period of 120 days (150 days for HICA);

     (b)  with respect to HICA, any filing by or against the borrower thereof of a petition, and with respect to TERI, the discharge of the related student loan debt of a borrower as part of any proceedings, in bankruptcy pursuant to any chapter of the

                                      S-89

          Bankruptcy Code, (with respect to the Guaranteed Private Loans insured by HICA, subject to the restrictions contained in the HICA Surety
          Bonds);

     (c)  the death of the borrower thereof; or

     (d)  the total and permanent disability of the borrower thereof to be employed on a full-time basis, as certified by two qualified physicians, (with respect to the Guaranteed Private Loans insured by
          HICA, subject to the restrictions contained in the HICA Surety Bonds).

     TERI's and HICA's guarantee/insurance obligation with respect to any
Guaranteed Private Loan is conditioned upon the satisfaction of all the conditions set forth in its respective Guarantee Agreement. These conditions include, but are not limited to, the following:

     .  the origination and servicing of such Guaranteed Private Loan being performed in accordance with the Programs and other applicable requirements,

     .  the timely payment to TERI or HICA, as the case may be, of all guarantee fees or premiums payable with respect to such Guaranteed Private Loan,

     .  the timely submission to TERI or HICA, as the case may be, of all required pre-claim delinquency status notifications and of the claim with respect to such Guaranteed Private Loan, and

     .  the transfer and endorsement of the promissory note evidencing such
        Guaranteed Private Loan to TERI or HICA, as the case may be, upon and in connection with making a claim to receive Guarantee Payments thereon.

     Failure to comply with any of the applicable conditions, including the foregoing, may result in the refusal of TERI or HICA, as the case may be, to honor its Guarantee Agreement with respect to such Guaranteed Private Loan. In addition, in the event that any Guaranteed Private Loan is determined to be unenforceable because the terms of such Guaranteed Private Loan or the forms of the application or promissory note related thereto violate any provision of applicable state law (other than Massachusetts law) TERI's guarantee obligation is terminated and HICA's insurance obligation is reduced to 0% of principal
(including capitalized interest and fees) and accrued interest with respect to such Guaranteed Private Loan. Under the Sale and Servicing Agreement, such failure to comply or such unenforceability would constitute a breach of the
Master Servicer's covenants or the Depositor's representations and warranties
(with respect to the Student Loans) and would create an obligation of the
Depositor to repurchase such Guaranteed Private Loan or of the Master Servicer to purchase such Guaranteed Private Loan. See "Description of the Transfer and
Servicing Agreements--Sale of Financed Student Loans; Representations and
Warranties" and"--Master Servicer Covenants" herein.

     TERI and HICA, as Guarantors of Private Loans, are not entitled to any federal reinsurance or assistance from the Department or any other governmental entity. Although each Private Guarantor maintains a loan loss reserve intended to absorb losses arising from its guarantee/insurance commitments, there can be no assurance that the amount of such reserve will be sufficient to cover the obligations of TERI or HICA over the term of the Guaranteed Private Loan.

                                      S-90

     Certain organizational and summary financial information with respect to each of TERI and HICA in its capacity as a Guarantor is set forth below. The information set forth below relating to TERI and HICA is not guaranteed as to accuracy or completeness and is not to be construed as a representation by the
Seller, the Depositor, the Master Servicer, any of the Underwriters, or any of
their respective affiliates:

The Education Resources Institute, Inc.

     TERI was incorporated in 1985 to guarantee private, non-federal education loans. TERI is a Massachusetts nonprofit corporation headquartered in Boston,
Massachusetts. TERI provides private student loan guarantee services, education information and counseling services for young people, parents and adult learners, targeting people from families where neither parent is a college graduate, and a manager of national initiatives related to college access and financing. Since July 1, 2001, First Marblehead Education Resources, Inc., a
subsidiary of First Marblehead Corporation, an education finance company, has provided services including loan origination, customer service, default prevention, default recovery, default processing and administrative services to
TERI on an outsource basis under a master servicing agreement.

     For education loans guaranteed by TERI ("TERI Loans"), TERI will pay
100% of the principal (including capitalized interest, if any) plus accrued interest if one of the following events has occurred:

     1.   Failure by a borrower to make monthly principal and/or interest payments on a TERI Loan when due, provided such failure persists for a period of 180 consecutive days and provided that the guaranty claim is submitted no later than 210 days after the loan becomes delinquent;

     2.   The filing by or against a borrower of a Chapter 13 petition in a bankruptcy or, in the case of a Chapter 7 proceeding, the filing of an adversary proceeding pursuant to 11 U.S.C. Section523(a)(8)*; or

     3.   The death of a borrower*.

----------
*  Where there is a co-signer on the loan, no guaranty claim is processed where the borrower has died or has filed under Chapter 7 but does not file an adversary proceeding under Section523(a)(8) unless a guaranty event has also occurred with respect to the co-signer.

     TERI's obligation to honor its guarantee for any TERI Loan is conditioned upon the origination, disbursement, servicing and timely filing of the claim for guaranty of the loan in accordance with program requirements (i.e. due diligence), TERI's timely receipt of the guarantee fee for the TERI Loan, and the valid transfer and endorsement of the promissory note to TERI. If TERI denies the holder's claim on any TERI Loan on the grounds of due diligence deficiencies, the holder may thereafter request that TERI reinstate the guaranty of such loan if (i) such deficiencies are corrected, (ii) the holder receives four consecutive full monthly payments from the borrower, and (iii) at the time of the holder's request, the borrower is within 30 days of being current in his payments on such TERI Loan.

                                      S-91

     Guaranty Volume. The following table sets forth the volume of education loans guaranteed by TERI for the fiscal years ending December 31, 1998, 1999 and
2000, and the fiscal years ending June 30, 2001 and 2002 and for the nine months ending March 31, 2003:

                      TERI Loans Guaranteed/(2)/
Fiscal Year/(1)/       (Dollars in Millions)
-----------------     --------------------------
     1998             $                    380.4
     1999                                  469.6
     2000                                  320.3
     2001                                   97.2
     2002                                  622.9
     2003/(3)/                             794.8
----------
(1) As of June 30, 2001, TERI changed its fiscal year from the calendar year to the year ending June 30. Therefore, the fiscal year ending June 30, 2001 was the six month period from January 1, 2001 through June 30, 2001.
(2) Private loans guaranteed in fiscal years 1998 through 2001 include loans originated by the Access Group, Inc., but for which TERI terminated the guaranty effective November 15, 2001. See footnote 3 under Amounts
    Available to Meet Guaranty Commitments.
(3) Nine months ending March 31, 2003.

     Reserve Ratio. TERI computes its reserve ratio by dividing the "total dollars available for guaranty payment" by the "total loans outstanding." TERI defines "total dollars available for guaranty payment" as the sum of the amounts set forth below under the caption "Amounts Available to Meet Guaranty
Commitments." Such amounts include, for this purpose, the segregated reserves described below under the caption "Amounts Available to Meet Guaranty
Commitments," which segregated reserves are not available to meet obligations of
TERI with respect to the Fleet Loans guaranteed by TERI (the "TERI-Guaranteed
Fleet Loans"). TERI defines "total loans outstanding" as the aggregate principal amount outstanding of all loans under guaranty as of the end of each fiscal year. The following table sets forth TERI's reserve ratio as of December
31 of each of fiscal years 1998 through 2000, and as of June 30 of fiscal years
2001 and 2002 and as of March 31, 2003:

Fiscal Year/(1)/      Reserve Ratio
----------------      -------------
     1998                       5.0%
     1999                       4.8
     2000                       4.5
     2001                       4.5
     2002                       4.3
     2003                       4.7
----------
(1) As of June 30, 2001, TERI changed its fiscal year from the calendar year to the year ending June 30. Therefore, the fiscal year ending June 30, 2001 was the six month period from January 1, 2001 through June 30, 2001.

                                      S-92

     Amounts Available To Meet Guaranty Commitments. Under its guaranty agreements with lending institutions, TERI has agreed to maintain reserves equal to a percentage of the amount of unpaid principal on outstanding loans, which is either at least 2% in cash and marketable securities or their equivalents or at least 3% in total TERI funds available. As of March 31, 2003, the principal amount outstanding of loans guaranteed by TERI amounted to approximately $3.37 billion, and TERI was required under these agreements to have reserves available of approximately $64.7 million in cash and marketable securities and $101.1 million in total TERI funds available. TERI is currently in compliance with these requirements. Although TERI maintains a loan loss reserve intended to absorb losses arising from its guaranty commitments, there can be no assurance that the amount of such reserve will be sufficient to cover the obligations of
TERI over the term of the TERI Loans. As of December 31, 1998, 1999 and 2000,
June 30, 2001 and 2002 and March 31, 2003, TERI had available the following funds and reserves to meet its loan guaranty commitments/(1)/:

                                                                                                                    As of
                                                                                                                  March 31
                                             As of December 31                        As of June 30              (dollars in
                                           (dollars in thousands)                 (dollars in thousands)          thousands)
                                  ----------------------------------------       -------------------------       -----------
                                      1998          1999           2000             2001           2002             2003
                                  -----------   ------------    ----------       -----------    ----------       -----------
Deferred Guaranty Fees            $     4,899    $     5,357    $    5,363       $     5,138    $    6,704       $    10,665

Loan Loss Reserve                 $    54,186    $    60,248    $   91,324/(2)/  $    91,276    $   75,229/(3)/  $   102,056

Unrestricted - Board Designated   $    33,929    $    33,808    $   13,084/(2)/  $    13,169    $   13,326       $    32,509

Unrestricted - Undesignated       $    11,156    $    16,448    $   10,680/(2)/  $    12,330    $   19,820       $    13,000

Total Amounts Available to        $   104,170    $   115,861    $  120,451       $   121,913    $  115,079       $   158,230
 Meet Guaranty Commitments

----------
(1) Source: TERI's audited financial statements, for the fiscal years ended
    December 31, 1998 through 2000 and the fiscal years ended June 30, 2001 and
    2002 and TERI's unaudited financial statements for the nine months ended
    March 31, 2003. As of June 30, 2001, TERI changed its fiscal year from the calendar year to the year ending June 30. Therefore, the audited financial statements for the year ending June 30, 2001 are for the six month period
    January 1, 2001 through June 30, 2001.
(2) The Loan Loss Reserve as of December 31, 2000 includes the transfer of $35 million from Unrestricted Board Designated and Unrestricted-Undesignated.
    This transfer was done to more appropriately classify funds held to pay claims. There was no change in the total amount of funds available to pay claims.
(3) The decline in Loan Loss Reserves from 2001 to 2002 reflects the fact that effective November 15, 2001, TERI discontinued its guarantee obligations on
    $344 million of loans originated by Access Group, Inc. This resulted in a transfer of approximately $23 million of TERI's Loan Loss Reserve to the
    Access Group, Inc.

     Of the amounts shown above as "Total Amounts Available To Meet Guaranty
Commitments," a portion of the amount shown for each period (including $47.1 million of the $95.4 million of cash and marketable securities held by TERI as of March 31, 2003), is required

                                      S-93

to be held in segregated reserves pledged to satisfy guarantee obligations with respect to specific guaranteed student loans including the TERI-Guaranteed
Access Loans, but not including the TERI-Guaranteed Fleet Loans. These segregated reserve loans are entitled to the benefit of the segregated reserves.
Draws on such segregated reserves will be paid in the order received, to the extent of amounts remaining in the segregated reserve account. Consequently, there may be one or more owners of such loans entitled to the benefit of those segregated reserves for which a claim could, in the event of a default by a student borrower, be filed against such segregated reserves. As a result, there can be no assurance that amounts in these segregated reserves will be available to support Guarantee Payments by TERI owing in respect of the TERI-Guaranteed
Access Loans or that such amounts, if available, will be sufficient to satisfy all existing guarantee obligations of TERI with respect to loans entitled to the benefit of these segregated reserves.

     Subject to the minimum restrictions imposed by lending institutions, and the segregated reserves discussed above, TERI establishes its loan loss reserve based on its management's estimates of probable losses arising from its guarantee commitments, based on the historical experience of TERI and those of other lending institutions and programs, and based on the results of a semi-annual actuarial study provided by an independent accounting firm.

     Recovery Rate. TERI determines its recovery rates by tracking the recovery history of loans that defaulted in a particular year, and dividing the cumulative amount recovered through its collection efforts on such loans by the total initial amount of claims paid on such loans. The following table shows
TERI's recovery rates as of March 31, 2003 for the loans that defaulted in each of the last five calendar years and the three-month period ending March 31,
2003:
                       Cumulative Cash
Period of Default       Recovery Rate
(calendar years)         (unaudited)
-----------------      ---------------
     1998                           61%
     1999                           55
     2000                           46
     2001                           39
     2002                           19
     2003*                           1
----------
*  For the three-month period ending March 31, 2003.

     The foregoing chart illustrates that recovery rates tend to increase over time as TERI seeks to collect on defaulted loans. However, there can be no assurance that TERI's recovery rate for any future year will be similar to the historical experience set forth above.

     Claims Rate. The Net Cohort Default Rate for TERI set forth below is based on the aggregate amount of claims, whenever paid, on loans guaranteed by TERI in a particular year or period. All TERI-guaranteed loans made in a given fiscal year are referred to collectively as a "cohort." TERI's "Net Cohort Default
Rate" refers to the total amount of guaranty payments made by TERI on defaulted loans of a given cohort, less any subsequent recoveries by TERI

                                      S-94

expressed as a percentage of the aggregate principal amount of loans guaranteed by TERI for the cohort year. The following table sets forth the net loans guaranteed, total defaults paid (net of recoveries) and the Net Cohort Default
Rate as of March 31, 2003, for each of the last five cohort (fiscal) years and the nine months ending March 31, 2003:

                   Net Loans        Total Net Defaults Paid      Net Cohort
Cohort Year     Guaranteed/(1)/      for Loans Guaranteed       Default Rate
-----------     ---------------     -----------------------     ------------
                       (Dollars in Thousands) (unaudited)

  1998          $       303,292     $                11,222             3.70%
  1999                  265,061                       7,280             2.74
  2000                  239,564                       2,861             1.19
  2001                   97,245                         608             0.63
  2002                  622,894                         374             0.06
  2003/(2)/             784,181                          29             0.00
----------
(1) Excluding $344 million of loans originated by Access Group, Inc. with respect to which TERI discontinued its guarantee obligations on November
    15, 2001.
(2) Nine months ending March 31, 2003.

     The declining trend reflected above in the Net Cohort Default Rate experienced by TERI can largely be attributed to the fact that for each succeeding cohort year fewer loans guaranteed by TERI were in repayment as of
March 31, 2003. As the number of loans entering repayment increases, the percentage of loans becoming delinquent and subsequently defaulting also tends to increase. There can be no assurance that the Net Cohort Default Rate of TERI for any future year will be similar to the historical experience set forth above.

     TERI has agreed that it will provide a copy of its most recent audited financial statements upon receipt of a written request directed to its Chief
Financial Officer, 15 St. James Avenue, Boston, Massachusetts 02116.

HICA

     The Eligible Lender Trustee will take an assignment of Surety Bonds by which HICA has insured certain Guaranteed Private Loans. HICA was incorporated in 1986 to provide insurance coverage to lenders against credit losses on education-related, non-federally insured loans to students attending post-secondary educational institutions. HICA is a licensed, regulated insurance company incorporated in South Dakota and headquartered in Sioux Falls, and employs approximately 27 people as of December 2002. HICA is an indirect subsidiary of SLM Corporation.

     Insurance Volume. The following table sets forth the amount of loans that have first become insured by HICA in each of the five calendar years and six-month period referred to below; such information is not guaranteed as to accuracy or completeness and is not to be construed as a representation by the
Seller, the Depositor, KBUSA or any of the Underwriters:

                                      S-95

                       Private Loans
                      Insured by Year
Calendar Year      (Dollars in Millions)
-------------      ---------------------
     1998          $                 267
     1999                            346
     2000                            577
     2001                          1,018
     2002                          1,545
     2003*                           976
----------
* For the six-month period ending June 30, 2003.

     HICA has agreed that it will provide a copy of its most recent audited financial statements to Securityholders upon receipt of a written request directed to Ms. Vickie Eliason, Treasurer, 3900 West Technology Circle-Suite 7,
Sioux Falls, South Dakota 57106.

Non-Guaranteed Private Loans

     As of the Statistical Cutoff Date, approximately 91.43% of the Group II
Initial Financed Student Loans are, and none of the Group I Student Loans are or will be, Non-Guaranteed Private Loans. The Non-Guaranteed Private Loans were originated in accordance with the criteria set forth in the Prospectus under
"The Student Loan Financing Business--Description of Private Loans Under the
Programs." See also the discussion of the Key Alternative Loan Program in the
Prospectus under "The Student Loan Financing Business--Description of Private
Loans Under the Programs" and "The Financed Student Loan Pools--Characteristics
of the Key CareerLoan" in this Prospectus Supplement.

KeyCorp Student Loan Trusts

     The following tables set forth the cumulative claims paid experience with respect to guaranteed student loans and charge-offs experience with respect to non-guaranteed student loans for all of the student loans securitized by KBUSA and its affiliates through the various securitization trusts specified. The data includes substantially all student loans originated or acquired by KBUSA and its affiliates during these time periods, except FFELP loans for undergraduate education and one private loan product whose primary use is for grade school and high school education. The student loans selected for each student loan trust were generally selected based on the expected graduation year of each student.
While the trusts are comprised predominately of one expected graduation year, there are borrowers in each student loan trust who consolidated their loans, left school early or graduated late and therefore did not graduate during the expected graduation year but are included under that graduation year for purposes of the tables.

     The tables below reflect only the past performance of each of the securitization trusts indicated. The performance of a particular trust and the student loans in such trust may be affected by a number of factors, including the date when each borrower enters repayment, the number of loans in forbearance, grace or deferment and the timing of when such loans entered forbearance, grace or deferment, the particular mix of loan programs in that trust, the

                                      S-96

underwriting standards at the time of origination of the related student loans, the types of schools attended by the related borrowers, and general economic conditions. As a result, potential investors in the Notes should be aware that the performance of the Financed Student Loans owned by the Trust might be substantially different from that of prior securitization trusts. In particular, the Trust includes Financed Student Loans that have no available prior performance history, including Rehabilitated Student Loans and Key CareerLoans.
As such, investors should not rely on these tables as predicators of expected claims paying or charge-off rates, as the case may be, with respect to the
Financed Student Loans owned by the Trust.

                                      S-97

     The table below presents the cumulative claims paid percentages by the related federal guarantors with respect to FFELP loans that have been securitized. The claims paid percentage does not reflect the charge-off of the
2% of the principal balance of each defaulted student loan originated after
October 1, 1993 that is not payable by the related federal guarantor.

   Cumulative Claims Paid Percentages/(1)/ By Securitization Trust and Assumed
                       Graduation Date FFELP Student Loans

                                                                      TRUST
              1993-A    1994-A   1994-B   1995-A   1995-B    1996-A   1997-1   1999-A   1999-B   2000-A   2000-B   2001-A   2002-A
              -------   ------   ------   ------   -------   ------   ------   ------   ------   ------   ------   ------   ------
                                                                  CUT-OFF DATE
Cumulative    5/12/93   1/1/94   9/1/94   1/1/95   10/1/95   9/1/96   9/1/97   1/1/99   9/1/99   6/1/00   9/1/00   9/1/01   9/1/02
Claims Paid                                                      GRADUATION DATE
  Through                                                           (assumed)
 Feb.28,       1993      1993     1994     1994     1995      1996     1997     1998     1999     2000     2000     2001     2002
-----------   --------------------------------------------------------------------------------------------------------------------
   1994         0.514%   0.273%
   1995         2.269%   1.811%   0.578%   0.576%
   1996         4.748%   4.375%   2.877%   2.719%    0.322%
   1997         9.434%   7.115%   6.162%   5.626%    2.392%   0.256%
   1998        11.248%   9.208%   8.169%   7.971%    4.614%   2.396%   0.168%
   1999        12.539%  10.817%   9.889%   9.382%    6.156%   4.206%   1.883%   0.056%
   2000        13.114%  11.324%  10.427%  10.016%    6.927%   5.134%   2.869%   1.146%   0.039%
   2001        13.699%  12.247%  11.311%  10.987%    7.945%   6.387%   4.282%   2.625%   1.093%   0.201%   0.065%
   2002        14.164%  12.895%  12.029%  11.742%    8.858%   7.227%   5.542%   3.961%   2.405%   1.373%   1.190%   0.206%
   2003        14.604%  13.277%  12.655%  12.228%    9.559%   7.712%   6.325%   4.979%   3.553%   2.248%   2.242%   1.272%   0.026%

(1)  The cumulative claims paid percentage is calculated by dividing (x) the total dollar amount of claims paid including accrued interest by the related federal student loan guarantors on FFELP loans in the related trust through the referenced February 28 of that year, by (y) the sum of (i) the aggregate original principal balance of all FFELP loans in the related trust, and (ii) related cumulative capitalized interest, related consolidation and serial loan purchases, related guarantee fee capitalization and other principal adjustments in each case through the referenced February 28 of that year, less (iii) the outstanding principal balance of all FFELP loans in the related trust repurchased by the seller or servicer through the referenced February 28 of that year.

                                      S-98

     The table below presents the percentages of cumulative claims paid percentages by the related private guarantors with respect to guaranteed private student loans that have been securitized.

   Cumulative Claims Paid Percentages/(1)/ By Securitization Trust and Assumed
                Graduation Date Private Guaranteed Student Loans

                                                                      TRUST
              1993-A    1994-A   1994-B   1995-A   1995-B    1996-A   1997-1   1999-A   1999-B   2000-A   2000-B   2001-A   2002-A
              -------   ------   ------   ------   -------   ------   ------   ------   ------   ------   ------   ------   ------
                                                                  CUT-OFF DATE
Cumulative    5/12/93   1/1/94   9/1/94   1/1/95   10/1/95   9/1/96   9/1/97   1/1/99   9/1/99   6/1/00   9/1/00   9/1/01   9/1/02
Claims Paid                                                      GRADUATION DATE
  Through                                                           (assumed)
 Feb.28,       1993      1993     1994     1994     1995      1996     1997     1998     1999     2000     2000     2001     2002
-----------   --------------------------------------------------------------------------------------------------------------------
   1994         0.117%   0.120%
   1995         3.956%   3.305%   0.327%   0.204%
   1996         7.678%   6.453%   3.401%   3.186%    0.149%
   1997        12.525%   9.544%   6.943%   7.623%    1.888%   0.100%
   1998        14.671%  11.653%  10.067%  10.474%    5.562%   2.307%   0.082%
   1999        16.198%  13.142%  12.146%  12.560%    8.491%   5.797%   2.247%   0.017%
   2000        16.912%  14.552%  13.477%  13.796%   10.234%   8.719%   6.118%   1.362%   0.057%
   2001        17.491%  15.342%  14.291%  14.608%   11.343%  10.016%   8.423%   4.465%   1.282%   0.397%   0.014%
   2002        17.808%  15.783%  14.800%  15.281%   11.951%  11.029%   9.809%   6.197%   3.618%   2.147%   1.302%   0.864%
   2003        17.930%  15.937%  15.105%  15.617%   12.266%  11.293%  10.672%   6.995%   4.643%   3.085%   2.857%   2.074%   0.162%

(1)  The cumulative claims paid percentage is calculated by dividing (x) the total dollar amount of claims paid including accrued interest by the related private student loan guarantors on guaranteed private student loans in the related trust through the referenced February 28 of that year, by
     (y) the sum of (i) the aggregate original principal balance of all guaranteed private student loans in the related trust, and (ii) related cumulative capitalized interest, related consolidation and serial loan purchases, related guarantee fee capitalization and other principal adjustments in each case through the referenced February 28 of that year, less (iii) the outstanding principal balance of all guaranteed private student loans in the related trust repurchased by the seller or servicer through the referenced February 28 of that year.

                                      S-99

     The table below presents the cumulative gross charge-off percentages
(without regard to any subsequent recoveries) with respect to non-guaranteed private student loans that have been securitized. A non-guaranteed private student loan is generally charged-off after such student loan has become 180 or more days delinquent.

 Cumulative Gross Charge-off Percentages/(1)/ By Securitization Trust and
          Assumed Graduation Date Non-Guaranteed Private Student Loans

                                  TRUST

                1999-B   2000-A   2000-B   2001-A   2002-A
                ------   ------   ------   ------   ------
                              CUT-OFF DATE
 Cumulative     9/1/99   6/1/00   9/1/00   9/1/01   9/1/02
Gross Charge-                GRADUATION DATE
Offs Through                    (assumed)
----------------------------------------------------------
   Feb. 28,       1999     2000     2000     2001     2002
-------------   ------------------------------------------
    2000         0.473%
    2001         1.896%   0.620%   0.326%
    2002         3.435%   1.872%   4.311%   0.698%
    2003         4.476%   2.832%   6.762%   2.600%   0.616%

(1)  The cumulative gross charge-off percentage is calculated by dividing (x)
     the total dollar amount of non-guaranteed private student loans charged-off in the related trust (not including for such purpose any subsequent recoveries on the related non-guaranteed private student loans) through the referenced February 28 of that year, by (y) the sum of (i) the aggregate original principal balance of all non-guaranteed private student loans in the related trust, and (ii) related cumulative capitalized interest, related consolidation and serial loan purchases, and other principal adjustments in each case through the referenced February 28 of that year, less (iii) the outstanding principal balance of all non-guaranteed private student loans in the related trust repurchased by the seller or servicer through the referenced February 28 of that year.

                                      S-100

     The table below presents the cumulative net charge-off percentages (which reflects all subsequent recoveries) for non-guaranteed private student loans that have been securitized. Recoveries are sums received by a trust from borrowers after the related student loans have been charged-off. A non-guaranteed private student loan is generally charged-off after such student loan has become 180 or more days delinquent.

 Cumulative Net Charge-off Percentages/(1)/ By Securitization Trust and Assumed
              Graduation Date Non-Guaranteed Private Student Loans

                                  TRUST

                1999-B   2000-A   2000-B   2001-A   2002-A
                ------   ------   ------   ------   ------
                              CUT-OFF DATE
 Cumulative     9/1/99   6/1/00   9/1/00   9/1/01   9/1/02
 Net Charge-                GRADUATION DATE
Offs Through                    (assumed)
----------------------------------------------------------
  Feb. 28,       1999     2000     2000     2001     2002
-------------   ------------------------------------------
    2000         0.467%
    2001         1.827%   0.615%   0.323%
    2002         3.181%   1.770%   3.813%   0.697%
    2003         4.118%   2.574%   6.125%   2.584%   0.615%

(1)  The cumulative net charge-off percentage is calculated by dividing (x) (i)
     the total dollar amount of non-guaranteed private student loans charged-off in the related trust, less (ii) any subsequent recoveries on the related non-guaranteed private student loans, in each case through the referenced
     February 28 of that year, by (y) the sum of (i) the aggregate original principal balance of all non-guaranteed private student loans in the related trust, and (ii) related cumulative capitalized interest, related consolidation and serial loan purchases, and other principal adjustments in each case through the referenced February 28 of that year, less (iii) the outstanding principal balance of all non-guaranteed private student loans in the related trust repurchased by the seller or servicer through the referenced February 28 of that year.

                                      S-101

                          DESCRIPTION OF THE SECURITIES

     Terms used in this section and not previously defined and not defined herein are defined under "Description of the Transfer and Servicing
Agreements--Distributions" herein.

General

     The Notes will be issued pursuant to the terms of the indenture, dated as of August 1, 2003, between the Trust and the Indenture Trustee (the
"Indenture"). The Certificates will be issued to the Depositor, or its designated affiliate, pursuant to the terms of the Trust Agreement. The following information supplements the summary of the material terms of the
Notes, the Certificates, the Indenture and the Trust Agreement set forth in the
Prospectus. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the Notes, the Certificates, the
Indenture and the Trust Agreement. Only the Notes are offered by this Prospectus
Supplement. Any information presented in this Prospectus Supplement relating to the Certificates is for informational purposes only to provide for a better understanding of the Notes.

     The Class I-A-1 Notes, the Class I-A-2 Notes (the "Group I Class A Notes"),
the Class II-A-1 Notes, the Class II-A-2 Notes, the Class II-A-3 Notes, the
Class II-A-IO Notes (the "Group II Class A Notes," and with respect to each group the "Class A Notes"), the Class I-B Notes and the Class II-B Notes (with respect to each group the "Class B Notes") (each a "Class") will initially be represented by one or more Notes registered in the name of the nominee of the
Depository Trust Company ("DTC") (together with any successor depository selected by the Administrator, the "Depository"), except as set forth below. The
Notes (other than the Class II-A-IO Notes) will be available for purchase in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof, and with respect to the Class II-A-IO Notes in minimum denominations of
$100,000 and integral multiples of $1,000 in excess thereof, in book-entry form only. The Trust has been informed by DTC that DTC's nominee will be Cede & Co.
("Cede"). Accordingly, Cede is expected to be the holder of record of the Notes.
Unless and until Definitive Notes are issued under the limited circumstances described herein, no Noteholder will be entitled to receive a physical certificate representing a Note. All references herein to actions by Noteholders refer to actions taken by DTC upon instructions from its participating organizations (the "Participants") and all references herein to distributions, notices, reports and statements to Noteholders refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Notes, for distribution to Noteholders in accordance with DTC's procedures with respect thereto. See "Certain Information Regarding the Securities--Book-Entry
Registration" and "--Definitive Securities" in the Prospectus.

The Notes

     Distributions of Interest. Interest will accrue on (1) the principal balance of each Class of Notes, other than the Class II-A-IO Notes, at a rate per annum equal to the lesser of the Formula Rate for such Class of Notes and the Student Loan Rate for the related group of Financed Student Loans and (2) on the notional amount of the Class II-A-IO Notes (which is equal to the outstanding principal balance of the Class II-A-3 Notes on any Distribution
Date) at a rate per annum equal to 0.125% (each such interest rate being a "Note
Interest Rate"). Interest will

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accrue from and including the Closing Date or from the most recent Distribution
Date on which interest has been paid to, but excluding, the current Distribution
Date (each, an "Interest Period") and will be payable to the Noteholders on each
Distribution Date. Interest accrued as of any Distribution Date but not paid on such Distribution Date will be due on the next Distribution Date together with an amount equal to interest on such amount at the applicable Note Interest Rate.
Interest payments on the Notes for any Distribution Date will generally be funded from Available Funds related to each group of Notes and amounts on deposit in the related Reserve Account and, under certain limited circumstances, the related Pre-Funding Account remaining after the distribution of the portion of the Master Servicing Fee allocated to the related group of Financed Student
Loans for each of the two immediately preceding Monthly Servicing Payment Dates and of the portion of the Master Servicing Fee and the Administration Fee
allocated to the related group of Financed Student Loans, and, with respect to the Group II Insured Notes, the quarterly premium owing to the Securities
Insurer. If such sources are also insufficient to pay the sum of the related
Noteholders' Interest Distribution Amount with respect to the related Class A
Notes of either group of Notes for such Distribution Date and any Trust Swap
Payment Amount with respect to the Group I Interest Rate Swap, such shortfall will be allocated pro rata (x) to the related Class A Noteholders (based upon the total amount of interest then due on each Class of Class A Notes of such group) and (y) to the Swap Counterparty (based on the Trust Swap Payment Amount due to the Swap Counterparty with respect to the related Interest Rate Swap on such Distribution Date). If such sources are insufficient to pay the sum of the related Noteholders' Interest Distribution Amount with respect to the Class I-B
Notes or the Class II-B Notes, as applicable, for such Distribution Date, such shortfall will be allocated to the related Class B Noteholders. With respect to the Group II Insured Notes, the Group II Insured Notes Guaranty Insurance Policy
will unconditionally guarantee the payment of the related Noteholders' Interest
Distribution to the applicable Group II Noteholders on each Distribution Date.

     In addition, a "Subordinate Note Interest Trigger" will have occurred on the last day of any Collection Period if the outstanding principal amount of the
Group I or Group II Senior Notes, as applicable, exceeds the sum of the Group I or Group II Pool Balance, as the case may be, plus in either case the balance of the related Pre-Funding Account and the related Reserve Account. Such
Subordinate Note Interest Trigger will remain in effect for so long as the outstanding principal amount of the Group I or Group II Senior Notes, as applicable, exceeds the sum of the Group I or Group II Pool Balance, as the case may be, plus in either case the balance of the related Pre-Funding Account and the related Reserve Account. The effect of the occurrence and continuance of a
Subordinate Note Interest Trigger is such that on each related Distribution
Date, the Principal Distribution Amount with respect to the Group I or Group II
Notes, as applicable, must be paid in full to the related Senior Noteholders before any payments of interest are made to the related Subordinate Noteholders.

     "Collection Period" means each period of three calendar months from and including the date following the end of the preceding Collection Period (or, with respect to the first Collection Period, the period beginning on August 1,
2003 and ending on December 31, 2003).

     "Formula Rate" means for any Class of Notes, other than the Class II-A-IO
Notes, the applicable Investor Index plus the applicable Margin.

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     "Investor Index" means Three Month LIBOR (determined as described under
"--Determination of LIBOR" below).

     With respect to each Class of Notes, other than the Class II-A-IO Notes, and the initial Interest Period, interest will accrue during the period from the
Closing Date to, but excluding, October 27, 2003, based on a blended rate of
LIBOR as determined on the initial LIBOR Determination Date and for the period from October 27, 2003 to but excluding January 26, 2004 based on Three-Month
LIBOR as determined on the second business day prior to October 27, 2003. See
"--Determination of LIBOR" below.

     The "Margin" for each Class of Notes, other than the Class II-A-IO Notes, is 0.04% for the Class I-A-1 Notes, 0.26% for the Class I-A-2 Notes, 0.75% for
the Class I-B Notes, 0.15% for the Class II-A-1 Notes, 0.31% for the Class
II-A-2 Notes, 0.47% for the Class II-A-3 Notes and 0.53% for the Class II-B
Notes.

     The "Student Loan Rate" for any Class of Notes for any Interest Period will equal the product of (a) the quotient obtained by dividing (x) 365 (or 366 in a leap year) by (y) the actual number of days elapsed in such Interest Period and
(b) the percentage equivalent of a fraction, (i) the numerator of which is equal to Expected Interest Collections with respect to the related group of Financed
Student Loans for the Collection Period relating to such Interest Period, plus any Net Trust Swap Receipt actually received by the Trust with respect to the
Group I Interest Rate Swap (with respect to the Group I Student Loans only) and the related Collection Period, less the sum of the related Master Servicing
Fees, the related Administration Fees, and the premiums due to the Securities
Insurer (with respect to the Group II Student Loans only) and payable on the related Distribution Date and any related Master Servicing Fees paid on the two preceding Monthly Servicing Payment Dates during the related Collection Period, minus any Net Trust Swap Payment due to the Swap Counterparty with respect to the Group I Interest Rate Swap (with respect to the Group I Student Loans only)
for the related Collection Period, and (ii) the denominator of which is the outstanding principal balance of the related group of Notes as of the first day of such Interest Period.

     "Expected Interest Collections" means, with respect to each group of
Student Loans and any Collection Period, the sum of

          .  the amount of interest accrued, net (in the case of the Group I
             Student Loans) of amounts required by the Higher Education Act to be paid to the Department or to be repaid to borrowers, with respect to the Financed Student Loans for such Collection Period
             (whether or not such interest is actually paid),
          .  all Interest Subsidy Payments and Special Allowance Payments
             expected to be received by the Eligible Lender Trustee for such
             Collection Period (whether or not actually received) with respect to the Group I Student Loans only, and
          .  Investment Earnings for such Collection Period.

     To the extent the interest rate during any Interest Period for any Class of
Notes, other than the Class II-A-IO Notes, calculated on the basis of the related Formula Rate exceeds the related Student Loan Rate, the Cap Provider will be obligated under the related Basis Risk Cap to pay the amount of the excess (with respect to Group I Notes, the "Group I Noteholders'

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Interest Index Carryover" and with respect to Group II Notes, other than the
Class II-A-IO Notes, the "Group II Noteholders' Interest Index Carryover" and in
either case, the "Noteholders' Interest Index Carryover"). If the Cap Provider
defaults on its obligation under either of the Basis Risk Caps or if a Basis
Risk Cap is terminated in accordance with its terms, any related Noteholders'
Interest Index Carryover (together with the unpaid portion of any such
Noteholders' Interest Index Carryover from prior Distribution Dates and interest accrued thereon (1) in the case of the applicable Class A Notes of the applicable group of Notes, at the weighted average of the Formula Rate for the related Class A Notes, and (2) with respect to the Class B Notes of the applicable group of Notes, at the Formula Rate for the Class I-B or Class II-B
Notes, as applicable) will be paid on such Distribution Date or any subsequent
Distribution Date on a subordinated basis only to the extent funds are allocated and available therefor after making all required prior allocations and distributions on such Distribution Date, as described under "Description of the
Transfer and Servicing Agreements--Distributions" herein. Any Group I or Group
II Noteholders' Interest Index Carryover due with respect to the related Class A
Notes as a result of such default or termination, as the case may be, that may exist on any Distribution Date following a default by the Cap Provider or a termination of the related Basis Risk Cap, as applicable, will be payable to holders of the applicable Class A Notes in the related group of Notes on that
Distribution Date on a pro rata basis, based on the amount of the Group I or
Group II Noteholders' Interest Index Carryover then owing with respect to the related Class A Notes, and on any succeeding Distribution Dates, solely out of the amount of Group I or Group II Available Funds, as applicable, remaining on any such Distribution Date after distribution of the amounts having a more senior payment priority as described under "Description of the Transfer and
Servicing Agreements--Distributions" herein. Any Group I or Group II
Noteholders' Interest Index Carryover due on the Class B Notes of the applicable group of Notes that may exist on any Distribution Date following a default by the Cap Provider with respect to the Group I or Group II Basis Risk Cap or termination of the Group I or Group II Basis Risk Cap, as applicable, will be payable to the holders of the Class I-B or Class II-B Notes, as applicable, on that Distribution Date and on any succeeding Distribution Dates solely out of the amount of Group I or Group II Available Funds, as applicable, remaining on any such Distribution Date after distribution of any Group I or Group II
Noteholders' Interest Index Carryover, as applicable, on the Group I or Group II
Class A Notes (other than the Class II-A-IO Notes), as applicable, on such
Distribution Date. No amounts on deposit in the related Reserve Account or the related Pre-Funding Account will be available to pay any Noteholders' Interest
Index Carryover. Any amount of Noteholders' Interest Index Carryover due with respect to the related Notes remaining after distribution of all related
Available Funds on the applicable Final Maturity Date will never become due and payable and will be discharged on such date.

     The Group II Insured Notes Guaranty Insurance Policy does not guarantee payment of any Group II Noteholders' Interest Index Carryover or the obligations of the Cap Provider under the Group II Basis Risk Cap.

     Distributions of Principal. Principal payments will be made to the holders of the Notes, other than the Class II-A-IO Notes, of each group on each
Distribution Date in an amount generally equal to the related Principal
Distribution Amount for such Distribution Date, until the principal balance of the related group of Notes is reduced to zero. Principal payments on each group of Notes will generally be derived from related Available Funds remaining after the

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distribution of the amounts set forth in "Description of the Transfer and
Servicing Agreements--Distributions" herein.

     In addition, with respect to each group of Notes, in the event that (1)
there is a decision by the related Noteholders to exercise the related Put
Option, but the Indenture Trustee is unable to exercise such Put Option due to the Minimum Acceptable Put Option Exercise Price being greater than the Put
Option Exercise Price (plus all amounts then on the deposit in the Group I or
Group II Reserve Account, as applicable), or (2) the Put Option Provider defaults on the related Put Option and the related group of Financed Student
Loans is not sold pursuant to the auction process described under "Description of the Transfer and Servicing Agreements--The Put Options and Auction Sales,"
with respect to any Distribution Date occurring on or after the October 2013
Distribution Date, the Specified Collateral Balance with respect to such group of Financed Student Loans will be reduced to zero and all amounts on deposit in the related sub-account of the Collection Account (after giving effect to all prior distributions on such Distribution Date including the reinstatement of the balance of the related Reserve Account to the related Specified Reserve Account
Balance on such Distribution Date) will be distributed (x) with respect to the
Group I Notes, first to the Class I-A-1 Noteholders, second, to the Class I-A-2
Noteholders, and third, to the Class I-B Noteholders, and (y) with respect to the Group II Notes, first to the Class II-A-1 Noteholders, second, to the Class
II-A-2 Noteholders, third, to the Class II-A-3 Noteholders and fourth, to the
Class II-B Noteholders in each case as principal until the outstanding principal balance of each such Class of Notes has been reduced to zero. See "Description of the Transfer and Servicing Agreements--Termination" herein. Except as described below, the Group II Insured Notes Guaranty Insurance Policy does not guaranty payment of the Group II Principal Distribution Amount on any
Distribution Date.

     Group I Notes. Principal payments on the Group I Notes will be applied on each Distribution Date in the amount of the Group I Principal Distribution
Amount: (a) prior to the Stepdown Date, or after the Stepdown Date if a
Subordinate Note Principal Trigger has occurred and is continuing, the Group I
Principal Distribution Amount for the Group I Notes will be payable solely to the Group I Senior Notes in sequential order beginning with the Class I-A-1
Notes until paid in full, then to the Class I-A-2 Notes until paid in full, and then to the Class I-B Notes; and (b) after the Stepdown Date and so long as no
Subordinate Note Principal Trigger has occurred and is continuing, the Senior
Group I Percentage of the Principal Distribution Amount for the Group I Notes
will be payable to the Group I Senior Notes (in the same order of priority as described in the preceding sentence) and the Subordinate Percentage of the
Principal Distribution Amount for the Group I Notes will be payable to the Class
I-B Notes. The aggregate outstanding principal amount of each Class of Group I
Notes will be payable in full on the Final Maturity Date for that Class of Group
I Notes. The Final Maturity Date for the Class I-A-1 Notes is the Distribution
Date in January 2014 (the "Class I-A-1 Notes Final Maturity Date"), the Final
Maturity Date for the Class I-A-2 Notes is the Distribution Date in October 2032
(the "Class I-A-2 Notes Final Maturity Date") and the Final Maturity Date for
the Class I-B Notes is the Distribution Date in July 2036 (the "Class I-B Notes
Final Maturity Date"). On the Final Maturity Date for each Class of Group I
Notes, amounts on deposit in the Group I Reserve Account, if any, will be available, if necessary, to be applied to reduce the principal balance of such
Class of Group I Notes to zero. Although the maturity of certain of the Group I
Financed Student Loans will extend well beyond the Final Maturity Date of the
Class I-B Notes, the actual date on which the aggregate outstanding principal and accrued interest of any Class of Group I

                                     S-106

Notes are paid may be earlier than the Final Maturity Date for the related Class of Group I Notes, based on a variety of factors. See "The Financed Student Loan
Pools--Maturity and Prepayment Assumptions" herein. In addition, prior to the
Distribution Date on which the principal balance of the Group I Notes equals the sum of the Group I Pool Balance and amounts on deposit in the Group I
Pre-Funding Account as of the last day of the related Collection Period (the
"Group I Parity Date"), the amount on deposit in the Group I Reserve Account will be used to pay principal on the Group I Notes only to the extent the amount by which the Group I Pool Balance as of the last day of the second preceding
Collection Period (or in the case of the first Distribution Date, as of the
Cutoff Date) minus the Group I Pool Balance as of the last day of the related
Collection Period exceeds the Group I Available Funds remaining to be distributed on the Group I Notes as principal as set forth in "Description of the Transfer and Servicing Agreements--Distributions" herein. On and after the
Group I Parity Date, amounts on deposit in the Group I Reserve Account will be used to pay principal to the extent that any Group I Available Funds remaining to be distributed on the Group I Notes as principal as set forth in "Description of the Transfer and Servicing Agreements--Distributions" herein is less than the
Noteholders' Principal Distribution Amount for the Group I Notes for such
Distribution Date.

     However, after the occurrence of an Event of Default relating to the Group
I Notes (other than an Event of Default resulting from the breach of a representation, warranty or other covenant of the Trust) or an acceleration of the Group I Notes, principal will be paid on the Class I-A-1 and Class I-A-2
Notes on a pro rata basis (based on their outstanding principal balances) and not sequentially, and no principal will be paid to the holders of the Class I-B
Notes until all Group I Senior Notes have been paid in full.

     The "Stepdown Date" for the Group I or Group II Notes, as applicable, will be, in each case, the earlier of (i) the first date on which no Group I or Group
II Senior Notes, respectively, remain outstanding or (ii) the fifth anniversary of the Closing Date. The "Senior Percentage" of the Group I or Group II Notes,
as applicable, at any time equals the percentage equivalent of a fraction, the numerator of which is the aggregate principal balance of the Group I or Group II
Senior Notes (other than the Class II-A-IO Notes), respectively, and the denominator of which is the sum of the aggregate principal balance of all the
Group I or Group II Notes (other than the Class II-A-IO Notes), respectively.
The "Subordinate Percentage" for the Group I or Group II Notes, as applicable, is equal to 100% minus the Senior Percentage of the Group I or Group II Notes,
respectively.

     A "Subordinate Note Principal Trigger" with respect to the Group I or Group
II Subordinate Notes, as applicable, will occur and be continuing if a related
Note Parity Trigger occurs and is continuing with respect to the Group I or
Group II Notes, as applicable. In addition, a Subordinate Note Principal Trigger with respect to the Group I or Group II Subordinate Notes, as applicable, will occur if the Cumulative Default Percentage for the Group I or Group II Student
Loans exceeds 25% or 17%, respectively, as of the end of the related Collection
Period.

     A "Note Parity Trigger" will have occurred, on the last day of any
Collection Period relating to and after the Stepdown Date for the Group I or
Group II Notes, as the case may be, if the outstanding principal amount of the
Group I or Group II Notes, as applicable, exceeds the sum of the Group I or
Group II Pool Balance, as the case may be, plus in either case the balance

                                     S-107

of the related Reserve Account. Such Note Parity Trigger will remain in effect for so long as the outstanding principal amount of the Group I or Group II
Notes, as applicable, exceeds the sum of the Group I or Group II Pool Balance, as the case may be, plus in either case the balance of the related Reserve
Account.

     The "Cumulative Default Percentage" of (1) the Group I Student Loans is
calculated by dividing (x) the aggregate total dollar amount of claims paid, including accrued interest, with respect to the Group I Student Loans, by (y)
the sum of (i) the aggregate original Group I Pool Balance and (ii) the original principal balance of all Additional Student Loans that are Group I Student Loans and, if applicable, any related cumulative capitalized interest, and other principal adjustments with respect to the Group I Student Loans, less (iii) the outstanding principal balance of all Group I Student Loans, as applicable, repurchased by the Seller, Master Servicer or the related Sub-Servicer, and (2)
the Group II Student Loans is calculated by dividing (x) the sum of (A) the aggregate total dollar amount of claims paid on Guaranteed Private Loans, including accrued interest thereon, plus (B) the aggregate total dollar amount of charge-offs on Non-Guaranteed Private Loans (not including for such purpose any subsequent recoveries on such Non-Guaranteed Private Loans), by (y) the sum of (i) the aggregate original Group II Pool Balance and (ii) the original principal balance of all Additional Student Loans that are Group II Student
Loans and, if applicable, any related cumulative capitalized interest, and other principal adjustments with respect to the Group II Student Loans, less (iii) the outstanding principal balance of all Group II Student Loans, as applicable, repurchased by the Seller, Master Servicer or the related Sub-Servicer. If a
Subordinate Note Principal Trigger is in effect, no principal payments will be made with respect the Group I or Group II Subordinate Notes, as applicable, until no Group I or Group II Senior Notes, respectively, remain outstanding.
Instead, all principal payments with respect to the Group I or Group II Notes
(other than the Class II-A-IO Notes), as applicable, will be allocated to the
Group I or Group II Senior Notes (other than the Class II-A-IO Notes), respectively; provided, however, if on a subsequent Distribution Date a
Subordinate Note Interest Trigger is no longer in effect and the Cumulative
Default Percentage for the Group I or Group II Student Loans, as applicable, does not exceed 25% and 17%, respectively, then a Subordinate Note Principal
Trigger will no longer be in effect.

     Group II Notes. Principal payments on the Group II Notes, other than the
Class II-A-IO Notes, will be applied on each Distribution Date in the amount of the Group II Principal Distribution Amount: (a) prior to the Stepdown Date, or after the Stepdown Date if a Subordinate Note Principal Trigger has occurred and is continuing, the Group II Principal Distribution Amount for the Group II
Notes, other than the Class II-A-IO Notes, will be payable solely to the Group
II Senior Notes in sequential order beginning with the Class II-A-1 Notes until paid in full, then to the Class II-A-2 Notes until paid in full, then to the
Class II-A-3 Notes until paid in full and then to the Class II-B Notes; and (b)
after the Stepdown Date and so long as no Subordinate Note Principal Trigger has occurred and is continuing, the Senior Group II Percentage of the Principal
Distribution Amount for the Group II Notes, other than the Class II-A-IO Notes, will be payable to the Group II Senior Notes, other than the Class II-A-IO Notes
(in the same order of priority as described in the preceding sentence) and the
Subordinate Percentage of the Principal Distribution Amount for the Group II
Notes, other than the Class II-A-IO Notes will be payable to the Class II-B
Notes. The aggregate outstanding principal amount of each Class of Group II
Notes, other than the Class II-A-IO Notes, will be payable in full on the Final
Maturity Date for that Class of Group II Notes. The Final Maturity Date for the

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Class II-A-1 Notes is the Distribution Date in July 2017 (the "Class II-A-1
Notes Final Maturity Date"), the Final Maturity Date for the Class II-A-2 Notes
is the Distribution Date in October 2025 (the "Class II-A-2 Notes Final Maturity
Date"), the Final Maturity Date for the Class II-A-3 Notes is the Distribution
Date in April 2036 (the "Class II-A-3 Notes Final Maturity Date"), the Final
Maturity Date for the Class II-B Notes is the Distribution Date in January 2037
(the "Class II-B Notes Final Maturity Date") and the Final Maturity Date of the
Class II-A-IO Notes is the Distribution Date in April 2036 (the "Class II-A-IO
Notes Final Maturity Date"). On the Final Maturity Date for each Class of Group
II Notes, amounts on deposit in the Group II Reserve Account, if any, will be available, if necessary, to be applied to reduce the principal balance of such
Class of Group II Notes to zero. Although the maturity of certain of the Group
II Financed Student Loans will extend well beyond the Final Maturity Date of the
Class II-B Notes, the actual date on which the aggregate outstanding principal and/or accrued interest of any Class of Group II Notes are paid may be earlier than the Final Maturity Date for the related Class of Group II Notes, based on a variety of factors. See "The Financed Student Loan Pools--Maturity and
Prepayment Assumptions" herein. In addition, prior to the Distribution Date on which the principal balance of the Group II Notes, other than the Class II-A-IO
Notes, equals the sum of the Group II Pool Balance and amounts on deposit in the
Group II Pre-Funding Account as of the last day of the related Collection Period
(the "Group II Parity Date"), the amount on deposit in the Group II Reserve
Account will be used to pay principal on the Group II Notes, other than the
Class II-A-IO Notes only to the extent the amount by which the Group II Pool
Balance as of the last day of the second preceding Collection Period (or in the case of the first Distribution Date, as of the Cutoff Date) minus the Group II
Pool Balance as of the last day of the related Collection Period exceeds the
Group II Available Funds remaining to be distributed on the Group II Notes, other than the Class II-A-IO Notes, as principal as set forth in "Description of the Transfer and Servicing Agreements--Distributions" herein. On and after the
Group II Parity Date, amounts on deposit in the Group II Reserve Account will be used to pay principal to the extent that any Group II Available Funds remaining to be distributed on the Group II Notes, other than the Class II-A-IO Notes, as principal as set forth in "Description of the Transfer and Servicing
Agreements--Distributions" herein is less than the Noteholders' Principal
Distribution Amount for the Group II Notes, other than the Class II-A-IO Notes, for such Distribution Date.

     However, after the occurrence of an Event of Default relating to the Group
II Notes (other than an Event of Default resulting from the breach of a representation, warranty or other covenant of the Trust) or an acceleration of the Group II Notes, principal will be paid on the Class II-A-1, Class II-A-2 and
Class II-A-3 Notes on a pro rata basis (based on their outstanding principal balances) and not sequentially, and no principal will be paid to the holders of the Class II-B Notes until all Group II Senior Notes have been paid in full.

Indenture

     The Indenture Trustee. JPMorgan Chase Bank, a New York banking corporation, will be the Indenture Trustee under the Indenture. KBUSA maintains normal commercial banking relations with the Indenture Trustee.

     Events of Default; Rights upon Event of Default. Upon an Event of Default under the Indenture, (a) the holders of Notes representing not less than a majority of the outstanding principal balance of the Group I Senior Notes (until such time as all Group I Senior Notes have

                                     S-109

been paid in full, and then the holders of Notes representing not less than a majority of outstanding principal balance of the Group I Subordinate Notes) will have the right to exercise remedies on behalf of all the Group I Noteholders
(the "Group I Controlling Noteholders") and (b) the holders of Notes representing not less than a majority of outstanding principal balance of the
Group Senior II Notes (until such time as all Group II Senior Notes have been paid in full, and then the holders of Notes representing not less than a majority of outstanding principal balance of the Group II Subordinate
Noteholders) will have the right to exercise remedies on behalf of all the Group
II Noteholders (the "Group II Controlling Noteholders"); provided that, the
Securities Insurer (unless a Securities Insurer Default has occurred and is continuing) as the deemed holder of 100% of the Group II Insured Notes will have the ability to exercise the rights of the holders of the Group II Insured Notes set forth in the Prospectus under "Description of the Notes--The
Indenture--Events of Default; Rights upon Event of Default". In addition, the
Class II-A-IO Notes will not be entitled to exercise any voting rights.
Moreover, until the Class II-A-1 and Class II-A-2 Notes are paid in full, the
Securities Insurer (unless a Securities Insurer Default has occurred and is continuing) will also be able to exercise control over decisions that otherwise might require the consent of a specified percentage of the Class II-A-3 Notes.
Furthermore, it is expected that soon after the issuance of the Notes, the Class
II-A-3 Notes will be repackaged in the secondary market and the Securities
Insurer will issue a policy for the benefit of the purchasers of those securities. In this event, for so long as the Securities Insurer has not defaulted on the related policy and such policy is in full force and effect, the
Securities Insurer will possess all voting rights otherwise exercisable by the holders of the Class II-A-3 Notes.

     In addition, the occurrence and declaration of an event of default under the insurance agreement, dated as of August 1, 2003 among the Securities
Insurer, the Master Servicer, the Seller, the Administrator, the Trust, the
Depositor, the Eligible Lender Trustee and the Indenture Trustee (the "Insurance
Agreement") will also be an Event of Default under the Indenture, but only with respect to the Group II Notes. The Indenture Trustee at the direction of the
Group I Controlling Noteholders or the Securities Insurer (unless a Securities
Insurer Default has occurred and is continuing, then the Group II Controlling
Noteholders) may sell the Group I or Group II Financed Student Loans, as applicable, subject to certain conditions set forth in the Indenture following an Event of Default, including a default in the payment of any principal when due or a default for three business days or more in the payment of any interest on any Note in either group of Notes (to the extent described in the following paragraph). See "Description of the Notes--The Indenture--Events of Default;
Rights upon Event of Default" in the Prospectus.

     In addition, the failure to pay the related Noteholders' Principal
Distribution Amount with respect to any of the Group I Notes on any Distribution
Date will not result in the occurrence of an Event of Default until the Class
I-A-1 Notes Final Maturity Date, in the case of the Class I-A-1 Notes, the Class
I-A-2 Notes Final Maturity Date, in the case of the Class I-A-2 Notes or the
Class I-B Notes Final Maturity Date, in the case of the Class I-B Notes.
Similarly, the failure to pay the related Noteholders' Principal Distribution
Amount with respect to any of the Group II Notes, other than the Class II-A-IO
Notes, on any Distribution Date will not result in the occurrence of an Event of
Default until the Class II-A-1 Notes Final Maturity Date, in the case of the
Class II-A-1 Notes, the Class II-A-2 Notes Final Maturity Date, in the case of the Class II-A-2 Notes, the Class II-A-3 Notes Final Maturity Date, in the case of the Class II-A-3 Notes or the Class II-B Notes Final Maturity Date in the
case of the Class II-B Notes. Also, the failure to pay any Noteholders'

                                     S-110

Interest Index Carryover as a result of insufficient related Available Funds will not result in the declaration of an Event of Default.

Determination of LIBOR

     Pursuant to the Sale and Servicing Agreement, the Administrator, in its
capacity as calculation agent, will determine the Investor Index, which except for the first part of the initial Interest Period (from the Closing Date to but excluding October 27, 2003), shall be Three-Month LIBOR, for purposes of calculating the interest due on each Class of the Notes and any related
Noteholders' Interest Index Carryover, for each given Interest Period on (x) the second business day prior to the commencement of each Interest Period and (y)
with respect to the initial Interest Period, as determined pursuant to clause
(x) for the period from the Closing Date to, but excluding, October 27, 2003 and as determined on the second business day prior to October 27, 2003 for the period from October 27, 2003 to but excluding January 26, 2004 (each, a "LIBOR
Determination Date"). For purposes of calculating Three-Month LIBOR, a business day is any day on which banks in London and New York City are open for the transaction of business. Interest due for any Interest Period will be determined based on the actual number of days in such Interest Period over a 360-day year.

     For the period of the initial Interest Period commencing on the Closing
Date, to but excluding October 27, 2003, only, the Investor Index applicable for each Class of Notes will be a blended rate of Two-Month LIBOR and Three-Month
LIBOR as determined as of the first LIBOR Determination Date.

     "Three-Month LIBOR" means the London interbank offered rate ("LIBOR") for deposits in U.S. dollars having a maturity of three months commencing on the related LIBOR Determination Date (the "Index Maturity") which appears on
Telerate Page 3750 as of 11:00 a.m., London time, on such LIBOR Determination
Date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having the Index Maturity and in a principal amount of not less than U.S.
$1,000,000, are offered at approximately 11:00 a.m., London time, on such LIBOR
Determination Date to prime banks in the London interbank market by the
Reference Banks. The Administrator will request the principal London office of each of such Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York
City, selected by the Administrator, at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in U.S. dollars to leading
European banks having the Index Maturity and in a principal amount of not less than U.S. $1,000,000; provided that if the banks selected as aforesaid are not quoting as mentioned in this sentence, Three-Month LIBOR in effect for the applicable reset period will be Three-Month LIBOR in effect for the previous reset period.

     "Telerate Page 3750" means the display page so designated on the Bridge
Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices) or such comparable page on a comparable service.

                                     S-111

     "Reference Bank" means a leading bank (a) engaged in transactions in
Eurodollar deposits in the international Eurocurrency market, (b) not controlling, controlled by or under common control with the Administrator and
(c) having an established place of business in London.

Certificates

     On the Closing Date, the Trust will issue a single class of Certificates to the Depositor or an affiliate thereof as its designee. The Certificates will represent the residual interest in the Trust's assets. The Certificates will not have a principal balance and will not bear interest. On each Distribution Date, the Certificates will not be entitled to any distributions with respect to Group
I or Group II Available Funds, as applicable, until all amounts owed to the
Group I Noteholders, the Group II Noteholders, the Securities Insurer, the Swap
Counterparty and the Cap Provider have been paid. Once a distribution has been made in respect of the Certificates, it will not be available to pay any of the
Noteholders.

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

General

     The following information supplements the summary set forth in the
Prospectus of the material terms of the Sale and Servicing Agreement, pursuant to which the Eligible Lender Trustee on behalf of the Trust will purchase, the
Master Servicer will service (or will cause the Sub-Servicers to service) and the Administrator will perform certain administrative functions with respect to the Financed Student Loans; the Administration Agreement, dated as of August 1,
2003 among the Administrator, the Trust and the Indenture Trustee (the
"Administration Agreement"), pursuant to which the Administrator will undertake certain other administrative duties with respect to the Trust and the Financed
Student Loans; the Student Loan Transfer Agreement; and the Trust Agreement,
pursuant to which the Trust will be created and the Certificates will be issued
(collectively, the "Transfer and Servicing Agreements"). However, the summary does not purport to be complete and is qualified in its entirety by reference to the provisions of such Transfer and Servicing Agreements.

Sale of Financed Student Loans; Representations and Warranties

     On or prior to the Closing Date, the Seller will sell and assign to the
Depositor, without recourse, its entire interest in the Initial Financed Student
Loans, all collections received and to be received with respect thereto for the period on and after the Cutoff Date and all the Assigned Rights, if any, pursuant to the Student Loan Transfer Agreement. As part of the Student Loan
Transfer Agreement, KBUSA will make certain representations and warranties concerning the Student Loans.

     On or prior to the Closing Date, the Depositor will sell and assign to the
Eligible Lender Trustee on behalf of the Trust, without recourse, its entire interest in the Initial Financed Student Loans, all collections received and to be received with respect thereto for the period on and after the Cutoff Date and all the Assigned Rights pursuant to the Sale and Servicing Agreement. Each
Initial Financed Student Loan will be identified in schedules appearing as an exhibit to the Sale and Servicing Agreement. The Eligible Lender Trustee will, concurrently with such sale and

                                     S-112

assignment, execute, authenticate and deliver the Notes. The net proceeds received from the sale of the Notes and the Certificates will be applied by the
Depositor to the purchase of the Financed Student Loans and the Assigned Rights
from the Seller, to the deposit of the Pre-Funded Amounts in the Pre-Funding
Accounts and the Reserve Account Initial Deposits to the Reserve Accounts and to
pay certain amounts owed to the Securities Insurer, the Put Option Provider, the
Swap Counterparty and the Cap Provider. See "Use of Proceeds," and "--Additional
Fundings" below for a description of the application of funds on deposit in each of the Pre-Funding Accounts during the Funding Period.

     In the Sale and Servicing Agreement, the Depositor will make certain representations and warranties with respect to the Student Loans to the Trust for the benefit of the holder of the Certificates (the "Certificateholder") and the Noteholders and will have certain cure, repurchase and reimbursement obligations with respect to any breaches (or the Depositor will cause KBUSA to fulfill these obligations pursuant to the terms of the Transfer and Servicing
Agreement). See "Description of the Transfer and Servicing Agreements" in the
Prospectus.

     The "Purchase Price" of (a) each Subsequent Student Loan will be an amount equal to 100% with respect to each of the Group I Student Loans, or 100%, with respect to each of the Group II Student Loans, respectively, and (b) each Other
Student Loan will be an amount equal to 100%, with respect to each of the Group
I Student Loans, or 100%, with respect to each of the Group II Student Loans, respectively, in each case of the aggregate principal balance thereof as of its related Subsequent Cutoff Date. For purposes of the foregoing calculations, the aggregate principal balance of each Financed Student Loan includes accrued interest thereon from the date of origination to the related Subsequent Cutoff
Date, in each case expected to be capitalized upon entry into repayment and any lost Interest Subsidy Payments and Special Allowance Payments with respect thereto.

     To assure uniform quality in servicing and to reduce administrative costs, each Sub-Servicer will be appointed custodian on behalf of the Indenture Trustee and the Trust of the promissory notes representing the Financed Student Loans which such Sub-Servicer is servicing on behalf of the Master Servicer. Deutsche
Bank National Trust Company will be appointed custodian on behalf of the
Indenture Trustee and the Trust of the promissory notes representing the
Financed Student Loans that are Key CareerLoans which the Master Servicer is servicing directly. The Depositor's, the Seller's, the Master Servicer's and
each Sub-Servicer's accounting and other records will reflect the sale and assignment of the Financed Student Loans to the Eligible Lender Trustee on
behalf of the Trust, and Uniform Commercial Code financing statements reflecting such sale and assignment will be filed.

Accounts

     The Administrator will establish and maintain separate segregated accounts as follows: the Collection Account (which shall have two sub-accounts, one for each group of Financed Student Loans), the Group I Pre-Funding Account (which shall consist of two sub-accounts, the Group I Subsequent Loan Sub-Account and the Group I Other Loan Sub-Account), the Group II Pre-Funding Account (which shall consist of two sub-accounts, the Group II Subsequent Loan Sub-Account and the Group II Other Loan Sub-Account), the Group I Escrow Account, the Group II
Escrow Account, the "Group I Cap Account," the "Group II Cap Account"
(collectively

                                     S-113

with the Group I Cap Account, the "Cap Accounts"), the Group I Reserve
Account and the Group II Reserve Account. Each such account will be established in the name of the Indenture Trustee on behalf of the Noteholders and the Trust.

     Funds in the Collection Account, the Pre-Funding Accounts, the Escrow
Accounts, the Cap Accounts and the Reserve Accounts (collectively the "Trust
Accounts") will be invested as provided in the Sale and Servicing Agreement in Eligible Investments. "Eligible Investments" are generally limited to short-term U.S. government backed securities, certain highly rated commercial paper and money market funds and other investments acceptable to the Securities
Insurer, and the nationally recognized statistical rating agencies rating the
Notes (each a "Rating Agency" and together, the "Rating Agencies") as being consistent with the rating of the Notes. Subject to certain conditions,
Eligible Investments may include securities or other obligations issued by KBUSA or its affiliates, or trusts originated by KBUSA or its affiliates, or shares of investment companies for which KBUSA or its affiliates may serve as the investment advisor. Eligible Investments are limited to obligations or securities that mature not later than the business day immediately preceding the next Distribution Date. Investment earnings on funds deposited in the Trust
Accounts, net of losses and investment expenses (collectively, "Investment
Earnings"), will be deposited in the applicable sub-account of the Collection
Account on each Distribution Date and will be treated as collections of interest on the Financed Student Loans.

     The Trust Accounts will be maintained as Eligible Deposit Accounts.
"Eligible Deposit Account" means either (a) a segregated account with an
Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United
States of America or any one of the states thereof or the District of Columbia
(or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating
Agency in one of its generic rating categories which signifies investment grade and is acceptable to the Securities Insurer, (c) an account or accounts maintained with KeyBank National Association, so long as KeyBank National
Association's long-term unsecured debt rating shall be at least "A" from S&P and
"A1" from Moody's, and KeyBank National Association's short-term deposit or short-term unsecured debt rating shall be at least "A-1" from S&P and "P-1" from
Moody's, or (d) any other account that is acceptable to the Rating Agencies and the Securities Insurer. Any such accounts may be maintained with KBUSA or any of its affiliates, if such accounts qualify under the preceding sentence; provided, however, that at all times when any such accounts are held at KBUSA, or any of its affiliates, such accounts will be segregated accounts. "Eligible
Institution" means a depository institution (which may be, without limitation, KBUSA or an affiliate thereof (but only if all rights of set-off have been waived), the Eligible Lender Trustee, or an affiliate thereof, or the
Indenture Trustee or an affiliate thereof) organized under the laws of the
United States of America or any one of the states thereof or the District of
Columbia (or any domestic branch of a foreign bank) which has a long-term unsecured debt rating and/or a short-term unsecured debt rating acceptable to the Securities Insurer and the Rating Agencies and the deposits of which are insured by the Federal Deposit Insurance Corporation ("FDIC").

                                      S-114

Additional Fundings

     The Trust may make expenditures (each, an "Additional Funding") from the applicable sub-account of the related Pre-Funding Account and the related Escrow
Account on Subsequent Transfer Dates during the Funding Period consisting of amounts paid to the Depositor to acquire Subsequent Student Loans and Other
Student Loans from KBUSA as of the applicable Subsequent Cutoff Dates, to pay capitalized interest on the related Financed Student Loans, and to pay Fee
Advances as provided in the Sale and Servicing Agreement.

     On the Closing Date, the Depositor will deposit approximately $88,000,000 with respect to the Group I Notes (the "Group I Pre-Funded Amount") into the
Group I Pre-Funding Account from the proceeds of the sale of the Group I Notes, and approximately $68,000,000 with respect to the Group II Notes (the "Group II
Pre-Funded Amount") into the Group II Pre-Funding Account from the proceeds of the sale of the Group II Notes. Approximately $58,000,000 of the Group I
Pre-Funded Amount will be allocated to the Group I Subsequent Loan Sub-Account to be used exclusively for the purchase of Group I Subsequent Student Loans, and approximately $53,000,000 of the Group II Pre-Funded Amount will be allocated to the Group II Subsequent Loan Sub-Account to be used exclusively for the purchase of Group II Subsequent Student Loans. The Trust intends to use the funds on deposit in the Subsequent Student Loan Pre-Funding Sub-Accounts to acquire
Subsequent Student Loans on or prior to the Special Determination Date. The remaining $30,000,000 and $15,000,000 will be deposited into the Group I Other
Loan Sub-Account and Group II Other Loan Sub-Account, respectively, to be used for the purchase of Other Student Loans during the Funding Period.

     All Additional Student Loans to be acquired by the Depositor on each
Subsequent Transfer Date shall be purchased from KBUSA pursuant to the Student
Loan Transfer Agreement and the Subsequent Transfer Agreement. Any Additional
Student Loan will be a Group I Student Loan if it is a Financed Federal Loan or
will be a Group II Student Loan if it is a Financed Private Loan.

     Funds on deposit in the Other Student Loan Pre-Funding Sub-Account of each related Pre-Funding Account will be used from time to time during the Funding
Period, subject to certain limitations described below, together with any amounts on deposit in the related Escrow Account, to purchase from the
Depositor, for an amount equal to 100% of the aggregate principal balance thereof plus accrued interest (to the extent capitalized or to be capitalized),
Other Student Loans made by KBUSA to those eligible borrowers who have Student
Loans that are part of the related pool of Initial Financed Student Loans as of the Statistical Cutoff Date, to pay capitalized interest on any Financed Student
Loan and to pay Fee Advances. See "The Student Loan Financing
Business--Description of Federal Loans Under the Programs--The Federal
Consolidation Loan Program" and "--Description of Private Loans Under the
Programs--Private Consolidation Loans" in the Prospectus. The Depositor will acquire such Other Student Loans from the Seller pursuant to the terms of the applicable Student Loan Transfer Agreement and the applicable Subsequent
Transfer Agreement.

     The Depositor expects that the total amount of Additional Fundings from the
Pre-Funding Accounts will approximate 100% of the Initial Pre-Funded Amounts by the last day of the Collection Period preceding the October 2005 Distribution
Date; however, there can be no

                                      S-115

assurance that a sufficient amount of Additional Fundings will be made during such time. If, on the Special Determination Date, the amounts on deposit in either the Group I or Group II Subsequent Loan Sub-Account are $10,000,000 or
less, the Indenture Trustee, or the Administrator on its behalf, will transfer such amounts to the Group I or Group II Other Loan Sub-Account, as applicable;
or if the amount in either sub-account is greater than $10,000,000, the
Indenture Trustee, or the Administrator on its behalf, will distribute such amounts to each Class of Notes, pro rata, based on the initial principal balance of each Class of Notes, other than the Class II-A-IO Notes, in the related group of Notes. In addition, if the Group I or Group II Pre-Funded Amount has not been reduced to zero by the end of the Funding Period, any amounts remaining in the
Group I or Group II Pre-Funding Account will be deposited into the related sub-account of the Collection Account for distribution on the immediately following Distribution Date. Such reduction in the Group I or Group II
Pre-Funded Amount will result in a corresponding increase in the amount of principal distributable to the Group I or Group II Notes, other than the Class
II-A-IO Notes, as applicable, on such Distribution Date.

     The Group I and Group II Pre-Funded Amounts will also be available on each
Monthly Servicing Payment Date to cover any shortfalls in payments of the Master
Servicing Fee with respect to the Group I and Group II Student Loans, and on each Distribution Date to fund any related Interest and Expense Draws and related Realized Loss Draws, each with respect to the related group of Notes, to the extent funds on deposit in the Group I or Group II Reserve Account, as applicable, are insufficient to cover such amounts. Amounts withdrawn from either of the Pre-Funding Accounts for the purposes described in this paragraph will not be replenished with future available funds.

     In addition to the conditions set forth under "The Financed Student Loan
Pools--General" herein, the obligation to purchase any Additional Student Loan by the Eligible Lender Trustee on behalf of the Trust is subject to the following conditions, among others:

     (a)  such Additional Student Loan must satisfy all applicable origination requirements and all other requirements specified in the Sale and
          Servicing Agreement or related agreements;

     (b)  neither the Depositor nor the Seller will select such Additional
          Student Loan in a manner that it believes is adverse to the interests of the related Noteholders, the Securities Insurer (with respect to
          Additional Student Loans that will become Group II Student Loans) or the Swap Counterparty; and

     (c)  the Depositor and the Seller will deliver certain opinions of counsel to the Indenture Trustee, the Securities Insurer (with respect to
          Additional Student Loans that will become Group II Student Loans), the
          Swap Counterparty and the Rating Agencies with respect to the validity of the conveyance of such Additional Student Loan.

     In addition, (a) no Consolidation Loan will be transferred to the Trust after March 31, 2004 unless at least one underlying Student Loan was held by the
Eligible Lender Trustee on behalf of the Trust at the time of consolidation and
(b) no Serial Loan will be transferred to the Trust unless the borrower of such loan is the borrower for one or more Financed Student Loans already owned by the
Trust.

                                      S-116

     On the fifteenth day (or, if such day is not a business day, the next succeeding business day) of each month or on certain other dates designated by the Seller during the Funding Period (each, a "Subsequent Transfer Date"), the Seller will sell and assign, without recourse, to Depositor, and the
Depositor will sell and assign, without recourse, to the Eligible Lender Trustee on behalf of the Trust, its respective entire interest in Other Student Loans made or, with respect to Subsequent Student Loans, owned during the period preceding the applicable Subsequent Transfer Date, as of the date specified in the applicable Subsequent Transfer Agreements to be delivered on such Subsequent
Transfer Date (each, a "Subsequent Cutoff Date"). Subject to the satisfaction of the foregoing conditions, KBUSA will convey the Additional Student Loans to the Depositor, and the Depositor will convey the Additional Student Loans to the
Eligible Lender Trustee on behalf of the Trust on each such Subsequent Transfer
Date pursuant to the Student Loan Transfer Agreement, the Sale and Servicing
Agreement and the applicable Subsequent Transfer Agreement (one between KBUSA and the Depositor, and the other between the Depositor and the Eligible Lender
Trustee on behalf of the Trust) (each a "Subsequent Transfer Agreement")
executed by KBUSA, the Depositor, the Master Servicer, the Eligible Lender
Trustee and the Administrator, as applicable, on such Subsequent Transfer Date.
Each such Subsequent Transfer Agreement will include as an exhibit a schedule identifying each Additional Student Loan transferred on such Subsequent Transfer
Date. Upon such conveyance of Additional Student Loans to the Eligible Lender
Trustee on behalf of the Trust, the related Pool Balance of the Group I or Group
II Student Loans will increase in an amount equal to the aggregate principal balances of such Additional Student Loans (less any existing Financed Student
Loans being repaid pursuant to any Consolidation Loans included within such
Additional Student Loans) and an amount equal to the Purchase Price of such
Additional Student Loans will be withdrawn first from the Group I or Group II
Escrow Account, as applicable, to the extent amounts are available therein and then with respect to Subsequent Student Loans or Other Student Loans, during the
Funding Period, from the applicable sub-account of the Group I or Group II
Pre-Funding Account, as applicable, on such date and transferred to the
Depositor, who shall use such proceeds to pay the Seller for such Additional
Student Loans.

     With respect to any Consolidation Loan to be made by KBUSA to a given borrower, the Eligible Lender Trustee on behalf of the Trust will convey to the
Depositor and the Depositor will convey to KBUSA all Underlying Federal Loans and Underlying Private Loans, as applicable (each as defined under "The Student
Loan Financing Business" in the Prospectus, the "Underlying Federal Loans"
and the "Underlying Private Loans," respectively), held by it with respect to that borrower, as specified in a notice delivered by or on behalf of KBUSA. In exchange for and simultaneously with such conveyance, the Depositor will or will cause KBUSA to deposit into the applicable Escrow Account an amount of cash equal to the principal balances of all such Underlying Federal Loans and
Underlying Private Loans, plus accrued interest thereon to the date of such conveyance. Each purchase of a Serial Loan will be funded by means of a transfer during the Funding Period, from the related sub-account of the Group I or Group
II Pre-Funding Account, as applicable, of an amount equal to the Purchase Price of such Serial Loan.

     Amounts on deposit in the Escrow Accounts will be invested in Eligible
Investments (see "--Accounts" above) and will be used on succeeding Subsequent
Transfer Dates, as described above, to purchase Additional Student Loans from
KBUSA. Any of such amounts remaining in either the Group I or Group II Escrow
Account on the last possible Subsequent Transfer Date

                                      S-117

after giving effect to the conveyance of all such Additional Student Loans on such Subsequent Transfer Date will be deposited into the related sub-account of the Collection Account and distributed as Group I or Group II Available Funds, as applicable, on the Distribution Date immediately following such final
Subsequent Transfer Date.

     For purposes of the foregoing, the following terms have the respective meanings set forth below:

     The "Funding Period" for each group of Financed Student Loans means the period from the Closing Date until the first to occur of:

   1.  an Event of Default occurring under the Indenture, a Master Servicer
       Default (as defined in the Prospectus) occurring under the Sale and
       Servicing Agreement or an Administrator Default occurring under the Sale and Servicing Agreement or the Administration Agreement;

   2.  certain events of insolvency with respect to KBUSA or the Depositor;

   3.  the (i) date on which the amounts on deposit in the Group I or Group
       II Pre-Funding Account, as applicable, would be reduced to zero after giving effect to purchases of Other Student Loans on such date or (ii)
       business day prior to the earliest effective date of any amendment to
       FASB 140 (Accounting for Transfers and Servicing of Financial Assets and
       Extinguishments of Liabilities) or any other relevant or related accounting literature that is issued, the effect of which would amend the criteria defining a qualifying special purpose entity or its permitted activities; or

   4.  the last day of the Collection Period preceding the October 2005
       Distribution Date.

     "Other Student Loans" means Consolidation Loans and Serial Loans made to a borrower which is also a borrower under at least one outstanding Financed
Student Loan which the Trust is obligated to purchase from the Seller during the
Funding Period with funds on deposit in the Escrow Account and funds on deposit in the Pre-Funding Account and allocated to the Other Student Loan Pre-Funding
Sub-Account.

     "Serial Loans" constitute Student Loans which are made to a borrower who is also a borrower under at least one outstanding Financed Student Loan.

Servicing Procedures

     Pursuant to the Sale and Servicing Agreement, the Master Servicer has
agreed to service and perform all other related tasks (or to cause the
Sub-Servicers to service and perform all other related tasks) with respect to the Financed Student Loans acquired from time to time. So long as no claim is being made against a Guarantor for any Financed Student Loan which a
Sub-Servicer is servicing, the Sub-Servicers will hold, as custodian on behalf of the Trust and the Indenture Trustee, the student loan notes (or copies of master promissory notes) evidencing, and other documents relating to, that
Financed Student Loan. Deutsche Bank National Trust Company will hold, as custodian on behalf of the Trust, the student loan notes (or copies of master promissory notes) evidencing, and other documents relating to, the Financed
Student Loans that

                                      S-118

are Key CareerLoans. The Master Servicer is required pursuant to the Sale and
Servicing Agreement (or shall cause a Sub-Servicer) to perform all services and duties customary to the servicing of Student Loans (including all collection practices) with reasonable care, and in compliance with all standards and procedures provided for in the Higher Education Act, the Guarantee Agreements
and all other applicable federal and state laws.

     Without limiting the foregoing, the responsibilities of the Master Servicer under the Sale and Servicing Agreement (or of a Sub-Servicer pursuant to a
Sub-Servicing Agreement) include, but are not limited to, the following:
collecting and depositing into the applicable sub-account of the Collection
Account (or, in the event that daily deposits into the Collection Account are not required, paying to the Administrator) all payments with respect to the
Financed Student Loans the Master Servicer (or a Sub-Servicer) is servicing, including claiming and obtaining any Guarantee Payments with respect thereto, but excluding such tasks with respect to Interest Subsidy Payments and Special
Allowance Payments (which the Administrator and the Eligible Lender Trustee have agreed to perform, see "--Administrator" below), responding to inquiries from borrowers on such Financed Student Loans, investigating delinquencies and sending out statements, payment coupons and tax reporting information to borrowers. In addition, the Master Servicer will (or will cause each
Sub-Servicer to) keep ongoing records with respect to such Financed Student
Loans and collections thereon and will furnish periodic statements to the
Administrator with respect to such information, in accordance with the Master
Servicer's (or such Sub-Servicer's) customary practices with respect to the
Seller and as otherwise required in the Sale and Servicing Agreement. Without being released from its obligations under the Sale and the Servicing Agreement, the Master Servicer may cause the Sub-Servicers to perform some or all of its duties listed above on its behalf pursuant to the Sub-Servicing Agreements, and in the event that any such duties require consents, approvals or licenses under the Higher Education Act or otherwise, the Master Servicer shall appoint one or more Sub-Servicer that possesses such consents, approvals and licenses to act on its behalf; provided, however, that the Master Servicer shall remain responsible for the failure of any Sub-Servicer to perform these activities. In its capacity as a Sub-Servicer, PHEAA may from time to time be required on behalf of the
Trust to file claims against, and pursue the receipt of Guarantee Payments from, itself as a Federal Guarantor.

Payments on Financed Student Loans

     Except as provided below, the Master Servicer or a Sub-Servicer, as applicable, will deposit all payments on Financed Student Loans (from whatever source), and all proceeds of Financed Student Loans collected by it during each
Collection Period into the related sub-account of the Collection Account with respect to the Group I and Group II Student Loans, as applicable, within two business days of receipt thereof. Except as provided below, the Eligible Lender
Trustee will deposit all Interest Subsidy Payments and all Special Allowance
Payments with respect to the Financed Student Loans received by it during each
Collection Period into the related sub-account of the Collection Account within two business days of receipt thereof.

     However, for so long as KBUSA is the Administrator, and provided that (x)
there exists no Administrator Default (as described below), (y) each other condition to making quarterly deposits as may be specified by the Rating
Agencies is satisfied, and (z) the Administrator maintains certain minimum required ratings on its short-term and long-term debt obligations, the

                                      S-119

Master Servicer, each Sub-Servicer and the Eligible Lender Trustee will pay all the amounts referred to in the preceding paragraph that would otherwise be deposited into the Collection Account to the Administrator, and the
Administrator will not be required to deposit such amounts into the Collection
Account until on or before the business day immediately preceding each Monthly
Servicing Payment Date (to the extent of the Master Servicing Fee payable on such date) and on or before the business day immediately preceding each
Distribution Date (to the extent of the remainder of such amounts). In such event, the Administrator will deposit the aggregate Purchase Amounts of Financed
Student Loans repurchased by the Depositor (or KBUSA acting on its behalf) and purchased by the Master Servicer into the related sub-account of the Collection
Account on or before the third business day preceding each Distribution Date.

     "Purchase Amount" means, as of the close of business on the last day of a Collection Period, (1) 102.5% of the amount required to repay in full a
Financed Federal Student Loan, and (2) 100% of the amount required to repay in full a Financed Private Student Loan, in each case under the terms thereof including all accrued interest thereon expected to be capitalized upon entry into repayment and, in the case of any Group I Loan, any lost Interest Subsidy
Payments and Special Allowance Payments with respect thereto.

Master Servicer Covenants

     In the Sale and Servicing Agreement, the Master Servicer covenants that:

     (a)  it will or will cause each Sub-Servicer to duly satisfy all obligations on its part to be fulfilled under or in connection with the Financed Student Loans the Master Servicer or a Sub-Servicer is
          servicing, maintain in effect all qualifications required in order to service such Financed Student Loans and comply in all material respects with all requirements of law in connection with servicing such Financed Student Loans, the failure to comply with which would have a materially adverse effect on the Securities Insurer, the Swap
          Counterparty or the Noteholders;

     (b)  it will not permit nor permit a Sub-Servicer to permit any rescission or cancellation of a Financed Student Loan the Master Servicer or a
          Sub-Servicer is servicing except as ordered by a court of competent jurisdiction or other government authority or as otherwise consented to by the Eligible Lender Trustee, the Securities Insurer, the Swap
          Counterparty and the Indenture Trustee;

     (c)  it will do nothing nor permit a Sub-Servicer to impair the rights of the Securities Insurer (with respect to Group II Student Loans), the
          Swap Counterparty or the Noteholders in such Financed Student Loans;
          and

     (d)  it will not nor permit a Sub-Servicer to reschedule, revise, defer or otherwise compromise with respect to payments due on any such Financed
          Student Loan except pursuant to any applicable deferral or forbearance periods or otherwise in accordance with its guidelines for servicing student loans in general and those of KBUSA in particular and any applicable Programs requirements.

     Under the terms of the Sale and Servicing Agreement, if the Depositor or
the Master Servicer discovers, or receives written notice, that any covenant of the Master Servicer (or

                                      S-120

covenants made by the Master Servicer relating to either of the Sub-Servicers), set forth above has not been complied with by the Master Servicer (or a
Sub-Servicer) in all material respects and such noncompliance has not been cured within 60 days thereafter and has a materially adverse effect on the interest of
Securities Insurer (with respect to the Group II Student Loans), the Swap
Counterparty, or the related Noteholders in any Financed Student Loan (it being understood that in the case of any Financed Federal Loan any such breach that does not affect any Guarantor's obligation to guarantee or insure payment of such Financed Student Loan will not be considered to have such a material adverse effect), unless such breach is cured, the Master Servicer will purchase such Financed Student Loan as of the first day following the end of such 60-day period that is the last day of a Collection Period. In that event, the Master
Servicer will be obligated to deposit into the related sub-account of the
Collection Account an amount equal to the Purchase Amount of such Financed
Student Loan and the Trust's interest in any such purchased Financed Student
Loan will be automatically assigned to the Master Servicer. In addition, the
Master Servicer will reimburse the Trust with respect to any Financed Federal
Loan for any accrued interest amounts that a Federal Guarantor refuses to pay pursuant to its Guarantee Agreement due to, or for any Interest Subsidy Payments
and Special Allowance Payments that are lost or that must be repaid to the
Department as a result of, a breach of any such covenant of the Master Servicer.

     In the event of the occurrence and continuance of a Master Servicer
Default, with respect to the Group I Student Loans, the Group I Controlling
Noteholders, and with respect to the Group II Student Loans, the Securities
Insurer (unless a Securities Insurer Default has occurred and is continuing, then the Group II Controlling Noteholders), may direct the Indenture Trustee to terminate the Master Servicer and appoint a successor master servicer with respect to such group of Financed Student Loans. In such event, a different master servicer may service one group of Financed Student Loans while the Master
Servicer continues to service the other group of Financed Student Loans. See,
"Description of the Transfer and Servicing Agreements--Master Servicer Default;
Administrator Default" and "--Rights Upon Master Servicer Default and
Administrator Default" in the Prospectus for a description of the Master
Servicer Defaults and the available remedies. See also "Risk Factors" herein.

Incentive Programs

     Certain incentive programs currently or hereafter made available by KBUSA to borrowers may also be made available by the Master Servicer or a Sub-Servicer to borrowers with Financed Student Loans. Except for Financed Private Loans
eligible for the "Keys2Repay Program," which allows certain borrowers to choose repayment terms of 10, 15 or 25 years at interest rates that vary in accordance with the selected term, any incentive program that effectively reduces borrower payments on Financed Student Loans and, with respect to
Financed Federal Loans, is not required by the Higher Education Act will be applicable to the Financed Student Loans only if and to the extent that the
Master Servicer or a Sub-Servicer receives payment on behalf of the Trust from
KBUSA in an amount sufficient to offset such effective yield reductions. See
"The Student Loan Financing Business--Incentive Programs" in the Prospectus.

                                      S-121

Servicing Compensation

     The Master Servicer will be entitled to receive, subject to the limitations set forth in the following paragraph, the Master Servicing Fee monthly in an amount equal to the Master Servicing Fee Percentage of the related Pool Balance of each group of Student Loans as of the last day of the immediately preceding calendar month together with applicable administrative fees, late fees and similar charges, as compensation for performing the functions as master servicer for the Trust described above. The Master Servicing Fee Percentage may be subject to reasonable increase agreed to by the Administrator, the Eligible
Lender Trustee, the Securities Insurer (with respect to the Group II Student
Loans) and the Master Servicer to the extent that a demonstrable and significant increase occurs in the costs incurred by the Master Servicer in providing the services to be provided under the Sale and Servicing Agreement, whether due to changes in applicable governmental regulations, guarantor program requirements or regulations, United States Postal Service postal rates or some other identifiable cost increasing event with respect to the Master Servicer or a
Sub-Servicer. The Master Servicing Fee (together with any portion of the Master
Servicing Fee that remains unpaid from prior Distribution Dates) will be payable on each Monthly Servicing Payment Date and will be paid solely out of the
Available Funds with respect to each group of Notes and amounts on deposit in the related Reserve Account on such Monthly Servicing Payment Date. In return for receiving the Master Servicing Fee, the Sub-Servicers will be paid solely by the Master Servicer, pursuant to the Sub-Servicing Agreements.

     The Master Servicing Fee will compensate the Master Servicer for performing
(or for arranging the performance by the Sub-Servicers of) the functions of a third party servicer of student loans as agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of borrowers on the Financed Student Loans, investigating delinquencies, pursuing, filing and collecting any Guarantee Payments, accounting for collections and furnishing monthly and annual statements to the Administrator. The Master
Servicing Fee also will reimburse the Master Servicer for accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the Financed Student Loans.

Distributions

     Deposits to Collection Account. On or about the third business day prior to each Distribution Date (the "Determination Date"), the Administrator will provide the Indenture Trustee with certain information with respect to the distributions to be made on such Distribution Date.

     On or before the business day preceding each Monthly Servicing Payment Date that is not a Distribution Date, the Administrator will cause (or will cause the
Master Servicer and the Eligible Lender Trustee to cause) a portion of the amount of the Available Funds with respect to each of the Group I and Group II
Notes equal to the Master Servicing Fee allocated to the Group I and Group II
Student Loans, respectively, payable on such date to be deposited into the applicable sub-account of the Collection Account for payment to the Seller in the case of such excess Guarantee Payments (with respect to the Group II Student
Loans only), and to the Master Servicer in the case of the Master Servicing Fee
(calculated separately for the Group I and Group II Student Loans). On or before the business day prior to each Distribution Date, the

                                      S-122

Administrator will cause (or will cause the Master Servicer and the Eligible
Lender Trustee to cause) the amount of Available Funds to be deposited into the
Collection Account.

     For purposes hereof, the term "Available Funds," with respect to each of the Group I and Group II Notes (referred to as "Group I Available Funds" and
"Group II Available Funds," respectively), means, with respect to a
Distribution Date or any Monthly Servicing Payment Date, the sum of the
following amounts received with respect to the related Collection Period (or, in the case of a Monthly Servicing Payment Date, the applicable portion thereof)
and allocated to either the Group I Available Funds or the Group II Available
Funds (but not both), to the extent not previously distributed:

   1.  all collections received by the Master Servicer (or the Sub-Servicers)
       on the Group I or Group II Student Loans, as the case may be received with respect to such Financed Student Loans), but net of (x) with respect to the Group I Student Loans only, any Federal Origination Fee (as defined in the Prospectus) and Federal Consolidation Loan Rebate (as
       defined in the Prospectus) payable to the Department on Federal
       Consolidation Loans disbursed after October 1, 1993, (y) any applicable administrative fees, late fees or similar fees received from a borrower, and (z) any collections in respect of principal on the Group I or Group
       II Student Loans, as the case may be, applied by the Trust to repurchase guaranteed loans from the Guarantors in accordance with the Guarantee
       Agreements;
   2.  any Interest Subsidy Payments and Special Allowance Payments received by the Eligible Lender Trustee during the then elapsed portion of such
       Collection Period with respect to Group I Student Loans;
   3.  all proceeds of the Group I or Group II Student Loans, as the case may be, which were liquidated ("Liquidated Student Loans") during the then elapsed portion of such Collection Period in accordance with the Master
       Servicer's (or the Sub-Servicers') respective customary servicing procedures, net of expenses incurred by the Master Servicer (or the
       Sub-Servicers) in connection with such liquidation and any amounts required by law to be remitted to the borrower on such Liquidated Student
       Loans (and not including any Guarantee Payments received with respect thereto) ("Liquidation Proceeds"), and all Recoveries in respect of
       Liquidated Student Loans which were written off in prior Collection
       Periods or prior months of such Collection Period;
   4.  the aggregate Purchase Amounts received for those Group I or Group II
       Student Loans repurchased by the Depositor (or KBUSA on its behalf) or purchased by the Master Servicer under an obligation which arose during the elapsed portion of such Collection Period;
   5.  the aggregate amounts, if any, received from the Depositor (or KBUSA on its behalf) or the Master Servicer (or a Sub-Servicer), as the case may be, as reimbursement of non-guaranteed interest amounts, or lost
       Interest Subsidy Payments and Special Allowance Payments, with respect to the Group I Student Loans;
   6.  amounts deposited by the Depositor (or KBUSA on its behalf) into the
       Collection Account in connection with the making of Consolidation Loans;
   7.  with respect to the first Distribution Date, the Closing Date Deposit into each sub-account of the Collection Account;
   8.  Investment Earnings for such Distribution Date with respect to each of the Trust Accounts relating to the Group I and Group II Student Loans;

                                      S-123

   9.  amounts withdrawn from the Group I or Group II Reserve Account in excess of the related Specified Reserve Account Balance and deposited into the applicable sub-account of the Collection Account;
   10. amounts withdrawn from the Group I or Group II Escrow Account and deposited into the applicable sub-account of the Collection Account;
   11. with respect to the Distribution Date on or immediately after the end of the Funding Period with respect to either the Group I or Group II
       Student Loans, the amount transferred from the Group I or Group II
       Pre-Funding Account, as the case may be, to the applicable sub-account of the Collection Account; and
   12. any Group I Trust Swap Receipt Amount received from the Swap
       Counterparty with respect to the related Interest Period and any termination payment with respect to the Group I Interest Rate Swap made by the Swap Counterparty to the Trust.

     Group I and Group II Available Funds will exclude all payments and proceeds
(including Liquidation Proceeds) of any Financed Student Loans, the related
Purchase Amounts of which has been included in the Group I and Group II
Available Funds, as applicable, for a prior Distribution Date. If on any
Distribution Date there would not be sufficient funds, after application of
Group I and Group II Available Funds, as the case may be, plus amounts available from the Group I and Group II Reserve Account, as applicable, and the Group I and Group II Pre-Funding Account, as applicable, to pay any of the items specified in clauses (1) and (2), or clauses (1) through (4), respectively, under "--Distributions from the Collection Account--Group I Notes" or "--Group
II Notes," respectively, below for such Distribution Date, then Group I or Group
II Available Funds, as the case may be, for such Distribution Date will also include, in addition to the related Available Funds on deposit in the applicable sub-account of the Collection Account on the Determination Date relating to such
Distribution Date, Group I or Group II Available Funds, as applicable, which would have constituted Group I and Group II Available Funds for the Distribution
Date succeeding such Distribution Date (up to the amount necessary to pay such items specified in clauses (1) and (2), or clauses (1) through (4), respectively, under "--Distributions from the Collection Account--Group I Notes"
or "--Group II Notes," respectively, below).

     In addition, if there is any Noteholders' Interest Index Carryover relating to the Group I Notes or the Group II Notes, other than the Class II-A-IO Notes, as the case may be, with respect to any Interest Period, the Cap Provider will be obligated under the Group I Basis Risk Cap or the Group II Basis Risk Cap, as
applicable, to pay to the Indenture Trustee an amount equal to such Noteholders'
Interest Index Carryover for distribution to the applicable Group I or Group II
Notes on the related Distribution Date.

     Distributions from the Collection Account. On each Monthly Servicing
Payment Date that is not a Distribution Date, the Administrator will instruct the Indenture Trustee to pay to the Master Servicer, the related Master
Servicing Fee due on the Group I and Group II Student Loans with respect to the period from and including the preceding Monthly Servicing Payment Date from amounts on deposit in the applicable sub-account of the Collection Account.

     Group I Notes. On each Distribution Date, the Administrator will instruct the Indenture Trustee to make the following deposits and distributions, in the amounts and in the order of

                                      S-124

priority specified below, to the extent of Group I Available Funds for the related Collection Period:

   1.  to the Master Servicer, the Master Servicing Fee with respect to the
       Group I Student Loans due on such Distribution Date and all prior unpaid
       Master Servicing Fees allocated to the Group I Student Loans;
   2.  to the Administrator, the portion of the Administration Fee allocated to the Group I Notes and all unpaid Administration Fees from prior
       Collection Periods allocated to the Group I Notes;
   3.  pro rata (x) to the holders of the Group I Class A Notes, the
       Noteholders' Interest Distribution Amount for the Group I Class A Notes,
       and (y) to the Swap Counterparty, the Trust Swap Payment Amount with respect to the Group I Interest Rate Swap, if any, for such Distribution
       Date plus in certain circumstances when the Trust is the defaulting party under the Group I Interest Rate Swap, the related termination payment due the Swap Counterparty;
   4.  to the Group I Reserve Account, an amount, up to the amount, if any, necessary to reinstate the balance of the Group I Reserve Account to the related Specified Reserve Account Balance;
   5.  provided that a Subordinate Note Interest Trigger for the Group I
       Notes is not in effect, to the holders of the Class I-B Notes, the
       Noteholders' Interest Distribution Amount for the Class I-B Notes;
   6.  to the holders of the Group I Notes, the Group I Principal
       Distribution Amount in the following order of priority: (a) prior to the
       Stepdown Date for the Group I Notes, or after the Stepdown Date if a
       Subordinate Note Principal Trigger for the Group I Notes is in effect, the Group I Principal Distribution Amount for the Group I Notes will be payable solely to the Group I Senior Notes in sequential order beginning with the Class I-A-1 Notes until paid in full, then to the Class I-A-2
       Notes until paid in full, and then to the Class I-B Notes; and (b) after the Stepdown Date and so long as no Subordinate Note Principal Trigger is in effect, the Senior Percentage of the Principal Distribution Amount for
       the Group I Notes will be payable to the Group I Senior Notes (in the same order of priority as described in the preceding sentence) and the
       Subordinate Percentage of the Group I Principal Distribution Amount will be payable to the Class I-B Notes;
   7.  if a Subordinate Note Interest Trigger for the Group I Notes is in
       effect, to the holders of the Class I-B Notes, the Noteholders' Interest
       Distribution Amount for the Class I-B Notes;
   8.  to the holders of the Group I Class A Notes on a pro rata basis, based on the amount of any Noteholders' Interest Index Carryover owing on each such Class of Group I Class A Notes, the aggregate unpaid amount of such
       Noteholders' Interest Index Carryover, if any, but only to the extent not paid by the Cap Provider under the Group I Basis Risk Cap;
   9.  to the holders of the Class I-B Notes, the aggregate unpaid amount of
       Noteholders' Interest Index Carryover with respect to the Class I-B
       Notes, if any, but only to the extent not paid by the Cap Provider under the Group I Basis Risk Cap;
   10. to the Swap Counterparty, all other amounts due and owing to the Swap
       Counterparty under the Group I Interest Rate Swap not reimbursed pursuant to clause (3) above;

                                      S-125

   11. to the Cap Provider, an amount sufficient to reimburse the Cap
       Provider for all previous payments under the Group I Basis Risk Cap and any other amounts due to the Cap Provider under the Group I Basis Risk
       Cap;
   12. after all payments shown above are made, and if Group II Available
       Funds are insufficient to make all required payments pursuant to clauses
       (1) through (13) below under "--Group II Notes." any remaining amounts will be paid to the Group II Noteholders, the Master Servicer, the
       Administrator, the Securities Insurer and/or the Cap Provider, as
       applicable, in the order and for the purposes set forth in such clauses
       (1) through (13), inclusive, up to the amount of such deficiency in Group
       II Available Funds; and
   13. to the Certificateholder, any remaining amounts after application of clauses (1) through (12).

     Group II Notes. On each Distribution Date, the Administrator will instruct the Indenture Trustee to make the following deposits and distributions, in the amounts and in the order of priority specified below, to the extent of Group II
Available Funds for the related Collection Period:

   1.  to the Master Servicer, the Master Servicing Fee with respect to the
       Group II Student Loans due on such Distribution Date and all prior unpaid
       Master Servicing Fees allocated to the Group II Student Loans;
   2.  to the Administrator, the portion of the Administration Fee allocated to the Group II Notes and all unpaid Administration Fees from prior
       Collection Periods allocated to the Group II Notes;
   3.  to the Securities Insurer, provided that no Securities Insurer Payment
       Default has occurred and is continuing, the amount of all insurance premiums due under the Group II Insured Notes Guaranty Insurance Policy;
   4.  to the holders of the Class II-A-1 Notes, the Class II-A-2 Notes, the
       Class II-A-3 Notes and the Class II-A-IO Notes on a pro rata basis, the
       Noteholders' Interest Distribution Amount for the Group II Class A Notes;
   5.  provided that a Subordinate Note Interest Trigger is not in effect, to the holders of the Class II-B Notes, the Noteholders' Interest
       Distribution Amount for the Class II-B Notes;
   6.  to the Securities Insurer, provided that no Securities Insurer Payment
       Default has occurred and is continuing, reimbursement for all amounts owed pursuant to draws with respect to any payments of interest under any of the Group II Insured Notes Guaranty Insurance Policy, plus interest thereon;
   7.  to the Group II Reserve Account, an amount, up to the amount, if any, necessary to reinstate the balance of the Group II Reserve Account to the related Specified Reserve Account Balance;
   8.  to the holders of the Group II Notes, other than the Class II-A-IO
       Notes, the Group II Principal Distribution Amount in the following order of priority: (a) prior to the Stepdown Date for the Group II Notes, or after the Stepdown Date if a Subordinate Note Principal Trigger for the
       Group II Notes is in effect, the Group II Principal Distribution Amount for the Group II Notes, other than the Class II-A-IO Notes, will be payable to the Group II Senior Notes (other than the Class II-A-IO Notes)
       and the Securities Insurer, in the following sequential order (i) to the
       Class II-A-1 Notes until

                                      S-126

       paid in full, then (ii) to the Class II-A-2 Notes until paid in full, then (iii) to the Class II-A-3 Notes until paid in full, then (iv) to the
       Securities Insurer, provided that no Securities Insurer Payment Default has occurred and is continuing, reimbursement for all amounts owed pursuant to draws with respect to any payments of principal under the
       Group II Insured Notes Guaranty Insurance Policy made to the holders of the Class II-A-1 or Class II-A-2 Notes, plus interest thereon, then (v)
       to the Class II-B Notes, and finally (vi) to the Securities Insurer, provided no Securities Insurer Payment Default has occurred and is continuing, reimbursement for all amounts owed pursuant to draws under the Group II Insured Notes Guaranty Insurance Policy made to the holders of the Class II-B Notes, plus interest thereon; and (b) after the related
       Stepdown Date and so long as no Subordinate Note Principal Trigger for the Group II Notes is in effect, the applicable Senior Percentage of the
       Principal Distribution Amount for the Group II Notes, other than the
       Class II-A-IO Notes, will be payable to the Group II Senior Notes, other than the Class II-A-IO Notes, and the Securities Insurer (in the same order of priority as described in clause (a) above) and the Subordinate
       Percentage of the Group II Principal Distribution Amount will be payable to the Class II-B Notes, and the Securities Insurer, if applicable;
   9.  if a Subordinate Note Interest Trigger is in effect for the Group II
       Notes, to the holders of the Class II-B Notes, the Noteholders' Interest
       Distribution Amount for the Class II-B Notes;
   10. to the Securities Insurer, an amount equal to all unreimbursed
       Insured Payments made on prior Distribution Dates, together with accrued interest thereon, as provided, not previously reimbursed above, and all other amounts owed to the Securities Insurer under the Insurance
       Agreement, including all unpaid insurance premiums;
   11. to the holders of the Group II Notes, other than the Class II-A-IO
       Notes, on a pro rata basis, based on the amount of any Noteholders'
       Interest Index Carryover owing on each such Class of Group II Notes, the aggregate unpaid amount of such Noteholders' Interest Index Carryover, if any, but only to the extent not paid by the Cap Provider under the Group
       II Basis Risk Cap;
   12. to the holders of the Class II-B Notes, the aggregate unpaid amount of Noteholders' Interest Index Carryover with respect to the Class II-B
       Notes, if any, but only to the extent not paid by the Cap Provider under the Group II Basis Risk Cap;
   13. to the Cap Provider, an amount sufficient to reimburse the Cap
       Provider for all previous payments under the Group II Basis Risk Cap and any other amounts due to the Cap Provider under the Group II Basis Risk
       Cap;
   14. after all payments shown above are made, and if Group I Available
       Funds are insufficient to make all required payments pursuant to clauses
       (1) through (10) above under "--Group I Notes." any remaining amounts will be paid to the Group I Noteholders, the Master Servicer, the
       Administrator, the Swap Counterparty and/or the Cap Provider, as
       applicable, in the order and for the purposes set forth in such clauses
       (1) through (10), inclusive, up to the amount of such deficiency in Group
       I Available Funds; and
   15. to the Certificateholder, any remaining amounts after application of clauses (1) through (14).

                                      S-127

     Upon any distribution to the Certificateholder of any amounts included as
Available Funds, the Noteholders will not have any rights in, or claims to, such amounts.

     In addition, if as of the Special Determination Date (after giving effect to all purchases of Subsequent Student Loans on such date) either the Group I or
Group II Subsequent Loan Sub-Account of the Group I or Group II Pre-funding
Account, as the case may be, has not been reduced to zero, the Indenture Trustee shall withdraw all such remaining sums on the Distribution Date corresponding to the Special Redemption Date and, (x) if such amount in either Subsequent Loan
Sub-Account is greater than $10,000,000, distribute such amounts pro rata to each class of Group I Notes or Group II Notes, as applicable, based on the initial principal balance of each class of Notes in the related group of Notes, as a payment of principal, and (y) if such amount in either Subsequent Loan
Sub-Account is $10,000,000 or less, distribute such amounts to holders of the
Class I-A-1 Notes or the Class II-A-1 Notes, as applicable, as a payment of principal.

     For purposes hereof, the following terms have the following meanings:

     "Monthly Servicing Payment Date" means the 25/th/ day of each month (or if such day is not a business day, the next succeeding business day).

     The "Net Trust Swap Payment Carryover Shortfall" means, with respect to the Group I Interest Rate Swap and any Distribution Date with respect to which there shall be an amount owed by the Trust to the Swap Counterparty under the
Group I Interest Rate Swap, the excess of (i) the Trust Swap Payment Amount on the preceding Distribution Date over (ii) the amount actually paid to the Swap
Counterparty on such preceding Distribution Date with respect to the Group I
Interest Rate Swap plus interest on such excess from such preceding Distribution
Date to the current Distribution Date in respect of the Trust Swap Payment
Amount at the rate of Three-Month LIBOR for the related Interest Period.

     The "Net Trust Swap Receipt Carryover Shortfall" means, with respect to the Group I Interest Rate Swap and any Distribution Date with respect to which there shall be an amount owed by the Swap Counterparty to the Trust under the
Group I Interest Rate Swap, the excess of (i) the Trust Swap Receipt Amount on the preceding Distribution Date over (ii) the amount actually paid by the Swap
Counterparty to the Trust on such preceding Distribution Date with respect to the Group I Interest Rate Swap plus interest on such excess from such preceding
Distribution Date to the current Distribution Date at the rate of Three-Month
LIBOR for the related Interest Period.

     The "Trust Swap Payment Amount" means, with respect to the Group I
Interest Rate Swap and any Distribution Date, the sum of (i) the Net Trust Swap
Payment for such Distribution Date and (ii) the Net Trust Swap Payment Carryover
Shortfall for such Distribution Date.

     The "Trust Swap Receipt Amount" means, with respect to the Group I
Interest Rate Swap and any Distribution Date, the sum of (i) the Net Trust Swap
Receipt for such Distribution Date and (ii) the Net Trust Swap Receipt Carryover
Shortfall for such Distribution Date.

                                      S-128

     "Noteholders' Distribution Amount" means, with respect to each of the
Group I Notes and the Group II Notes and any Distribution Date, the sum of the
related Noteholders' Interest Distribution Amount and the related Noteholders'
Principal Distribution Amount for such Distribution Date.

     "Noteholders' Interest Carryover Shortfall" means, with respect to any
Distribution Date and any Class of Notes, the excess of (x) the sum of the
Noteholders' Interest Distribution Amount for such Class of Notes on the preceding Distribution Date over (y) the amount of interest actually distributed to the holders of such Class of Notes on such preceding Distribution Date, plus interest on the amount of such excess interest due to the holders of such Class of Notes, to the extent permitted by law, at (1) the weighted average of the applicable Note Interest Rates, in the case of the Class A Notes of each group of Notes, and (2) the Note Interest Rate for each Class of the Class B Notes, in the case of the Class B Notes of each group of Notes, in each case from such preceding Distribution Date to the current Distribution Date; but with respect to the Group II Insured Notes, any Noteholders' Interest Carryover Shortfall
shall be less all amounts paid to the holder of such Class or Classes for payments of interest by the Securities Insurer under the Group II Insured Notes
Guaranty Insurance Policy.

     "Noteholders' Interest Distribution Amount" means, with respect to any
Distribution Date and any Class of Notes, the sum of (a) the aggregate amount of interest accrued at the respective Note Interest Rate for the related Interest
Period on the outstanding principal balance or notional amount, as applicable, of such Class of the Notes on the immediately preceding Distribution Date after giving effect to all principal distributions, or allocations, as applicable, to such Noteholders on such date (or, in the case of the first Distribution Date, on the Closing Date) and (b) any Noteholders' Interest Carryover Shortfall for
such Class and such Distribution Date; provided, that such Noteholders' Interest
Distribution Amount will not include any Noteholders' Interest Index Carryover for such Class with respect to each Class of Notes other than the Class II-A-IO
Notes.

     "Noteholders' Principal Distribution Amount" for each group of Notes means, with respect to any Distribution Date, the Principal Distribution Amount
for such group of Notes and such Distribution Date; provided, however, that the
Noteholders' Principal Distribution Amount for the Group I Notes or the Group II
Notes (other than the Class II-A-IO Notes) will not exceed the outstanding principal balance of the Group I Notes or the Group II Notes (other than the
Class II-A-IO Notes), respectively. In addition, (a) on the Final Maturity Date for each Class of Notes (other than the Class II-A-IO Notes), the principal required to be distributed to such Class of Notes will include the amount required to reduce the outstanding principal balance of such Class of Notes to zero, and (b) on the related Distribution Date following either an exercise of the Group I Put Option or the Group II Put Option, as applicable, or, upon a default by the Put Option Provider, a sale of the related Group I or Group II
Student Loans, as applicable, in the manner described under "--The Put Options and Auction Sales" below, the principal required to be distributed to the holders of the Group I or Group II Notes (other than the Class II-A-IO Notes), as applicable, will include the amount required to reduce the outstanding principal balance of all outstanding Group I or Group II Notes (other than the
Class II-A-IO Notes), as applicable to zero.

     The "Group I Pool Balance" means, at any time and with respect to the
Group I Student Loans, and the "Group II Pool Balance" means, at any time and with respect to the Group II Student Loans (and with respect to all Financed
Student Loans, referred to as the "Pool Balance"),

                                      S-129

the aggregate principal balance of the Group I or Group II Student Loans, respectively, at the end of the preceding Collection Period (including accrued interest thereon for such Collection Period to the extent such interest will be capitalized upon commencement of repayment), after giving effect to the following without duplication:

     .  all payments received by the Trust related to the Group I or Group II
        Student Loans, as applicable, during such Collection Period from or on behalf of borrowers, Guarantors and, with respect to Group I Student
        Loans, certain payments on certain Financed Federal Loans, the
        Department (collectively, "Obligors"),

     .  all Purchase Amounts received by the Trust related to the Group I or
        Group II Student Loans, as applicable for such Collection Period from the Depositor (or KBUSA on its behalf), the Master Servicer or the
        Sub-Servicers,

     .  all Additional Fundings made from the Group I or Group II Escrow
        Account, as applicable, and the Group I or Group II Pre-Funding
        Account, as applicable, with respect to such Collection Period, and

     .  all losses realized on the Group I or Group II Student Loans, as applicable, liquidated during such Collection Period.

     "Principal Distribution Amount" means, with respect to the Group I Notes
(also referred to as the "Group I Principal Distribution Amount") or the
Group II Notes, other than the Class II-A-IO Notes, (also referred to as the
"Group II Principal Distribution Amount") and any Distribution Date, the
amount by which the sum of the outstanding principal balance of the Group I
Notes or the Group II Notes, other than the Class II-A-IO Notes, as the case may be, exceeds the related Specified Collateral Balance for such Distribution Date.

     "Specified Collateral Balance" means, with respect to the Group I
Student Loans or the Group II Student Loans and any Distribution Date, the sum
of (a) the Group I Pool Balance or the Group II Pool Balance, as applicable, as of the last day of the related Collection Period plus (b) the Group I Pre-Funded
Amount or the Group II Pre-Funded Amount, as applicable, as of the last day of the related Collection Period for such Distribution Date. In the event that (1)
there is a decision by the related Noteholders to exercise the Group I or Group
II Put Option followed by (x) an inability of the Indenture Trustee to exercise the related Put Option due to the Minimum Acceptable Put Option Exercise Price
being greater than the Put Option Exercise Price (plus all amounts then on deposit in the Group I or Group II Reserve Account, as applicable), or (y) the
Put Option Provider defaults and the Group I or Group II Student Loans, as applicable, are not sold pursuant to the auction process described under "--The
Put Options and Auction Sales" below, with respect to such group of Financed
Student Loans any Distribution Date occurring on or after the October 2013
Distribution Date, or (2) with respect to the Group II Student Loans only, a
Trigger Event has occurred and is continuing, the Specified Collateral Balance will be zero.

     A "Trigger Event" with respect to the Group II Student Loans shall occur, on any Distribution Date, when: (1) a Non-Guaranteed Private
Undergraduate Loan Trigger Event has occurred, or (2) a Private Graduate Loan
Trigger Event has occurred; provided, however, that if the Securities Insurer and all three Ratings Agencies consent in writing, no Trigger Event shall have occurred with respect to such Distribution Date.

                                      S-130

     A "Non-Guaranteed Private Undergraduate Loan Trigger Event" shall have occurred, on any Distribution Date, when cumulative Realized Losses with respect to the Group II Student Loans, net of subsequent Recoveries with respect to the
Non-Guaranteed Private Undergraduate Loans, exceeds 17% of the Group II Initial
Financed Student Loan Pool Balance consisting of all Non-Guaranteed Private
Undergraduate Loans.

     "Non-Guaranteed Private Undergraduate Loans" are Non-Guaranteed Private
Loans that have been made to undergraduate students.

     "Group I Initial Financed Student Loan Pool Balance" and "Group II
Initial Financed Student Loan Pool Balance" means at any time, the Group I
Pool Balance or the Group II Pool Balance, respectively, of the Group I Student
Loans or Group II Student Loans, respectively, or specified subset thereof, as of the Cutoff Date (in the case of the related Initial Financed Student Loans, or specified subset thereof) or the related Subsequent Cutoff Date (with respect to related Additional Student Loans or specified subset thereof).

     "Recoveries" means, with respect to any Liquidated Student Loan, moneys collected in respect thereof, from whatever source, during any Collection Period following the Collection Period in which such Financed Student Loan became a
Liquidated Student Loan, net of the sum of any amounts expended by the Master
Servicer (or any Sub-Servicer acting on its behalf) for the account of any related borrower on such Financed Student Loan and any amounts required by law to be remitted to such borrower on such Financed Student Loan.

     A "Private Graduate Loan Trigger Event" shall have occurred with respect to the Group II Student Loans on any Distribution Date when: (1) a TERI Trigger
Event or (2) a Non-Guaranteed Private Graduate Loan Trigger Event shall have occurred.

     A "TERI Trigger Event" shall have occurred with respect to the Group II
Student Loans on any Distribution Date when the cumulative Realized Losses on any of the Guaranteed Private Loans that are guaranteed by TERI exceeds 17% of the Group II Initial Financed Student Loan Pool Balance consisting of all
Guaranteed Private Loans that are guaranteed by TERI; provided, however, that a
TERI Trigger Event shall not have occurred if TERI is continuing to pay claims with respect to all Guaranteed Private Loans guaranteed by TERI.

     A "Non-Guaranteed Private Graduate Loan Trigger Event" shall have occurred with respect to the Group II Student Loans on any Distribution Date
when the cumulative Realized Losses on the Non-Guaranteed Private Graduate Loans
exceeds 17% of the Group II Initial Financed Student Loan Pool Balance
consisting of all Non-Guaranteed Private Graduate Loans.

     "Non-Guaranteed Private Graduate Loans" are Non-Guaranteed Private Loans
that have been made to graduate students.

Credit Enhancement

     Excess Interest. Excess interest is created with respect to the Group I or
Group II Student Loans when interest collections on the Group I or Group II
Student Loans, respectively, received during a Collection Period (including, with respect to the Group I Student Loans, related Interest Subsidy Payments and
Special Allowance Payments), related Investment Earnings and Trust

                                      S-131

Swap Receipts from the Group I Interest Rate Swap exceeds the interest on the
Group I or Group II Notes, respectively, at the related Note Rates, fees allocated to the Group I or Group II Student Loans, respectively, due under the
Program, the Master Servicing Fee with respect to the Group I or Group II
Student Loans, as applicable, the related allocated portion of the
Administration Fee, the quarterly premium payable to the Security Insurer (with respect to the Group II Notes) and any Trust Swap Payment Amounts with respect to the Group I Interest Rate Swap payable to the Swap Counterparty in respect of the related Distribution Date. Excess interest with respect to the Group I or
Group II Student Loans, as the case may be, is intended to provide "first loss"
protection for the related Class of Notes. Excess interest will first be deposited in the Group I or Group II Reserve Account, as applicable, until the related Specified Reserve Account Balance is met. Excess interest with respect to the Group I or Group II Student Loans, as the case may be, to the extent available after any required deposits to the Group I or Group II Reserve
Account, as applicable, will be applied on each Distribution Date to cover
Realized Losses on the Group I or Group II Student Loans, as applicable, incurred during the related Collection Period. In addition, prior to the Group I
Parity Date or the Group II Parity Date, as the case may be, excess interest will be applied as an accelerated payment of principal on each applicable Class of the related group of Notes in sequential order until the principal balance of the Group I or Group II Student Loans, as applicable, equals the outstanding principal balance of the Group I or Group II Notes (other than the Class II-A-IO
Notes), as applicable. In the event of a Trigger Event with respect to the Group
II Notes, or a decision by the related Noteholders to exercise the Group I or
Group II Put Option, followed either by (1) an inability of the Indenture
Trustee to exercise the related Put Option due to the Minimum Acceptable Put
Option Exercise Price being greater than the Put Option Exercise Price (plus all amounts then on the deposit in the Group I or Group II Reserve Account, as applicable), or (2) both a default by the Put Option Provider and a failed auction with respect to the related group of Student Loans, following the
October 2013 Distribution Date, all excess interest will be applied as an accelerated payment of principal on each Class of Notes (other than the Class
II-A-IO Notes) in the related group of Notes, in sequential order, until the principal balance of the Group I or Group II Notes (other than the Class II-A-IO
Notes), as applicable, has been reduced to zero. There can be no assurance as to the rate, timing or amount, if any, of excess interest. The application of excess interest to the payment of principal on your Notes (other than the Class
II-A-IO Notes) will affect the weighted average life and yield on your investment. To the extent excess interest is not sufficient to cover Realized
Losses or to achieve the Group I or Group II Parity Date, as applicable, you will rely solely on amounts in the Group I or Group II Reserve Account, as applicable, payments under the Group II Insured Notes Guaranty Insurance Policy
(with respect to the Group II Insured Notes only) and other collections on the
Group I or Group II Student Loans, as applicable, for payments on your Notes.
Excess interest not applied to make required distributions on any Distribution
Date will be paid to the Certificateholder and will not be available on subsequent Distribution Dates to make payments on any Class of the Notes.

     Reserve Accounts. Pursuant to the Sale and Servicing Agreement, the Group I
Reserve Account and the Group II Reserve Account will be created with initial deposits by the Depositor on the Closing Date of cash or Eligible Investments in an amount equal to approximately $1,028,750 with respect to the Group I Reserve
Account (the "Group I Reserve Account Initial Deposit") and $22,104,950 with respect to the Group II Reserve Account (the "Group II Reserve Account Initial
Deposit"). On the Closing Date, the Group I and Group II Reserve Account
Initial Deposit will equal the related Specified Reserve Account Balance as of the Closing Date. The

                                      S-132

amounts on deposit in each Reserve Account to the extent used will be replenished up to the related Specified Reserve Account Balance on each
Distribution Date by deposit therein of the amount, if any, necessary to reinstate the balance of such Reserve Account to the related Specified Reserve
Account Balance from the amount of related Available Funds remaining after payment of the prior amounts set forth under "--Distributions" above with respect to the related group of Notes, all for such Distribution Date.

     "Specified Reserve Account Balance" means, with respect to any
Distribution Date: (1) with respect to the Group I Reserve Account, an amount equal to the greater of (x) 0.25% of the aggregate outstanding principal amount of the Group I Notes on such Distribution Date before giving effect to any distribution on such Distribution Date, and (y) $617,250; and (2) with respect to the Group II Reserve Account, an amount equal to the sum of (i) the greater of (x) 3.50% of the aggregate outstanding principal amount of the Group II Notes on such Distribution Date before giving effect to any distribution on such
Distribution Date, and (y) $2,500,000 and (ii) payments, if any, under the Group
II Cap Agreement; provided, however, in each case, in no event will such balance exceed the sum of the outstanding principal amount of the related group of
Notes. Each Reserve Account may be used to fund Interest and Expense Draws and
Realized Loss Draws with respect to the related group of Financed Student Loans.

     Funds will be withdrawn from the Group I or the Group II Reserve Account, as the case may be, to the extent that the amount of Group I or Group II
Available Funds, as applicable, is insufficient to pay the Master Servicing Fee with respect to the Group I and Group II Student Loans, respectively, on any
Monthly Servicing Payment Date, and any of the items with respect to Group I
Notes specified in clauses (1), (2), (3) and (5) under
"--Distributions--Distributions from the Collection Account--Group I Notes"
above, or any of the items with respect to Group II Notes specified in clauses
(2) through (6) under "--Distributions--Distributions from the Collection
Account--Group II Notes" above, on any Distribution Date (such amounts, the
"Interest and Expense Draw"). Such funds will be paid from the Group I or
Group II Reserve Account, as applicable, to the Master Servicer on a Monthly
Servicing Payment Date, and to the persons and in the order of priority specified for distributions out of the related sub-account of the Collection
Account in clauses (1), (2), (3) and (5) above with respect to the Group I
Notes, or clauses (2) through (6) above with respect to the Group II Notes, on a
Distribution Date. In addition, on the Final Maturity Dates for each Class of
Notes (other than the Class II-A-IO Notes), amounts on deposit in the Group I or
Group II Reserve Account, as applicable, if any, will be available, if necessary, to be applied to reduce the principal balance of such Class of the
Notes to zero. Amounts on deposit in the Reserve Accounts will not be available to cover any reimbursement for Noteholders' Interest Index Carryover.

     In addition, if on any Distribution Date prior to the Group I or Group II
Parity Date, as the case may be, to the extent the amount by which the Group I or Group II Pool Balance, respectively, as of the last day of the second preceding Collection Period (or in the case of the first Distribution Date, as of the Cutoff Date) minus the Group I or Group II Pool Balance, respectively, as of the last day of the related Collection Period exceeds the amount remaining to be distributed as the related Noteholders' Principal Distribution Amount with respect to the Group I Notes or the Group II Notes (other than the Class II-A-IO
Notes), respectively, will be withdrawn from the Group I or Group II Reserve
Account, respectively, and deposited in the related sub-account of the
Collection Account and distributed by the Indenture Trustee as a

                                      S-133

payment in respect of the related Noteholders' Principal Distribution Amount
(and distributed among the Group I Notes in the order of priority as set forth under "--Distributions -- Distributions from the Collection Account--Group I
Notes," or among the Group II Notes, other than the Class II-A-IO Notes, in the order of priority as set forth under "--Distributions--Distributions from the
Collection Account--Group II Notes," as applicable). If on any Distribution Date on or after the Group I or Group II Parity Date, as the case may be, the amount available to be distributed as the related Noteholders' Principal Distribution
Amount, is less than the related Noteholders' Principal Distribution Amount for such Distribution Date, such amount will be withdrawn from the Group I or Group
II Reserve Account, as applicable, and deposited in the related sub-account of the Collection Account and distributed as a payment in respect of the related
Noteholders' Principal Distribution Amount (and distributed among the Group I
Notes in the order of priority as set forth under
"--Distributions--Distributions from the Collection Account--Group I Notes," or among the Group II Notes (other than the Class II-A-IO Notes) in the order of priority as set forth under "--Distributions--Distributions from the Collection
Account--Group II Notes," as applicable). Any amounts withdrawn from the Reserve
Accounts and applied as a payment of principal of any Class of the Notes (other than the Class II-A-IO Notes) is referred to herein as a "Realized Loss
Draw."

     If the amount on deposit in the Group I or Group II Reserve Account, as the case may be, on any Distribution Date (after giving effect to all deposits or withdrawals therefrom on such Distribution Date) is greater than the related
Specified Reserve Account Balance for such Distribution Date, subject to certain limitations, the Administrator will instruct the Indenture Trustee to deposit the amount of the excess into the Collection Account for distribution to the
Certificateholder as Group I or Group II Available Funds, as applicable, on such
Distribution Date. Upon any distribution to the Certificateholder of any amounts included as Available Funds, the Noteholders will not have any rights in, or claims to, such amounts. Subject to the limitation described in the preceding sentence, amounts held from time to time in the Reserve Accounts will continue to be held for the benefit of the Trust.

     The Reserve Accounts are intended to enhance the likelihood of timely receipt by the Noteholders in each group of Notes of the full amount of interest due them and to decrease the likelihood that such holders will experience losses. In certain circumstances, however, either or both Reserve Accounts could be depleted.

     Subordination of the Subordinate Notes. The rights of the holders of the
Group I and Group II Subordinate Notes to receive payments of interest are subordinated to the rights of the holders of the Group I and Group II Senior
Notes, respectively, to receive payments of interest (and, if a Subordinate Note
Interest Trigger has occurred and is continuing, payments of principal on the applicable Classes of Notes as well) and the rights of the holders of the Group
I and Group II Subordinate Notes to receive payments of principal are subordinated to the rights of the holders of the Group I and Group II Senior
Notes (other than the Class II-A-IO Notes), respectively, to receive payments of interest and principal and the Class II-A-IO Notes to receive payments of interest. Consequently, amounts on deposit in the related sub-account of the
Collection Account and to the extent necessary, the related Reserve Account and, during the Funding Period, the related Pre-Funding Account, will be applied to the payment of interest on the Group I and Group II Senior Notes, as the case may be, before payment of interest on the Group I and Group II Subordinate
Notes, respectively. Moreover, for so long as the Group I or Group II Senior
Notes

                                      S-134

are outstanding, the holders of the Group I or Group II Subordinate Notes, respectively, will not be entitled to any payments of principal until the
Stepdown Date, and after the Stepdown Date, the holders of the Group I or Group
II Subordinate Notes, as applicable, will be entitled to payments of principal only if a related Subordinate Note Principal Trigger is not in effect.

     Group II Insured Notes Guaranty Insurance Policy. On the Closing Date, the
Securities Insurer will issue the Group II Insured Notes Guaranty Insurance
Policy, which will be available as credit enhancement to the holders of the
Group II Notes (other than the Class II-A-3 Notes and the Class II-A-IO Notes)
only under the terms described herein. The Group II Insured Notes Guaranty
Insurance Policy will unconditionally and irrevocably guarantee the timely payment of the Noteholders' Interest Distribution Amount on each Distribution
Date for the Group II Insured Notes and the aggregate unpaid principal balance of such Classes of Notes on the Class II-A-1 Notes Final Maturity Date, the
Class II-A-2 Notes Final Maturity Date and the Class II-B Notes Final Maturity
Date, respectively. See "The Group II Insured Notes Guaranty Insurance Policy
and the Securities Insurer."

     Cross-Collateralization. With respect to the Group I Available Funds, on each Distribution Date, after all payments are made with respect to the Group I
Notes and all amounts then due and owing to the Master Servicer, the Swap
Counterparty and the Cap Provider, that are payable from the Group I Available
Funds, are paid in full, any remaining amounts will become part of the Group II
Available Funds for such Distribution Date. With respect to the Group II
Available Funds, on each Distribution Date, after all payments are made with respect to the Group II Notes and all amounts then due and owing to the
Securities Insurer, the Master Servicer, the Swap Counterparty and the Cap
Provider, that are payable from the Group II Available Funds, are paid in full, if the Group I Available Funds on such Distribution Date are not sufficient to pay (1) the related Noteholders' Interest Distribution Amount to the Group I
Noteholders, or (2) amounts owed to the Swap Counterparty and/or the Cap
Provider with respect to the Group I Notes, any remaining Group II Available
Funds may be used to pay such deficiencies to the affected Group I Noteholders, the Swap Counterparty and/or the Cap Provider, as applicable. To the extent such
Available Funds are not used for these purposes, all remaining sums will be distributed to the holder of the Certificates and will not be available to the
Noteholders on subsequent Distribution Dates. There also can be no assurance that on any Distribution Date there ever will be sufficient Group I Available
Funds to make payments to the Group II Noteholders nor that there will be sufficient Group II Available Funds to make payments to the Group I Noteholders.

Interest Rate Swap

     Payments Under the Interest Rate Swap. On the Closing Date, the Trust will enter into the Group I Interest Rate Swap with Key Bank USA, National
Association, as the swap counterparty (the "Swap Counterparty"). The Group I
Interest Rate Swap will be documented according to a 1992 ISDA Master Agreement
(Multicurrency-Cross Border) (the "ISDA Master Swap Agreements"), modified to reflect the terms of the Group I Notes, the Certificates, the Indenture, the
Sale and Servicing Agreement and the Group I Interest Rate Swap. The Group I
Interest Rate Swap will terminate on the earliest to occur of (i) full payment of the Group I Notes, (ii) full re-payment of all of the Commercial Paper Rate
Loans, (iii) the liquidation of the

                                      S-135

Group I Student Loans as a result of the occurrence and continuation of an Event of Default, and (iv) the early termination of the Group I Interest Rate Swap in accordance with its terms.

     In accordance with the terms of the Group I Interest Rate Swap, on each
Distribution Date, the Trust will owe the Swap Counterparty the sum of the following amounts for each of the monthly periods in the related Collection
Period, beginning with the monthly period commencing September 1, 2003 (each, a
"Net Trust Swap Payment"):

(I)  the product of:

   1.  the Commercial Paper Rate as determined as of the first day of the related monthly period;

   2.  the aggregate principal balance of the Commercial Paper Rate Loans as determined as of the first day of the related monthly period; and

   3.  a fraction, the numerator of which is the actual number of days in the related monthly period and the denominator of which is 360.

     And, in accordance with the terms of the Group I Interest Rate Swap, on each Distribution Date, the Swap Counterparty will owe the Trust an amount equal to the sum of the following amounts for each of the monthly periods in the related Collection Period beginning with the monthly period commencing September
1, 2003 (each, a "Net Trust Swap Receipt"):

(II) the product of:

   1.  Three-Month LIBOR (calculated in the same manner and on such dates as such index is calculated for the Notes for the related interest period)
       less 0.15%;

   2.  the aggregate principal balance of the Commercial Paper Rate Loans as determined as of the first day of the related monthly period; and

   3.  a fraction, the numerator of which is the actual number of days in the related monthly period and the denominator of which is 360.

     Payments will be made on a net basis with respect to each of the Group I
Interest Rate Swap between the Trust and the Swap Counterparty, in an amount equal to the excess of (I) over (II) above for the related Collection Period, in the case of a Net Trust Swap Payment, or the excess of (II) over (I) above for the related Collection Period, in the case of a Net Trust Swap Receipt.

     In consideration for entering into the Group I Interest Rate Swap, the Swap
Counterparty will be entitled to an upfront fee on the Closing Date and to all
Trust Swap Payment Amounts, in accordance with the payment priorities set forth above under "--Distributions--Distributions from the Collection Account."

                                      S-136

     Conditions Precedent. The respective obligations of the Swap Counterparty and the Trust to pay certain amounts due under the Group I Interest Rate Swap will be subject to the following conditions precedent: (i) no Swap Default (as defined below) or event that with the giving of notice or lapse of time or both would become a Swap Default shall have occurred and be continuing and (ii) no
Termination Event (as defined below) has occurred or been effectively designated; provided, however, that the Swap Counterparty's obligation to pay such amounts will not be subject to such conditions unless principal of the related group of the Notes has been accelerated following an Event of Default under the Indenture.

     Defaults Under the Group I Interest Rate Swap. "Events of Default" under the Group I Interest Rate Swap are limited to: (i) failure of the Swap
Counterparty or the Trust to pay any amount when due under the Group I Interest
Rate Swap after giving effect to the applicable grace period; provided, however, that in the case of the Trust, the Trust has sufficient Group I Available Funds remaining to pay such obligations on any Collection Distribution Date after making all other required distributions with more senior payment priorities in accordance with the priorities set forth above under
"--Distributions--Distributions from the Collection Account," (ii) the occurrence of certain events of insolvency or bankruptcy of the Trust or the
Swap Counterparty, (iii) an acceleration of the principal of the Group I Notes following an Event of Default under the Indenture, and (iv) the following other standard events of default under the ISDA Master Swap Agreements: "Breach of
Agreement" (not applicable to the Trust), "Credit Support Default" (not applicable to the Trust), "Misrepresentation" (not applicable to the Trust), and
"Merger Without Assumption" (not applicable to the Trust), as described in
Sections 5(a) (ii), 5(a) (iii), 5(a) (iv) and 5(a) (viii) of the ISDA Master
Swap Agreements.

     Termination Events. A "Termination Event" under the Group I Interest Rate
Swap consists of the following event under the ISDA Master Swap Agreements:
"Illegality" (which generally relates to changes in law causing it to become unlawful for a party to perform its obligations under the Group I Interest Rate
Swap), and "Tax Event" (which generally relates to either party to the Group I
Interest Rate Swap receiving a payment under the Group I Interest Rate Swap from which an amount has been deducted or withheld for or on account of taxes), as described in Sections 5(b) (i) and 5(b) (ii) of the ISDA Master Swap Agreements.
The occurrence of a Rating Agency Downgrade will also be a Termination Event under the Group I Interest Rate Swap.

     Early Termination of the Interest Rate Swap. Upon the occurrence of any
Event of Default under the Group I Interest Rate Swap, the non-defaulting party will have the right to designate an Early Termination Date (as defined in the
Group I Interest Rate Swap) upon the occurrence of such Event of Default. With respect to Termination Events, an Early Termination Date may be designated by one of the parties (as specified in the Group I Interest Rate Swap) and will occur only upon notice and, in certain circumstances, after any Affected Party
(as defined in the Group I Interest Rate Swap) has used reasonable efforts to transfer its rights and obligations under the Group I Interest Rate Swap to a related entity within a limited period after notice has been given of such
Termination Event, all as set forth in each of the Group I Interest Rate Swap.
The occurrence of an Early Termination Date under the Group I Interest Rate Swap will constitute a "Swap Early Termination."

     Upon any Swap Early Termination of the Group I Interest Rate Swap, the
Trust or the Swap Counterparty, as the case may be, may be liable to make a termination payment to the

                                      S-137

other (regardless, if applicable, of which of the parties has caused such termination). The amount of such termination payment will be based on the value of the Group I Interest Rate Swap computed in accordance with the procedures set forth in the Group I Interest Rate Swap. Any such payment could be substantial.
In the event that the Trust is required to make such a termination payment and the Trust is the defaulting party (other than as a result of a failure to pay), such payment will be payable in the same order of priority as any Trust Swap
Payment Amount payable to the Swap Counterparty (which is payable pari passu with the related Noteholders' Interest Distribution Amount for the Group I
Notes); provided, however, that, in the event that a termination payment is owed to the Swap Counterparty following an Event of Default resulting from a default of the Swap Counterparty or a Termination Event, such termination payment will be subordinate to the right of the Group I Noteholders to receive full payment of principal and/or interest, as applicable, on the Group I Notes. Accordingly, termination payments, if required to be made by the Trust, could result in shortfalls to the Group I Noteholders.

     If, following an Early Termination Date with respect to the Group I
Interest Rate Swap, a termination payment is owed by the Trust to the Swap
Counterparty and the Trust receives a payment (an "Assumption Payment") from a successor swap counterparty to assume the position of the Swap Counterparty, the portion of the Assumption Payment that does not exceed the amount of the termination payment owed by the Trust to the Swap Counterparty will be paid by the Trust to the Swap Counterparty and will not be available to make distributions to the Group I Noteholders. Following such payment, the amount of the termination payment owed by the Trust to the Swap Counterparty will be reduced by the amount of such payment.

Basis Risk Caps

     Payments Under the Basis Risk Caps. On the Closing Date, the Trust will enter into the Group I Basis Risk Cap and the Group II Basis Risk Cap, each with
Key Bank USA, National Association as the Cap Provider. Each of the Basis Risk
Caps will be documented according to a 1992 ISDA Master Agreement
(Multicurrency-Cross Border) (the "ISDA Master Cap Agreements"), modified to reflect the terms of the Group I Notes or the Group II Notes (other than the
Group II-A-IO Notes), as applicable, the Certificates, the Indenture, the Sale and Servicing Agreement and the Group I or Group II Basis Risk Cap, as
applicable. Each of the Basis Risk Caps will terminate on the date that is the earliest to occur of the Distribution Date in October 2013, the date on which the Group I or Group II Notes, as applicable, have been paid in full, the occurrence and continuation of an Event of Default resulting in a liquidation of the Group I or Group II Student Loans, as applicable, and the date on which each of the Basis Risk Caps is terminated in accordance with its terms pursuant to an early termination.

     In accordance with the terms of each of the Basis Risk Caps, the Cap
Provider will pay to the Trust on each Distribution Date any related
Noteholders' Interest Index Carryover with respect to either the Group I or
Group II Notes (other than the Group II-A-IO Notes), as applicable, created on such Distribution Date. In consideration for entering into the Basis Risk Caps, the Cap Provider will be entitled to an upfront fee on the Closing Date and to reimbursement for all sums paid to either the Group I or Group II Noteholders
(other than the Class II-A-IO Noteholders), as applicable, as related
Noteholders' Interest Index Carryover but on a subordinated basis and only to the extent of sufficient Group I or Group II Available Funds,

                                      S-138

as applicable, therefor on subsequent Distribution Dates after making all related prior distributions on such Distribution Date in accordance with the payment priorities set forth above under "--Distributions--Distributions from the Collection Account."

     Defaults Under the Basis Risk Caps. "Events of Default" under each of the
Basis Risk Caps are limited to: (i) failure of the Cap Provider or the Trust to pay any amount when due under the Group I or Group II Basis Risk Cap, as applicable; provided, however, that in the case of the Trust, the Trust has either Group I or Group II Available Funds, as applicable, remaining to pay such obligations on any Distribution Date after making all other required distributions with more senior payment priorities in accordance with the priorities set forth above under "--Distributions--Distributions from the
Collection Account;" and (ii) certain events of insolvency or bankruptcy of the
Cap Provider. The Group II Insured Notes Guaranty Insurance Policy does not provide any insurance coverage in the event of a default by the Cap Provider.

     Termination Event. A "Termination Event" under each of the Basis Risk Caps consists of the following event under the ISDA Master Cap Agreements:
"Illegality," which generally relates to changes in law causing it to become unlawful for a party to perform its obligations under the Basis Risk Caps.

     Payments Upon Termination. In the event either of the Basis Risk Caps is terminated due to a Termination Event or an Event of Default, the Cap Provider
shall pay to the Trust as liquidated damages an amount equal to the fee it received on the Closing Date with respect to the Group I or Group II Basis Risk
Cap, as applicable. The amount of liquidated damages is not expected to be sufficient to find a replacement basis risk cap provider and there is no obligation of the Trust, the Depositor, the Seller, the Indenture Trustee, the
Administrator, the Cap Provider or any other person to find a replacement basis risk cap provider if either Basis Risk Cap is terminated. Prospective
Noteholders should note that the amount of such fee may be insufficient to offset any resulting Noteholders' Interest Index Carryover on future
Distribution Dates. In the event that either the Group I or Group II Basis Risk
Cap is terminated and the Cap Provider is owed any sums for amounts previously paid to the Trust under the Basis Risk Cap, the Cap Provider shall be entitled to reimbursement from the Trust for all such sums, but only to the extent Group
I or Group II Available Funds, as applicable, are available therefor on subsequent Distribution Dates after making all other required distributions with more senior priorities in accordance with the payment priorities set forth above under "--Distributions--Distributions from the Collection Account."

The Swap Counterparty and Cap Provider

     KBUSA is a national banking association, a wholly owned subsidiary of
KeyCorp, and the parent of the Depositor. KBUSA is engaged in consumer loan activities nationally, including, automobile lending, home equity financing of both first- and second-home mortgages, education lending, and marine and recreational vehicle financing. As of March 31, 2003, KBUSA had total assets of approximately $9.13 billion, total liabilities of approximately $8.14 billion and approximately $988.04 million in stockholders' equity. KBUSA's business is subject to examination and regulation by federal banking authorities. KBUSA's primary federal bank regulatory authority is the Office of the Comptroller of the Currency. The principal executive offices of KBUSA are located at Key
Center, 127 Public Square, Cleveland, Ohio 44114 and its

                                      S-139

telephone number is (216) 689-6300. Additional information regarding KBUSA, in any of its capacities as described herein, including call reports, are available upon written request from the Administrator at the above address.

     KeyCorp is subject to the informational requirements of the Securities and
Exchange Act of 1934, as amended, and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange
Commission (the "SEC"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the SEC, at
Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's
regional offices at Citicorp Center, 500 West Madison Street, Suite 1400,
Chicago, Illinois 60661, and 233 Broadway, New York, New York 10279. Copies of
such material can be obtained from the Public Reference Section of the SEC at
450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such material is also available on the SEC's internet site on the world wide web located at http://www.sec.gov. In addition, such reports, proxy statements and other information concerning KeyCorp can be inspected at the offices of the New
York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     As of June 30, 2003, KBUSA had long-term, senior unsecured debt ratings of
"A1" and "A" by Moody's Investors Service, Inc. ("Moody's") and Standard and
Poor's, a division of The McGraw-Hill Companies Inc. ("S&P"), respectively.
The obligations of the Swap Counterparty are not guaranteed by the Securities
Insurer. If (1) the short-term debt rating of the Swap Counterparty (or any successor credit support provider) is withdrawn, suspended or reduced below
"A-1" by S&P, or (2) the long-term debt rating of the Swap Counterparty (or any successor credit support provider) is withdrawn, suspended or reduced below "A1"
by Moody's (such withdrawal, suspension or reduction, a "Rating Agency
Downgrade"), the Swap Counterparty is required, no later than the 30/th/ day following such Rating Agency Downgrade, at the Swap Counterparty's expense, either to (i) obtain a substitute Swap Counterparty, which does not cause any
Rating Agency to lower its then current rating of any Class of Group I Notes
(with respect to the Group I Interest Rate Swap) or (ii) enter into arrangements reasonably satisfactory to the Indenture Trustee and each of the Rating
Agencies, including collateral arrangements, guarantees or letters of credit, which arrangements in the view of such Rating Agency will result in the total negation of the effect or impact of such Rating Agency Downgrade on the respective Noteholders and the Securities Insurer. The Swap Counterparty will have the right to consent to any amendments, supplements or modifications to each of the Transfer and Servicing Agreements.

     The obligations of KBUSA, in its capacities as Swap Counterparty and Cap
Provider, are not guaranteed by KeyCorp or KeyBank National Association.

Group II Cap Agreement

     On the Closing Date, the Trust will enter into an interest rate cap agreement with an eligible Cap Counterparty with respect to the Group II Notes
(the Group II Cap Agreement). The Group II Cap Agreement will be documented under a 1992 ISDA Master Agreement (Multicurrency-Cross Border) modified to reflect the terms of the Group II Notes, the Indenture and the Trust Agreement.

                                      S-140

     The Group II Cap Agreement will terminate on the earlier of the January
2005 Distribution Date and the date on which the Group II Cap Agreement terminates in accordance with its terms due to an early termination.

     Under the terms of the Group II Cap Agreement, the Trust will pay the Cap
Counterparty, from the net proceeds from the sale of the Notes an upfront fair market value payment. On the third business day before each Distribution Date to and including the January 2005 Distribution Date, the Cap Counterparty will pay to the Trust for deposit into the Group II Reserve Account an amount, calculated on a quarterly basis, equal to the product of (a) the excess, if any, of (i)
three-month LIBOR, except for the first Interest Period, as determined for the
Interest Period related to the applicable Distribution Date over (ii) 4.00% and
(b) the lesser of (i) a notional amount equal to $500,000,000 and (ii) the aggregate principal balance of the Group II Notes, other than the Class II-A-IO
Notes.

     For this purpose, LIBOR for the first Interest Period and three-month LIBOR for each subsequent Interest Period will be determined as of the LIBOR
Determination Date for the applicable Interest Period in the same manner as applies to the notes, as described in "Description of the Securities -
Determination of Indices - LIBOR."

     Modifications and Amendment of the Group II Cap Agreement. The Trust
Agreement and the Indenture will contain provisions permitting the Eligible
Lender Trustee, with the consent of the Indenture Trustee, to enter into an amendment to the Group II Cap Agreement to cure any ambiguity in, or correct or supplement any provision of, the Group II Cap Agreement, so long as the Eligible
Lender Trustee determines, and the Indenture Trustee agrees in writing, that the amendment will not adversely affect the interest of the Group II Noteholders.

     Default Under the Group II Cap Agreement. Events of default under the Group
II Cap Agreement, or defaults, are limited to:

     .  the failure of the Cap Counterparty to pay any amount when due under the
        Group II Cap Agreement after giving effect to the applicable grace period;

     .  the occurrence of events of insolvency or bankruptcy of the Trust or the
        Cap Counterparty;

     .  an acceleration of the principal of the Group II Notes following an
        Event of Default relating to the Group II Notes under the Indenture; and

     .  the following other standard event of default under the 1992 ISDA Master
        Agreement: "Credit Support Default" (not applicable to the Trust) and
        "Merger Without Assumption" (not applicable to the Trust), as described in Sections 5(a)(iii) and 5(a)(viii) of the 1992 ISDA Master Agreement.

        Additional Termination Event. The Group II Cap Agreement will contain usual and customary termination events and will also include an additional termination event relating to withdrawal or downgrade of the Cap Counterparty's credit rating. This additional termination event will occur if:

     .  (1) the short-term debt rating of the Cap Counterparty or its credit support provider, as the case may be, is withdrawn or downgraded below
        "A-1" (or in the absence of a

                                     S-141

        short-term debt rating, the long-term senior or counterparty debt rating is withdrawn or downgraded below "A") by S&P or any successor rating agency; or (2) (a) the long-term senior debt rating or counterparty rating of the Cap Counterparty or its credit support provider, as the case may be, is withdrawn, downgraded or put on watch for downgrade by
        Moody's or any successor rating agency below "A1" where the Cap
        Counterparty or its credit support provider, as the case may be, has only a long-term debt rating or counterparty rating, or (b) the long-term senior debt rating and the short-term debt rating of the Cap
        Counterparty or its credit support provider, as the case may be, is withdrawn, downgraded or put on watch for downgrade by Moody's or any successor rating agency below "A1" and "P-1", respectively, where the
        Cap Counterparty or its credit support provider, as the case may be, has both long-term and short-term debt ratings; and

     .  the Cap Counterparty has not, within 30 days of the withdrawal or downgrade, procured a collateral arrangement, a replacement transaction or a rating affirmation.

     For purposes of this additional termination event:

     A  "collateral arrangement" means any of:

     .  a collateral agreement executed between the parties naming a third-party collateral agent, providing for the collateralization of the Cap
        Counterparty's obligations under the Group II Cap Agreement as measured by the net present value of the Cap Counterparty's marked-to-market obligations, together with a rating reaffirmation from the applicable rating agency; or

     .  a letter of credit, guaranty or surety bond or insurance policy covering the Cap Counterparty's obligations under the Group II Cap Agreement from a bank, guarantor or insurer having a short-term debt, long-term debt, counterparty or claims paying rating equal to or above the ratings set forth above.

     A "replacement transaction" means a transaction with a replacement counterparty (which replacement counterparty shall meet the ratings criteria described in the preceding paragraph) who assumes the Cap Counterparty's position under the Group II Cap Agreement on substantially the same terms or with such other amendments to the terms of the Group II Cap Agreement as may be approved by the parties and a rating affirmation is obtained from each of the rating agencies.

     A "rating affirmation" means a written acknowledgement from the rating agency whose rating was lowered or withdrawn that, notwithstanding the withdrawal or downgrade, the then-current ratings of the applicable Notes will not be lowered.

     Early Termination of the Group II Cap Agreement. Upon the occurrence of any default under the Group II Cap Agreement or a termination event, the non-defaulting party or the non-affected party, as the case may be, will have the right to designate an early termination date upon the occurrence of the default or a termination event.

     Upon an early termination of the Group II Cap Agreement, either the Trust or the Cap Counterparty may be liable to make a termination payment to the other, regardless of which

                                     S-142

party has caused that termination. The amount of that termination payment will be based on the value of the transaction computed in accordance with the procedures in the Group II Cap Agreement. In the event that the Trust is required to make a termination payment, the termination payment will be subordinate to the right of the Group II Noteholders to receive full payment of principal of and/or interest on the Group II Notes, as applicable, and to the replenishment of the Group II Reserve Account to the related Specified Reserve
Account Balance.

     The Group II Insured Notes Guaranty Insurance Policy does not provide insurance coverage in the event of a default by the Cap Counterparty.

The Put Option Provider

     KeyBank National Association ("KBNA") is a national banking association, a wholly owned subsidiary of KeyCorp, and an affiliate of KBUSA. KBNA is engaged in a general banking business providing: (1) retail and private banking services to consumers; (2) commercial banking services to small businesses, middle market and large corporate customers; (3) capital market services; and (4) trust and asset management services.

     As of March 31, 2003, KBNA had total assets of approximately $76.67 billion, total liabilities (including minority interest in consolidated subsidiaries) of approximately $71.76 billion, and approximately $4.91 billion in stockholders' equity. KBNA's business is subject to examination and regulation by federal banking authorities. KBNA's primary federal bank regulatory authority is the Office of the Comptroller of the Currency. The
principal executive offices of KBNA are located at Key Center, 127 Public
Square, Cleveland, Ohio 44114 and its telephone number is (216) 689-6300.
Additional information regarding KBNA, in its capacity as the Put Option
Provider as described herein, including call reports, are available upon written request from the Administrator. As of June 30, 2003, KBNA had long-term, senior unsecured debt ratings of A, A1 and A by Fitch, Moody's and S&P, respectively.
The obligations of the Put Option Provider are not guaranteed by the Securities
Insurer.

     The obligations of KBNA, in its capacity as the Put Option Provider, are not guaranteed by KeyCorp or KBUSA.

The Securities Insurer

     Pursuant to the Transfer and Servicing Agreements and Indenture, the
Securities Insurer will be deemed to be treated as a 100% holder of the Group II
Insured Notes for all purposes unless a Securities Insurer Default has occurred and is continuing. As a result, the Securities Insurer will have the right to exercise all of the rights of the holders of the Group II Insured Notes set forth in the Prospectus, which (together with the rights of the Class II-A-3 and
Class II-A-IO Noteholders) include the right to declare an Event of Default with respect to the Group II Notes under the Indenture, accelerate the Group II
Notes, direct the Indenture Trustee to liquidate the Group II Student Loans, remove the Administrator following an administrator default, and remove the
Master Servicer (but only with respect to the Group II Student Loans) following a master servicer default, respectively, and will have the right to consent to the appointment of any successor master servicer (with respect to the Group II
Student Loans) or

                                     S-143

administrator and to consent to all amendments and actions that require Group II
Noteholder consent, on behalf of the Group II Noteholders, except for certain amendments and consents that could affect the amount or timing of distributions required to be made.

     By accepting its Group II Note, each applicable Noteholder will agree that unless a Securities Insurer Default has occurred and is continuing, the
Securities Insurer shall have the right to exercise all rights of such
Noteholders as specified in the Transfer and Servicing Agreements and the
Indenture without any further consent of any of such Noteholders (unless otherwise specified therein). Any right conferred to the Securities Insurer to act or consent on behalf of the applicable Noteholders will be suspended and shall revert to the requisite Group II Controlling Noteholders during any period in which a Securities Insurer Default has occurred and is continuing; provided, however, that during the continuance of a Securities Insurer Default, the consent of the Securities Insurer must still be obtained with respect to certain actions and any amendments that may materially adversely affect the Securities
Insurer.

     In the event of a downgrade in the ratings of the Securities Insurer below
"A3" and "A-" by Moody's and S&P, respectively, the Administrator may, but is not required to, substitute a new guaranty insurance policy with another insurer having a rating of "AAA" by each Rating Agency; provided that the Securities
Insurer is reimbursed for all amounts due and owing at the time of such substitution or replacement.

     "Securities Insurer Default" means (i) a Securities Insurer Payment
Default or (ii) if an Insolvency Event (as defined in the Sale and Servicing
Agreement) with respect to the Securities Insurer occurs.

     "Securities Insurer Payment Default" means the failure and continuance of the Securities Insurer to make a payment in accordance with the terms of the
Group II Insured Notes Guaranty Insurance Policy.

Statements to Indenture Trustee and Trust

     Prior to each Distribution Date, the Administrator (based on the periodic statements and other information provided to it by the Master Servicer or the
Sub-Servicers) will provide to the Indenture Trustee, the Trust, and to the
Securities Insurer upon request, as of the close of business on the last day of the preceding Collection Period, a statement which will include the following information with respect to such Distribution Date or the preceding Collection
Period as to the Notes and the Certificates, to the extent applicable:

   1.  the amount of the distribution allocable to principal of each Class of
       Securities;
   2.  the amount of the distribution allocable to interest on each Class of
       Securities, together with the interest rates applicable with respect thereto (indicating whether such interest rates are based on the related
       Formula Rate or on the related Student Loan Rate and specifying what each such interest rate would have been if it had been calculated using the alternate basis; provided that no such calculation of the related Student
       Loan Rate will be required to be made unless the related Investor Index for such Interest Period is

                                     S-144

       100 basis points greater than the related Investor Index of the preceding Determination Date);

   3.  the amount of the distribution, if any, allocable to any Group I or Group
       II Noteholders' Interest Index Carryover, as applicable, together with the outstanding amount, if any, of each thereof after giving effect to any such distribution;
   4.  the Pool Balance with respect to each of the Group I and Group II Student
       Loans as of the close of business on the last day of the preceding
       Collection Period, after giving effect to the related payments allocated to principal reported under clause (1) above;
   5.  the aggregate outstanding principal balance of each Class of Notes, and each Pool Factor as of such Distribution Date, after giving effect to related payments allocated to principal reported under clause (1) above;
   6.  the amount of the Master Servicing Fee paid to the Master Servicer and the amount of the Administration Fee paid to the Administrator with respect to such Collection Period, in each case as allocated to the Group
       I Notes and the Group II Notes, and the amount, if any, of the Master
       Servicing Fee remaining unpaid after giving effect to any such payments;
   7.  the amount of the aggregate Realized Losses for each of the Group I and
       Group II Student Loans, if any, for such Collection Period and the balance of Financed Student Loans in each of the Group I and Group II
       Student Loans that are delinquent in each delinquency period as of the end of such Collection Period;
   8.  the balance of the Group I Reserve Account and the Group II Reserve
       Account on such Distribution Date, after giving effect to changes therein on such Distribution Date;
   9.  the amount of any Interest and Expense Draw on such Distribution Date and the amount of any Realized Loss Draw on such Distribution Date, in each case with respect to both the Group I and Group II Notes;
   10. for Distribution Dates during the Funding Period, the remaining Group I
       Pre-Funded Amount and Group II Pre-Funded Amount on such Distribution
       Date, after giving effect to changes therein during the related
       Collection Period;
   11. with respect to the Special Redemption Date, the amount of any sums remaining on deposit in the Group I or Group II Subsequent Loan
       Sub-Account that are either being transferred to the Group I or Group II
       Other Student Loan Pre-Funding Sub-Account, as applicable, or are being distributed to the applicable Noteholders as a payment of principal on such Distribution Date;
   12. for the first Distribution Date on or following the end of the Funding
       Period, the amount of any remaining Group I Pre-Funded Amount and Group
       II Pre-Funded Amount that has not been used to make Additional Fundings with respect to the Group I or Group II Student Loans and is being paid out to the related Noteholders;
   13. the amount of any payments made under the Group I Basis Risk Cap or the
       Group II Basis Risk Cap on such Distribution Date and the aggregate amount, if any, owing to the Cap Provider for previous payments under each of the Basis Risk Caps;
   14. the amount of any payments made under the Group II Cap Agreement on such
       Distribution Date, and the aggregate of all amounts received thereunder;
   15. the amount of any payments received or made by the Trust under the Group
       I Interest Rate Swap on such Distribution Date, and the aggregate amount, if any, either owed to or owed by the Swap Counterparty under the Group I
       Interest Rate Swap with respect to amounts not paid or received by the
       Trust on previous Distribution Dates; and

                                     S-145

   16. the amount of any draws on such Distribution Date made with respect to each applicable Class on the Group II Insured Notes Guaranty Insurance
       Policy, the amount, if any, paid to the Securities Insurer for Insured
       Payments on such Distribution Date, and the aggregate amount, if any, owing to the Securities Insurer for all unreimbursed Insured Payments made to the Trust.

     "Realized Losses" means, the excess of the principal balance of the
Liquidated Student Loans with respect to each group of Financed Student Loans over the Liquidation Proceeds related to such group of Financed Student Loans to the extent allocable to principal.

Termination

     The obligations of the Master Servicer, the Depositor, the Administrator,
the Eligible Lender Trustee, the Seller and the Indenture Trustee pursuant to the Transfer and Servicing Agreements will terminate upon (a) the maturity or other liquidation of the last Financed Student Loan and the disposition of any amount received upon liquidation of any remaining Financed Student Loans, (b)
the payment to the holders of Notes of all amounts required to be paid to them pursuant to the Transfer and Servicing Agreements, and (c) the payment of all amounts due and owing to the Securities Insurer, the Swap Counterparty and the
Cap Provider. In order to avoid excessive administrative expense, the Master
Servicer is permitted at its option to repurchase from the Eligible Lender
Trustee, as of the end of any Collection Period immediately preceding a
Distribution Date, if the then outstanding aggregate Pool Balance is 10% or less than the aggregate Group I and Group II Initial Financed Student Loan Pool
Balance plus the initial principal balance of all Subsequent Student Loans, all remaining Financed Student Loans at a price sufficient to retire the Notes
(including the repayment of any Group I and Group II Noteholders' Interest Index
Carryover) concurrently therewith and the payment of all amounts due and owing to the Securities Insurer, the Swap Counterparty and the Cap Provider. Upon
termination of the Trust, all right, title and interest in the Financed Student
Loans and other funds of the Trust, after giving effect to any final distributions to holders of Notes, the Securities Insurer, the Swap Counterparty
and Cap Provider therefrom, will be conveyed and transferred to the
Certificateholder.

The Put Options and Auction Sales

     The Put Options. On the Closing Date the Trust and the Put Option Provider
will enter into the two Put Option Agreements, one with respect to the Group I
Student Loans (the "Group I Put Option") and the second with respect to the
Group II Student Loans (the "Group II Put Option"). Under each of the Put
Options, any Group I and Group II Student Loans remaining in the Trust as of the end of the Collection Period immediately preceding the October 2013 Distribution
Date are subject to the exercise of the Group I and Group II Put Option, as applicable. With respect to the Group I Student Loans, the Group I Controlling
Noteholders (excluding for such purpose all Group I Notes owned by KBUSA and its affiliates or agents appointed for such purpose), may instruct the Indenture
Trustee to exercise the Group I Put Option on the Distribution Date in October
2013 (the "Group I Put Option Exercise Date"). With respect to the Group II
Student Loans, the Group II Controlling Noteholders, excluding for such purpose all Group II Notes owned by KBUSA and its affiliates, may instruct the Indenture
Trustee to exercise the Group II Put Option on the Distribution Date in October
2013 (the

                                     S-146

"Group II Put Option Exercise Date"). On or before the Distribution Date that is three months prior to the Put Option Exercise Date, the Indenture Trustee (or
the Administrator acting on its behalf) shall contact the Group I Controlling
Noteholders and the Group II Controlling Noteholders to inform such Noteholders of the approach of the Group I Put Option Exercise Date and the Group II Put
Option Exercise Date, as applicable, and request written instructions from such
Noteholders as to whether they want the Indenture Trustee to exercise the related Put Option on such date. If a majority of the Group I Controlling
Noteholders or a majority of the Group II Controlling Noteholders, as applicable, deliver written instructions to exercise the related Put Option, the
Indenture Trustee will exercise such Put Option, provided that the Minimum Put
Option Exercise Price is less than or equal to the Put Option Exercise Price
(plus all amounts then on deposit in the Group I or Group II Reserve Account, as applicable). If exercised, each Put Option will require the Put Option Provider to purchase all Financed Student Loans remaining in the related group of
Financed Student Loans. The proceeds with respect to the exercise of the Group I or Group II Put Options will be used to redeem the Group I or Group II Notes, as applicable.

     The exercise price for each of the Put Options is equal to the Fair Market
Value of the Group I or Group II Student Loans, as applicable, on the Group I or
Group II Put Option Exercise Date, as applicable, plus accrued interest thereon
(the "Put Option Exercise Price"). For purposes of determining the Put Option
Exercise Price, "Fair Market Value" will be determined by the Administrator
(acting on behalf of the Trust and the Indenture Trustee) by soliciting no fewer than three bids from dealers (which shall not include KBUSA or any of its affiliates) then active in the market for whole loan purchases of Student Loans for the Group I or Group II Student Loans, as applicable (and for both the Group
I and Group II Student Loans as a single sale if both Put Options are exercised and the Administrator is able to obtain higher aggregate prices by soliciting bids for the two groups together); after the solicitation of such bids, the applicable determination of Fair Market Value will equal the lowest bid received that is at least equal to the Minimum Acceptable Put Option Exercise Price minus all sums on deposit in the related Reserve Account. However, if none of the three bids is equal to or greater than the Minimum Acceptable Put Option
Exercise Price minus all sums on deposit in the related Reserve Account, Fair
Market Value will equal the highest of the three bids received.

     However, with respect to the Group I Put Option, if the Group I Controlling
Noteholders (excluding for such purpose all notes owned by KBUSA and its affiliates or agents appointed for such purpose), or, with respect to the Group
II Put Option, the Group II Controlling Noteholders (excluding for such purpose all notes owned by KBUSA and its affiliates or agents appointed for such purpose) direct the Indenture Trustee in writing to exercise the related Put
Option, and the related Put Option Exercise Price (plus all amounts then on the deposit in the Group I or Group II Reserve Account, as applicable) is less than the aggregate outstanding principal balance of the Group I or Group II Notes
(plus accrued and unpaid interest thereon payable on such Distribution Date including any related Noteholders' Interest Index Carryover), as applicable, plus any amounts then owed to the Swap Counterparty, the Cap Provider or the
Securities Insurer, with respect to the Group I or Group II Notes, as applicable
(the "Minimum Acceptable Put Option Exercise Price"), then the Indenture Trustee will not be permitted to exercise the related Put Option. In such event, (1)
with respect to the Group I Student Loans, the Group I Controlling Noteholders,
excluding for such purpose all Group I Notes owned by KBUSA and its affiliates, or (2) with respect to the Group II Student Loans, the Group II Controlling

                                     S-147

Noteholders, excluding for such purpose all Group II Notes owned by KBUSA and its affiliates, may direct the Indenture Trustee in writing to conduct one or more auction sales of the related group of Financed Students on any subsequent
Distribution Dates upon terms similar to those described under "--Auction Sales"
below.

     With respect to either group of Notes, the likelihood of the Put Option
Exercise Price (plus all amounts then on deposit in the Group I or Group II
Reserve Account, as applicable), being at least equal to the Minimum Acceptable
Put Option Exercise Price will be reduced to the extent any substantial termination payment is owed to the Swap Counterparty (with respect to the Group
I Interest Rate Swap) or significant amounts are owed to the Cap Provider (with respect to the related Basis Risk Cap) or to the Securities Insurer (with respect to the Group II Notes only).

     In the event that the Indenture Trustee is not directed by a majority of the requisite Noteholders to exercise the Group I or Group II Put Option, as applicable, all distributions on the Group I or Group II Notes, as applicable, will continue to be made on each succeeding Distribution Date in the manner provided above under "Description of the Securities--Distributions--
Distributions from the Collection Account." However, in the event that the
Indenture Trustee was directed to exercise the related Put Option but, due to the related Minimum Acceptable Put Option Exercise Price being greater than the related Put Option Exercise Price (plus all amounts then on deposit in the Group
I or Group II Reserve Account, as applicable), was not able to exercise such Put
Option, the Specified Collateral Balance for the related group of Notes shall be reduced to zero for all subsequent Distribution Dates and all Available Funds related to each group of Notes remaining after applying such amounts to pay the related portion of the Master Servicing Fee, the related portion of the
Administration Fee, fees due to the Securities Insurer (with respect to the
Group II Notes only), and the related Noteholders' Interest Distribution Amount, will be paid as principal to the holders of the related group of Notes, sequentially, until the outstanding principal balances of each Class of the
Notes of such group have been reduced to zero.

     If either the Group I or Group II Put Option is not exercised on the Group
I or Group II Put Exercise Date, as applicable (either as a result of the failure of a majority of the requisite Noteholders to provide written instructions to the Indenture Trustee or due to the related Minimum Acceptable
Put Option Exercise Price being greater than the related Put Option Exercise
Price (plus all amounts then on deposit in the Group I or Group II Reserve
Account, as applicable)), the non-exercised Group I or Group II Put Option, as applicable, will become null and void and may not be exercised on any subsequent date by any party.

     Auction Sales. In the event that either the Group I or Group II Put Option is defaulted on by the Put Option Provider, the related group of Financed
Student Loans will be offered for sale to third-party bidders by the Indenture
Trustee on or before the next succeeding Distribution Date. In such event, neither KBUSA nor any of its affiliates or agents appointed for such purpose may offer bids to purchase such Financed Student Loans. The Indenture Trustee will auction the Financed Student Loans in the aggregate as one pool (in the event that both Put Options were exercised) and also as separate pools of Financed
Student Loans. No assurance can be given that one bid for all the Financed
Student Loans, a combination bids for two separate pools, or one bid for any separate pool comprising the Financed Student Loans, will be equal to

                                     S-148

or in excess of the related Minimum Purchase Amounts. If at least two bids are received either for the combined pool or any separate pool of Group I and/or
Group II Student Loans, the Indenture Trustee will solicit and resolicit bids from all participating bidders until only one bid for each such pool remains or the remaining bidders decline to resubmit bids. The Indenture Trustee will accept the highest of such remaining bids (or the combination of the highest bid for each pool if two pools of Financed Student Loans are being sold separately), if any single bid (or the sum of the two highest bids) are equal to or in excess of an amount (the "Minimum Purchase Amount") for each group of Student Loans is equal to the greatest of:

   1.  the Auction Purchase Amount;
   2.  the fair market value of such Financed Student Loans as of the end of the
       Collection Period immediately preceding such Distribution Date; and
   3.  the sum of (a) the aggregate unpaid principal amount of the related group of Notes plus accrued and unpaid interest thereon payable on such
       Distribution Date plus any related Noteholders' Interest Index Carryover,
       (b) the amounts due and owing to the Securities Insurer, the Swap
       Counterparty (including any termination payments) and Cap Provider (with respect to each group of Financed Student Loans).

     If at least two bids are not received or the highest bid for all the
Financed Student Loans (or combination of the two highest bids for two separate groups of Financed Student Loans) after the resolicitation process is completed is not equal to or in excess of the related Minimum Purchase Amounts, the
Indenture Trustee will not consummate such sale; provided, however, that if the
Minimum Purchase Amount with respect to either the Group I or Group II Student
Loans, as applicable, is bid, the Indenture Trustee shall accept such bid and sell only that group of Financed Student Loans. In addition to the foregoing, the Indenture Trustee shall not accept any bid from a prospective purchaser, unless such prospective purchaser agrees to pay all, if any, deconversion fees owed to a Sub-Servicer if such purchaser's bid is accepted and it chooses to replace a Sub-Servicer as the servicer of the Financed Student Loans it is purchasing. In connection with the determination of the Minimum Purchase Amount, the Indenture Trustee may consult and, with respect to the Group II Student
Loans only, at the direction of the Securities Insurer, provided a Securities
Insurer Default has not occurred and is continuing, shall consult with a financial advisor, including the Underwriters, to determine if the fair market value of the Financed Student Loans has been offered. The net proceeds of any such sale will be used to redeem any outstanding Notes of the related group on such Distribution Date. If the sale is not consummated in accordance with the foregoing, the Indenture Trustee, at the direction of: (1) with respect to the
Group I Student Loans, the Group I Controlling Noteholders, excluding for such purpose all Group I Notes owned by KBUSA and its affiliates, or (2) with respect to the Group II Student Loans, the Group II Controlling Noteholders, excluding for such purpose all Group II Notes owned by KBUSA and its affiliates, shall solicit bids to purchase the applicable group of Financed Student Loans on future Distribution Dates upon terms similar to those described above. No assurance can be given as to whether the Indenture Trustee will be successful in soliciting acceptable bids to purchase the Financed Student Loans on either the
January 2014 Distribution Date or any subsequent Distribution Date. In the event an auction sale fails and a group of Financed Student Loans are not sold in accordance with the foregoing, on each Distribution Date on and after the
January 2014 Distribution Date the Specified Collateral Balance for the related group of Notes shall be reduced to zero and all Available Funds related to each group of Notes remaining after applying such amounts to pay the related portion of the

                                     S-149

Master Servicing Fee, the related portion of the Administration Fee, fees due to the Securities Insurer (with respect to the Group II Notes only), and the related Noteholders' Interest Distribution Amount, will be paid as principal to the holders of the related group of Notes, sequentially, until the outstanding principal balances of each Class of the Notes of such group have been reduced to zero. The Group I Interest Rate Swap will terminate upon the consummation of a successful auction and the Swap Counterparty may be owed a termination payment with respect to the Group I Interest Rate Swap that may be substantial. The likelihood of receiving a bid at least equal to the related Minimum Purchase
Amount will be reduced to the extent any substantial termination payment is owed to the Swap Counterparty (with respect to the Group I Student Loans only) or significant amounts are owed to the Cap Provider (with respect to either Basis
Risk Cap) or to the Securities Insurer (with respect to the Group II Student
Loans only).

     "Auction Purchase Amount" with respect to the related group of Financed
Student Loans means the aggregate unpaid principal balance owed by the applicable borrowers thereon plus accrued interest thereon to the date of purchase less the amount on deposit in the applicable Reserve Account as for such date.

Administrator

     KBUSA, in its capacity as Administrator, will enter into the Administration
Agreement with the Trust and the Indenture Trustee, and the Sale and Servicing
Agreement with the Trust, the Depositor, the Master Servicer and the Eligible
Lender Trustee. For a description of the Administrator's duties, see
"Description of the Transfer and Servicing Agreements--Administrator" in the
Prospectus.

     As compensation for the performance of the Administrator's obligations under the Administration Agreement and the Sale and Servicing Agreement and as
reimbursement for its expenses related thereto, the Administrator will be entitled to an administration fee in an amount equal to $3,000 per quarter (the
"Administration Fee"), to be allocated pro rata between the Group I Notes and the Group II Notes based on their aggregate outstanding principal balances on each related Distribution Date.

              THE GROUP II INSURED NOTES GUARANTY INSURANCE POLICY
                           AND THE SECURITIES INSURER

The Group II Insured Notes Guaranty Insurance Policy

     The following information has been supplied by MBIA Insurance Corporation
(the "Securities Insurer") for inclusion in this Prospectus Supplement. The
Securities Insurer does not accept any responsibility for the accuracy or completeness of this Prospectus Supplement or the accompanying Prospectus or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the Group II Insured Notes
Guaranty Insurance Policy (the "Group II Insured Notes Guaranty Insurance
Policy") and the Securities Insurer set forth under the heading "The Group II
Insured Notes Guaranty Insurance Policy and the Securities Insurer" herein.
Additionally, the Securities

                                     S-150

Insurer makes no representation regarding the Group II Notes or the advisability of investing in any Class of Group II Notes.

     The Securities Insurer, in consideration of the payment of a premium and subject to the terms of the Group II Insured Notes Guaranty Insurance Policy,
thereby unconditionally and irrevocably guarantees to any holder of a Group II
Insured Note that an amount equal to each full and complete Insured Payment will be received from the Securities Insurer by the Indenture Trustee or its successors, as trustee for the holder of a Group II Insured Note, on behalf of the holder of a Group II Insured Note, for distribution by the Indenture Trustee to each holder of a Group II Insured Note of such holder's proportionate share of the Insured Payment.

     THE GROUP II INSURED NOTES GUARANTY INSURANCE POLICY DOES NOT INSURE ANY
PAYMENTS WHATSOEVER WITH RESPECT TO THE GROUP I NOTES, THE CLASS II-A-3 NOTES,
OR THE CLASS II-A-IO NOTES. ONLY THE HOLDERS OF THE GROUP II INSURED NOTES ARE
ENTITLED TO THE BENEFITS OF THE GROUP II INSURED NOTES GUARANTY INSURANCE
POLICY.

     The Securities Insurer's obligations under the Group II Insured Notes
Guaranty Insurance Policy, with respect to a particular Insured Payment, will be discharged to the extent funds equal to the applicable Insured Payment are received by the Indenture Trustee whether or not those funds are properly applied by the Indenture Trustee. Insured Payments shall be made only at the time set forth in the Group II Insured Notes Guaranty Insurance Policy and no
accelerated Insured Payments will be made regardless of any acceleration of any
Class of Group II Notes, unless such acceleration is at the sole option of the
Securities Insurer.

     Notwithstanding the foregoing paragraph, the Group II Insured Notes
Guaranty Insurance Policy does not cover shortfalls, if any, attributable to the liability of the Trust, or the Indenture Trustee, for withholding taxes, if any
(including interest and penalties in respect of any liability for withholding taxes). The Group II Insured Notes Guaranty Insurance Policy does not cover, and
Insured Payments shall not include, any Group II Noteholders' Interest Index
Carryover.

     The Securities Insurer will pay any Insured Payment that is a Preference
Amount on the business day following receipt on a business day by the Securities
Insurer's fiscal agent of the following:

     .  a certified copy of the order requiring the return of a preference payment,

     .  an opinion of counsel satisfactory to the Securities Insurer that the order is final and not subject to appeal,

     .  an assignment in a form reasonably required by the Securities Insurer, irrevocably assigning to the Securities Insurer all rights and claims of the holder of a Group II Insured Note, relating to or arising under the
        Group II Insured Notes, against the debtor which made the preference payment or otherwise with respect to the preference payment, and

     .  appropriate instruments to effect the appointment of the Securities
        Insurer as agent for the holder of a Group II Insured Note, in any legal proceeding related to the

                                     S-151

        preference payment, which instruments are in a form satisfactory to the
        Securities Insurer;

provided that if these documents are received after 12:00 p.m., New York time, on that business day, they will be deemed to be received on the following business day. Payments by the Securities Insurer will be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the holder of a Group II Insured Note, and not to any holder of a Group II Insured Note directly, unless the holder of a
Group II Insured Note has returned principal or interest paid on the Group II
Insured Notes to the receiver or trustee in bankruptcy, in which case that payment will be disbursed to the related holder of a Group II Insured Note.

     The Securities Insurer will pay any other amount payable under the Group II
Insured Notes Guaranty Insurance Policy no later than 12:00 p.m. New York time, on the later of the Distribution Date on which the related Deficiency Amount is due or the third business day following receipt in New York, New York on a business day by U.S. Bank Trust National Association, as fiscal agent for the
Securities Insurer, or any successor fiscal agent appointed by the Securities
Insurer of a notice from the Indenture Trustee, specifying the Insured Payment which is due and owing on the applicable Distribution Date; provided that if the notice is received after 12:00 p.m., New York time, on that business day, it will be deemed to be received on the following business day. If any notice received by the Securities Insurer's fiscal agent is not in proper form or is otherwise insufficient for the purpose of making a claim under the Group II
Insured Notes Guaranty Insurance Policy, it will be deemed not to have been received by the Securities Insurer's fiscal agent for purposes of this paragraph, and the Securities Insurer or the fiscal agent, as the case may be, will promptly so advise the Indenture Trustee, and the Indenture Trustee may submit an amended notice.

     Insured Payments due under the Group II Insured Notes Guaranty Insurance
Policy, unless otherwise stated therein, will be disbursed by the Securities
Insurer's fiscal agent to the Indenture Trustee, on behalf of the holder of a
Group II Insured Note, by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to
Preference Amounts, any amounts held by the Indenture Trustee for the payment of the Insured Payment and legally available therefor.

     The fiscal agent is the agent of the Securities Insurer only and the fiscal agent will in no event be liable to a holder of a Group II Insured Note for any acts of the fiscal agent or any failure of the Securities Insurer to deposit, or cause to be deposited, sufficient funds to make payments due under the Group II
Insured Notes Guaranty Insurance Policy.

     Subject to the terms of the Indenture, the Securities Insurer will be subrogated to the rights of each holder of a Group II Insured Note to receive payments under the Group II Insured Notes to the extent of any payment by the
Securities Insurer under the Group II Insured Notes Guaranty Insurance Policy.

     As used in the Group II Insured Notes Guaranty Insurance Policy, the
following terms shall have the following meanings:

                                     S-152

     "Deficiency Amount" means (a) as of any Distribution Date, the excess, if any, of (1) the aggregate Noteholders' Interest Distribution Amount for the
Group II Insured Notes on such Distribution Date, over (2) Group II Available
Funds allocated and distributable to the Group II Insured Notes for payment of the related Noteholders' Interest Distribution Amount on such Distribution Date, plus the application of any amounts available on such Distribution Date to cover such payments from amounts on deposit in the Group II Reserve Account and the
Group II Pre-Funding Accounts, and (b) on the Class II-A-1 Notes Final Maturity
Date, the Class II-A-2 Notes Final Maturity Date or the Class II-B Notes Final
Maturity Date, the Class II-A-1 Outstanding Principal Amount, in the case of the
Class II-A-1 Notes Final Maturity Date, the Class II-A-2 Outstanding Principal
Amount, in the case of the Class II-A-2 Notes Final Maturity Date or the Class
II-B Outstanding Principal Amount in the case of the Class II-B Final Maturity
Date, in each case after giving effect to any distributions on such date and the application of any amounts available on such Distribution Date to cover such payments, including but not limited to amounts on deposit in the Group II
Reserve Account.

     "Insured Payment" means (a) as of any Distribution Date, any Deficiency
Amount and (b) any Preference Amount.

     "Preference Amount" means any amount previously distributed to holder of a
Group II Insured Note that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States
Bankruptcy Code (11 U.S.C.), as amended from time to time in accordance with a final nonappealable order of a court having competent jurisdiction.

     Capitalized terms used in the Group II Insured Notes Guaranty Insurance
Policy and not otherwise defined in the Group II Insured Notes Guaranty
Insurance Policy shall have the meanings set forth in the Sale and Servicing
Agreement, as of the date of execution of the Group II Insured Notes Guaranty
Insurance Policy, without giving effect to any subsequent amendment to or modification of the Sale and Servicing Agreement, unless such amendment or modification has been approved in writing by the Securities Insurer.

     The Group II Insured Notes Guaranty Insurance Policy is not cancelable for any reason, except by delivery to the Indenture Trustee of a replacement policy in accordance with the Indenture and provided that the Group II Insured Notes
Guaranty Insurance Policy shall remain in effect with respect to any claims for
Insured Payments relating to Preference Amounts resulting from distributions made on the Group II Insured Notes prior to the effective date of the cancellation of the Group II Insured Notes Guaranty Insurance Policy. The
premium on the Group II Insured Notes Guaranty Insurance Policy is not
refundable for any reason, including payment, or provision being made for payment, prior to maturity of the Group II Insured Notes.

     THE GROUP II INSURED NOTES GUARANTY INSURANCE POLICY IS BEING ISSUED UNDER
AND PURSUANT TO, AND WILL BE CONSTRUED UNDER, THE LAWS OF THE STATE OF NEW YORK,
WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

     The insurance provided by the Group II Insured Notes Guaranty Insurance
Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

                                     S-153

Description of the Securities Insurer

     The Securities Insurer is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company. MBIA Inc. is not obligated to pay the debts of or claims against the Securities Insurer. The Securities Insurer is domiciled in the State of New York and licensed to do business in and is subject to regulation under the laws of all 50 states, the District of Columbia, the
Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands,
the Virgin Islands of the United States and the Territory of Guam. The
Securities Insurer has three foreign branches, one in the Republic of France, one in the Republic of Singapore, and one in the Kingdom of Spain. New York has
laws prescribing minimum capital requirements, limiting classes and concentrations of investments and requiring the approval of policy rates and forms. State laws also regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by the Securities Insurer, changes in control and transactions among affiliates. Additionally, the
Securities Insurer is required to maintain contingency reserves on its liabilities in specified amounts and for specified periods of time.

Financial Information About the Securities Insurer

     The following documents filed by MBIA Inc. with the Securities and Exchange
Commission are incorporated herein by reference:

     .  MBIA Inc.'s Annual Report on Form 10-K for the year ended December 31,
        2002; and

     .  MBIA Inc.'s Quarterly Report on Form 10-Q for the quarter ended March
        31, 2003.

        Any documents filed by MBIA Inc. pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Prospectus Supplement and prior to the termination of the offering of the Notes offered hereby shall be deemed to be incorporated by reference in this Prospectus Supplement and to be a part hereof. Any statement contained in a document incorporated or deemed to be incorporated by reference herein, or contained in this Prospectus
        Supplement, shall be deemed to be modified or superseded for purposes of this Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

     The consolidated financial statements of the Securities Insurer, a wholly owned subsidiary of MBIA Inc., and its subsidiaries as of December 31, 2002 and
December 31, 2001 and for each of the three years in the period ended December
31, 2002, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of MBIA Inc. for the year ended
December 31, 2002 and the consolidated financial statements of the Securities
Insurer and its subsidiaries as of March 31, 2003 and for the three-month periods ended March 31, 2003 and March 31, 2002, included in the Quarterly
Report on Form 10-Q of MBIA Inc. for the period ended March 31, 2003, are hereby incorporated by reference into this Prospectus Supplement and shall be deemed to be a part hereof.

                                     S-154

     All financial statements of the Securities Insurer and its subsidiaries included in documents filed by MBIA Inc. pursuant to Section 13(a), 13(c), 14 or
15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Group II Notes shall be deemed to be incorporated by reference into this
Prospectus Supplement and to be a part hereof from the respective dates of filing those documents.

     MBIA Inc. files annual, quarterly and special reports, information statements and other information with the Securities and Exchange Commission under File No. 1-9583. Copies of the Securities and Exchange Commission filings including:

     .  MBIA Inc.'s Annual Report on Form 10-K for the year ended December 31,
        2002; and

     .  MBIA Inc.'s Quarterly Report on Form 10-Q for the quarter ended March
        31, 2003,

are available:

     .  over the Internet at the Securities and Exchange Commission's web site at http://www.sec.gov;

     .  at the Securities and Exchange Commission's public reference room in
        Washington, D.C.;

     .  over the Internet at MBIA Inc.'s web site at http://www.mbia.com; and

     .  at no cost, upon request to MBIA Insurance Corporation, 113 King Street,
        Armonk, New York 10504. The telephone number of the Securities Insurer is (914) 273-4545.

     The tables below present selected financial information of the Securities
Insurer determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities and generally accepted accounting principles:

                                                Statutory Accounting
                                                      Practices
                                             --------------------------
                                             December 31,    March 31,
                                                 2002          2003
                                             --------------------------
                                               (Audited)    (Unaudited)
                                                    (in millions)
Admitted Assets...........................   $      9,212   $     9,382
Liabilities...............................          6,054         6,114
Capital and Surplus.......................          3,158         3,268

                                     S-155

                                                 Generally Accepted
                                                Accounting Principles
                                             --------------------------
                                             December 31,    March 31,
                                                 2002          2003
                                             ------------   -----------
                                               (Audited)    (Unaudited)
                                                    (in millions)
Assets....................................   $     10,588   $    10,761
Liabilities...............................          4,679         4,685
Shareholder's Equity......................          5,909         6,076

Financial Strength Ratings of the Securities Insurer

     Moody's rates the financial strength of the Securities Insurer "Aaa."

     S&P rates the financial strength of the Securities Insurer "AAA."

     Fitch rates the financial strength of the Securities Insurer "AAA."

     Each rating of the Securities Insurer should be evaluated independently.
The ratings reflect the respective rating agency's current assessment of the creditworthiness of the Securities Insurer and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

     The above ratings are not recommendations to buy, sell or hold any Class of the Group II Insured Notes, and the ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Group II Insured Notes. The Securities Insurer does not guaranty the market price of any Class of the Group II Insured Notes nor does it guaranty that the ratings on any Class of the Group II Insured Notes will not be revised or withdrawn.

                             INCOME TAX CONSEQUENCES

     Thompson Hine LLP, federal tax counsel to the Trust ("Federal Tax
Counsel"), is of the opinion that, for federal income tax purposes: (i) the
Trust will not be classified as an association (or publicly traded partnership)
taxable as a corporation; (ii) the Class I-A-1 Notes, Class I-A-2 Notes, Class
I-B Notes, Class II-A-1 Notes, Class II-A-2 Notes and Class II-B Notes, will be characterized as debt; and (iii) the Class II-A-3 Notes and Class II-A-IO Notes
will be characterized as a single debt obligation. Federal Tax Counsel's opinion in clause (iii) in the immediately preceding sentence is based on the understanding that one person will acquire at original issuance both the Class
II-A-3 Notes and the Class II-A-IO Notes in their entirety, that such person intends to hold beneficial ownership of each such Class of Notes indefinitely for investment, that such person has agreed that it will subsequently sell its interest in such Notes only through a sale of a pro-rata share of its interest in each such Class, and such person and the Trustee have agreed to treat the two
Classes of Notes as a single debt obligation for all federal tax purposes.

     Kirkpatrick & Lockhart LLP, Pennsylvania tax counsel ("Pennsylvania Tax
Counsel") is of the opinion that, assuming the Notes are treated as debt for
Federal income tax purposes, the

                                     S-156

Notes will be treated as debt for Pennsylvania income tax purposes. Moreover,
Pennsylvania Tax Counsel is of the opinion that the same characterizations of the Trust would apply for Pennsylvania state income tax purposes as for federal income tax purposes.

     The Depositor, KBUSA, the Master Servicer and the Certificateholder will agree to treat the Trust as a division of KBUSA (or the Certificateholder) for purposes of federal, state and local income and franchise tax with the assets of the Trust being held by KBUSA (or the Certificateholder), the Notes being debt of KBUSA (or the Certificateholder), and the Trust being disregarded as an entity separate from KBUSA (or the Certificateholder).

     If the Trust were held to be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes, rather than a disregarded entity, the Trust would be subject to a corporate level income tax. Any such corporate income tax could materially reduce or eliminate cash that would otherwise be available to make payments on the Notes.

     We recommend that investors carefully review the information under the caption "Income Tax Consequences" in the Prospectus.

                              ERISA CONSIDERATIONS

     Section 406 of the Employee Retirement Income Security Act of 1974, as
amended ("ERISA"), and/or Section 4975 of the Internal Revenue Code of 1986, as
amended (the "Code"), prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts, and certain types of
Keogh Plans, and other plans subject to Section 4975 of the Code (each a
"Benefit Plan") from engaging in certain transactions with persons that are
"parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. A violation of these "prohibited transaction"
rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons. Title I of ERISA also requires that fiduciaries of a Benefit Plan subject to ERISA make investments that are prudent, diversified (except if prudent not to do so) and in accordance with governing plan documents.

     Certain transactions involving the purchase, holding or transfer of the
Notes might be deemed to constitute prohibited transactions under ERISA and the
Code if assets of the Trust were deemed to be assets of a Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets
Regulation"), the assets of the Trust would be treated as plan assets of a
Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquires an "Equity Interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation is applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. However, without regard to whether the Notes are treated as an Equity Interest for such purposes, the acquisition or holding of Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Trust, the Trustee or the Indenture Trustee, the Seller, the Depositor, the owner of collateral, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the

                                     S-157

plan fiduciary making the decision to acquire a Note. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 96-23, regarding transactions effected by in-house asset managers; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers."

     Employee benefit plans that are governmental plans (as defined in Section
3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA)
are not subject to ERISA requirements.

     The purchaser of Notes is deemed to have represented that either: (A) the purchaser is not acquiring the Notes directly or indirectly for, or on behalf of, a Benefit Plan or any entity whose underlying assets are deemed to be plan assets of such Benefit Plan, or (B) the acquisition and holding of the Notes by the purchaser qualifies for prohibited transaction exemptive relief under PTCE
95-60, PTCE 96-23, PTCE 91-38, PTCE 90-1, PTCE 84-14 or some other applicable exemption.

     A plan fiduciary considering the purchase of Notes should consult its tax and/or legal advisors regarding whether the assets of the Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the Underwriting Agreement relating to the Notes (the "Underwriting Agreement"), the Depositor has agreed to cause the Trust to sell to the underwriters named below (collectively, the
"Underwriters"), and each of the Underwriters has severally agreed to purchase, the principal or notional amount, as applicable, of Class I-A-1 Notes, Class
I-A-2 Notes, Class I-B Notes, Class II-A-1 Notes, Class II-A-2 Notes, Class
II-A-3 Notes, Class II-A-IO Notes and Class II-B Notes set forth opposite its name:

                       Principal      Principal      Principal
                       Amount of      Amount of      Amount of
                      Class I-A-1    Class I-A-2     Class I-B
    Underwriter          Notes          Notes          Notes          Total
-------------------  -------------  --------------  ------------  --------------
Deutsche Bank
 Securities Inc.     $  53,495,000  $  146,080,000  $  6,175,000  $  205,750,000

McDonald
 Investments Inc.    $  53,495,000  $  146,080,000  $  6,175,000  $  205,750,000

                                     S-158

                       Principal        Principal        Principal         Notional        Principal
                       Amount of        Amount of        Amount of        Amount of        Amount of
                      Class II-A-1     Class II-A-2     Class II-A-3    Class II-A-IO      ClassII-B
    Underwriter          Notes            Notes             Notes            Notes           Notes            Total
-------------------  --------------   --------------   --------------   --------------   --------------   --------------
Deutsche Bank
 Securities Inc.     $   96,700,000   $   75,000,000   $  256,590,000               (1)  $   15,790,000   $  444,080,000

McDonald
 Investments Inc.    $   96,700,000   $   75,000,000   $            0   $            0   $   15,790,000   $  187,490,000

----------
(1)  Initial notional principal amount equal to $256,590,000.

     In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all the Notes offered hereby if any of the Notes are purchased. The Depositor has been advised by the
Underwriters that the Underwriters propose initially to offer the Notes to the public at the respective public offering prices set forth on the cover page of this Prospectus Supplement, and to certain dealers at such prices less a concession not in excess of 0.120% per Class I-A-1 Note, 0.180% per Class I-A-2
Note, 0.252% per Class I-B Note, 0.120% per Class II-A-1 Note, 0.180% per Class
II-A-2 Note, 0.237% per Class II-A-3 Note and 0.252% per Class II-B Note. The
Underwriters may allow and such dealers may reallow to other dealers a discount not in excess of 0.100% per Class I-A-1 Note, 0.125% per Class I-A-2 Note,
0.150% per Class I-B Note, 0.100% per Class II-A-1 Note, 0.125% per Class II-A-2
Note, 0.125% per Class II-A-3 Note and 0.150% per Class II-B Note. After the
initial public offering, such public offering prices, concessions and reallowances may be changed.

     Distribution of the Class II-A-IO Notes will be made by Deutsche Bank
Securities Inc. from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Seller from the sale of the Class II-A-IO Notes are expected to be approximately $2,642,877.
In connection with the purchase and sale of the Class II-A-IO Notes, Deutsche
Bank Securities Inc. may be deemed to have received compensation in the form of underwriting discounts.

     With respect to the Notes, other than the Class II-A-IO Notes, the representative, on behalf of the Underwriters, may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.
Syndicate covering transactions involve purchases of the Securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the Notes originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the
Notes, other than the Class II-A-IO Notes, to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.

                                     S-159

     Out of pocket expenses for this offering are estimated to be approximately
$1,000,000.

     The Notes are a new issue of securities with no established trading market.
Neither the Depositor nor KBUSA intends to apply for listing of any Class of the
Notes on a national securities exchange, but has been advised by Deutsche Bank
Securities Inc. that it intends to, and by McDonald Investments Inc. ("McDonald
Investments") that it may, make a market in the Notes. The Underwriters are not obligated, however, to make a market in any Class of the Notes and may discontinue market-making at any time without notice. No assurance can be given as to the liquidity of the trading market for any Class of the Notes.

     The Underwriting Agreement provides that the Depositor and KBUSA will indemnify the Underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the Underwriters may be required to make in respect thereof.

     The Trust may, from time to time, invest the funds in the Trust Accounts in
Eligible Investments acquired from the Underwriters.

     Deutsche Bank Securities Inc. is engaged from time to time by KeyCorp, the parent corporation of KBUSA, to provide investment banking services.

     After the initial distribution of the Notes by the Underwriters, this
Prospectus Supplement may be used by McDonald Investments, a wholly-owned subsidiary of KeyCorp and an affiliate of the Depositor, the Seller, the
Administrator and the Master Servicer, or its successors, in connection with offers and sales relating to market-making transactions in the Notes. McDonald
Investments may act as principal or agent in such transactions, but has no obligation to do so. McDonald Investments is a member of the New York Stock
Exchange, Inc. Such transactions will be at prices related to prevailing market prices at the time of sale.

     KBUSA has also agreed to pay the Underwriters a structuring fee equal to
$1,464,211.50.

                                     EXPERTS

     The balance sheet of KeyCorp Student Loan Trust 2003-A, as of July 24,
2003, appearing as part of Appendix A in this Prospectus Supplement, and incorporated by reference into the Registration Statement (as defined in the
Prospectus), has been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing as part of Appendix A to this Prospectus
Supplement, and incorporated by reference into the Registration Statement. Such financial statement is included herein, and incorporated by reference into the
Registration Statement, in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

     The consolidated balance sheets of MBIA Inc. and its subsidiaries, and MBIA
Insurance Corporation and its subsidiaries as of December 31, 2002 and December
31, 2001 and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the three years in the period ended December 31, 2002 incorporated by reference in this Prospectus Supplement have been incorporated herein in reliance on the report of
PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                     S-160

                                  LEGAL MATTERS

     Certain legal matters relating to the Securities will be passed upon for the Trust, the Seller and the Administrator by Forrest F. Stanley, Esq.,
Associate General Counsel and Senior Vice President of KeyBank National
Association, as counsel for the Seller, and by Thompson Hine LLP, Cleveland,
Ohio and for the Underwriters by McKee Nelson LLP, New York, New York. Certain
federal income tax and other matters will be passed upon for the Trust by
Thompson Hine LLP. Certain Pennsylvania state income tax matters will be passed upon for the Trust by Kirkpatrick & Lockhart LLP. In addition, certain Delaware law and other matters will be passed upon for the Trust by Pepper Hamilton LLP.

                                     S-161

                            INDEX OF PRINCIPAL TERMS

     Set forth below is a list of the defined terms used in this Prospectus
Supplement and the pages on which the definitions of such terms may be found herein.
                                                                            Page
                                                                            ----

Access Group ...............................................................S-54
Access Group Loans .........................................................S-46
Access Group Sale Agreement ................................................S-46
Access Program .............................................................S-54
Additional Funding ........................................................S-115
Additional Student Loans ...................................................S-46
Administration Agreement ..................................................S-112
Administration Fee ........................................................S-150
Agency Operating Fund ......................................................S-80
ASA ........................................................................S-41
ASA VFA ....................................................................S-83
Assigned Rights ............................................................S-39
Assumption Payment ........................................................S-138
Auction Purchase Amount ...................................................S-150
Available Funds ...........................................................S-123
Bankruptcy Code ............................................................S-78
Basis Risk Caps ............................................................S-40
Benefit Plan ..............................................................S-157
Cap Accounts ..............................................................S-114
Cap Counterparty ...........................................................S-40
Cap Provider ...............................................................S-40
Cede ......................................................................S-102
Certificateholder .........................................................S-113
Certificates ...............................................................S-42
Class .....................................................................S-102
Class A Notes .............................................................S-102
Class B Notes .............................................................S-102
Class I-A-1 Notes ..........................................................S-41
Class I-A-1 Notes Final Maturity Date .....................................S-106
Class I-A-2 Notes ..........................................................S-41
Class I-A-2 Notes Final Maturity Date .....................................S-106
Class I-B Notes ............................................................S-41
Class I-B Notes Final Maturity Date .......................................S-106
Class II-A-1 Notes .........................................................S-42
Class II-A-1 Notes Final Maturity Date ....................................S-109
Class II-A-2 Notes .........................................................S-42
Class II-A-2 Notes Final Maturity Date ....................................S-109
Class II-A-3 Notes .........................................................S-42
Class II-A-3 Notes Final Maturity Date ....................................S-109
Class II-A-IO Notes ........................................................S-42

                                      S-162

Class II-B Notes .......................................................... S-42
Class II-B Notes Final Maturity Date ......................................S-109
Closing Date ...............................................................S-38
Closing Date Deposits ......................................................S-42
Code ......................................................................S-157
collateral arrangement ....................................................S-142
Collection Account .........................................................S-39
Collection Period .........................................................S-103
Commercial Paper Rate ......................................................S-48
Commercial Paper Rate Loans ................................................S-48
CSAC .......................................................................S-41
CSLF .......................................................................S-41
CSLP .......................................................................S-41
cumulative cash reserves ...................................................S-80
Cumulative Default Percentage .............................................S-108
Cutoff Date ................................................................S-45
Deferral Period ............................................................S-48
Deficiency Amount .........................................................S-153
Department .................................................................S-38
Depositor ..................................................................S-38
Depository ................................................................S-102
Determination Date ........................................................S-122
Disqualified Persons ......................................................S-157
Distribution Dates ..........................................................S-3
DOE Data Book ..............................................................S-80
DTC .......................................................................S-102
DUAL Loans .................................................................S-53
ECMC .......................................................................S-41
Eligible Deposit Account ..................................................S-114
Eligible Institution ......................................................S-114
Eligible Investments ......................................................S-114
Eligible Lender Trustee ....................................................S-38
Equity Interest ...........................................................S-157
ERISA .....................................................................S-157
Escrow Accounts ............................................................S-40
Events of Default .........................................................S-137
Exchange Act ..............................................................S-140
Expected Interest Collections .............................................S-104
Fair Market Value .........................................................S-147
FDIC ......................................................................S-114
Federal Assistance .........................................................S-41
Federal Consolidation Loan .................................................S-72
Federal Consolidation Loan Rebate .........................................S-123
Federal Direct Consolidation Loans .........................................S-72
Federal Guarantors .........................................................S-41
Federal Loans ..............................................................S-41

                                      S-163

Federal Origination Fee ...................................................S-123
Federal Reserve Fund .......................................................S-80
Federal Tax Counsel .......................................................S-156
Fee Advances ...............................................................S-48
FFELP ......................................................................S-80
Final Maturity Dates .......................................................S-11
Financed Federal Loans .....................................................S-38
Financed Private Loans .....................................................S-38
Financed Student Loans .....................................................S-38
Fleet ......................................................................S-46
Fleet Loans ................................................................S-46
Fleet Sale Agreement .......................................................S-46
Forbearance Periods ........................................................S-48
Formula Rate ..............................................................S-103
Funding Period ............................................................S-118
GLELSI .....................................................................S-43
GLHEC ......................................................................S-43
GLHEGC .....................................................................S-41
Grace Period ...............................................................S-74
Graduate Schools ...........................................................S-54
Group I Available Funds ...................................................S-123
Group I Basis Risk Cap .....................................................S-40
Group I Cap Account .......................................................S-113
Group I Class A Notes .....................................................S-102
Group I Collection Sub-Account .............................................S-39
Group I Controlling Noteholders ...........................................S-110
Group I Escrow Account .....................................................S-40
Group I Initial Financed Student Loan Pool Balance ........................S-131
Group I Initial Financed Student Loans .....................................S-40
Group I Interest Rate Swap .................................................S-40
Group I Noteholders ........................................................S-72
Group I Noteholders' Interest Index Carryover .............................S-105
Group I Notes ..............................................................S-42
Group I Other Student Loan Pre-Funding Sub-Account .........................S-46
Group I Parity Date .......................................................S-107
Group I Pool Balance ......................................................S-129
Group I Pre-Funded Amount ...........................................S-39, S-115
Group I Pre-Funding Account ................................................S-39
Group I Principal Distribution Amount .....................................S-130
Group I Put Option ..................................................S-40, S-146
Group I Put Option Exercise Date ..........................................S-146
Group I Reserve Account ....................................................S-39
Group I Reserve Account Initial Deposit ...................................S-132
Group I Senior Noteholders .................................................S-72
Group I Senior Notes .......................................................S-41
Group I Student Loans ......................................................S-38

                                      S-164

Group I Subordinate Noteholders ............................................S-72
Group I Subordinate Notes ..................................................S-42
Group I Subsequent Loan Sub-Account ........................................S-39
Group I Subsequent Student Loans ...........................................S-39
Group II Available Funds ..................................................S-123
Group II Basis Risk Cap ....................................................S-40
Group II Cap Account ......................................................S-113
Group II Cap Agreement .....................................................S-40
Group II Class A Notes ....................................................S-102
Group II Collection Sub-Account ............................................S-39
Group II Controlling Noteholders ..........................................S-110
Group II Escrow Account ....................................................S-40
Group II Initial Financed Student Loan Pool Balance .......................S-131
Group II Initial Financed Student Loans ....................................S-41
Group II Insured Notes .....................................................S-40
Group II Insured Notes Guaranty Insurance Policy ...........................S-40
Group II Noteholders .......................................................S-72
Group II Noteholders' Interest Index Carryover ............................S-105
Group II Notes .............................................................S-42
Group II Other Student Loan Pre-Funding Sub-Account ........................S-46
Group II Parity Date ......................................................S-109
Group II Pool Balance .....................................................S-129
Group II Pre-Funded Amount ..........................................S-39, S-115
Group II Pre-Funding Account ...............................................S-39
Group II Principal Distribution Amount ....................................S-130
Group II Put Option .................................................S-40, S-146
Group II Put Option Exercise Date .........................................S-147
Group II Reserve Account ...................................................S-39
Group II Reserve Account Initial Deposit ..................................S-132
Group II Senior Noteholders ................................................S-72
Group II Senior Notes ......................................................S-42
Group II Student Loans .....................................................S-38
Group II Subordinate Noteholders ...........................................S-72
Group II Subordinate Notes .................................................S-42
Group II Subsequent Loan Sub-Account .......................................S-39
Guarantee Agreement ........................................................S-41
Guarantee Agreements .......................................................S-41
Guarantee Payments .........................................................S-41
Guaranteed Access Group Loans ..............................................S-55
Guaranteed Private Loans ...................................................S-38
HICA .......................................................................S-75
Higher Education Act .......................................................S-41
Indenture .................................................................S-102
Indenture Trustee ...........................................................S-3
Index Maturity ............................................................S-111
Initial Financed Student Loans .............................................S-40

                                      S-165

Insurance Agreement .......................................................S-110
Interest and Expense Draw .................................................S-133
Interest Period ...........................................................S-103
Interest Subsidy Payments ..................................................S-75
Investment Earnings .......................................................S-114
Investor Index ............................................................S-104
ISAC .......................................................................S-41
ISDA Master Cap Agreements ................................................S-138
ISDA Master Swap Agreements ...............................................S-135
KBNA ......................................................................S-143
KBUSA ......................................................................S-42
Key CareerLoans ............................................................S-49
Keys2Repay Program ........................................................S-121
KHEAA ......................................................................S-41
Law Access Loan Program ....................................................S-54
LIBOR .....................................................................S-111
LIBOR Determination Date ..................................................S-111
Liquidated Student Loans ..................................................S-123
Liquidation Proceeds ......................................................S-123
LLC Agreement ..............................................................S-45
LSAC .......................................................................S-54
LSAS .......................................................................S-54
Margin ....................................................................S-104
Master Servicer ............................................................S-42
Master Servicer Default ...................................................S-118
Master Servicing Fee Percentage ............................................S-45
McDonald Investments ......................................................S-160
MHEAA ......................................................................S-41
Minimum Acceptable Put Option Exercise Price ..............................S-147
Minimum Purchase Amount ...................................................S-149
Monthly Servicing Payment Date ......................................S-44, S-128
Moody's ...................................................................S-140
Net Trust Swap Payment ....................................................S-136
Net Trust Swap Payment Carryover Shortfall ................................S-128
Net Trust Swap Receipt ....................................................S-136
Net Trust Swap Receipt Carryover Shortfall ................................S-128
Non-Guaranteed Private Graduate Loans .....................................S-131
Non-Guaranteed Private Graduate Loan Trigger Event ........................S-131
Non-Guaranteed Private Loans ...............................................S-38
Non-Guaranteed Private Undergraduate Loan Trigger Event ...................S-131
Non-Guaranteed Private Undergraduate Loans ................................S-131
Note Interest Rate ........................................................S-102
Note Parity Trigger .......................................................S-107
Noteholders ................................................................S-72
Noteholders' Distribution Amount ..........................................S-129
Noteholders' Interest Carryover Shortfall .................................S-129

                                      S-166

Noteholders' Interest Distribution Amount .................................S-129
Noteholders' Interest Index Carryover .....................................S-105
Noteholders' Principal Distribution Amount ................................S-129
Notes ......................................................................S-42
NSLP .......................................................................S-41
NYHESC .....................................................................S-41
Obligors ..................................................................S-130
original principal amount of outstanding loans .............................S-81
Originating Lender .........................................................S-55
OSAC .......................................................................S-41
Other Student Loan Pre-Funding Sub-accounts ................................S-46
Other Student Loans .................................................S-46, S-118
Participants ..............................................................S-102
parties in interest .......................................................S-157
Pennsylvania Tax Counsel ..................................................S-156
PEP Loans ..................................................................S-52
PHEAA ......................................................................S-41
Plan Assets Regulation ....................................................S-157
PLUS Loans .................................................................S-43
Pool Balance ..............................................................S-129
Pre-Funded Amounts .........................................................S-39
Pre-Funding Accounts .......................................................S-39
Prime Rate .................................................................S-48
Prime Rate Loans ...........................................................S-48
Principal Distribution Amount .............................................S-130
Private Consolidation Loans ................................................S-72
Private Graduate Loan Trigger Event .......................................S-131
Private Guarantors .........................................................S-75
Private Loans ..............................................................S-41
Programs ...................................................................S-46
prohibited transaction ....................................................S-157
Prospectus .................................................................S-19
Prospectus Supplement ......................................................S-19
PTCE ..................................................................... S-158
Purchase Amount ...........................................................S-120
Purchase Price ............................................................S-113
Put Option Exercise Price .................................................S-147
Put Option Provider ........................................................S-40
Put Options ................................................................S-40
rating affirmation ........................................................S-142
Rating Agencies ...........................................................S-114
Rating Agency .............................................................S-114
Rating Agency Downgrade ...................................................S-140
Realized Loss Draw ........................................................S-134
Realized Losses ...........................................................S-146
Recoveries ................................................................S-131

                                     S-167

Reference Bank ............................................................S-112
Rehabilitated Student Loans ................................................S-46
replacement transaction ...................................................S-142
Reserve Accounts ...........................................................S-39
Reserve Accounts Initial Deposits ..........................................S-39
S&P .......................................................................S-140
Sale and Servicing Agreement ...............................................S-39
SEC .......................................................................S-140
Secretary ..................................................................S-78
Securities .................................................................S-42
Securities Insurer .........................................................S-40
Securities Insurer Default ................................................S-144
Securities Insurer Payment Default ........................................S-144
Securityholders ............................................................S-43
Seller .....................................................................S-46
Senior Percentage .........................................................S-107
Serial Loans ..............................................................S-118
Special Allowance Payments .................................................S-75
Special Determination Date .................................................S-73
Special Redemption Date ....................................................S-73
Specified Collateral Balance ..............................................S-130
Specified Reserve Account Balance .........................................S-133
Statistical Cutoff Date ....................................................S-41
Stepdown Date .............................................................S-107
Student Loan Rate .........................................................S-104
Student Loan Transfer Agreement ............................................S-45
Student Loans ..............................................................S-38
Subordinate Note Interest Trigger .........................................S-103
Subordinate Note Principal Trigger ........................................S-107
Subordinate Percentage ....................................................S-107
Subsequent Cutoff Date ....................................................S-117
Subsequent Loan Sub-Accounts ...............................................S-39
Subsequent Student Loans ...................................................S-39
Subsequent Transfer Agreement .............................................S-117
Subsequent Transfer Date ..................................................S-117
Sub-Servicer ...............................................................S-42
Sub-Servicers ..............................................................S-42
Sub-Servicing Agreement ....................................................S-44
Swap Counterparty ...................................................S-40, S-135
Swap Early Termination ....................................................S-137
Telerate Page 3750 ........................................................S-111
TERI .......................................................................S-75
TERI Alternative Loans .....................................................S-51
TERI Loans .................................................................S-91
TERI Trigger Event ........................................................S-131
TERI-Guaranteed Fleet Loans ................................................S-92

                                      S-168

TGSLC ......................................................................S-41
Three-Month LIBOR .........................................................S-111
Transfer and Servicing Agreements .........................................S-112
Trigger Event .............................................................S-130
Trust ......................................................................S-38
Trust Accounts ............................................................S-114
Trust Agreement ............................................................S-38
Trust Swap Payment Amount .................................................S-128
Trust Swap Receipt Amount .................................................S-128
TSAC .......................................................................S-41
Underlying Federal Loans ..................................................S-117
Underlying Private Loans ..................................................S-117
Underwriters ..............................................................S-158
Underwriting Agreement ....................................................S-158
Unsubsidized Stafford Loan .................................................S-75
USAF .......................................................................S-41
Voluntary Flexible Agreements ..............................................S-80

MN #16919

                                      S-169

                                                                      Appendix A

                         Report of Independent Auditors

Bank One, National Association, and
Bank One Delaware, Inc.
     as Trustees of the KeyCorp Student Loan Trust 2003-A

We have audited the accompanying balance sheet of KeyCorp Student Loan Trust
2003-A (the "Trust") as of July 24, 2003. This balance sheet is the responsibility of the Trustees for the Trust. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by the Trustees on behalf of the Trust, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of the Trust at July 24, 2003, in conformity with accounting principles generally accepted in the United States.

/s/ ERNST & YOUNG LLP

Cleveland, Ohio
July 24, 2003

                                       A-1

                        KeyCorp Student Loan Trust 2003-A
                                  Balance Sheet
                                  July 24, 2003

ASSETS
   Cash                                          $  10
                                                 -----
   Total Assets                                  $  10
                                                 =====

EQUITY
   Equity of the Trust                           $  10
                                                 -----
   Total Equity                                  $  10
                                                 =====

See accompanying notes to the balance sheet

                                       A-2

                        KeyCorp Student Loan Trust 2003-A
                             Notes to Balance Sheet
                                  July 24, 2003

Organization and Operation

KeyCorp Student Loan Trust 2003-A (the "Trust"), is a Delaware statutory trust formed on July 24, 2003, with Bank One, National Association as Eligible Lender
Trustee and Bank One Delaware, Inc. as Delaware Trustee. The Trust was organized to exclusively acquire certain graduate and undergraduate student loans; to issue and sell securities collateralized by such loans; and to engage in other transactions, including entering agreements that are incidental and necessary, suitable and convenient to the foregoing and permitted under Delaware law.

At July 24, 2003, the Trust had not commenced operations except for the conduct of organizational matters and activities relating to the public offering of notes.

Key Bank USA, National Association, as Initial Beneficiary of the Trust, bears administrative expenses on its behalf.

Accounting Policies

Cash, the only asset of the Trust at July 24, 2003 is stated as the amount held on behalf of the Trust by Bank One, National Association.

                                      A-3

Prospectus

                           KeyCorp Student Loan Trusts
                                     Issuer
                       KEY BANK USA, NATIONAL ASSOCIATION
                           Seller and Master Servicer

                          KEY CONSUMER RECEIVABLES LLC
                                    Depositor

                               Asset Backed Notes
                            Asset Backed Certificates

Securities Offered
     .  asset backed notes and asset        ------------------------------------
        backed certificates                 You should carefully consider the
     .  rated  in  one of  four  highest    risk factors beginning on page 6.
        rating  categories  by at least
        one  nationally  recognized         The securities are not bank deposits
        rating organization                 and are not insured by the Federal
     .  not listed on any trading           Deposit Insurance Corporation.
        exchange
     .  obligations only of the related     This prospectus must be accompanied
        trust                               by a prospectus supplement for the
                                            particular series.
Assets                                      ------------------------------------
     .  student loans
     .  may include one or more forms of
        credit enhancement

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is accurate or complete. Making any contrary representation is a criminal offense.

The seller and/or the depositor may offer securities through underwriters or by other methods described under the caption "Plan of Distribution."

                  The date of this Prospectus is July 25, 2003

THE SELLER, THE DEPOSITOR, THE ADMINISTRATOR, THE MASTER SERVICER AND

   Failure to Comply with Third-Party Servicer Regulations May

      Departments of Labor, Health and Human Services, and Education,

FEDERAL TAX CONSEQUENCES FOR TRUSTS FOR WHICH A PARTNERSHIP ELECTION

FEDERAL TAX CONSEQUENCES FOR TRUSTS IN WHICH ALL CERTIFICATES ARE
RETAINED BY THE SELLER OR THE DEPOSITOR .....................................106
   Tax Characterization of the Trust ........................................106
   Tax Consequences to Holders of the Notes .................................106
      Treatment of the Notes as Indebtedness ................................106
PENNSYLVANIA STATE TAX CONSEQUENCES .........................................106
   Pennsylvania Income and Franchise Tax Consequences with Respect to the Notes ................................................................106
   Pennsylvania Income and Franchise Tax Consequences with Respect to

                                  RISK FACTORS

     We recommend that you consider the following factors and the additional factors described under "Risk Factors" in the related prospectus supplement before purchasing the securities.

Credit Enhancement may not
 protect you from all losses       Although every trust will include some form
                                   of credit enhancement, that credit
                                   enhancement may not cover every class of
                                   securities issued by a trust. In addition,
                                   every form of credit enhancement will have
                                   certain limitations on, and exclusions from
                                   coverage. As a result, there is always a risk
                                   that you may not recover the full amount of
                                   your investment.

Guarantees of student loans
  may not prevent losses           A significant number of the student loans in
                                   a trust will be guaranteed by either a
                                   federal or a private guarantor. However,
                                   those guarantees may not protect you against
                                   all losses for several reasons, including:

                                   .  federal guarantees are generally limited
                                      to 98% of the principal amount of the
                                      student loan;

                                   .  if Key Bank USA, National Association or
                                      the applicable originator fails to follow
                                      prescribed origination procedures or if
                                      the master servicer or any sub-servicers
                                      fail to follow required servicing
                                      procedures, the applicable guarantors may
                                      refuse to make guarantee payments to the
                                      applicable trust and if the loans are
                                      federally insured, the Department may
                                      refuse to make reinsurance payments to the
                                      applicable federal guarantors or to make
                                      interest subsidy or special allowance
                                      payments to the trust; and

                                   .  private guarantors are not reinsured by or
                                      entitled to any assistance from the
                                      Department. If the loan loss reserves of a
                                      private guarantor are not sufficient, that
                                      private guarantor may not be able to honor
                                      its obligations to make guarantee
                                      payments.

                                        6

Defaults on student loans
 without guarantees may
 result in losses                  A trust may include student loans that are
                                   not guaranteed by any federal or private
                                   guarantor, or by any other party or
                                   governmental agency. Since all student loans,
                                   whether guaranteed or not, are unsecured, if
                                   a borrower under one of these student loans
                                   defaults, the applicable trust and you may
                                   suffer a loss.

The financial condition of
 federal guarantors may be
 adversely affected by several
 factors                           The financial condition of the federal
                                   guarantors may be adversely affected by a
                                   number of factors including:

                                   .  the amount of claims made against such
                                      federal guarantor as a result of borrower
                                      defaults;

                                   .  the amount of claims reimbursed to such
                                      federal guarantor from the Department;

                                   .  changes in legislation that may reduce
                                      expenditures from the Department that
                                      support federal guarantors or that may
                                      require federal guarantors to pay more of
                                      their reserves to the Department;

                                   .  loss of reinsurance benefits due to the
                                      master servicer's or a sub-servicer's
                                      failure to follow required servicing
                                      procedures; and

                                   .  expansion of the federal direct student
                                      loan program.

                                   If the financial status of the guarantors
                                   deteriorates, the guarantors may fail to make
                                   guarantee payments to the trustee. In such
                                   event, you may suffer delays in the payment
                                   of principal and interest on your securities.

Reinsurance of federal
 guarantors may not
 prevent delays or losses          If a federal guarantor fails to make
                                   guarantee payments, the applicable trust may
                                   submit claims

                                        7

                                   directly to the Department. However, the
                                   Department may determine that the federal
                                   guarantor is able to meet its obligations,
                                   and the Department will not make those
                                   payments. Even if the Department determines
                                   to make those payments, there may be delays
                                   in making the necessary determination. Loss
                                   or delay of any such guarantee payments,
                                   interest subsidy payments or special
                                   allowance payments could adversely affect the
                                   related trust's ability to pay timely
                                   interest and principal. In such event, you
                                   may suffer a loss on your investment.

The trust is dependent upon
 the performance by various
 parties of their obligations      The trust is relying, and the performance of
                                   the securities depends, on the performance of
                                   the seller, the depositor, the master
                                   servicer and the sub-servicers of their
                                   respective obligations. Any failure to
                                   perform could have material adverse
                                   consequences as follows:

                                   .  Failure to honor purchase obligations may
                                      cause losses. Key Bank USA, National
                                      Association, as seller and master
                                      servicer, Key Consumer Receivables LLC, as
                                      depositor, or the applicable sub-servicer,
                                      will be obligated to purchase student
                                      loans from a trust with respect to which
                                      it materially breaches representations,
                                      warranties or covenants. You can not be
                                      assured, however, that Key Bank USA,
                                      National Association, Key Consumer
                                      Receivables LLC, or the applicable
                                      sub-servicer, will have the financial
                                      resources to purchase such student loans.
                                      The failure to so purchase a student loan
                                      would not constitute an event of default
                                      under the related indenture or permit the
                                      exercise of remedies thereunder. However,
                                      the breach of such representations,
                                      warranties or covenants may cause you to
                                      suffer a loss on your investment.

                                   .  Failure to comply with third-party
                                      servicer regulations may adversely affect
                                      loan servicing. The Department regulates
                                      each servicer of federal student loans.
                                      Under

                                      certain of these regulations, a
                                      third-party servicer (such as one of the
                                      sub-servicers) is jointly and severally
                                      liable with its client lenders for
                                      liabilities to the Department arising from
                                      the sub-servicer's violation of applicable
                                      requirements. In addition, if a
                                      sub-servicer fails to meet standards of
                                      financial responsibility or administrative
                                      capability included in the regulations, or
                                      violates other requirements, the
                                      Department may fine the sub-servicer
                                      and/or limit, suspend, or terminate such
                                      sub-servicer's eligibility to contract to
                                      service federal student loans. If a
                                      sub-servicer were so fined or held liable,
                                      or its eligibility were limited,
                                      suspended, or terminated, its ability to
                                      properly service the federal loans and to
                                      satisfy its obligation to purchase federal
                                      loans with respect to which it breaches
                                      its representations, warranties or
                                      covenants could be adversely affected.
                                      Moreover, if the Department terminates a
                                      sub-servicer's eligibility, a servicing
                                      transfer will take place and there will be
                                      delays in collections and temporary
                                      disruptions in servicing. Any such
                                      servicing transfer will at least
                                      temporarily adversely affect payments to
                                      you.

                                   .  The trust's interest in its student loans
                                      could be defeated by actions of the
                                      sub-servicers as custodians. The
                                      applicable sub-servicer, as custodian on
                                      behalf of the master servicer with respect
                                      to each trust, will have custody of the
                                      promissory notes evidencing the student
                                      loans it services. Although the accounts
                                      of the seller and/or the depositor, as
                                      applicable, will be marked to indicate the
                                      sale and although the seller, the
                                      depositor, the administrator and/or the
                                      master servicer, as applicable, will cause
                                      UCC financing statements to be filed with
                                      the appropriate authorities, the student
                                      loans will not be physically segregated,
                                      stamped or otherwise marked to indicate
                                      that such student loans have been sold to
                                      the eligible lender trustee. If, through
                                      inadvertence or otherwise, any of the
                                      student loans were sold to another party,

                                      or a security interest therein were
                                      granted to another party that purchased
                                      (or took such security interest in) any of
                                      such student loans in the ordinary course
                                      of its business and took possession of
                                      such student loans, then the purchaser (or
                                      secured party) would acquire an interest
                                      in the student loans superior to the
                                      interest of the eligible lender trustee,
                                      if the purchaser (or secured party)
                                      acquired such student loans without
                                      knowledge of the eligible lender trustee's
                                      interest.

                                   .  Insolvency of the master servicer, a
                                      sub-servicer or the administrator may
                                      cause losses. In the event of default by
                                      the master servicer, a sub-servicer or the
                                      administrator resulting solely from
                                      certain events of insolvency or
                                      bankruptcy, a court, conservator, receiver
                                      or liquidator may have the power to
                                      prevent either the indenture trustee or
                                      the noteholders from appointing a
                                      successor master servicer or
                                      administrator, or prevent the master
                                      servicer from appointing a new
                                      sub-servicer, as the case may be, and
                                      delays in collections in respect of the
                                      student loans may occur. Any delay in the
                                      collections of student loans may delay or
                                      reduce payments to you.

Changes in legislation may
 adversely affect student
 loans and federal guarantors      You can not be certain that the Higher
                                   Education Act or other relevant federal or
                                   state laws, rules and regulations will not be
                                   amended or modified in the future in a manner
                                   that will adversely affect the federal
                                   student loan programs described in this
                                   prospectus, the student loans made thereunder
                                   or the financial condition of the federal
                                   guarantors.

                                   In addition, if the direct student loan
                                   program expands, the sub-servicers may
                                   experience increased costs due to reduced
                                   economies of scale or other adverse effects
                                   on their business to the extent the volume of
                                   loans serviced by the sub-servicers is
                                   reduced. Such cost increases could reduce the
                                   ability of the sub-servicers to satisfy

                                       10

                                   their obligations to service the student
                                   loans or to purchase student loans in the
                                   event of certain breaches of its covenants.

Certain policies of the
 Department may reduce amounts
 available for payments on your
 securities                        Each trust will be obligated to pay to the
                                   Department a monthly rebate at an annualized
                                   rate of generally 1.05% of the outstanding
                                   principal balance and accrued interest
                                   receivable on each federal consolidation loan
                                   which is a part of the related trust. This
                                   rebate will be payable prior to distributions
                                   made to you. In addition, the trust must pay
                                   to the Department a 0.50% origination fee on
                                   the initial principal balance of each student
                                   loan which is originated on its behalf by the
                                   eligible lender trustee after the applicable
                                   closing date. This fee will be deducted by
                                   the Department out of interest subsidy
                                   payments and special allowance payments
                                   otherwise payable to the trust(s). In such
                                   event the amount available to be distributed
                                   to you will be reduced. Under certain
                                   circumstances, the related trust is obligated
                                   to pay any portion of the unpaid fee from
                                   other assets of that trust prior to making
                                   distributions to you. As a result, the
                                   payment of the rebate fee and origination fee
                                   to the Department will affect the rate and
                                   timing of payments to you. Moreover, if the
                                   origination fee is deducted from interest
                                   subsidy payments and special allowance
                                   payments the interest rate payable on your
                                   securities may be capped at a lower rate. In
                                   such event, the value of your investment may
                                   be impaired.

                                   Due to a Department policy limiting the
                                   granting of new lender identification
                                   numbers, all of the trusts established by the
                                   seller and/or the depositor, as applicable,
                                   to securitize federal student loans may use a
                                   common Department lender identification
                                   number. The Department regards the eligible
                                   lender trustee as the party primarily
                                   responsible to the Department for any
                                   liabilities owed to the Department or federal
                                   guarantors resulting from the eligible lender
                                   trustee's activities in the federal student
                                   loan

                                       11

                                   program. If the Department or a federal
                                   guarantor determines such a liability exists
                                   in connection with a trust using the shared
                                   lender identification number, the Department
                                   or such federal guarantor may collect that
                                   liability or offset such liability from
                                   amounts due the eligible lender trustee under
                                   the shared lender identification number.

                                   Because the servicing agreements for the
                                   trusts established by the seller and/or the
                                   depositor, as applicable, which share a
                                   lender identification number, will require
                                   the eligible lender trustee or the master
                                   servicer to allocate to the proper trust
                                   shortfalls or an offset by the Department or
                                   a federal guarantor arising from the student
                                   loans held by the eligible lender trustee on
                                   each trust's behalf, if the amount available
                                   for indemnification by one trust to another
                                   trust is insufficient, you may suffer a loss
                                   on your investment as a result of the
                                   performance of another trust.

Noteholders' right to control
 upon certain defaults
 may  adversely affect
 certificateholders                In the event of a default by the master
                                   servicer or the administrator, the indenture
                                   trustee or the noteholders, may remove the
                                   master servicer or the administrator, as the
                                   case may be, without the consent of the
                                   eligible lender trustee or any of the
                                   certificateholders. In addition, the
                                   noteholders have the ability, with certain
                                   specified exceptions, to waive defaults by
                                   the master servicer or the administrator,
                                   including defaults that could materially
                                   adversely affect the certificateholders.

Consumer protection laws
 may affect enforceability of
 student loans                     Numerous federal and state consumer
                                   protection laws and related regulations
                                   impose substantial requirements upon lenders
                                   and servicers involved in consumer finance.
                                   Also, some state laws impose finance charge
                                   ceilings and other restrictions on certain
                                   consumer transactions and require contract
                                   disclosures in addition to those required
                                   under federal law. These requirements

                                       12

                                   impose specific statutory liability that
                                   could affect an assignee's ability to enforce
                                   consumer finance contracts such as the
                                   student loans. In addition, the remedies
                                   available to the indenture trustee or the
                                   noteholders upon an event of default under
                                   the indenture may not be readily available or
                                   may be limited by applicable state and
                                   federal laws.

                                       13

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     Key Bank USA, National Association and Key Consumer Receivables LLC, as
originators of each of the various trusts, have filed with the Securities and
Exchange Commission (the "Commission") a Registration Statement (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered pursuant to this prospectus. The Registration Statement, contains information which is not contained in this prospectus. Prospective investors may read the Registration Statement and make copies of it at the public reference facilities maintained by the Commission at 450 Fifth Street,
N.W., Washington, D.C. 20549; and at the Commission's regional offices at Seven
World Trade Center, New York, New York 10048, and 500 West Madison Street, 14th
Floor, Chicago, Illinois 60661. Copies of the Registration Statement may be
obtained from the Public Reference Section of the Commission at 450 Fifth
Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site at http://www.sec.gov containing registration statements and other information regarding registrants, including Key Bank USA, National
Association and Key Consumer Receivables LLC, that file electronically with the
Commission.

     All documents filed by Key Bank USA, National Association or Key Consumer
Receivables LLC, as originator of any trust, pursuant to Section 13(a), 13(c),
14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange
Act"), subsequent to the date of this prospectus and prior to the termination of the offering of the securities shall be deemed to be incorporated by reference in this prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document which also is to be incorporated by reference herein modifies or supersedes such statement.
Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     Key Bank USA, National Association and Key Consumer Receivables LLC will provide without charge to each person, including any beneficial owner of securities, to whom a copy of this prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein or in any related prospectus supplement by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Key Bank USA, National Association, Education Resources, 800
Superior Avenue, 4/th/ Floor, Cleveland, Ohio 44114, Attention: Education Loan
Trust Administrator (Telephone: (216) 828-9357).

                             FORMATION OF THE TRUSTS

The Trusts

     With respect to each series of Securities, either the Seller or the
Depositor will establish a separate trust (each a "Trust") pursuant to the respective trust agreement (each a "Trust Agreement"), for the transactions described herein and in the related Prospectus Supplement. The property of each
Trust will consist of:

                                       14

     (a)  a pool of undergraduate loans and/or graduate school student loans
          (the "Student Loans"), legal title to which is held by the related eligible lender trustee (the "Eligible Lender Trustee") on behalf of each Trust,

     (b)  all funds collected or to be collected in respect thereof (including any Guarantee Payments with respect thereto) on or after the applicable date specified in the related Prospectus Supplement (the
          "Cutoff Date"),

     (c)  any other rights under certain collateral agreements with respect to certain Private Graduate Loans to the extent assigned to each Trust by the Seller, and

     (d)  all moneys and investments on deposit in any Collection Account, any
          Pre-Funding Account, any Escrow Account, any Negative Carry Account,
          any Reserve Account and any other trust accounts or any other form of credit or cash flow enhancement that may be obtained for the benefit of holders of one or more classes of such Securities. To the extent provided in the applicable Prospectus Supplement, the Notes will be collateralized by the property of the related Trust. To facilitate servicing and to minimize administrative burden and expense, the
          Master Servicer will be appointed by the Eligible Lender Trustee as the custodian, and the Master Servicer will then appoint the
          Sub-Servicers as the custodians on its behalf, of the promissory notes representing the Student Loans that each services.

     The principal offices of each Trust and the related Eligible Lender Trustee will be specified in the applicable Prospectus Supplement.

     If specified in a Prospectus Supplement, an election may be made to treat a
Trust as a "financial asset securitization improvement trust" (a "FASIT") for federal income tax purposes. See "Federal Tax Consequences For Trusts For Which a Partnership Election is Made--FASITs" herein.

Eligible Lender Trustee

     The Eligible Lender Trustee for each Trust will be such entity as is specified in the related Prospectus Supplement. The Eligible Lender Trustee on
behalf of the related Trust will acquire legal title to all the related Student
Loans acquired pursuant to the related Sale and Servicing Agreement and will enter into a Guarantee Agreement or comparable arrangement, if applicable, with each of the Guarantors with respect to the Student Loans which are guaranteed or insured. Each Eligible Lender Trustee will qualify as an eligible lender and owner of all Federal Loans and Private Loans for all purposes under the Higher
Education Act and the Guarantee Agreements. Failure of the Federal Loans to be
owned by an eligible lender would result in the loss of any Federal Guarantee
Payments from any Federal Guarantor and any Federal Assistance with respect to such Federal Loans. See "The Student Loan Financing Business--Description of
Federal Loans Under the Programs." An Eligible Lender Trustee's liability in connection with the issuance and sale of the Notes and the Certificates is limited solely to the express obligations of the Eligible Lender Trustee as set forth in the related Trust Agreement and the related Sale and Servicing
Agreement. See "Description of the Transfer and

                                       15

Servicing Agreements." The Seller plans to maintain normal commercial banking relations with the Eligible Lender Trustee.

                                 USE OF PROCEEDS

     If the Seller is selling the Student Loans relating to any given series, the net proceeds from the sale of Securities of a given series will be used by the applicable Trust to purchase the related Student Loans on the applicable
Closing Date from the Seller and to make the initial deposit into the Reserve
Account, Pre-Funding Account or Negative Carry Account, if any. The Seller will use such net proceeds paid to it with respect to any such Trust for general corporate purposes.

     If the Depositor is selling the Student Loans relating to any given series, the net proceeds from the sale of Securities of a given series will be used by the applicable Trust to purchase the related Student Loans on the applicable
Closing Date from the Depositor and to make the initial deposit into the Reserve
Account, Pre-Funding Account or Negative Carry Account, if any. The Depositor
will use such net proceeds to purchase the related Student Loans on the Closing
Date from the Seller and/or other affiliates of the Seller. The Seller will use such net proceeds paid to it with respect to any such Trust for general corporate purposes.

            THE SELLER, THE DEPOSITOR, THE ADMINISTRATOR, THE MASTER
                         SERVICER AND THE SUB-SERVICERS

The Seller, Depositor, Administrator and Master Servicer

     General. If Key Bank USA, National Association ("KBUSA") is selling the
Student Loans relating to any given series, KBUSA will act as seller (the
"Seller") and as master servicer (the "Master Servicer"), pursuant to the related Sale and Servicing Agreement, and as administrator (the "Administrator")
pursuant to the related Administration Agreement.

     If Key Consumer Receivables LLC ("KCRL") is selling the Student Loans relating to any given series, KCRL will act as depositor (the "Depositor"), and
KBUSA will act as Master Servicer, pursuant to the related Sale and Servicing
Agreement. KBUSA will also act as Administrator pursuant to the related
Administration Agreement and may act as seller of Student Loans to the Depositor pursuant to the related Student Loan Transfer Agreement.

     KBUSA is a national banking association and a wholly owned subsidiary of
KeyCorp. KBUSA is engaged in consumer loan activities nationally, including, automobile lending and leasing, home equity financing of both first- and second-home mortgages, education lending, and marine and recreational vehicle financing. The principal executive offices of KBUSA are located at Key Tower,
127 Public Square, Cleveland, Ohio 44114 and its telephone number is (216)
689-6300.

     KCRL is a Delaware limited liability company and a wholly-owned subsidiary of KBUSA. KCRL is a special-purpose "bankruptcy remote" entity formed to purchase student loans from the Seller and its affiliates, and to form trusts that will issue asset-backed securities. The principal executive offices of KCRL are located at Key Tower, 127 Public Square, Cleveland, Ohio 44114 and its
telephone number is (216) 828-8122.

                                       16

     Services and Fees of Administrator. Pursuant to the related
Administration Agreement, the Administrator will be responsible for preparing and filing claim forms on behalf of the Eligible Lender Trustee for Interest
Subsidy Payments and Special Allowance Payments from the United States
Department of Education (the "Department") and is required to provide notices and reports and to perform other administrative obligations required by the related Indenture, the Trust Agreement and the Sale and Servicing Agreement. See
"Description of the Transfer and Servicing Agreements--Administrator."

     Master Servicer. KBUSA, in its capacity as Master Servicer will be responsible for master servicing the Student Loans. The Master Servicer will arrange for and oversee the performance of each Sub-Servicer of its respective servicing obligations with respect to the Student Loans. In consideration for performing its obligations under the applicable Sale and Servicing Agreement, the Master Servicer will receive in the aggregate, subject to certain limitations described herein, a monthly fee payable by each Trust as specified in the related Prospectus Supplement and certain one-time fixed fees for each
Student Loan for which a forbearance period was granted or renewed or for which a guarantee claim was filed, in each case subject to certain adjustments, together with other administrative fees and similar charges. The Master Servicer will in turn be solely responsible for all compensation due to the Sub-Servicers for the performance of their respective obligations pursuant to the related
Sub-Servicing Agreements. See "Description of Transfer and Servicing
Agreements--Servicing Compensation."

The Sub-Servicers

     The sub-servicers (the "Sub-Servicers") under each Sale and Servicing
Agreement will be the entity or entities specified in the related Prospectus
Supplement.

     With respect to the Student Loans it is servicing on behalf of the Master
Servicer and with respect to each Trust, each Sub-Servicer will be required by the related sub-servicing agreement between such Sub-Servicer and the Master
Servicer (each a "Sub-Servicing Agreement") to perform the services and duties customary to the servicing of Student Loans it is required to service and to do so in the same manner as such Sub-Servicer has serviced Student Loans on behalf of the Seller and/or the Master Servicer and otherwise in compliance with all applicable standards and procedures. In addition, each Sub-Servicer is required to maintain its eligibility as a third-party servicer under the Higher
Education Act. See "Description of the Transfer and Servicing
Agreements--Servicing Procedures." Each Sub-Servicer will be paid directly by the Master Servicer for its services rendered under each Sub-Servicing
Agreement. The Trust will be an intended third-party beneficiary of each
Sub-Servicing Agreement. See "Description of the Transfer and Servicing
Agreements--Master Servicer Default; Administrator Default."

                             THE STUDENT LOAN POOLS

General

     The Student Loans to be sold by the Seller, or the Depositor after purchasing such Student Loans from the Seller and/or affiliates of the Seller, to the Eligible Lender Trustee on behalf of a Trust pursuant to the related Sale and Servicing Agreement will be selected from the

                                       17

Seller's and/or such affiliate's portfolio of Student Loans by several criteria, including that each Student Loan:

     .    was originated in the United States or its territories or possessions under and in accordance with the Programs (including, in the case of borrowers of Federal Loans, a financial need analysis and, in the case of borrowers of Private Loans, a creditworthiness evaluation);

     .    contains terms in accordance with those required by the Programs, the
          Guarantee Agreements (with respect to those Student Loans that are guaranteed or insured) and other applicable requirements;

     .    no selection procedures believed by the Seller and/or any affiliate of the Seller to be adverse to the Securityholders of any series will be used in selecting the related Student Loans; and

     .    satisfies the other criteria, if any, set forth in the related
          Prospectus Supplement.

     The Student Loans that comprise assets of each Trust will be held by the related Eligible Lender Trustee, as trustee on behalf of such Trust. The
Eligible Lender Trustee will also enter into, on behalf of such Trust (with respect to those Student Loans that are guaranteed or insured), Guarantee
Agreements with the Guarantors pursuant to which each of such Student Loans will be guaranteed by one of such Guarantors. See "Formation of the Trusts--Eligible
Lender Trustee."

     Information with respect to each pool of Student Loans for a given Trust will be set forth in the related Prospectus Supplement, including, to the extent appropriate, the composition, the distribution by loan type, loan payment status, and states of borrowers' residence and the portion of such Student Loans guaranteed by the specified Guarantors.

     In the case of each series for which the related Trust may acquire Student
Loans from the Seller or the Depositor, as applicable, after the related Cutoff
Date ("Additional Fundings"), information with respect to the Student Loans eligible to be acquired by the related Trust will be set forth in the related
Prospectus Supplement as will information regarding the duration and conditions of any related funding period (a "Funding Period") or revolving period (a
"Revolving Period"), the circumstances under which Additional Fundings will be made during such period, and, if Additional Fundings may continue to be made after such period, the circumstances under which such Additional Fundings will be made.

     Each of the Student Loans provides or will provide for the amortization of the outstanding principal balance of such Student Loan over a series of regular payments. Each regular payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of such Student
Loan multiplied by the applicable interest rate and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received in respect of such Student Loan, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if a borrower pays a regular

                                       18

installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if a borrower pays a monthly installment after its scheduled due date, a late fee, where applicable, will be assessed and the portion of the payment allocable to the late fee and interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, subject to any applicable Deferral Periods or Forbearance Periods, the borrower pays a regular installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance of and any accrued but unpaid interest on such Student Loan.

                       THE STUDENT LOAN FINANCING BUSINESS

Programs Offered by the Seller

     The Student Loans to be sold by the Seller or the Depositor to the Eligible
Lender Trustee on behalf of a Trust pursuant to the related Sale and Servicing
Agreement will be selected from Student Loans originated or acquired by the
Seller under various loan programs (the "Programs"). The proceeds of the loans are used to finance a portion of the costs of

     (1)  undergraduate education ("Undergraduate Loans"),

     (2)  graduate education ("Graduate Loans") or

     (3)  post-graduate activities such as studying for bar exams or participating in residency programs ("Post-Graduate Loans").

     Undergraduate Loans and Graduate Loans may be originated through the
Federal Family Education Loan Program ("FFELP"). As described herein and in the related Prospectus Supplement, substantially all payments of principal and interest with respect to loans originated through FFELP (collectively, the
"Federal Loans") will be guaranteed against default, death, bankruptcy or disability of the applicable borrower, and a closing of or a false certification by such borrower's school, by certain federal guarantors pursuant to a guarantee agreement to be entered into between such federal guarantors specified in the related Prospectus Supplement (each a "Federal Guarantor" and collectively, the
"Federal Guarantors") and the applicable Eligible Lender Trustee (such agreements, each as amended or supplemented from time to time, the "Federal
Guarantee Agreements"). Each of the Federal Guarantors is entitled, subject to certain conditions, to be reimbursed by the Department for 75% to 100% of all
Guarantee Payments it makes pursuant to a program of federal reinsurance under the Higher Education Act of 1965, as amended (such act, together with all rules and regulations promulgated thereunder by the Department and/or the Federal
Guarantors, the "Higher Education Act"). In addition, each Eligible Lender
Trustee, as a holder of the Federal Loans on behalf of the related Trust, is entitled to receive from the Department certain Interest Subsidy Payments and
Special Allowance Payments with respect to certain of such Federal Loans as described herein. See "--Description of Federal Loans Under the Programs" below.

                                       19

     Payments of principal and interest with respect to the Private Loans may be
(1) unguaranteed by any federal or private guarantor, or by any other party or governmental agency ("Private Unguaranteed Loans") or (2) guaranteed against default, death, bankruptcy or disability of the applicable borrower ("Private
Guaranteed Loans") by certain private guarantors pursuant to a guarantee agreement to be entered into among private guarantors specified in the related
Prospectus Supplement (each a "Private Guarantor" and collectively, "Private
Guarantors," and together with the Federal Guarantors, the "Guarantors" or individually a "Guarantor"), the Seller or the Depositor, as applicable, and the Eligible Lender Trustee, or by Private Guarantors pursuant to surety bonds issued to the Seller or the Depositor, as applicable, and assigned to each
Eligible Lender Trustee on behalf of the related Trust (such agreement and surety bonds, each as amended or supplemented from time to time, the "Private
Guarantee Agreements" and, together with the Federal Guarantee Agreements, the "Guarantee Agreements"). Payments under the Private Guarantee Agreements are referred to as "Private Guarantee Payments" and payments under Federal
Guarantee Agreements are referred to as "Federal Guarantee Payments." Private
Guarantee Payments and Federal Guarantee Payments are together referred to as
"Guarantee Payments." See "--Description of Private Loans Under the Programs"
below.

Description of Federal Loans Under the Programs

     General. The following descriptions of Federal Stafford Loan Program
(the "Stafford Loan Program"), Federal Supplemental Loans for Students
Program (the "SLS Loan Program"), the Federal Parental Loans For
Undergraduate Students Loan Program (the "PLUS Loan Program"), and Federal
Consolidation Loan Program (the "Federal Consolidation Loan Program") (such programs being collectively referred to herein as the "Federal Programs") as authorized under the Higher Education Act are qualified in their entirety by reference to the Higher Education Act. Since its original enactment in 1965, the
Higher Education Act has been amended and reauthorized several times, including by the Higher Education Amendments of 1992 (the "1992 Amendments") and the
Higher Education Amendments of 1998 (the "1998 Amendments"). The 1992
Amendments extended the principal provisions of the Federal Programs to
September 30, 1998 (or, in the case of borrowers who have received Federal Loans prior to that date, September 30, 2002), and the 1998 Amendments further extended the principal provisions of the Federal Programs through June 30, 2003.

     There can be no assurance that the Higher Education Act or other relevant federal or state laws, rules and regulations and the programs implemented thereunder will not be amended or modified in the future in a manner that will adversely impact the programs described in this Prospectus, the related
Prospectus Supplement and the student loans made thereunder, including the
Student Loans, or the Guarantors. In addition, future measures to reduce any future federal budget deficit or for other purposes may adversely affect the amount and nature of federal financial assistance available with respect to these programs. In recent years, federal legislation has provided for the recovery of certain funds held by guarantee agencies in order to achieve reductions in federal spending. There can be no assurance that future federal legislation or administrative actions will not adversely affect expenditures by the Department or the financial condition of the Federal Guarantors. For a discussion of each Federal Guarantor's claims-paying ability, see the related
Prospectus Supplement.

                                       20

     The Stafford Loan Program. "Stafford Loans" are loans made by eligible lenders in accordance with the Higher Education Act to Eligible
Students, based on financial need, to finance a portion of the costs of attending an eligible institution of higher education or a vocational school.
The Higher Education Act limits the amount of Stafford Loans that may be made to a student in any given academic year, the amount a student may have outstanding in the aggregate and specifies certain payment terms, including the interest rates that may be charged on Stafford Loans. Holders of Stafford Loans complying with these limitations and the other conditions specified in the Higher
Education Act will be entitled to the benefits of:

          1.   a guarantee of the payment of principal and interest with
     respect to such Stafford Loans by a guarantee agency (the Federal
     Guarantors in the case of the Federal Loans), which guarantee will be supported by federal reinsurance of all or most of such guaranteed amounts as described herein;

          2.   federal interest subsidy payments equal to the interest payable on such Stafford Loans prior to the time the borrower begins repayment of such Stafford Loans and during any applicable Deferral Periods, together with interest on any such amounts not paid by the Department when due
     ("Interest Subsidy Payments"); and

          3.   federal special allowance payments, in varying amounts, during the term of such Stafford Loans to ensure that interest payable on such
     Stafford Loans approximates current market interest rates, together with interest on any such amounts not paid by the Department when due ("Special
     Allowance Payments"), (such federal reinsurance obligations, together with those obligations referred to in clauses (2) and (3) above, being collectively referred to herein as "Federal Assistance").

     Certain Stafford Loans do not qualify for Interest Subsidy Payments but otherwise qualify for all other forms of Federal Assistance ("Unsubsidized
Stafford Loans"). These loans are identical to Stafford Loans in all material respects, except that interest accruing thereon during periods when the borrower is in school or in a Deferral Period or Grace Period is either paid periodically by the borrower during such periods or added periodically to the principal balance of the loan by the holder thereof. A borrower qualifies for an
Unsubsidized Stafford Loan if, and to the extent that, the borrower's need for a
Stafford Loan, as calculated pursuant to the Higher Education Act, is more than the maximum subsidized Stafford Loan authorized by statute.

     (1)  Eligibility Requirements. Subject to the annual and aggregate limits on the amount of Stafford Loans that a student can borrow discussed below, Stafford Loans are available to Eligible Students in amounts not exceeding their unmet need for financing as determined in accordance with the provisions of the Higher Education Act. "Eligible Students" are students that are:

     1.   enrolled in, or admitted for enrollment in, an approved or accredited undergraduate or graduate school;

     2.   enrolled in, or admitted for enrollment in, an acceptable degree program;

     3.   attending at least half-time;

                                       21

     4.   making satisfactory progress toward the completion of that program according to the standards of the school;

     5.   U.S. citizens, U.S. nationals or eligible non-citizens;

     6.   not borrowers under Federal Loans, including the requested loan, that exceed the applicable annual and aggregate limits; and

     7.   not in default on any education loan or not required to refund an educational grant.

Each Stafford Loan:

     .    must be unsecured;

     .    must provide for deferral of the obligation of the borrower to make
          (x) interest payments for as long as the Department makes Interest
          Subsidy Payments and (y) principal payments so long as the borrower remains an Eligible Student and thereafter during any applicable Grace
          Periods, Deferral Periods or Forbearance Periods; and

     .    must provide for repayment over a period not to exceed 10 years
          (excluding any Deferral Periods or Forbearance Periods) from the date repayment commences.

     (2)  Loan Limits. In order to qualify for assistance under the Stafford
Loan Program, the Higher Education Act imposes an annual limit on the amount of
Stafford Loans and other Federal Loans that may be made to any single student and an aggregate limit on the amount of such Federal Loans such student may have outstanding.

The following chart sets forth the current and historic loan limits.

                                                                All
                                                            Students (1)      Independent Students(1)
                                                          ---------------   ---------------------------
                                                            Base Amount      Additional
                                                          Subsidized and    Unsubsidized     Maximum
                             Subsidized     Subsidized    Unsubsidized on    only on or     Aggregate
                               before      on or after       or after          after          Total
Borrower's Academic Level      1/1/87         1/1/87        10/1/93(2)       7/1/94(3)      Amount in
-------------------------   ------------   ------------   ---------------   ------------   ------------
Undergraduate (per year)
   1/st/ year               $      2,500   $      2,625   $         2,625   $      4,000   $      6,625
   2/nd/ year               $      2,500   $      2,625   $         3,500   $      4,000   $      7,500
   3/rd/ year and above     $      2,500   $      4,000   $         5,500   $      5,000   $     10,500
Graduate (per year)         $      5,000   $      7,500   $         8,500   $     10,000   $     18,500
Aggregate Limit;
   Undergraduate            $     12,500   $     17,250   $        23,000   $     23,000   $     46,000
   Graduate (including
   undergraduate)           $     25,000   $     54,750   $        65,500   $     73,000   $    138,500

----------
(1)  The loan limits are inclusive of both Stafford Loans and Student Loans.

(2)  These amounts represent the combined maximum loan amount per year for
     Stafford Loans and unsubsidized Stafford Loans. Accordingly, the maximum amount that a student may borrow under an Unsubsidized Stafford Loan is the difference between the combined maximum loan amount and the amount the student received in the form of a Stafford Loan.

                                       22

(3)  Independent undergraduate students, graduate students or professional students may borrow these additional amounts. In addition, dependent undergraduate students may also receive these additional loan amounts if the parents of such students are unable to provide the family contribution amount and it is unlikely that the student's parents will qualify for a
     PLUS Loan.

     The annual loan limits are reduced in some instances where the student is enrolled in a program that is less than one academic year or has less than a full academic year remaining in his or her program. The Department has discretion to raise these limits to accommodate highly specialized or exceptionally expensive course of study.

                                       23

     (3) Interest. The borrower's interest rate on a Stafford Loan may be fixed or variable. Stafford Loan interest rates are summarized in the chart below.

Trigger Date(1)           Borrower Rate(2)         Maximum Rate       Interest Rate Margin
--------------------  ------------------------  -----------------  --------------------------
Prior to 01/01/81                7%                     7%                    N/A
01/01/81-09/12/83                9%                     9%                    N/A
09/13/83-06/30/88                8%                     8%                    N/A
07/01/88-09/30/92         8% for 48 months;     8% for 48 months,            3.25%
                         thereafter, 91-Day          then 10%
                      Treasury + Interest Rate
                               Margin
10/01/92-06/30/94         91-Day Treasury +             9%                   3.10%
                        Interest Rate Margin
07/01/94-06/30/95         91-Day Treasury +           8.25%                  3.10%
                        Interest Rate Margin
07/01/95-06/30/98         91-Day Treasury +           8.25%        2.50% (In-School, Grace or
                              Interest                               Deferment); 3.10% (in
                             Rate Margin                                   repayment)
On or after 07/01/98      91-Day Treasury +           8.25%        1.70% (In-School, Grace or
                        Interest Rate Margin                         Deferment); 2.30% (in
                                                                           repayment)
---------------------
(1)  The Trigger Date for Stafford Loans made before October 1, 1992 is the first day of enrollment period for which a borrower's first Stafford Loan in made and for Stafford Loans made on October 1, 1992 and after the
     Trigger Date is the date of the disbursement of a borrower's first Stafford
     Loan.
(2)  The rate for variable rate Stafford Loans applicable for any 12-month period beginning on July 1 and ending on June 30, is determined on the preceding June 1 and is equal to the lesser of (a) the applicable Maximum
     Rate or (b) the sum of (i) the bond equivalent rate of 91-day Treasury
     Bills auctioned at the final auction held prior to such June 1 and (ii) the applicable Interest Rate Margin.

     The 1992 Amendments provide that, for fixed rate loans made on or after
July 23, 1992 and for certain loans made to new borrowers on or after July 1,
1988, the lender must have converted by January 1, 1995 the interest rate on such loans to an annual interest rate adjusted each July 1 equal to (a) for certain loans made between July 1, 1988 and July 23, 1992, the 91-day Treasury
Bill rate at the final auction prior to the preceding June 1 plus 3.25%, and (b)
for loans made on or after July 23, 1992 and prior to July 1, 1998, the 91-day
Treasury Bill rate at the final auction prior to the preceding June 1 plus
3.10%. The variable interest rate does not apply to loans made prior to July 23,
1992 during the first 48 months of repayment.

     Interest is payable on each Stafford Loan monthly in arrears until the principal amount thereof is paid in full. However, prior to the date the borrower begins repaying the principal of such Stafford Loan and during any applicable Deferral Period, the borrower has no obligation to make interest payments. Instead, the Department makes quarterly Interest Subsidy Payments to the holder of the Subsidized Stafford Loans on behalf of the borrower during such periods, in amounts equal to the accrued and unpaid interest for the previous quarter with respect to such Stafford Loan. During a Forbearance
Period, the Department will not make any Interest Subsidy Payments; instead, at the borrower's option, interest on each Stafford Loan may be paid currently or capitalized and added to the outstanding principal balance of such Stafford Loan at the end of such Forbearance Period. See "--(6) Interest Subsidy Payments"
below.

     "91-day Treasury Bill Rate" means, on any date of determination, the weighted average per annum discount rate (expressed on a bond equivalent basis and applied on a daily basis) for 91-day Treasury Bills at the most recent
91-day Treasury Bills auction prior to such date as published by the Board of
Governors of the Federal Reserve System or as reported by the U.S. Treasury
Department.

                                       24

     (4) Repayment. No principal and/or interest payments with respect to a
Stafford Loan are required to be made during the time a borrower remains an
Eligible Student and during the existence of an applicable Grace Period,
Deferral Period or Forbearance Period. In general, a borrower must repay each
Stafford Loan in monthly installments over a period of not more than 10 years
(excluding any Deferral Period or Forbearance Period) after commencement of repayment. New borrowers on or after October 7, 1998 who accumulate outstanding loans under the Student Assistance General Provisions and FFELP totaling more than $30,000, are entitled to extended repayment schedules of up to 25 years subject to certain minimum repayment amounts. Any borrower may voluntarily prepay without premium or penalty any Federal Loan and in connection therewith may waive any Grace Period or Deferral Period. The Higher Education Act
presently requires a minimum annual principal and interest payment with respect to a Stafford Loan of $600 in the aggregate (but in no event less than accrued interest), unless the borrower and the lender agree to a lesser amount. For
Stafford Loans and SLS Loans first disbursed on or after July 1, 1993 to a borrower who has no outstanding Federal Loans on the date such loan is made, the borrower must be offered the opportunity to repay the loan according to a graduated or income-sensitive repayment schedule established in accordance with
Department regulations. For Stafford Loans entering repayment on or after
October 1, 1995, borrowers may choose among several repayment options, including the option to make interest only payments for limited periods.

     (5) Grace Periods, Deferral Periods, Forbearance Periods. Borrowers of
Stafford Loans must generally commence repaying the loans following a period of
(a) not less than 9 months nor more than 12 months (with respect to loans for which the applicable interest rate is 7% per annum) and (b) not more than 6 months (with respect to loans for which the applicable interest rate is other than 7% per annum) (a "Grace Period") after the borrower ceases to be an
Eligible Student. However, subject to certain conditions, no principal repayments need be made with respect to Stafford Loans during periods when the borrower has returned to an eligible educational institution on at least a half-time basis or is pursuing studies pursuant to an approved graduate fellowship program, during certain other periods (varying from six months to three years) when the borrower has joined the military or certain volunteer organizations (for all loans made prior to July 1, 1993, or loans made after such date to borrowers with loans already outstanding on such date), for periods when the borrower is unable to secure employment (up to three years) or for periods during which the borrower is experiencing economic hardship (for loans made after July 1, 1993, to borrowers with no outstanding loans on such date)
(each, a "Deferral Period"). In addition, the lender may, and in some circumstances must, allow, in accordance with standards and guidelines approved by the applicable Federal Guarantor and the Department, periods of forbearance during which the borrower may defer principal and/or interest payments because of temporary financial hardship (a "Forbearance Period").

     (6) Interest Subsidy Payments. Interest Subsidy Payments are payments made quarterly to the holder of a subsidized Stafford Loan by the Department with respect to those Stafford Loans as to which the applicable conditions of the Higher Education Act have been satisfied, in an amount equal to the accrued and unpaid interest on the outstanding principal amount of each Stafford Loan for such quarter, commencing from the date such Stafford Loan is made until the end of the applicable Grace Period after the borrower ceases to be an Eligible
Student and during any applicable Deferral Period. The Department will not make
Interest Subsidy Payments during any Forbearance Period. The Higher Education
Act provides that the

                                       25

holder of such a qualifying Stafford Loan has a contractual right against the
United States, to receive Interest Subsidy Payments from the Department
(including the right to receive interest on any Interest Subsidy Payments not timely paid). Receipt of Interest Subsidy Payments is conditioned on compliance with the requirements of the Higher Education Act, including satisfaction of certain need-based criteria (and the delivery of sufficient information by the borrower and the lender to the Department to confirm the foregoing) and continued eligibility of the Stafford Loan for federal reinsurance. Such eligibility may be lost, however, if the loans are not originated and serviced, or are not held by an eligible lender, in accordance with the requirements of the Higher Education Act and the applicable guarantee agreements. See "--(1)
Eligibility Requirements"; "Formation of the Trusts--Eligible Lender Trustee"
and "Description of the Transfer and Servicing Agreements--Servicing
Procedures." The Seller and the Depositor expect that each of the subsidized
Stafford Loans that are part of a pool of Student Loans will be eligible to receive Interest Subsidy Payments.

     (7) Special Allowance Payments. The Higher Education Act requires, subject to certain conditions, the Department to make quarterly Special
Allowance Payments to holders of qualifying Federal Loans (including Stafford
Loans), in an amount equal to a specified percentage of the average outstanding principal amount of each such Federal Loan during each quarter.

     The percentage or rate used to determine the Special Allowance Payments for a particular loan varies based on a number of factors, including when the loan was disbursed and the period of enrollment with respect to which it was made.
Generally, the Special Allowance Payment with respect to a Federal Loan for a quarter will be equal to the excess, if any, of (1) the amount of interest that would be payable on such loan at a rate per annum equal to the average bond equivalent rates of (x) 91-day Treasury Bills auctioned for such quarter plus
3.25% (3.10% for loans first disbursed on or after October 1, 1992 and before
October 1, 1998), or (y) for loans first disbursed on or after July 1, 1998 and before January 1, 2000, 91-day Treasury Bills auctioned for such quarter plus
2.2% while borrowers are in-school, grace or deferment status, or 2.8% while borrowers are in the repayment period, or (z) for loans first disbursed on or after January 1, 2000 and before July 1, 2003, the 3-month commercial paper
(financial) rates in effect for each of the days in such quarter as reported by the Federal Reserve in Publication H-15 (the "CP Rate"), plus 2.34% during repayment periods or 1.74% while borrowers are in school, grace or deferment periods (or 2.64% in the case of PLUS and Federal Consolidation Loans for which the application is received on or after January 1, 2000 and before July 1,
2003), over (2) the stated amount of interest payable on such loan.

     The Higher Education Act provides that a holder of a qualifying loan who is entitled to receive Special Allowance Payments has a contractual right against the United States to receive those Special Allowance Payments (including the right to receive interest on any Special Allowance Payments not timely paid).
Receipt of Special Allowance Payments, however, is conditioned on compliance with the requirements of the Higher Education Act, including satisfaction of certain need-based criteria (and the delivery of sufficient information by the borrower and the lender to the Department to confirm the foregoing) and continued eligibility for federal reinsurance. Such eligibility may be lost, however, if the loans are not originated and serviced, or are not held by an eligible lender, in accordance with the requirements of the Higher Education Act and the applicable guarantee agreement. See "--(1) Eligibility Requirements;"

                                       26

"Formation of the Trusts--Eligible Lender Trustee" and "Description of the
Transfer and Servicing Agreements--Servicing Procedures." The Seller and the
Depositor expect that each of the Stafford Loans that are part of a pool of
Student Loans will be eligible to receive Special Allowance Payments, if any are payable from time to time.

     Interest Subsidy Payments and Special Allowance Payments are generally received within 45 to 60 days after submission to the Department of the applicable claims forms for any given calendar quarter, although there can be no assurance that such payments will in fact be received from the Department within that period. For each Trust, the related Administrator will agree to prepare and file with the Department all such claims forms and any other required documents or filings on behalf of the applicable Eligible Lender Trustee as owner of the related Federal Loans on behalf of such Trust. The Administrator will also agree to assist the Eligible Lender Trustee in monitoring, pursuing and obtaining such
Interest Subsidy Payments and Special Allowance Payments, if any, with respect to such Federal Loans. Except under certain conditions described herein, each
Eligible Lender Trustee will be required to remit Interest Subsidy Payments and
Special Allowance Payments it receives with respect to the Federal Loans within two business days of receipt thereof to the related Collection Account.

     The SLS Loan Program. In addition to the Stafford Loan Program, the
Higher Education Act provides a separate program to facilitate additional loans to graduate and professional students and independent undergraduate students.
This program is referred to as the "Supplemental Loans for Students Program"
(the "SLS Loan Program"). As of July 1, 1994, the SLS Loan Program was
discontinued and SLS Loans are no longer made. The basic framework and principal provisions of the Stafford Loan Program as described above are similar in many respects to those that are applicable to loans under the SLS Loan Program ("SLS
Loans"). In particular, SLS Loans are subject to similar eligibility requirements and, provided that such requirements are satisfied, are entitled to the same guarantee and federal reinsurance arrangements. SLS Loans differ significantly from Stafford Loans, however, in the context of the Interest
Subsidy Payments and Special Allowance Payments discussed above.

     The annual and aggregate limitations that are applicable to SLS Loans in the case of those constituting Student Loans are as follows: SLS Loans to a single borrower cannot exceed $4,000 per academic year (or $10,000 for loans first disbursed on or after July 1, 1993) and $20,000 in aggregate principal amount (or $73,000 for loans first disbursed on or after July 1, 1993)
(exclusive of any capitalized interest) at any one time outstanding. SLS Loans are also limited, generally, to the cost of attendance minus other financial aid for which the borrower is eligible. A determination of a borrower's eligibility for the Stafford Loan Program, among other programs, is a condition to the making of an SLS Loan.

     As specified by the Higher Education Act, the applicable interest rate for an SLS Loan depends upon the date of issuance of the loan and the period of enrollment for which the loan is made. The interest rate per annum for SLS Loans made and disbursed on or after July 1, 1987 is fixed each July 1 for each succeeding 12-month period at a rate equal to the sum of:

     (1)  the bond equivalent rate of 52-week Treasury Bills auctioned at the final auction held prior to the preceding June 1 (or for periods beginning on or after July 1, 2001, the weekly average 1-year constant maturity Treasury yield, as published

                                       27

          by the Board of Governors of the Federal Reserve System, for the last calendar week ending on the preceding June 26); and

     (2)  3.25% (3.10% for loans first disbursed on and after October 1, 1992), with a maximum rate of 12% per annum (11% for loans first disbursed on or after October 1, 1992).

     Although holders of SLS Loans are not entitled to receive Interest Subsidy
Payments, interest on such SLS Loans accrues from the date each such SLS Loan is made and may either be paid currently by a borrower or may be capitalized and added to the outstanding principal amount of such SLS Loan at the time the borrower begins repayment. SLS Loans are eligible for Special Allowance Payments only if and to the extent that the interest rate for such SLS Loans calculated based on the 52-week Treasury Bill rate referred to above would exceed the applicable maximum borrower interest rate. Because the basis for determining the amount, if any, of Special Allowance Payments due to lenders is based on the
91-day Treasury Bill Rate while the interest rate for SLS Loans is based on the
52-week Treasury Bill rate or the weekly average 1-year constant maturity
Treasury yield (which may differ from the 91-day Treasury Bill Rate), there can be no assurance that any Special Allowance Payments will be due and payable with respect to SLS Loans even though such SLS Loans are deemed to be eligible therefor. See "--(7) Special Allowance Payments" above.

     A borrower of an SLS Loan is required to begin repayment of the principal of such SLS Loan within 60 days after the date the last installment of such SLS
Loan is advanced, subject to deferral so long as such borrower remains an
Eligible Student or as a result of any applicable Deferral Period or Forbearance
Period. In addition, any borrower of an SLS Loan made and advanced after July
23, 1992, who also has Stafford Loans outstanding may defer commencing repayment of such SLS Loan for the Grace Period applicable to such Stafford Loans. For SLS
Loans entering repayment on or after October 1, 1995, borrowers may choose among several repayment options, including the option to make interest only payments for limited periods.

     The PLUS Loan Program The Higher Education Act authorizes Federal
Parental Loans For Undergraduate Students Loans ("PLUS Loans") to be made to parents of eligible dependent students (the "PLUS Loan Program"). After July 1,
1993, only parents who do not have an adverse credit history or who can secure an endorser without an adverse credit history are eligible for PLUS Loans. The basic provisions applicable to Federal PLUS Loans are similar to those of
Stafford Loans with respect to the federal insurance and reinsurance on the loans. However, PLUS Loans differ from Stafford Loans, particularly because
Interest Subsidy Payments are not available under the PLUS Loan Program and in some instances Special Allowance Payments are more restricted.

     PLUS Loans disbursed prior to July 1, 1993 are limited to $4,000 per academic year with a maximum aggregate amount of $20,000. The only limit on the annual and aggregate amounts of PLUS Loans first disbursed on or after July 1,
1993 is the cost of the student's education less other financial aid received, including scholarship, grants and other student loans.

                                       28

     The interest rate determination for a PLUS Loan is dependent on when the
PLUS Loan was originally made and disbursed and the period of enrollment. The interest rates for PLUS Loans are summarized in the following chart.

                                                                     Interest
                                                         Maximum       Rate
Trigger Date(1)                 Borrower Rate(2)           Rate       Margin
-----------------------   ---------------------------   ---------   ----------
Prior to 10/01/81......                9%                       9%         N/A
10/01/81-10/30/82......               14%                      14%         N/A
11/01/82-06/30/87......               12%                      12%         N/A
07/01/87-09/30/92......   52-Week Treasury + Interest          12%        3.25%
                                Rate Margin(3)
10/01/92-06/30/94......   52-Week Treasury + Interest          10%        3.10%
                                Rate Margin(3)
07/01/94-06/30/98......   52-Week Treasury + Interest           9%        3.10%
                                Rate Margin(3)
After 6/30/98..........   91-Day Treasury + Interest            9%        3.10%
                                Rate Margin
----------

(1)  The Trigger Date for PLUS Loans made before October 1, 1992 is the first day of enrollment period for which the PLUS Loan is made, and for PLUS
     Loans made on October 1, 1992 and after the Trigger Date is the date of the disbursement of the PLUS Loan, respectively.
(2)  For PLUS Loans that carry a variable rate, the rate is set annually for
     12-month periods beginning on July 1 and ending on June 30 on the preceding
     June 1 and is equal to the lesser of (a) the applicable maximum rate and
     (b) the sum of (i) the bond equivalent rate of 52-week Treasury Bills (or
     91-day Treasury Bills in the case of loans made or disbursed on or after
     June 30, 1998) auctioned at the final auction held prior to such June 1 and
     (ii) the applicable Interest Rate Margin.
(3)  For periods beginning on or after July 1, 2001, the interest rate is equal to the weekly average 1-year constant maturity Treasury yield, as published by the Board of Governors of the Federal Reserve System, for the last calendar week ending on the preceding June 26, plus the applicable interest rate margin.

     A holder of a PLUS Loan is eligible to receive Special Allowance Payments during any quarter if (a) the sum of (i) the average of the bond equivalent rates of 91-day Treasury Bills auctioned during such quarter and (ii) the
Interest Rate Margin exceeds (b) the Maximum Rate.

     Repayment of principal of a PLUS Loan is required to commence no later than
60 days after the date of disbursement of such loan, subject to certain deferral and forbearance provisions. The deferral provisions which apply are more limited than those which apply to Stafford Loans and although Interest Subsidy Payments are not available for such deferments, interest may be capitalized during such periods upon agreement of the lender and borrower during certain periods of educational enrollments and periods of unemployment or hardship as specified under the Higher Education Act. Maximum loan repayment periods and minimum payment amounts are the same as for Stafford Loans.

     A borrower may refinance all outstanding PLUS Loans under a single repayment schedule for principal and interest, with the new repayment period calculated from the date of repayment of the most recent included loan. The interest rate of such refinanced loan shall be the weighted average of the rates of all PLUS Loans being refinanced. A second type of refinancing enables an eligible lender to reissue a PLUS Loan which was initially originated at a fixed rate prior to July 1, 1987 in order to permit the borrower to obtain the variable interest rate available on PLUS Loans on and after July 1, 1987. If a lender is unwilling to refinance the original PLUS Loan, the borrower may obtain a loan from another lender for the purpose of discharging the loan and obtaining a variable interest rate.

     The Federal Consolidation Loan Program. The Higher Education Act
established a program to facilitate the ability of eligible borrowers of
Stafford Loans or SLS Loans (each, an "Underlying Federal Loan") to consolidate such Underlying Federal Loans, together with such borrowers' other education loans that are made or guaranteed by the federal government, into a single loan
(a "Federal Consolidation Loan"). Subject to the satisfaction of certain conditions set

                                       29

forth in the Higher Education Act, including limitations on the timing and payment of principal and interest with respect to Federal Consolidation Loans and a requirement that the proceeds of Federal Consolidation Loans are to be used to repay the respective Underlying Federal Loans (and any other loans consolidated thereunder) of any borrower, each holder of a Federal Consolidation
Loan will be entitled to substantially the same guarantee and federal reinsurance arrangements as are available on Stafford Loans and SLS Loans.
Federal Consolidation Loans, like Stafford Loans, are also eligible for Interest
Subsidy Payments and Special Allowance Payments. Under this program, an eligible borrower of Federal Consolidation Loans means a borrower (i) with outstanding
Underlying Federal Loans and (ii) who has begun repaying, who is in a grace period preceding repayment of, or who is a delinquent or defaulted borrower who will, through such loan consolidation, recommence repayment of, such Underlying
Federal Loans. A married couple, each of whom has outstanding Underlying Federal
Loans, may apply for and obtain a single Federal Consolidation Loan so long as both individuals agree to be held jointly and severally liable on such Federal
Consolidation Loan.

     Under this program, a lender may make a Federal Consolidation Loan to an eligible borrower at the request of the borrower if the lender holds an outstanding Underlying Federal Loan of the borrower or the borrower certifies that he or she has been unable to obtain a Federal Consolidation Loan from any of the holders of the outstanding Underlying Federal Loans of the borrower. The lender making any Federal Consolidation Loan will pay the amount thereof to the various lenders of the respective Underlying Federal Loans and other loans being consolidated thereby. The 1998 Amendments allows lenders to make Federal
Consolidation Loans to borrowers with multiple holders even if the lender does not own an Underlying Federal Loan.

     The Federal Direct Consolidation Loan Program (the "Federal Direct
Consolidation Loan Program") provides borrowers with the opportunity to consolidate outstanding student loans at interest rates below, and income-contingent repayment terms that some borrowers may find preferable to, those that would be available from the Seller on a loan originated by the Seller under the Federal Consolidation Loan Program. Borrowers generally make smaller payments based on their earnings than in the standard ten-year plan, and the government forgives loans that are not repaid in twenty-five years. For applications received after October 1, 1998 and before January 31, 1999, the
Federal Direct Consolidation Loan Program established borrower rates at levels lower than the statutory rate established by the 1998 Reauthorization Bill under the Federal Family Education Loan Program. The 1998 Reauthorization Bill also reduced the lender paid monthly fee on Federal Consolidation Loans from 1.05% to
0.62% per annum for loans made pursuant to applications received on or after
October 1, 1998 and on or before January 31, 1999. The lower rate applies only to borrowers who applied before February 1, 1999. The availability of such lower-rate, income-contingent loans may decrease the likelihood that the Seller would be the originator of a Federal Consolidation Loan, as well as increase the likelihood that a Federal Loan in a Trust will be prepaid through the issuance of a Federal Direct Consolidation Loan (a "Federal Direct Consolidation
Loan").

     In accordance with the Higher Education Act, Federal Consolidation Loans may bear interest, as negotiated between the individual borrower and lender, at a rate per annum up to the weighted average of the interest rates on the
Underlying Federal Loans (rounded up to the nearest whole percent) or, for loans made before July 1, 1994, 9%, whichever is greater. However, Federal
Consolidation Loans made on or after November 13, 1997 through September

                                       30

30, 1998 will bear interest at the annual variable rate applicable to Stafford
Loans capped at 8.25%. Federal Consolidation Loans for which the application is received on or after October 1, 1998 bear interest at a rate equal to the weighted average interest rate of the loans consolidated, rounded up to the nearest one-eighth percent and capped at 8.25%. Interest on Federal
Consolidation Loans accrues and, for applications received prior to January 1,
1993, is to be paid without Interest Subsidy Payments by the Department. For
Federal Consolidation Loans received on or after January 1, 1993, all interest of the borrower is paid during all Deferral Periods. However, Federal
Consolidation Loan applications received on or after August 10, 1993 will only be subsidized if all of the underlying loans being consolidated were subsidized
Stafford Loans; provided that, in the case of Federal Consolidation Loans made on or after November 13, 1997, that portion of the Federal Consolidation Loan that is comprised of subsidized Stafford Loans will retain its subsidy benefits during Deferral Periods. In general, a borrower must repay each Federal
Consolidation Loan in scheduled monthly installments over a period of not more than 10 to 30 years (excluding any Deferral Period and any Forbearance Period), depending on the original principal amount of such Federal Consolidation Loan.
Borrowers may voluntarily prepay all or a portion of any Federal Consolidation
Loan without premium or penalty. Repayment of a Federal Consolidation Loan must commence within 60 days after all holders of Underlying Federal Loans have discharged the liability of the borrower thereon; provided, however, that such repayment obligation is deferred for as long as the borrower remains an Eligible
Student and during any applicable Deferral Period and Forbearance Period. For
Federal Consolidation Loans entering repayment on or after October 1, 1995, borrowers may choose among several repayment options, including the option to make interest only payments for limited periods. Special Allowance Payments are made on Federal Consolidation Loans whenever the rate charged the borrower is limited by the applicable fixed percentage rate cap. However, for applications received on or after October 1, 1998, Special Allowance Payments are paid in order to afford the lender a yield equal to the 91-day Treasury Bill Rate plus
3.1% whenever that formula exceeds the borrower's interest rate.

     The Omnibus Budget Reconciliation Act of 1993 made a number of changes to the Federal Consolidation Loan Program, including (i) requiring holders of
Federal Consolidation Loans made on or after October 1, 1993, to pay to the
Department a monthly fee equal to 1.05% per annum on the outstanding balance of such loans (the "Federal Consolidation Loan Rebate"), (ii) requiring lenders of Federal Consolidation Loans made on or after July 1, 1994, to offer borrowers income-sensitive repayment schedules, (iii) repealing the $7,500 minimum indebtedness requirement, and (iv) removing the 9% interest rate floor for
Federal Consolidation Loans made on or after July 1, 1994. In addition, with respect to any Federal Loan (including Federal Consolidation Loans) made on or after October 1, 1993, the lender must pay to the Department an origination fee equal to 0.50% on the initial principal balance of such loan (the "Federal
Origination Fee"). With respect to any Federal Consolidation Loan originated by the Seller and purchased by the Eligible Lender Trustee on behalf of the related Trust, the related Trust must pay to the Department the Federal
Origination Fee, which fee will be deducted by the Department out of Interest
Subsidy Payments and Special Allowance Payments. If sufficient Interest Subsidy
Payments and Special Allowance Payments are not due to the applicable Trust to cover the amount of the Federal Origination Fee, the balance of such Federal
Origination Fee may be deferred by the Department until sufficient Interest
Subsidy Payments and Special Allowance Payments accrue to cover such fee. If such amounts never accrue, the applicable

                                       31

Trust would be obligated to pay any remaining fee from other assets of that
Trust prior to making distributions to Noteholders or Certificateholders.

     Undergraduate Federal Loans[_]. The Seller originates or acquires Stafford
Loans and Federal Consolidation Loans for students attending eligible schools.

     Eligible schools include institutions of higher education and proprietary institutions. Institutions of higher education must meet certain standards, which generally provide that the institution:

     .    only admits persons who have a high school diploma or its equivalent,
     .    is legally authorized to operate within a state,
     .    provides not less than a two-year program with credit acceptable toward a bachelor's degree,
     .    is a public or non-profit institution, and
     .    is credited by a nationally recognized accrediting agency or is determined by the Department to meet the standards of an accredited institution.

     Eligible proprietary institutions of higher education include business, trade and vocational schools meeting standards which provide that the institution:

     .    only admits persons who have a high school diploma or its equivalent, or persons who are beyond the age of compulsory school attendance and have the ability to benefit from the training offered (as defined in the Higher Education Act),
     .    is authorized by a state to provide a program of vocational education designed to fit individuals for useful employment in recognized occupations,
     .    has been in existence for at least two years,
     .    provides at least a six-month training program to prepare students for gainful employment in a recognized occupation, and
     .    is accredited by a nationally recognized accrediting agency or is specially accredited by the Department.

     With specified exceptions, institutions are excluded from consideration as educational institutions if the institution:

     .    offers more than 50 percent of its courses by correspondence,
     .    enrolls 50 percent or more of its students in correspondence courses,
     .    has a student enrollment in which more than 25 percent of the students are incarcerated, or
     .    has a student enrollment in which more than 50 percent of the students are admitted without a high school diploma or its equivalent on the basis of their ability to benefit from the education provided (as defined by statute and regulation).

     Further, schools are specifically excluded from participation if:

                                       32

     .    the educational institution has filed for bankruptcy,
     .    the owner, or its chief executive officer, has been convicted or pleaded "nolo contendere" or "guilty" to a crime involving the acquisition, use or expenditure of federal student aid funds, or has been judicially determined to have committed fraud involving funds under the student aid program, or
     .    the educational institution has a cohort default rate in excess of the rate prescribed by the Act. In order to participate in the program, the eligibility of a school must be approved by the Department under standards established by regulation.

     Graduate Federal Loans. The Seller originates or acquires Federal Loans under loan programs (the "Federal Graduate Programs") to provide educational financing to graduate and professional students enrolled in or recently graduated from approved or accredited law schools, medical schools, dental schools, graduate business schools and other graduate schools. The Federal
Graduate Programs originally targeted law school students but have been expanded over the years to include virtually all graduate level fields of study. The
Seller (or its predecessors) has been originating loans under the Federal
Graduate Programs since 1990.

     The following table sets forth the approved or accredited schools and the acceptable degree programs for each graduate field of study:

Field of Study  Approved/Accredited Schools                                  Acceptable Degree Programs
--------------  -----------------------------------------------------------  --------------------------
Law             American Bar Association approved law schools that are       Juris Doctor of Law or
                members of LSAC                                              other joint degree program

Medical         Liaison Committee on Medical Education or American           Medical Doctor or Doctor
                Osteopathic Association accredited graduate medical schools  of Osteopathy

Dental          American Dental Association accredited dental schools        Graduate dental program

Business        American Assembly of Collegiate Schools of Business          Graduate business program
                ("AACSB") accredited graduate business schools; or
                AACSB candidate schools accredited by the New England
                Association of Schools and Colleges, the Middle States
                Association of Colleges and Schools, the North Central
                Association of Colleges and Schools, the Southern
                Association of Colleges and Schools, the Western
                Association of Schools and Colleges, or the North West
                Association of Schools and Colleges

Graduate        Schools accredited by the New England Association of         Graduate level certificate
                Schools and Colleges, the Middle States Association of       or degree program
                Colleges and Schools, The North Central Association of
                Colleges and Schools, the Southern Association of Colleges
                and Schools, the Western Association of Schools and
                Colleges, or the North West Association of Schools and
                Colleges

                                       33

Description of Private Loans Under the Programs

     General. In addition to the Federal Loans originated under the Higher
Education Act, the Seller and other lenders have developed student loan programs that are not federally guaranteed for undergraduate students and/or their parents ("Private Undergraduate Loans") and graduate students ("Private Graduate
Loans"), that can be used by borrowers to supplement their Federal Loans in situations where the Federal Loans do not cover the cost of education. In addition, a law student may also receive a bar examination loan (a "Bar Exam
Loan") to finance the costs of preparing for and taking one or more state bar examinations if such student has applied for the loan within a limited period before or after graduation. A medical or dental student may also receive a residency loan (a "Residency Loan") to finance the cost of participating in one or more medical or dental residency programs if such student has applied for the loan within a limited period or after graduation.

     The Private Undergraduate Loans, Private Graduate Loans, Bar Exam Loans and
Residency Loans are sometimes referred to collectively as the "Private Loans."
The holders of Private Loans are not entitled to receive any Federal Assistance with respect thereto.

     Private Undergraduate Loans. The Seller originates Key Alternative Loans
("Key Alternative Loans"). Key Alternative Loans provide undergraduate students supplemental fundings that allows such students the opportunity to share the responsibility of education financing with or without a cosigner. Key
Alternative Loans were introduced to students in 1995 and are serviced on behalf of the Seller by Great Lakes Educational Loan Services Inc. ("Great Lakes"). Key
Alternative Loans are not guaranteed by any federal or private guarantor, or by any other party or governmental agency.

     (1)  Eligibility Requirements. In order to qualify for a Key Alternative
     Loan, the borrower must meet the following eligibility requirements:

     .    At least half-time undergraduate student at a Title IV eligible institution (Prior to the 1998-1999 program year, the borrower had to be a full-time student.)
     .    U.S. citizen/national or an eligible non-citizen
     .    Must meet the following credit criteria:

          (a)  No account has been 90 or more days delinquent in the past two years.
          (b)  No record of bankruptcy, foreclosure, repossession, skips or wages garnishment.
          (c)  No record of unpaid collections, charged-off accounts or written-off accounts.
          (d)  No record of an open judgment or suit, unsatisfied tax lien, unpaid prior educational loan default or other negative public record items in the past seven years.
          (e)  Applicant can be approved without cosigner if the applicant meets credit criteria, has acceptable credit bureau score and
               sufficient credit history.
          (f)  If applicant does not meet the criteria applicant will be declined.
          (g)  If applicant meets the criteria but has unacceptable credit bureau score, a creditworthy cosigner will be required for approval.

                                       34

          (h)  Cosigner, if any, must pass the credit review process that considers the above criteria and must score well compared with other applicants.
          (i)  The credit bureau score requirements apply to both applicant and cosigner.

     A creditworthy cosigner may be required if the borrower has insufficient credit history and/or is not a US citizen.

     If a cosigner is required, the cosigner must also be a US citizen/national or permanent resident and meet minimum credit criteria. The cosigner does not have to be the borrower's parent or guardian.

     (2)  Loan Limits. The minimum annual loan amount for a Key Alternative Loan is $1,000. The annual and aggregate maximum loan limits are as follows:

Program Year      Year In School      Annual Maximum   Aggregate Maximum
------------   --------------------   --------------   -----------------
1995-1996
through        First year             $        5,000   $          35,000
1997-1998      Second - Fifth years   $        7,500
1998-1999      First year             $        7,500   $          47,500
               Second - Fifth years   $       10,000
1999-2000      All                    $       10,000   $          50,000

2000-2001      All                    $       10,000   $          60,000
2001-2002      All                    $       10,000   $          60,000

     (3)  Interest. Interest is payable by on each Key Alternative Loan on a monthly basis until the principal amount is repaid in full. The interest rate is calculated based on the 52-week Treasury Bill rate plus a margin in the range of 2.85% to 3.10% during the interim period and a margin in the range of 3.25% to 3.50% during the repayment period. (The interest rate for the 1995-1996 program year was calculated based on the 91-Day Treasury Bill
     Rate plus 3.50% during the interim period and 3.65% during the repayment period). The rate varies quarterly and is determined based on the most recent Treasury Bill auction prior to each January, April, July, and
     October. Borrowers may defer interest payments during the interim period.
     The deferred interest will be capitalized once on the last day of the interim period. (For loans originated during the 1995-1996 program year, deferred interest was capitalized once annually every November 30/th/ and once on the last day of the interim period.) Starting July 1, 2001 for the program years 1997-1998, 1998-1999, 1999-2000, and 2000-2001 the Interest
     Rate will be changed to three-month LIBOR plus a margin equal to 2.72%
     during the interim period and three-month LIBOR plus a margin equal to
     2.87% during the repayment period. For the 2001-2002 program year the
     Interest Rate is three-month LIBOR plus a margin equal to 2.75% during the interim period and three-month LIBOR plus a margin equal to 2.90% during the repayment period.

     (4)  Repayment. In general, borrowers must repay each Key Alternative Loan in monthly installments until the loan is paid in full. The repayment term is 10 years if the balance at repayment is less than $15,000 or 15 years if the balance at repayment is

                                       35

     $15,000 or more. There is a minimum payment amount of $50 per month and there is no prepayment penalty.

     (5)  Grace Periods, Deferral Periods, Forbearance Periods. The repayment period on a Key Alternative Loan generally begins after the Grace Period, defined as six months after the student graduates or ceases to be enrolled at least half-time at an accredited institution or five years from the date of the first Key Alternative Loan disbursement. In general, deferral periods are not permitted other than during the in school and grace periods, when the borrower is still responsible for the capitalization of the deferred interest. Borrowers may request periods of forbearance related to the following areas: unemployment, underemployment, hardship, practical and graduate school enrollment. Forbearances are generally granted in 6 month increments except for graduate school forbearance which is granted in
     12 month increments.

     Private Graduate Loans. The Seller originates or acquires Private
Graduate Loans to provide educational financing to help pay for the costs of:

     .    attending law, medical, dental, graduate, business, or other graduate school,
     .    taking/passing one or more state bar examinations upon graduation from law school, or
     .    participating in one or more medical or dental residency programs upon graduating from medical or dental school.

     Private Graduate Loans consist of loans associated with the above-mentioned fields of study (including Bar Exam and Residency Loans) and Private
Consolidation Loans. Subject to the satisfaction of the conditions imposed by the applicable Program and the applicable Guarantee Agreement, the Private
Graduate Loans that are Private Guaranteed Loans are fully guaranteed against nonpayment of principal and interest as a result of a borrower's default, death, disability or bankruptcy by the Private Guarantors. These Private Guarantors are
not reinsured by the Department or any other governmental entity. In order to qualify for the guarantee from the Private Guarantors, such Private Graduate
Loans may not be made to a single borrower in excess of the annual and aggregate limits imposed by the applicable loan Program and may only be made to Eligible
Students who qualify pursuant to credit underwriting standards established by the Seller and approved by the Private Guarantors. The following table summarizes the annual, aggregate and cumulative loan limits for each Private
Graduate Loan:

                                                Annual                Aggregate     Cumulative
Program Year         Type of Loan               Maximum                Maximum      Maximum(2)
-----------------   --------------   ----------------------------     ---------   --------------
1991-1992           Law Loan                    $14,500               $  43,500   $       78,000
                    Bar Exam Loan                $5,000               $   5,000   $       83,000
1992-1993           Law Loan                    $15,000               $  45,000   $       79,500
                    Bar Exam Loan                $5,000               $   5,000   $       84,500
1993-1994           Law Loan                    $15,000               $  45,000   $       87,500
                    Bar Exam Loan                $5,000               $   5,000   $       87,500
1994-1995           Law Loan                    $15,000               $  45,000   $       92,000
                    Bar Exam Loan                $5,000               $   5,000   $       92,000
1995-1996 through
1997-1998           Law Loan         Up to the cost of attendance           N/A   $      120,000

                                       36

                                                 Annual               Aggregate     Cumulative
Program Year         Type of Loan               Maximum               Maximum       Maximum(2)
-----------------   --------------   ----------------------------     ---------   --------------
                    Business Loan    Up to the cost of attendance(1)        N/A   $      120,000

                    Dental Loan      Up to the cost of attendance           N/A   $      135,000
                    Graduate Loan    Up to the cost of attendance           N/A   $      120,000
                    Medical Loan     Up to the cost of attendance           N/A   $      165,000
                    Bar Exam Loan               $5,000                $   5,000   $        5,000
                    Residency Loan              $8,000                $   8,000   $        8,000
1998-1999           Law Loan         Up to the cost of attendance           N/A   $      130,000
                    Business Loan    Up to the cost of attendance           N/A   $      130,000
                    Dental Loan      Up to the cost of attendance           N/A   $      175,000;
                                                                                  $      200,000
                                                                                  (post-doctoral)
                    Graduate Loan    Up to the cost of attendance           N/A   $      130,000
                    Medical Loan     Up to the cost of attendance           N/A             None
                    Bar Exam Loan               $7,500                $   7,500   $        7,500
                    Residency Loan              $8,000                $   8,000   $        8,000
1999-2000           Law Loan         Up to the cost of attendance           N/A   $      130,000
                    Business Loan    Up to the cost of attendance           N/A   $      130,000
                    Dental Loan      Up to the cost of attendance           N/A   $      175,000;
                                                                                  $      200,000
                                                                                  (post-doctoral)
                    Graduate Loan    Up to the cost of attendance           N/A   $      130,000
                    Medical Loan     Up to the cost of attendance           N/A             None
                    Bar Exam Loan               $8,000                $   8,000   $        8,000
                    Residency Loan              S8,000                $   8,000   $        8,000
2000-2001           Law Loan         Up to the cost of attendance           N/A   $      130,000
                    Business Loan    Up to the cost of attendance           N/A   $      130,000
                    Dental Loan      Up to the cost of attendance           N/A   $      195,000;
                                                                                  $      230,000
                                                                                  (post-doctoral)
                    Graduate Loan    Up to the cost of attendance           N/A   $      130,000
                    Medical Loan     Up to the cost of attendance           N/A             None
                    Bar Exam Loan               $ 8,000               $   8,000   $        8,000
                    Residency Loan              $10,000               $  10,000   $       10,000
2001-2002           Law Loan         Up to the cost of attendance           N/A   $      130,000
                    Business Loan    Up to the cost of attendance           N/A   $      130,000
                    Dental Loan      Up to the cost of attendance           N/A   $      230,000;
                                                                                  $      250,000
                                                                                  (post-doctoral)
                    Graduate Loan    Up to the cost of attendance           N/A   $      130,000
                    Medical Loan     Up to the cost of attendance           N/A             None
                    Bar Exam Loan               $10,000               $  10,000   $       10,000
                    Residency Loan              $10,000               $  10,000   $       10,000

(1)  Students enrolled less than half-time can borrow a maximum annual amount of the combined cost of tuition, fees, and a maximum of $500 for books and supplies.
(2)  Including graduate and undergraduate debt.

     Payment Terms. Each Private Graduate Loan earns interest at a rate per annum, reset quarterly, equal to the 91-day Treasury Bill Rate plus a margin, depending on the type of loan. The following table sets forth the applicable interest rate for each type of Private Graduate Loan:

                                       37

                                                 Interest Margin Over
Program Year            Type of Loan           91-DayTreasury Bill Rate
-----------------   ---------------------   ------------------------------
                                            Interim(1)     Repayment (2)
1991-1992           Law & Bar Exam Loans       3.25%           3.25%
1992-1993           Law & Bar Exam Loans       3.25%           3.40%
1993-1994           Law & Bar Exam Loans       3.25%           3.40%
1994-1995           Law & Bar Exam Loans       3.25%           3.40%
1995-1996 through
1997-1998           Law Loan                   3.25%           3.40%
                    Medical Loan               2.50%           2.75%
                    Dental Loan                2.50%           3.00%
                    Business Loan              3.25%           3.40%
                    Graduate Loan              3.25%           3.40%
                    Bar Exam Loan              3.25%           3.40%
                    Residency Loan             2.50%           2.75%
1998-1999(3)        Law Loan                2.90%-3.25%     2.50%-3.25%
                    Medical Loan               2.50%        2.25%-2.85%
                    Dental Loan             2.50%-2.75%     2.25%-3.00%
                    Business Loan           3.25%-3.00%     2.50%-3.25%
                    Graduate Loan           3.25%-3.40%     2.50%-3.40%
                    Bar Exam Loan           2.90%-3.25%     2.50%-3.25%
                    Residency Loan             2.50%        2.25%-2.85%
                    Dental Residency Loan   2.50%-2.75%     2.25%-3.00%
1999-2000(3)        Law Loan                   2.90%        2.50%-3.25%
                    Medical Loan               2.50%        2.00%-2.85%
                    Dental Loan             2.50%-2.75%     2.00%-2.85%
                    Business Loan              3.25%        2.50%-3.25%
                    Graduate Loan              3.25%        2.50%-3.25%
                    Bar Exam Loan              2.90%        2.50%-3.25%
                    Residency Loan             2.50%        2.00%-2.85%
                    Dental Residency Loan   2.50%-2.75%     2.00%-2.85%
2000-2001(3)        Law Loan                   2.90%        2.50%-3.25%
                    Medical Loan               2.50%        2.25%-2.85%
                    Dental Loan             2.50%-2.75%     2.00%-2.85%
                    Business Loan              3.25%        2.50%-3.25%
                    Graduate Loan              3.25%        2.50%-3.25%
                    Bar Exam Loan              2.90%        2.50%-3.25%
                    Residency Loan             2.50%        2.00%-2.85%
                    Dental Residency Loan   2.50%-2.75%     2.00%-2.85%
2001-2002(3)        Law Loan                three-month     three-month
                                            LIBOR+2.30%  LIBOR+2.20%-3.10%
                    Medical Loan            three-month     three-month
                                            LIBOR+2.30%  LIBOR+2.00%-2.70%
                    Dental Loan             three-month     three-month
                                            LIBOR+2.30%  LIBOR+2.00%-2.70%
                    Graduate Loan           three-month     three-month
                                            LIBOR+2.30%  LIBOR+2.20%-3.10%
                    Bar Exam Loan           three-month     three-month
                                            LIBOR+2.30%  LIBOR+2.20%-3.10%
                    Residency Loan          three-month     three-month
                                            LIBOR+2.30%  LIBOR+2.00%-2.70%
                    Dental Residency Loan   three-month     three-month
                                            LIBOR+2.30%  LIBOR+2.00%-2.70%

                                       38

(1)  "Interim" represents any period while the borrower is attending school or during a specified grace period.
(2)  "Repayment" represents the period after the specified grace period, in which the borrower is required to make payments or enter into some type of deferment or forbearance period.
(3)  For 1998-1999, two separate loan programs apply. In one program, the margin is determined based on the borrower's choice of repayment terms, which range from 10 to 25 years (the "Keys2Repay Program"). The other program has one margin regardless of interim, repayment period, or repayment term.

     Interest accrues on the outstanding principal amount of each Private
Graduate Loan from the date the lender makes such Private Graduate Loan and is payable monthly by each borrower commencing a certain number of months after the borrower graduates or otherwise ceases to be enrolled at least half-time in an approved institution (the "Private Loan Repayment Commencement Date"). In the
case of Private Graduate Loans made during the 1990-1991 program year that period is approximately six months. For all other Private Graduate Loans, the period is approximately nine months, except that in the case of Medical or
Residency Loans, the period, generally, is extended to nine months after the borrower completes any required residency (generally, up to a maximum of 57 months after graduation), subject to deferral or forbearance as discussed below.
Subject to certain conditions, borrowers of Private Graduate Loans (other than
Private Consolidation Loans) may receive the benefits of certain deferral periods (either prior to commencing repayment or thereafter) similar to those applicable to Stafford Loans, during which borrowers are permitted to defer principal payments and to capitalize the interest accruing on such Private
Graduate Loans. In addition, borrowers of Private Graduate Loans (other than
Private Consolidation Loans) may, subject to certain conditions, qualify, at the discretion of the lender (in accordance with standards and guidelines approved by the Private Guarantors if applicable), for periods of forbearance because of temporary financial hardship, during which borrowers may defer or make reduced principal payments on such Private Graduate Loans. Interest on each Private
Graduate Loan that accrues prior to the Private Loan Repayment Commencement Date may, at the option of the borrower, be paid currently or be capitalized and added to the principal amount outstanding for such Private Graduate Loan on that date. Each student with outstanding Private Graduate Loans (other than Private
Consolidation Loans) is obligated to make scheduled payments of principal at the same time that he or she makes interest payments in an amount sufficient to repay such Private Graduate Loan in full over a period not to exceed 15 years
(or, with respect to each Private Graduate Loan made since the commencement of the 1990-1991 program year, 20 years, except with respect to Private Graduate
Loans made under the Keys2Repay Program, where the repayment term can be 10, 15 or 25 years at the borrower's option) after the Private Loan Repayment
Commencement Date with respect to such Private Graduate Loan. Repayment of principal and interest on Business Loans commences no later than 36 months after the date of the first disbursement of the first Business Loan to a specific borrower. Any student may at any time voluntarily prepay all or any portion of his or her outstanding Private Loans (including paying accrued interest prior to the Private Loan Repayment Commencement Date quarterly in lieu of capitalizing such amounts) without premium or penalty. Private Graduate Loans presently require a minimum annual principal and interest payment of $600 in the aggregate
(but in no event less than accrued interest), unless the borrower and the lender agree to a lesser amount. For Private Graduate Loans entering repayment on or after October 1, 1995, borrowers may choose among several repayment options, including the option to make interest only payments for limited periods.

                                       39

     With respect to each Private Loan (other than Private Consolidation Loans)
made to a student since the commencement of the 1992-1993 program year, a fee equal to a percentage of the original principal amount of such Private Graduate
Loan is charged to such student on the last day preceding the applicable Private
Loan Repayment Commencement Date.

     Unless the student pays such fee, the Seller will make an additional loan
(a "Fee Advance") to such student in an amount equal to such fee, which will be added to the principal balance of such Private Graduate Loan and repaid over the term thereof. See "Description of the Transfer and Servicing
Agreements--Additional Fundings" for a discussion of the transfer of such Fee
Advance to the related Trust.

Program Year        Type of Loan            Supplemental Fee
1990-1991 through
1995-1996           Law Loan                2%
                    Bar Exam Loan           2%
1996-1997           Law Loan                4%
                    Medical Loan            2%
                    Dental Loan             2%
                    Business Loan           2%
                    Graduate Loan           3%
                    Bar Exam Loan           3%
                    Residency Loan          2%
1997-1998           Law Loan                1.5%-6.9%
                    Medical Loan            1.5%-6.9%
                    Dental Loan             1.5%-6.9%
                    Business Loan           1.5%-6.9%
                    Graduate Loan           1.5%-6.9%
                    Bar Exam Loan           1.5%-6.9%
                    Residency Loan          1.5%-2.0%
1998-1999(1)        Law Loan                1.5%-6.9%
                    Medical Loan            1.5%-2.0%
                    Dental Loan             1.5%-6.9%
                    Business Loan           1.5%-6.9%
                    Graduate Loan           1.5%-6.9%
                    Bar Exam Loan           1.5%-6.9%
                    Residency Loan          1.5%-2.0%
                    Dental Residency Loan   1.5%-6.9%
1999 through 2002   Law Loan                5.5%+3% prior to repayment
                    Medical Loan            6.0%+2% prior to repayment
                    Dental Loan             6.5%+2.5% prior to repayment
                    Business Loan (2)       6.0%+1.5%-2.5% prior to
                                            repayment
                    Graduate Loan           6.0%+2.5% prior to repayment
                    Bar Exam Loan           5.5%+3% prior to repayment
                    Residency Loan          6.0%+2% prior to repayment
                    Dental Residency Loan   6.5%+2.5% prior to repayment

(1)  For 1998-1999, two separate loan programs apply. One program determines the fee based on the loan type. The other program determines the fee based on the borrower's past credit behavior, except the Medical and Residency
     Loans, which are 1.5%.

(2)  This program combined with Graduate Loans starting in the 2001-2002 Program
     Year.

     Private Consolidation Loans. The Seller has established a private consolidation loan program (the "Private Consolidation Loan Program") to facilitate the ability of eligible borrowers of Private Graduate Loans
("Underlying Private Graduate Loans") to consolidate such

                                       40

Underlying Private Graduate Loans into a single loan (a "Private Consolidation
Loan"; together with Federal Consolidation Loans, sometimes referred to herein as "Consolidation Loans"). The Private Consolidation Loan Program
commenced in November, 1994. Subject to the satisfaction of certain conditions set forth in the programs relating to Private Graduate Loans, including limitations on the timing and payment of principal and interest with respect to
Private Consolidation Loans and a requirement that the proceeds of a Private
Consolidation Loan be used to repay the respective Underlying Private Graduate
Loans of any borrower, each holder of a Private Consolidation Loan will be entitled to substantially the same guarantee arrangements, if any, as are available on the Underlying Private Graduate Loans. Currently, all of the
Underlying Private Graduate Loans that are consolidated under the Private
Consolidation Program are Private Graduate Loans that were guaranteed by TERI against default, death, bankruptcy or disability of the applicable borrower, and the resulting Private Consolidation Loan is similarly guaranteed by TERI. Under this program, an eligible borrower of a Private Consolidation Loan guaranteed by
TERI means a borrower (i) with outstanding Underlying Private Graduate Loans of at least $7,500 and (ii) who has begun repaying and is not more than 45 days delinquent in required payments on any Underlying Private Graduate Loan. A borrower of a guaranteed Private Consolidation Loan must consolidate all of his or her eligible loans and in doing so will generally forgo all opportunities for deferment or forbearance.

     Private Consolidation Loans that are guaranteed will bear interest at the rate applicable to the type of Underlying Graduate Loan for which the greatest principal amount of Underlying Graduate Loans to be consolidated is outstanding.
Such Private Consolidation Loans made prior to May 1, 1997 are repayable over a period of 15-25 years and such Private Consolidation Loans made on or after May
1, 1997 are or will be repayable over a period of 25 to 30 years, in each case, depending on the original principal amount of such Private Consolidation Loan.
The Private Loan Repayment Commencement Date with respect to a Private
Consolidation Loan will occur immediately upon disbursement, with no provision for deferment or forbearance. The borrower of a Private Consolidation Loan will be offered repayment options similar to those available for other Private
Graduate Loans. With respect to each such Private Consolidation Loan, a fee equal to 1% of the amount paid to discharge the Underlying Private Graduate
Loans will be charged to the borrower and included in the original principal amount of such Private Consolidation Loan (a "Private Consolidation Fee
Advance").

     The Seller currently intends to expand the Private Consolidation Loan
Program to allow the consolidation of unguaranteed Underlying Private Graduate
Loans, and/or other unguaranteed private undergraduate and graduate student loan debt and any other education related debt (excluding credit card debt) used for education purposes, into a single Private Consolidation Loan that is similarly not guaranteed by any federal or private guarantor, or by any other party or governmental agency. The Seller anticipates that it will commence such expanded
Program on or about July, 2001. Borrowers of such unguaranteed Private
Consolidation Loans will be required to satisfy certain conditions, including limitations on the timing and payment of principal and interest with respect to such Private Consolidation Loans and a requirement that the proceeds of the
Private Consolidation Loan be used to repay all the Underlying Private Graduate
Loans and any other student or education loans of the borrower that were consolidated.

     To be eligible for an unguaranteed Private Consolidation Loan, the borrower must (i) have outstanding Underlying Private Graduate Loans or other private undergraduate and/or

                                       41

graduate student loan debt and/or other education related debt (excluding credit card debt) used for education purposes, (ii) have begun repaying and is not more than 45 days delinquent in required payments on any such student loan, and (iii)
meet credit eligibility requirements similar to those applicable to Private
Graduate Loans. A borrower of an unguaranteed Private Consolidation Loan must consolidate all of his or her eligible Underlying Private Graduate Loans and in doing so will generally forego all opportunities for deferment or forbearance.

     If so specified and described in the related Prospectus Supplement, the
Seller or the Depositor, as applicable, may also include Private Loans in the related Trust that have been purchased from other lenders that were originated pursuant to programs similar to those offered by the Seller.

Insurance of Student Loans; Guarantors of Student Loans

     Federal Guarantors. The Higher Education Act authorizes Federal
Guarantors to support education financing and credit needs of students at post-secondary schools. The Higher Education Act encourages every state either to establish its own agency or to designate another Federal Guarantor in cooperation with the Secretary. Under various programs throughout the United
States of America, Federal Guarantors insure and sometimes service guaranteed student loans. The Federal Guarantors are reinsured by the federal government for from 80% to 100% of each default claim paid, depending on their claims experience, for loans disbursed prior to October 1, 1993, from 78% to 98% of each default claim paid for loans disbursed on or after October 1, 1993 and prior to October 1, 1998, and from 75% to 95% of each default claim paid for loans disbursed on or after October 1, 1998. Federal Guarantors are reinsured by the federal government for 100% of death, disability, bankruptcy, closed school and false certification claims paid. Loans guaranteed under the lender of last resort provisions of the Higher Education Act are also 100% guaranteed and reinsured. See"--Federal Insurance and Reinsurance of Federal Guarantors" below.

     Federal Guarantors collect a one-time insurance premium ranging from 0% to
3% of the principal amount of each guaranteed loan, depending on the Federal
Guarantor. Federal Guarantors are prohibited from charging insurance premiums on loans made under the Unsubsidized Stafford Loan Program (the "Unsubsidized
Stafford Loan Program") prior to July 1, 1994. On such loans made prior to
July 1, 1994, the Higher Education Act requires that a 6.5% combined loan origination fee and insurance premium be paid by the borrower on Unsubsidized
Stafford Loans. This fee is passed through to the Department by the originating lender. Effective July 1, 1994, the maximum insurance premium and origination fee for Stafford Loans and Unsubsidized Stafford Loans are 1% and 3%,
respectively.

     Each Federal Loan to be sold to an Eligible Lender Trustee on behalf of a
Trust will be guaranteed as to principal and interest by a Federal Guarantor pursuant to a Federal Guarantee Agreement between such Federal Guarantor and the applicable Eligible Lender Trustee. The applicable Prospectus Supplement for each Trust will identify each related Federal Guarantor for the Federal Loans held by such Trust as of the applicable Closing Date and the amount of such
Federal Loans it is guaranteeing for such Trust.

                                       42

     Federal Insurance and Reinsurance of Federal Guarantors. A Federal Loan
is considered to be in default for purposes of the Higher Education Act when the borrower fails to make an installment payment when due or to comply with other terms of the loan, and if the failure persists for 270 days in the case of a loan repayable in monthly installments or for 330 days in the case of a loan repayable in less frequent installments. Under certain circumstances a loan deemed ineligible for federal reinsurance may be restored to eligibility.
Procedures for such restoration of eligibility are discussed below.

     If the loan in default is covered by federal loan insurance in accordance with the provisions of the Higher Education Act, the Department is to pay the
applicable Federal Guarantor, as insurance beneficiary, the amount of the loss sustained thereby, upon notice and determination of such amount, within 90 days of such notification, subject to reduction as described below.

     If the loan is guaranteed by a Federal Guarantor, the eligible lender is reimbursed by the Federal Guarantor for 100% (or not less than 98% for loans disbursed on or after October 1, 1993) of the unpaid principal balance of the defaulted loan plus accrued and unpaid interest thereon so long as the eligible lender has properly originated and serviced such loan. Under the Higher
Education Act, the Department enters into a guarantee agreement with each
Federal Guarantor, which provides for federal reinsurance for amounts paid to eligible lenders by the Federal Guarantor with respect to defaulted loans.

     Pursuant to such agreements, the Department also agrees to reimburse a
Federal Guarantor for 100% of the amounts expended in connection with a claim resulting from the death, bankruptcy, total and permanent disability of a borrower, the death of a student whose parent is the borrower of a PLUS Loan or claims by borrowers who received loans on or after January 1, 1986 and who are unable to complete the programs in which they are enrolled due to school closure or borrowers whose borrowing eligibility was falsely certified by the eligible institution; such claims are not included in calculating a Federal
Guarantor's claims rate experience for federal reinsurance purposes. The
Department also agrees to reimburse a Federal Guarantor for 100% of the amounts expended in connection with claims on loans made under the lender of last resort provisions. The Department is also required to repay the unpaid balance of any loan if the borrower files for relief under Chapter 12 or 13 of the Bankruptcy
Code or files for relief under Chapter 7 or 11 of the Bankruptcy Code and has been in repayment for more than 7 years or commences an action for a determination of dischargeability under Section 523(a)(8)(b) of the Bankruptcy
Code, and is authorized to acquire the loans of borrowers who are at high risk of default and who request an alternative repayment option from the Department.
See, "Certain Legal Aspects of the Student Loans - Bankruptcy Considerations"
herein.

     The amount of such reinsurance payment to the Federal Guarantor for default claims is subject to reduction based upon the annual default claims rate of the
Federal Guarantor, calculated to equal the amount of federal reinsurance claims paid by the Department to the Federal Guarantor during any fiscal year as a percentage of the original principal amount of guaranteed loans in repayment at the end of the prior federal fiscal year. The formula is summarized as follows:

                                       43

                                         Reimbursement by the Department of
Claims Rate of Federal Guarantors        Education (1)
--------------------------------------   ---------------------------------------
0% to and including 5%                   98%
Greater than 5% to and including 9%      98% of claims to and including 5%; 88%
                                         of claims greater than 5%
Greater than 9%                          98% of claims to and including 5%; 88%
                                         of claims greater than 5% to and
                                         including 9%; and 78% of claims greater
                                         than 9%
----------

(1)  Each of the reimbursement percentages listed above is increased by two percentage points for a loan made prior to October 1, 1993 and decreased by three percentage points for a loan made on or after October 1, 1998.

     The claims experience for any Federal Guarantor is not accumulated from year to year for purposes of this test but is determined solely on the basis of claims filed in any one federal fiscal year. The Higher Education Act provides that, subject to compliance with the Higher Education Act, Federal Guarantors are deemed to have a contractual right against the United States to receive reinsurance in accordance with its provisions.

     On August 10, 1993 President Clinton signed the Omnibus Budget
Reconciliation Act of 1993 (the "1993 Act"), which made a number of changes that may adversely affect the financial condition of the Federal Guarantors, including reducing to 98% the maximum percentage of Guarantee Payments the
Department will reimburse for loans first disbursed on or after October 1, 1993, reducing substantially the premiums and default collections that Federal
Guarantors are entitled to receive and/or retain and giving the Department broad powers over Federal Guarantors and their reserves. These powers include the authority to require a Federal Guarantor to return all reserve funds to the
Department if the Department determines such action is necessary to serve the best interests of the student loan programs or to ensure the proper maintenance of such Federal Guarantor's funds or assets. The Department is also now authorized to direct a Federal Guarantor to return a portion of its reserve funds which the Department determines is unnecessary to pay the program expenses and contingent liabilities of the Federal Guarantor and/or to cease any activities involving the use of the Federal Guarantor's reserve funds or assets which the Department determines is a misapplication or otherwise improper. The
Department may also terminate a Federal Guarantor's reinsurance agreement if the
Department determines that such action is necessary to protect the federal fiscal interest. These various changes create a risk that the resources available to the Federal Guarantors to meet their guarantee obligations will be significantly reduced. Such changes could result in a reduction of a Trust's ability to pay principal and interest on the related Notes and Certificates, as a result of a reduction in the ability of the Federal Guarantors to make
Guarantee Payments to the Eligible Lender Trustee with respect to the related
Student Loans. In addition, this legislation sought to greatly expand the loan volume under the direct lending program (the "Federal Direct Student Loan
Program") to a target of approximately 60% of student loan demand in academic year 1998-1999, although only about 35% of such loan demand is currently being met by the direct lending program. The expansion of this program in the future could result in increasing reductions in the volume of Federal Loans made by the
Seller. Such changes could have an adverse effect on the financial condition of the Federal Guarantors and on the ability of a Federal Guarantor to satisfy its obligations under its Guarantee Agreement with respect to the Federal Loans. See
"Risk Factors--Changes in Legislation May Adversely Affect Student Loans and
Federal Guarantors." The 1998 Reauthorization Bill created additional risks that the resources available to the Federal Guarantors to meet their guarantee obligations will be further reduced in the future, by mandating additional recall of guarantor reserves and reducing reinsurance to guarantors from 98% to
95%.

                                       44

     Pursuant to the 1992 Amendments and additional changes made in 1997 and
1998, each Federal Guarantor is required to maintain a current minimum reserve level of at least .25% of the aggregate principal amount of all outstanding
Federal Loans guaranteed by such Federal Guarantor. Annually, the Department will collect information from each Federal Guarantor to determine the amount of such Federal Guarantor's reserves and other information regarding its solvency.
If a Federal Guarantor's current reserve level falls below the required minimum for any two consecutive years, that Federal Guarantor's annual claims rate exceeds 5% or the Department determines that a Federal Guarantor's administrative or financial condition jeopardizes that Federal Guarantor's continued ability to perform its responsibilities, then that Federal Guarantor must submit and implement a management plan acceptable to the Department. The
1992 Amendments also provide that under certain circumstances the Department is authorized, on terms and conditions satisfactory to the Department, but is not obligated, to terminate its reimbursement agreement with any Federal Guarantor.
In that event, however, the Department is required to assume the functions of such Federal Guarantor and in connection therewith is authorized to do one or more of the following: to assume the guarantee obligations of, to assign to other guarantors the guarantee obligations of, or to make advances to, a Federal
Guarantor in order to assist such Federal Guarantor in meeting its immediate cash needs and to ensure uninterrupted payment of default claims to lenders or to take any other action the Department deems necessary to ensure the continued
availability of student loans and the full honoring of guarantee claims thereunder. In addition, the 1992 Amendments provide that if the Department determines that a Federal Guarantor is unable to meet its guarantee obligations, holders of Federal Loans covered thereby may submit guarantee claims directly to the Department until such time as such guarantee obligations are transferred to a new guarantor capable of meeting such obligations or until a successor guarantor assumes such obligations. There can be no assurance that the
Department would under any given circumstances assume such obligation to ensure satisfaction of a guarantee obligation by exercising its right to terminate a reimbursement agreement with a Federal Guarantor or by making a determination that such Federal Guarantor is unable to meet its guarantee obligations.

     Private Guarantors. Private Loans are not entitled to any federal reinsurance or assistance from the Department or any other governmental entity.
Although each Private Guarantor maintains a loan loss reserve intended to absorb losses arising from its guarantee commitments, there can be no assurance that the amount of such reserve will be sufficient to cover the obligations of such
Private Guarantor over the term of the related Private Loans.

Claims and Recovery Rates

     Certain historical information concerning guarantee claims and recovery rates of the Guarantors for the Student Loans held by the related Trust as of the applicable Closing Date with respect to each series of Securities will be set forth in each Prospectus Supplement. There can be no assurance that the claim and recovery experience on any pool of Student Loans with respect to a given Trust will be comparable to prior experience or to any such information.

Origination Process

     The Higher Education Act specifies rules regarding loan origination practices, which lenders must comply with in order for their Federal Loans to be guaranteed and to be eligible to

                                       45

receive Federal Assistance. Lenders are prohibited from offering points, premiums, payments or other inducements, directly or indirectly, to any educational institution, guarantee agency or individual in order to secure loan applications, and no lender may conduct unsolicited mailings of student loan applications to students who have not previously received student loans from that lender.

     With respect to all Student Loans, whether Federal Loans or Private Loans
(other than Consolidation Loans and Key Alternative Loans discussed below), the
Seller forwards each application for such Student Loans (which should include an executed promissory note) to either a marketing agent or the Seller's origination department. On behalf of the Seller, either the marketing agent or the origination department reviews each application to confirm its completeness, to confirm that the applicant is an Eligible Student and that such loan complies with certain other conditions of the applicable Program. In addition, a credit report of each applicant for Private Graduate Loans is obtained from an authorized credit reporting service, which the Seller then uses to determine, in consultation with the Private Guarantors, if applicable, whether such applicant satisfies certain specified credit underwriting criteria. The credit-underwriting criteria for Private Guaranteed Loans are as follows:

     .    No account that has been 90 or more days delinquent in the past two years, and no more than one account is currently more than 60 days delinquent.
     .    No record of bankruptcy, foreclosure, repossession, skips or wages garnishment.
     .    No record of unpaid collections, charged-off accounts or written-off accounts.
     .    No record of an open judgment or suit, unsatisfied tax lien, unpaid prior educational loan default or other negative public record items in the past six years.
     .    No record of bankruptcy in the past seven years.
     .    Credit criteria for the 1993-1994 program year also includes the requirement that no account has been delinquent 90 or more days in the past two years.
     .    Credit criteria for the 1994-1995 and subsequent program years also include requirements that no account has been delinquent 90 or more days in the past five years (or two years with respect to any borrower who obtained a loan in 1993-1994), and there have been no more than three inquiries and none with respect to any previous borrower to an authorized credit reporting agency in the past six months.
     .    Credit criteria for the 1995-1996 and subsequent program years include the additional requirement that no more than two accounts have been more than 60 days delinquent in the past two years.

The credit-underwriting criteria for Private Unguaranteed Loans are as follows:

1.   No more than 3 accounts rated 30 days are more delinquent in the past 2 years.
2.   No more than one account is currently rated 30 days or more delinquent.
3.   No more than 2 accounts rated 60 or more days delinquent in the past 2 years.
4.   No account more than 90 days delinquent in the past five years.
5.   No record of bankruptcy discharge in the past 7 years.
6.   No record of foreclosure, repossession, open judgment or suit, unsatisfied tax lien, unpaid prior educational loan default or other negative public credit in the past 6 years.

                                       46

7.   No record of unpaid collections, charged-off accounts or written-off accounts.
8.   No more than 3 authorized inquiries in the past 6 months.
9.   Applicants with no credit history will be approved.
10.  Applicants who meet the criteria 2-8, but do not meet the minimum credit score determined by the Seller must obtain a co-signer to be eligible.
11.  Law applicants with credit card balances greater than $20,000 must have a credit worthy co-signer. (Medical and Dental applicants require a Co-signer with revolving balances exceeding $30,000)
12.  No single or combination of paid charged-off or paid collection accounts totaling more than $100 reported within last 2 years.
13.  A credit bureau score may be used to enhance applicants position for certain other criteria.

     The origination of Federal Loans must comply with the provisions of the
Higher Education Act, and therefore does not consider the creditworthiness of borrowers applying for Stafford Loans.

     Any borrower inquiries concerning Federal Consolidation Loans or Private
Consolidation Loans are forwarded to the appropriate Sub-Servicer, who contacts the borrower, prepares and sends to the borrower an application (which includes a promissory note) for a Consolidation Loan for the borrower's review and signature. Each Sub-Servicer is required to obtain certifications from the lenders of the loans to be consolidated and to review the loan application and the certifications to confirm that the borrower is eligible for a Federal
Consolidation Loan or Private Consolidation Loan, as the case may be. Upon approval of an application for a Consolidation Loan, the applicable lender causes the proceeds of such Consolidation Loan to be disbursed to each lender of the loans being consolidated in amounts sufficient to retire each of such loans.
For each Consolidation Loan that is made by the Seller, a Sub-Servicer retains the completed loan application and executed promissory note as custodian.

     Applications for Key Alternative Loans are entered into the processing system and are checked for completeness. If the borrower is ineligible for the loan due to a processing denial reason an ineligibility letter is sent to the borrower. Great Lakes sends an electronic transmission of applicant information on each complete application to the Seller's system for credit review. Approved applications are transmitted back to Great Lakes on a daily basis, where an approval letter is generated and sent to the applicant, cosigner and the school.
Denied applicants are sent an adverse action letter from the credit department the day the application is denied. If an applicant feels they have been denied based on inaccurate or incomplete information contained in a credit report, they can request a review (within 60 days of initial denial). Denied applicants may have their loan reconsidered with a written request and supporting documentation. A credit representative will review denied loan applicants documentation and approve or deny the request. Each appeal is handled based on its individual merits.

Servicing and Collections Process

     The Higher Education Act, the programs relating to Private Loans and the applicable Guarantee Agreements require the holder of Student Loans to cause specified procedures,

                                       47

including due diligence procedures and the taking of specific steps at specific intervals, to be performed with respect to the servicing of the Student Loans that are designed to ensure that such Student Loans are repaid on a timely basis by or on behalf of borrowers. Each Sub-Servicer performs such procedures on behalf of the Seller or the Depositor, as applicable, and the Master Servicer and will agree, pursuant to the related Sub-Servicing Agreement, to perform specified and detailed servicing and collection procedures with respect to the
Student Loans on behalf of the related Trust. Such procedures generally include periodic attempts to contact any delinquent borrower by telephone and by mail, commencing with a written notice at the tenth day of delinquency and including multiple written notices and telephone calls to the borrower thereafter at specified times during any such delinquency. All telephone calls and letters are automatically registered, and a synopsis of each call or the mailing of each letter is noted in each Sub-Servicer's loan file for the borrower. Each
Sub-Servicer also will be required to perform skip tracing procedures on delinquent borrowers whose current location is unknown, including contacting such borrowers' schools and references. Failure to comply with the established procedures could adversely affect the ability of the applicable Eligible Lender
Trustee, as holder of legal title to the applicable Student Loans on behalf of the related Trust, to realize the benefits of any Guarantee Agreement or to receive the benefits of Federal Assistance from the Department with respect thereto. Failure to comply with certain of the established procedures with respect to a Federal Loan may also result in the denial of coverage under a
Guarantee Agreement for certain accrued interest amounts, in circumstances where such failure has not caused the loss of the guarantee of the principal of such
Federal Loan.

     At prescribed times prior to submitting a claim for payment under a
Guarantee Agreement for a delinquent Student Loan, each Sub-Servicer is required to notify the applicable Guarantor of the existence of such delinquency. These requests notify the Guarantors of seriously delinquent accounts and allow the
Guarantors to make additional attempts to collect on such loans prior to the filing of claims. If a loan is delinquent for 180 days (in the case of Federal
Loans made prior to the enactment date of the 1998 Reauthorization Bill), 270 days (in the case of Federal Loans made on or after October 7, 1998), or 150 days (in the case of Private Guaranteed Loans), the applicable Sub-Servicer may file a default claim with the respective Guarantor. Failure to file a claim within 270 days (in the case of Federal Loans made prior to the enactment date of the 1998 Reauthorization Bill), 360 days (in the case of Federal Loans made on or after October 7, 1998), or 180 days (in the case of Private Guaranteed
Loans) of delinquency may result in denial of the guarantee claim with respect to such loan. A Sub-Servicer's failure to file a guarantee claim in a timely fashion would constitute a breach of its covenants and create an obligation of such Sub-Servicer to purchase the applicable Student Loan. See "Description of the Transfer and Servicing Agreements--Master Servicer Covenants."

Incentive Programs

     The Seller has offered, and may continue to offer, incentive programs to certain Student Loan borrowers. If any incentive programs are applicable to the
Student Loans in a Trust, such incentive programs will be described in the related Prospectus Supplement. Any incentive program not in existence as of the date of such Prospectus Supplement, or not described in the related Prospectus
Supplement, that effectively reduces borrower payments on Financed Student Loans and, with respect to Financed Federal Loans, is not required by the Higher
Education Act, will be applicable to the Financed Student Loans only if and to the extent that the applicable

                                       48

Trust receives payment from the Seller or the Depositor, as applicable (or the
Seller or the Depositor, as applicable, deposits or causes a deposit to be made into the related Collection Account), in an amount sufficient to offset such effective yield reductions.

                    WEIGHTED AVERAGE LIVES OF THE SECURITIES

     The rate of payment of principal of the Notes and the Certificates of any series and the yield on the Notes and the Certificates of any series will be affected by prepayments of the Student Loans that may occur as described below.
All the Student Loans are prepayable in whole or in part by the borrowers at any time (including by means of Federal Consolidation Loans, Private Consolidation
Loans or consolidation loans made under the Federal Direct Student Loan Program as discussed below) or as a result of a borrower's default, death, disability or bankruptcy and subsequent liquidation or collection of Guarantee Payments with respect thereto. The rate of such prepayments cannot be predicted and may be influenced by a variety of economic, social and other factors, including those described below. In general, the rate of prepayments may tend to increase to the extent that alternative financing becomes available at prevailing interest rates which fall significantly below the interest rates applicable to the Student
Loans. However, because many of the Student Loans bear interest at a rate that either actually or effectively is floating, it is impossible to determine whether changes in prevailing interest rates will be similar to or vary from changes in the interest rates on the Student Loans.

     To the extent borrowers of Student Loans elect to borrow Consolidation
Loans with respect to such Student Loans:

     (1)  from the Seller, after the Funding Period but not beyond the end of the Revolving Period, and collections on the Student Loans are not available to purchase such Consolidation Loans,

     (2)  from the Seller, after the end of the Revolving Period, or

     (3)  from another lender at any time.

Noteholders of a series (and after the Notes have been paid in full,
Certificateholders of such series) will collectively receive as a prepayment of principal the aggregate principal amount of such Student Loans. Any such prepayments will result in a more rapid amortization of the Securities of a series then would otherwise be the case. The volume of existing loans that may be repaid in this fashion is not determinable at this time. However, if the
Seller makes any such Consolidation Loan during a Funding Period or prior to the end of the Revolving Period (in which event the Seller will then sell that
Consolidation Loan to the applicable Eligible Lender Trustee (or to the
Depositor who will then sell such Consolidation Loan to the applicable Eligible
Lender Trustee), to the extent that funds are available in the applicable Escrow
Account and during the Funding Period, the Pre-Funding Account or following the
Funding Period but prior to the end of the Revolving Period, the applicable
Collection Account from amounts which constitute available loan purchase funds, for the purchase thereof), the aggregate outstanding principal balance of
Student Loans (after giving effect to the addition of such Consolidation Loans)
will be at least equal to and in most cases greater than such balance prior to such prepayment, although the portion of the loan guaranteed will be 98% with respect to any Federal

                                       49

Consolidation Loan made on or after October 1, 1993, even if the Underlying
Federal Loans were 100% guaranteed. See "The Student Loan Financing
Business--Description of Federal Loans Under the Programs--Federal Consolidation
Loans." There can be no assurance that borrowers with Student Loans will not seek to obtain Consolidation Loans with respect to such Student Loans or, if they do so, that such Consolidation Loans will not be made by the Seller after the end of a Funding Period when collections on the Student Loans are not available to purchase such Consolidation Loans, on or after the end of the
Revolving Period or by another lender at any time.

     In addition, the Seller, the Depositor or the Master Servicer (or such other entity specified in the related Prospectus Supplement), as applicable, will be obligated to repurchase any Student Loan pursuant to the applicable Sale and Servicing Agreement as a result of a breach of any of its representations and warranties, and the Master Servicer will be obligated to purchase any
Student Loan pursuant to the Sale and Servicing Agreement as a result of a breach of certain covenants with respect to such Student Loan, in each case where such breach materially adversely affects the interests of the
Certificateholders or the Noteholders of a series in that Student Loan and is not cured within the applicable cure period (it being understood that any such breach that does not affect any Guarantor's obligation to guarantee payment of such Student Loan will not be considered to have a material adverse effect for this purpose). See "Description of the Transfer and Servicing Agreements--Sale
of Student Loans; Representations and Warranties" and "--Servicer Covenants."
See also "Description of the Transfer and Servicing Agreements---Additional
Fundings" regarding the prepayment of principal to Noteholders and
Certificateholders of a series if as of the date specified in the applicable
Prospectus Supplement the amount on deposit in the related Pre-Funding Account has not been reduced to zero and the prepayment of principal to Noteholders of a series as a result of excess funds remaining on deposit in the Pre-Funding
Account at the end of the Funding Period, "--Insolvency Event" regarding the sale of the Student Loans if a Seller Insolvency Event occurs and
"--Termination" regarding the Master Servicer's option to purchase the Student
Loans when the aggregate Pool Balance is less than or equal to 10% of the initial Pool Balance of a series and the auction of the Student Loans occurs on or after the date specified in the related Prospectus Supplement.

     On the other hand, scheduled payments with respect to, and maturities of, the Student Loans may be extended, including pursuant to Grace Periods, Deferral
Periods and, under certain circumstances, Forbearance Periods prior to the end of the Revolving Period or of refinancings through Consolidation Loans to the extent such Consolidation Loans are sold to an Eligible Lender Trustee on behalf of a Trust as described above. In that event, the fact that such Consolidation
Loans will likely have longer maturities than the Student Loans they are replacing may lengthen the remaining term of the Student Loans and the average life of the Notes and the Certificates of a series. The rate of payment of principal of the Notes and the Certificates of a series and the yield on the
Notes and the Certificates of a series may also be affected by the rate of defaults resulting in losses on defaulted Student Loans which have been liquidated, by the severity of those losses and by the timing of those losses, which may affect the ability of the Guarantors to make Guarantee Payments with respect thereto. In addition, the maturity of many of the Student Loans will extend well beyond the final scheduled Distribution Dates of the Notes and the
Certificates of a series.

                                       50

     The rate of prepayment on the Student Loans cannot be predicted, and any reinvestment risks resulting from a faster or slower incidence of prepayment of
Student Loans will be borne entirely by the Securityholders of a series. Such reinvestment risks may include the risk that interest rates and the relevant spreads above particular interest rate bases are lower at the time
Securityholders of a series receive payments from the related Trust than such interest rates and such spreads would otherwise have been had such prepayments not been made or had such prepayments been made at a different time.

                      POOL FACTORS AND TRADING INFORMATION

     Each of the "Note Pool Factor" for each class of Notes and the
"Certificate Pool Factor" for each class of Certificates (each, a "Pool
Factor") will be a seven-digit decimal which the Administrator will compute for each Distribution Date indicating the remaining outstanding principal amount of such class of Notes or the remaining principal balance for such class of
Certificates (the "Certificate Balance"), respectively, as of that
Distribution Date (after giving effect to distributions to be made on such
Distribution Date), as a fraction of the initial outstanding principal amount of such class of the Notes or the initial Certificate Balance for such class of
Certificates, respectively. Each Pool Factor will be 1.0000000 as of the Closing
Date, and thereafter will decline to reflect reductions in the outstanding principal amount of the applicable class of Notes or reductions of the
Certificate Balance of the applicable class of Certificates, as applicable. A
Securityholder's portion of the aggregate outstanding principal amount of the related class of Notes or of the aggregate outstanding Certificate Balance for the related class of Certificates, as applicable, is the product of (x) the original denomination of that Securityholder's Note or Certificate and (y) the applicable Pool Factor.

     Pursuant to the related Indenture and the related Trust Agreement, the
Securityholders will receive reports on or about each Distribution Date concerning the payments received on the Student Loans, the Pool Balance (as such term is defined in the related Prospectus Supplement, the "Pool Balance"), the applicable Pool Factor and various other items of information.
Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See
"Certain Information Regarding the Securities--Reports to Securityholders."

                            DESCRIPTION OF THE NOTES

General

     With respect to each Trust, one or more classes of notes (the "Notes")
of a given series will be issued pursuant to the terms of an indenture (an
"Indenture") between the Trust and the trustee under such Indenture (the
"Indenture Trustee"), a form of which has been filed as an exhibit to the
Registration Statement of which this Prospectus (this "Prospectus") is a part. The following summary describes the material terms of the Notes and the
Indenture. The summary does not purport to be complete and is qualified in its entirety by reference to all the provisions of the Notes and the Indenture.

     Unless otherwise specified in the related Prospectus Supplement (each a
"Prospectus Supplement"), each class of Notes will initially be represented by one or more Notes, in each

                                       51

case registered in the name of the nominee of The Depository Trust Company
("DTC") (together with any successor depository selected by the
Administrator, the "Depository") except as set forth below. Unless otherwise specified in the related Prospectus Supplement, the Notes will be available for purchase in denominations of $1,000 and integral multiples thereof in book-entry form only. The Trust has been informed by DTC that DTC's nominee will be Cede &
Co. ("Cede"), unless another nominee is specified in the related Prospectus
Supplement. Accordingly, such nominee is expected to be the holder of record of the Notes of each class. Unless and until Definitive Notes are issued under the limited circumstances described herein, no Noteholder will be entitled to receive a physical certificate representing a Note. All references herein and in the related Prospectus Supplement to actions by Noteholders of Notes held in book-entry form refer to actions taken by DTC upon instructions from its participating organizations (the "Participants") and all references herein to distributions, notices, reports and statements to Noteholders refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the Notes for distribution to
Noteholders in accordance with DTC's procedures with respect thereto. See
"Certain Information Regarding the Securities--Book-Entry Registration" and
"--Definitive Securities."

Principal of and Interest on the Notes

     The timing and priority of payment, seniority, allocations of losses, interest as a per annum interest rate (the "Interest Rate") and amount of or method of determining payments of principal and interest on each class of Notes of a given series will be described in the related Prospectus Supplement. The right of holders of any class of Notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of Notes of such series, as described in the related Prospectus
Supplement. Payments of interest on the Notes of such series will be made prior to payments of principal thereon. Each class of Notes may have a different
Interest Rate, which may be a fixed, variable or adjustable Interest Rate or any combination of the foregoing. The related Prospectus Supplement will specify the
Interest Rate for each class of Notes of a given series or the method for determining such Interest Rate See also "Certain Information Regarding the
Securities--Fixed Rate Securities" and "--Floating Rate Securities." One or more classes of the Notes of a series may be redeemable in whole or in part under the circumstances specified in the related Prospectus Supplement, including as a result of the exercise by the Master Servicer or such other party as may be named in the related Prospectus Supplement, of its option to purchase the related Student Loans.

     Unless otherwise specified in the related Prospectus Supplement,
Noteholders of all classes within a series will have the same priority with respect to payments of interest. Under certain circumstances, the amount available for such payments could be less than the amount of interest payable on the Notes on any of the dates specified for payments in the related Prospectus
Supplement (each, a "Distribution Date"), in which case each class of
Noteholders will receive its ratable share (based upon the aggregate amount of interest due to such class of Noteholders) of the aggregate amount available to be distributed in respect of interest on the Notes of such series. See
"Description of the Transfer and Servicing Agreements--Distributions" and
"--Credit and Cash Flow Enhancement."

                                       52

     In the case of a series of Notes which includes two or more classes of
Notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, of each such class will be set forth in the related
Prospectus Supplement. Payments in respect of principal and interest of any class of Notes will be made on a pro rata basis among all the Noteholders of such class.

     In the case of a series of Notes relating to a Trust having a Pre-Funding
Account or Escrow Account, the Notes of such series will be redeemed in part on the Distribution Date on or immediately following the last day of the related
Funding Period or Revolving Period, respectively, in the event that any amount remains on deposit in the applicable account after giving effect to all
Additional Fundings on or prior to such date, in an aggregate principal amount described in the related Prospectus Supplement.

     See "Description of the Transfer and Servicing Agreements--Credit and Cash
Flow Enhancement--Reserve Account" for a description of the Reserve Account and the distribution of amounts in excess of the Specified Reserve Account Balance
(as defined in the related Prospectus Supplement, the "Specified Reserve Account
Balance").

The Indenture

     Modification of Indenture. With respect to each Trust, with the consent of the holders of a majority of the specified senior class(es) of outstanding
Notes of the related series, the Indenture Trustee and the Trust may execute a supplemental indenture to add provisions to, or change in any manner or eliminate any provisions of, the Indenture with respect to the Notes, or to modify (except as provided below) in any manner the rights of the related
Noteholders.

     Unless otherwise specified in the related Prospectus Supplement with respect to a series of Notes, however, without the consent of the holder of each such outstanding Note affected thereby, no supplemental indenture will:

     (1)  change the due date of any installment of principal of or interest on any such Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any such Note or any interest thereon is payable,

     (2)  impair the right to institute suit for the enforcement of certain provisions of the related Indenture regarding payment,

     (3)  reduce the percentage of the aggregate amount of the outstanding Notes of such series, the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the related Indenture or of certain defaults thereunder and their consequences as provided for in such Indenture,

     (4)  modify or alter the provisions of the related Indenture regarding the voting of Notes held by the applicable Trust, the Seller or the
          Depositor, as applicable, an affiliate of either of them or any obligor on such Notes,

                                       53

     (5)  reduce the percentage of the aggregate outstanding amount of such
          Notes, the consent of the holders of which is required to direct the related Eligible Lender Trustee on behalf of the applicable Trust to sell or liquidate the Student Loans if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes of such series,

     (6)  decrease the percentage of the aggregate principal amount of such
          Notes required to amend the sections of the related Indenture which specify the applicable percentage of aggregate principal amount of such Notes necessary to amend the related Indenture or certain other related agreements, or

     (7)  permit the creation of any lien ranking prior to or on a parity with the lien of the related Indenture with respect to any of the collateral for the Notes of such series or, except as otherwise permitted or contemplated in such Indenture, terminate the lien of such Indenture on any such collateral or deprive the holder of any
          Note of the security afforded by the lien of such Indenture.

     The applicable Trust and the related Indenture Trustee may also enter into supplemental indentures without obtaining the consent of Noteholders of such series, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the related Indenture or of modifying in any manner the rights of Noteholders of such series so long as such action will not, in the opinion of counsel satisfactory to the applicable Indenture Trustee, materially and adversely affect the interest of any Noteholder of such series.

     Events of Default; Rights upon Event of Default. With respect to the
Notes of a given series, an "Event of Default" under the related Indenture will include the following:

     (a)  a default for three business days or more in the payment of any interest on any such Note after the same becomes due and payable;

     (b)  a default in the payment of the principal of or any installment of the principal of any such Note when the same becomes due and payable;

     (c)  a default in the observance or performance of any covenant or agreement of the applicable Trust made in the related Indenture and the continuation of any such default for a period of 30 days after notice thereof is given to the applicable Trust by the applicable
          Indenture Trustee or to the applicable Trust and the applicable
          Indenture Trustee by the holders of at least 25% in principal amount of such Notes then outstanding;

     (d)  any representation or warranty made by the applicable Trust in the related Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and such breach is not cured within 30 days after notice thereof is given to such Trust by the applicable Indenture
          Trustee or to such Trust and the applicable Indenture Trustee by the holders of at least 25% in principal amount of the Notes of such series then outstanding; or

                                       54

     (e)  certain events of bankruptcy, insolvency, receivership or liquidation of such Trust.

     However, the amount of principal required to be distributed to Noteholders of such series under the related Indenture on any Distribution Date will generally be limited to amounts available after payment of all prior obligations of such Trust. Therefore, the failure to pay principal on a class of Notes generally will not result in the occurrence of an Event of Default until the final scheduled Distribution Date for such class of Notes.

     If, with respect to any series of Notes, interest is paid at a variable rate based on an index, the related Prospectus Supplement may provide that, in the event that, for any Distribution Date, the Interest Rate as calculated based on the index is less than an alternate rate calculated for such Distribution
Date based on interest collections on the Student Loans (the amount of such difference, the "Interest Index Carryover"), the Interest Rate for such
Distribution Date will be such alternate rate and the Interest Index Carryover shall be payable as described in such Prospectus Supplement. Payment of the
Interest Index Carryover generally will be lower in priority than payment of interest on the Notes at the Interest Rate (whether the Interest Rate is based on the index or such alternate rate) and, accordingly, the nonpayment of the
Interest Index Carryover on any Distribution Date will not generally constitute a default in the payment of interest on such Notes.

     If an Event of Default should occur and be continuing with respect to the
Notes of any series, the related Indenture Trustee or holders of a majority in principal amount of the specified senior class(es) of such Notes then outstanding may declare the principal of such Notes to be immediately due and payable. Unless otherwise specified in the related Prospectus Supplement, such declaration may be rescinded by the holders of a majority in principal amount of the specified senior class(es) of such Notes then outstanding if (x) the related
Trust has paid or deposited with the Indenture Trustee a sum equal to all amounts then due with respect to the Notes (without giving effect to such acceleration) and (y) all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or, under the circumstances described below, waived.

     If the Notes of any series have been declared to be due and payable following an Event of Default with respect thereto, the related Indenture
Trustee may, in its discretion, exercise remedies as a secured party, require the related Eligible Lender Trustee to sell the Student Loans or elect to have the related Eligible Lender Trustee maintain possession of the Student Loans and continue to apply collections with respect to such Student Loans as if there had been no declaration of acceleration. Unless otherwise specified in the related
Prospectus Supplement, however, the related Indenture Trustee is prohibited from directing the related Eligible Lender Trustee to sell the Student Loans following an Event of Default, other than a default in the payment of any principal or a default for three business days or more in the payment of any interest on any Note with respect to any series, unless:

     (1)  the holders of all such outstanding Notes consent to such sale;

     (2)  the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Notes at the date of such sale; or

                                       55

     (3)  the related Indenture Trustee determines that the collections on the
          Student Loans would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such obligations had not been declared due and payable, and the related
          Indenture Trustee obtains the consent of the holders of 66 2/3% of the aggregate principal amount of such Notes then outstanding;

provided, that the Indenture Trustee may not sell or otherwise liquidate the
Student Loans following an Event of Default, other than a default in the payment of any principal on the final scheduled Distribution Date for a class of Notes or a default of three business days or more on the payment of any interest on any Note when due, unless:

     (a)  the proceeds of the sale or liquidation of the Student Loans distributable to the Certificateholders are sufficient to pay to the
          Certificateholders the outstanding Certificate Balance plus accrued and unpaid interest thereon; or

     (b)  after receipt of notice from the Eligible Lender Trustee that the proceeds of such sale or liquidation distributable to the
          Certificateholders would not be sufficient to pay to the
          Certificateholders the outstanding Certificate Balance plus accrued and unpaid interest thereon, the Certificateholders of at least a majority of the outstanding Certificate Balance consent thereto;

provided, further that the Indenture Trustee may not sell or otherwise liquidate the Student Loans following an Event of Default, other than a default in the payment of any principal on the final scheduled Distribution Date for a class of
Notes or a default of three business days or more on the payment of any interest on any Note when due unless:

     (x)  proceeds of the sale or liquidation of the Student Loans distributable from such sale are sufficient (1) to pay to Noteholders, the outstanding principal balance of the Notes (other than the
          Noteholders' Interest Carryover Shortfall (as defined in each
          Prospectus Supplement)) and (2) to pay to Certificateholders, the
          outstanding Certificate Balance plus accrued and unpaid interest thereon (other than the Certificateholders' Interest Carryover
          Shortfall (as defined in each Prospectus Supplement)); or

     (y)  after receipt of notice from the Eligible Lender Trustee that the proceeds of such sale or liquidation would not be sufficient (1) to pay to Noteholders, the outstanding principal balance of the Notes
          (other than the Noteholders' Interest Carryover Shortfall) and (2) to
          pay to Certificateholders the outstanding Certificate Balance plus accrued and unpaid interest thereon (other than the
          Certificateholders' Interest Carryover Shortfall).

If the proceeds of any such sale are insufficient to pay the then outstanding principal amount of the Notes and any accrued interest, such proceeds shall be distributed to the holders of Notes on a pro rata basis, based on the amount then owing on each class of Notes.

     Subject to the provisions of the applicable Indenture relating to the duties of the related Indenture Trustee, if an Event of Default should occur and be continuing with respect to a series

                                       56

of Notes, the related Indenture Trustee will be under no obligation to exercise any of the rights or powers under the applicable Indenture at the request or direction of any of the holders of such Notes, if such Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to such provisions for indemnification and certain limitations contained in the related Indenture, the holders of a majority in principal amount of the specified senior class(es) of outstanding Notes of a given series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to such Indenture Trustee and the holders of a majority in principal amount of the specified senior class(es) of such Notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the applicable Indenture that cannot be modified without the waiver or consent of all the holders of such outstanding Notes or more junior class of Notes.

     Unless otherwise specified in the related Prospectus Supplement, no holder of Notes of any series will have the right to institute any proceeding with respect to the related Indenture, unless:

     (a)  such holder previously has given to the applicable Indenture Trustee written notice of a continuing Event of Default,

     (b)  the holders of not less than 25% in principal amount of such outstanding Notes have requested in writing that such Indenture
          Trustee institute such proceeding in its own name as Indenture
          Trustee,

     (c)  such holder or holders have offered such Indenture Trustee reasonable indemnity,

     (d)  such Indenture Trustee has for 60 days failed to institute such proceeding, and

     (e)  no direction inconsistent with such written request has been given to such Indenture Trustee during such 60-day period by the holders of a majority of the specified senior class(es) of outstanding Notes of such outstanding Notes.

     In addition, each Indenture Trustee and the related Noteholders will covenant that they will not at any time institute against the applicable Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

     With respect to any Trust, none of the related Indenture Trustee, the
Seller or the Depositor, as applicable, the Administrator, the Master Servicer, the Sub-Servicers or the Eligible Lender Trustee in its individual capacity, or any holder of a Certificate representing an ownership interest in the applicable
Trust, or any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the Notes or for the agreements of the Trust contained in the
Indenture.

     Certain Covenants. Each Indenture will provide that the related Trust may not consolidate with or merge into any other entity, unless:

                                       57

     (a)  the entity formed by or surviving such consolidation or merger is organized under the laws of the United States of America, any state thereof or the District of Columbia,

     (b)  such entity expressly assumes such Trust's obligation to make due and punctual payments upon the Notes of the related series and the performance or observance of every agreement and covenant of such
          Trust under the related Indenture,

     (c)  no Event of Default shall have occurred and be continuing immediately after such merger or consolidation,

     (d)  such Trust has been advised that the ratings of the Notes and the
          Certificates of the related series would not be reduced or withdrawn by the Rating Agencies (as such term is defined in the related
          Prospectus Supplement, each a "Rating Agency" and collectively, the
          "Rating Agencies") as a result of such merger or consolidation, and

     (e)  such Trust has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse federal or
          Pennsylvania state tax consequence to such Trust or to any
          Certificateholder or Noteholder of the related series.

     Each Trust will not, among other things:

     .    except as expressly permitted by the applicable Indenture, the applicable Sale and Servicing Agreements or certain related documents
          (collectively, the "Related Documents"), sell, transfer, exchange or otherwise dispose of any of the assets of such Trust,

     .    claim any credit on or make any deduction from the principal and interest payable in respect of the Notes of the related series (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of such Notes because of the payment of taxes levied or assessed upon such Trust,

     .    except as contemplated by the Related Documents, dissolve or liquidate in whole or in part,

     .    permit the validity or effectiveness of the applicable Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to such Notes under the applicable Indenture except as may be expressly permitted thereby, or

     .    permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Trust or any part thereof, or any interest therein or the proceeds thereof, except as expressly permitted by the Related Documents.

                                       58

     No Trust may engage in any activity other than financing, purchasing, owning, selling and managing Student Loans and the other assets of the Trust and making Additional Fundings, in each case in the manner contemplated by the
Related Documents and activities incidental thereto. No Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the
Notes of the related series and the applicable Indenture or otherwise in accordance with the Related Documents.

     Annual Compliance Statement. Each Trust will be required to file annually with the applicable Indenture Trustee a written statement as to the fulfillment of its obligations under the related Indenture.

     Indenture Trustee's Annual Report. Each Indenture Trustee will be required to mail each year to all related Noteholders a brief report relating to, among other things, its eligibility and qualification to continue as such
Indenture Trustee under the applicable Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by such Trust to the applicable Indenture Trustee in its individual capacity, the property and funds physically held by the applicable
Indenture Trustee as such and any action taken by it that materially affects the related Notes and that has not been previously reported.

     Satisfaction and Discharge of Indenture. An Indenture will be discharged with respect to the collateral securing the related Notes upon the delivery to the related Indenture Trustee for cancellation of all such Notes or, with certain limitations, upon deposit with such Indenture Trustee of funds sufficient for the payment in full of all such Notes.

     The Indenture Trustee. The Indenture Trustee for a series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee for any series may resign at any time, in which event the Trust will be obligated to appoint a successor trustee for such series. The Trust may also remove any such
Indenture Trustee if such Indenture Trustee ceases to be eligible to continue as such under the related Indenture or if such Indenture Trustee becomes insolvent.
In such circumstances, the Trust will be obligated to appoint a successor trustee for the applicable series of Notes. Any resignation or removal of the
Indenture Trustee and appointment of a successor trustee for any series of Notes does not become effective until acceptance of the appointment by the successor trustee for such series.

                         DESCRIPTION OF THE CERTIFICATES

General

     With respect to each Trust, one or more classes of certificates
("Certificates" and together with the Notes, the "Securities") of a given series will, unless otherwise specified in the related Prospectus Supplement, be issued pursuant to the terms of a Trust Agreement, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summary describes the material terms of the Certificates and the Trust Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to all the provisions of the Certificates and the Trust Agreement.

                                       59

     Unless otherwise specified in the related Prospectus Supplement, each class of Certificates will initially be represented by a single Certificate registered in the name of the Depository, except as set forth below. Unless otherwise specified in the related Prospectus Supplement and except for the Certificates of a given series purchased by the Seller or the Depositor, as applicable, or an affiliate of the Seller or the Depositor, as applicable, specified in the related Prospectus Supplement, the Certificates will be available for purchase in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof in book-entry form only. The Seller and the Depositor have been informed by DTC that DTC's nominee will be Cede, unless another nominee is specified in the related Prospectus Supplement. Accordingly, such nominee is expected to be the holder of record of the Certificates of any series that are not purchased by the Seller or the Depositor, as applicable, or an affiliate of the Seller or the
Depositor, as applicable. Unless and until Definitive Certificates are issued under the limited circumstances described herein or in the related Prospectus
Supplement, no Certificateholder (other than the Seller or the Depositor, as applicable, or an affiliate of the Seller or the Depositor, as applicable) will be entitled to receive a physical certificate representing a Certificate. All references herein and in the related Prospectus Supplement to actions by
Certificateholders (other than the Seller or the Depositor, as applicable, or an affiliate of the Seller or the Depositor, as applicable) refer to actions taken by DTC upon instructions from the Participants and all references herein and in the related Prospectus Supplement to distributions, notices, reports and statements to Certificateholders (other than the Seller or the Depositor, as applicable, or an affiliate of the Seller or the Depositor, as applicable) refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the Certificates, for distribution to
Certificateholders in accordance with DTC's procedures with respect thereto. See
"Certain Information Regarding the Securities--Book-Entry Registration" and
"--Definitive Securities." Unless otherwise specified in the related Prospectus
Supplement, Certificates of a given series owned by the Seller or the Depositor, as applicable, or its respective affiliates will be entitled to equal and proportionate benefits under the applicable Trust Agreement, except that, assuming that all Certificates of a given series are not all owned by the Seller or the Depositor, as applicable, and its respective affiliates, the Certificates owned by the Seller or the Depositor, as applicable, and its respective affiliates will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of Certificateholders has given any request, demand, authorization, direction, notice, consent or other action under the
Related Documents (other than the commencement by the related Trust of a voluntary proceeding in bankruptcy as described under "Description of the
Transfer and Servicing Agreements--Insolvency Event").

Principal and Interest in Respect of the Certificates

     The timing and priority of distributions, seniority, allocations of losses, interest at a per annum interest rate (the "Pass-Through Rate") and amount of or method of determining distributions with respect to principal and interest of each class of Certificates of a given series will be described in the related
Prospectus Supplement. Distributions of interest on such Certificates will be made on each Distribution Date and will be made prior to distributions with respect to principal of such Certificates. Each class of Certificates may have a different Pass-Through Rate, which may be a fixed, variable or adjustable
Pass-Through Rate or any combination of the foregoing. The related Prospectus
Supplement will specify the Pass-Through Rate for each class of Certificates of a given series or the method for determining such Pass-Through Rate. See also
"Certain Information Regarding the Securities--Fixed Rate Securities"

                                       60

and "--Floating Rate Securities." Distributions in respect of the Certificates of a given series may be subordinate to payments in respect of the Notes of such series as more fully described in the related Prospectus Supplement.
Distributions in respect of interest on and principal of any class of
Certificates will be made on a pro rata basis among all the Certificateholders of such class.

     In the case of a series of Certificates which includes two or more classes of Certificates, the timing, sequential order, priority of payment or amount of distributions in respect of interest and principal, and any schedule or formula or other provisions applicable to the determination thereof, of each such class shall be as set forth in the related Prospectus Supplement.

     See "Description of the Transfer and Servicing Agreements--Credit and Cash
Flow Enhancement--Reserve Account" for a description of the Reserve Account and the distribution of amounts in excess of the Specified Reserve Account Balance.

                  CERTAIN INFORMATION REGARDING THE SECURITIES

Fixed Rate Securities

     Each class of Securities may bear interest at a fixed rate per annum
("Fixed Rate Securities") or at a variable or adjustable rate per annum
("Floating Rate Securities"), as more fully described below and in the applicable Prospectus Supplement. Each class of Fixed Rate Securities will bear interest at the applicable per annum Interest Rate or Pass-Through Rate, as the case may be, specified in the applicable Prospectus Supplement. Interest on each class of Fixed Rate Securities will be computed on the basis of a 360-day year of twelve 30-day months. See "Description of the Notes--Principal of and
Interest on the Notes" and "Description of the Certificates--Principal and
Interest in Respect of the Certificates."

Floating Rate Securities

     Each class of Floating Rate Securities will bear interest for each applicable Interest Reset Period (as such term is defined in the related
Prospectus Supplement with respect to a class of Floating Rate Securities,
"Interest Reset Period") at a rate per annum determined by reference to an interest rate basis (the "Base Rate"), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, in each case as specified in the related Prospectus Supplement. The "Spread" is the number of basis points
(one basis point equals one one-hundredth of a percentage point) that may be specified in the applicable Prospectus Supplement as being applicable to such class, and the "Spread Multiplier" is the percentage that may be specified in the applicable Prospectus Supplement as being applicable to such class.

     The applicable Prospectus Supplement will designate a Base Rate for a given
Floating Rate Security based on the London interbank offered rate ("LIBOR"), commercial paper rates, Federal funds rates, U.S. Government treasury securities rates, negotiable certificates of deposit rates or another rate or rates as set forth in such Prospectus Supplement.

     As specified in the applicable Prospectus Supplement, Floating Rate
Securities of a given class may also have either or both of the following (in each case expressed as a rate per annum): (a) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest

                                       61

period and (b) a minimum limitation, or floor, on the rate at which interest may accrue during any interest period. In addition to any maximum interest rate that may be applicable to any class of Floating Rate Securities, the interest rate applicable to any class of Floating Rate Securities will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application.

     Each Trust with respect to which a class of Floating Rate Securities will be issued will appoint, and enter into agreements with, a calculation agent
(each, a "Calculation Agent") to calculate interest rates on each such class of Floating Rate Securities issued with respect thereto. The applicable
Prospectus Supplement will set forth the identity of the Calculation Agent for each such class of Floating Rate Securities of a given series, which may be the
Administrator, the Eligible Lender Trustee or the Indenture Trustee with respect to such series. All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Floating Rate Securities of a given class. Unless otherwise specified in the applicable Prospectus Supplement, all percentages resulting from any calculation of the rate of interest on a Floating Rate Security will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward.

Book-Entry Registration

     Persons acquiring beneficial ownership interests in the Notes may hold their interests through DTC in the United States or Clearstream Banking, societe anonyme ("Clearstream") or The Euroclear System ("Euroclear") in Europe
and persons acquiring beneficial ownership interests in the Certificates may hold their interests through DTC. Securities will be registered in the name of
Cede as nominee for DTC. Clearstream and Euroclear will hold omnibus positions with respect to the Notes on behalf of Clearstream Participants and the
Euroclear Participants, respectively, through customers' securities accounts in
Clearstream's and Euroclear's name on the books of their respective depositaries
(collectively, the "Depositories") which in turn will hold such positions in customers' securities accounts in the Depositories' names on the books of DTC.

     DTC is a limited purpose trust company organized under the laws of the
State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates.
"Participants" include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Noteholders and Certificateholders (collectively, "Securityholders")
that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Securities held through DTC may do so only through Participants and Indirect Participants. In addition, Securityholders will receive all distributions of principal and interest from the related Indenture Trustee or the related Eligible Lender
Trustee, as applicable

                                       62

(the "Applicable Trustee"), through Participants and Indirect Participants.
Under a book-entry format, Securityholders may experience some delay in their receipt of payments, since such payments will be forwarded by the Applicable
Trustee to DTC's nominee. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or Securityholders.
Except for the Seller or the Depositor, as applicable, or an affiliate of the
Seller or the Depositor, as applicable, with respect to any series of
Securities, it is anticipated that the only "Securityholder,"
"Certificateholder" and "Noteholder" will be DTC's nominee.
Securityholders will not be recognized by the Applicable Trustee as Noteholders or Certificateholders, as such terms are used in each Indenture and each Trust
Agreement, respectively, and Securityholders will be permitted to exercise the rights of Securityholders only indirectly through DTC and its Participants.

     Transfers between DTC participants will occur in the ordinary way in accordance with DTC Rules. Transfers between Clearstream Participants and
Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

     Because of time-zone differences, credits of securities received in
Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear Participants or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to
a Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     Cross-market transfers between persons holding Notes directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream
Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by its Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant
European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and
Euroclear Participants may not deliver instructions directly to the
Depositaries.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of
Securities among Participants on whose behalf it acts with respect to the
Securities and to receive and transmit distributions of principal of, and interest on, the Securities. Participants and Indirect Participants with which
Securityholders have accounts with respect to the Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Securityholders. Accordingly, although
Securityholders will not possess Securities, the Rules

                                       63

provide a mechanism by which Participants will receive payments and will be able to transfer their interests.

     Because DTC can only act on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a
Securityholder to pledge Securities to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such
Securities, may be limited due to the lack of a physical certificate for such
Securities.

     Clearstream has advised that it is incorporated under the laws of the Grand
Duchy of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations ("Clearstream Participants"). Clearstream facilitates the clearance and settlement of securities transactions between
Clearstream Participants through electronic book-entry changes in accounts of
Clearstream Participants, eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.
Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg
Commission for the Supervision of the Financial Sector (CSSF). Clearstream
Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream
Participant, either directly or indirectly.

     Distributions, to the extent received by the U.S. Depositary for
Clearstream, with respect to the Notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures.

     Euroclear has advised that it was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of certificates and eliminating any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./NV (the "Euroclear
Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the
Euroclear Operator, and all Euroclear securities clearance accounts and
Euroclear cash accounts are accounts with the Euroclear Operator not the
Cooperative. The Cooperative establishes policy for Euroclear on behalf of
Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator has advised us that it is licensed by the Belgian
Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking
Commission.

                                       64

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the
related Operating Procedures of the Euroclear System, and applicable Belgian law
(collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in
Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.
The Euroclear Operator acts under the Terms and Conditions only on behalf of
Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions, to the extent received by the U.S. Depositary for Euroclear, with respect to Notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and
Conditions.

     In the event definitive Notes are issued a paying agent and transfer agent in Luxembourg (the "Luxembourg Paying and Transfer Agent") will be accepted.
Holders of definitive Notes will be able to receive payments and effect transfers at the offices of the Luxembourg Paying and Transfer Agent.

     DTC has advised the Administrator that it will take any action permitted to be taken by a Securityholder under the related Indenture or the related Trust
Agreement, as the case may be, only at the direction of one or more Participants to whose accounts with DTC the Securities are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in the Notes among
Participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     NONE OF THE TRUST, THE SELLER, THE DEPOSITOR, THE MASTER SERVICER, ANY
SUB-SERVICERS, THE ADMINISTRATOR, THE ELIGIBLE LENDER TRUSTEE, THE INDENTURE
TRUSTEE NOR THE UNDERWRITERS WILL HAVE ANY RESPONSIBILITY OR OBLIGATION TO ANY
PARTICIPANTS, CLEARSTREAM PARTICIPANTS OR EUROCLEAR PARTICIPANTS OR THE PERSONS
FOR WHOM THEY ACT AS NOMINEES WITH RESPECT TO (1) THE ACCURACY OF ANY RECORDS
MAINTAINED BY DTC, CLEARSTREAM OR EUROCLEAR OR ANY PARTICIPANT, (2) THE PAYMENT
BY DTC, CLEARSTREAM OR EUROCLEAR OR ANY PARTICIPANT OF ANY AMOUNT DUE TO ANY
BENEFICIAL OWNER IN RESPECT OF THE PRINCIPAL AMOUNT OF OR INTEREST ON THE
SECURITIES, (3) THE DELIVERY BY ANY PARTICIPANT, CLEARSTREAM PARTICIPANT OR
EUROCLEAR PARTICIPANT OF ANY NOTICE TO ANY BENEFICIAL OWNER WHICH IS REQUIRED OR
PERMITTED UNDER THE TERMS OF THE INDENTURE OR THE TRUST AGREEMENT TO BE GIVEN TO
SECURITYHOLDERS OR (4) ANY OTHER ACTION TAKEN BY DTC AS THE SECURITYHOLDER.

                                       65

Definitive Securities

     Except with respect to the Certificates of a given series that may be purchased by the Seller or the Depositor, as applicable, or an affiliate of the
Seller or the Depositor, as applicable, the Notes and the Certificates of a given series will be issued in fully registered, certificated form
("Definitive Notes" and "Definitive Certificates", respectively, and collectively referred to herein as "Definitive Securities") to Noteholders or
Certificateholders or their respective nominees, rather than to DTC or its nominee, only if:

     (a)  the related Administrator advises the Applicable Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Securities and the
          Administrator is unable to locate a qualified successor,

     (b)  the Administrator, at its option, elects to terminate the book-entry system through DTC, or

     (c)  after the occurrence of an Event of Default or a Master Servicer
          Default, Securityholders representing at least a majority of the outstanding principal amount of the applicable class of Notes or the
          Certificates, as the case may be, of such series advise the Applicable
          Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to the Notes of such class or Certificates of such series is no longer in the best interest of the holders of such Securities.

     Upon the occurrence of any event described in the immediately preceding paragraph, the Applicable Trustee will be required to notify all applicable
Securityholders of a given series through Participants of the availability of
Definitive Securities. Upon surrender by DTC of the Definitive Securities representing the corresponding Securities and receipt of instructions for re-registration, the Applicable Trustee will reissue such Securities as
Definitive Securities to such Securityholders.

     Distributions of principal of, and interest on, such Definitive Securities will thereafter be made by the Applicable Trustee in accordance with the procedures set forth in the related Indenture or the related Trust Agreement, as the case may be, directly to holders of Definitive Securities in whose names the
Definitive Securities were registered at the close of business on the applicable
Record Date which will be the business day preceding each Distribution Date, unless otherwise specified in the related Prospectus Supplement (the "Record
Date") specified for such Securities in the related Prospectus Supplement.
Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the Applicable Trustee. The final payment on any such Definitive Security, however, will be made only upon presentation and surrender of such Definitive Security at the office or agency specified in the notice of final distribution to applicable Securityholders.

     Definitive Securities will be transferable and exchangeable at the offices of the Applicable Trustee or of a registrar named in a notice delivered to holders of Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but

                                       66

the Applicable Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

List of Securityholders

     Three or more holders of Notes or one or more holders of Notes evidencing not less than 25% of the aggregate outstanding principal balance of such Notes may, by written request to the related Indenture Trustee, obtain access to the list of all Noteholders maintained by such Indenture Trustee for the purpose of communicating with other Noteholders with respect to their rights under the related Indenture or such Notes. Such Indenture Trustee may elect not to afford the requesting Noteholders access to the list of Noteholders if it agrees to mail the desired communication or proxy, on behalf and at the expense of the requesting Noteholders, to all Noteholders of such series.

     Three or more Certificateholders of such series or one or more holders of such Certificates evidencing not less than 25% of the Certificate Balance of such Certificates may, by written request to the related Eligible Lender
Trustee, obtain access to the list of all Certificateholders for the purpose of communicating with other Certificateholders with respect to their rights under the related Trust Agreement or under such Certificates.

Reports to Securityholders

     With respect to each series of Securities, on each Distribution Date, the
Applicable Trustee will provide to Securityholders of record as of the related
Record Date a statement setting forth substantially the same information as is required to be provided on the periodic report provided to the related Indenture
Trustee and the related Trust described under "Description of the Transfer and
Servicing Agreements--Statements to Indenture Trustee and Trust." Such
statements will be filed with the Commission during the period required by Rule
15d-1 under the Exchange Act and will not be filed with the Commission thereafter. The statements provided to Securityholders will not constitute financial statements prepared in accordance with generally accepted accounting principles.

     Unless and until Definitive Notes or Definitive Certificates are issued, quarterly and annual unaudited reports containing information concerning the
Student Loans will be prepared by Key Bank USA, National Association and sent on behalf of the related Trust only to Cede, as nominee of DTC and registered holder of the Notes and the Certificates, but will not be sent to any beneficial holder of the Securities.

     Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each Trust, the Applicable Trustee will mail to each person who at any time during such calendar year was a
Securityholder with respect to such Trust and received any payment thereon, a statement containing certain information for the purposes of such
Securityholder's preparation of federal income tax returns. See "Income Tax
Consequences."

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              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

General

     The following is a summary of the material terms of each Sale and Servicing
Agreement (each a "Sale and Servicing Agreement"), pursuant to which the related Eligible Lender Trustee on behalf of a Trust will purchase Student Loans from the Seller or the Depositor, as applicable, and the Master Servicer will
(or will cause the related Sub-Servicers to) service the same; each
Administration Agreement, pursuant to which the Administrator will undertake certain administrative duties with respect to a Trust and the Student Loans;
each Trust Agreement, pursuant to which a Trust will be created and the related
Certificates will be issued; and one or more student loan transfer agreements
(each a "Student Loan Transfer Agreement"), pursuant to which, when the
Depositor is selling the Student Loans relating to any given series, the
Depositor will purchase such Student Loans from the Seller and/or one or more affiliates of the Seller to the extent specified in the related Prospectus
Supplement (collectively, the "Transfer and Servicing Agreements"). A form of the Sale and Servicing Agreement has been filed as an exhibit to the
Registration Statement of which this Prospectus is a part. Following the closing of a given series, a Form 8-K will be filed with the Commission containing copies of each of the Transfer and Servicing Agreements for the related series.
This summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the related Transfer and Servicing
Agreements.

     In addition, and if so provided in the related Prospectus Supplement, the
Master Servicer may directly assume servicing responsibilities for some or all of a pool of Financed Student Loans without a sub-servicer, or the related Trust may contract directly with one or more Sub-Servicers, pursuant to the related
Sale and Servicing Agreement, to perform all of the requisite servicing responsibilities with respect to the related pool of Financed Student Loans without the appointment of a master servicer, on the terms and conditions set forth herein and therein.

     Notwithstanding the foregoing, and if so provided in the related Prospectus
Supplement, KBUSA may also choose not to act as Master Servicer with respect to a Trust. In such instance, the related Sub-Servicer (or Sub-Servicers) will enter into the Sale and Servicing Agreement, as servicer (or servicers), with the related Trust directly and will undertake to perform all of the obligations and responsibilities of the Master Servicer set forth herein and in the related
Prospectus Supplement with respect to the Student Loans it is responsible for servicing on the terms and conditions set forth in the related Prospectus
Supplement and such Sale and Servicing Agreement.

Sale of Student Loans; Representations and Warranties

     On or prior to the Closing Date specified with respect to any given Trust in the related Prospectus Supplement (the "Closing Date"), the Depositor
and/or the Seller, as applicable, will sell and assign to the related Eligible
Lender Trustee on behalf of such Trust, without recourse, except as provided in the Student Loan Transfer Agreement and/or the Sale and Servicing Agreement, as
applicable, its respective, entire interest in the Student Loans, all collections received and to be received with respect thereto for the period on and after the Cutoff Date and all the Assigned Rights pursuant to the Sale and
Servicing Agreement. Each Student Loan will

                                       68

be identified in a schedule appearing as an exhibit to such Sale and Servicing
Agreement. Each Eligible Lender Trustee will, concurrently with such sale and assignment, execute, authenticate and deliver the related Certificates and
Notes. The net proceeds received from the sale of the related Notes and
Certificates will be applied to the purchase of the Student Loans.

     In each Sale and Servicing Agreement, the Depositor and/or the Seller
and/or with respect to those Student Loans purchased from one or more affiliates of the Seller, the Master Servicer (or such other entity specified in the related Prospectus Supplement), as applicable, will make certain representations and warranties with respect to the Student Loans to a Trust for the benefit of the Certificateholders and the Noteholders of a given series, including, among other things, that:

     .    each Student Loan, on the date on which it is transferred to such
          Trust, is free and clear of all security interests, liens, charges and encumbrances and no offsets, defenses or counterclaims with respect thereto have been asserted or threatened;

     .    the information provided with respect to the Student Loans is true and correct as of the Cutoff Date; and

     .    each Student Loan, at the time it was originated, complied and, at the
          Closing Date, complies in all material respects with applicable federal and state laws (including, without limitation, the Higher
          Education Act) and applicable restrictions imposed by the Programs or any Guarantee Agreement.

     Following the discovery by or notice to the Seller, the Master Servicer (or such other entity specified in the related Prospectus Supplement), or the
Depositor, as applicable, of a breach of any representation or warranty with respect to any Student Loan that materially and adversely affects the interests of the related Certificateholders or the Noteholders in such Student Loan (it being understood that any such breach that does not affect any Guarantor's obligation to guarantee payment of such Student Loan will not be considered to have such a material adverse effect), the Seller will (or the Depositor shall cause the Seller or the Master Servicer (or such other entity specified in the related Prospectus Supplement), as applicable, to), unless such breach is cured within 60 days, repurchase such Student Loan from the related Eligible Lender
Trustee, as of the first day following the end of such 60-day period that is the last day of a Collection Period (as such term is defined in the related
Prospectus Supplement, the "Collection Period") at a price equal to the unpaid principal balance owed by the applicable borrower plus accrued interest thereon to the day of repurchase (the "Purchase Amount"). In addition, the
Seller will (or the Depositor shall cause the Seller or the Master Servicer (or such other entity specified in the related Prospectus Supplement), as applicable, to) reimburse the related Trust with respect to a Federal Loan for any accrued interest amounts that a Federal Guarantor refuses to pay pursuant to its Guarantee Agreement due to, or for any Interest Subsidy Payments and Special
Allowance Payments that are lost or that must be repaid to the Department as a result of, a breach of any such representation or warranty by the Seller, the
Master Servicer (or such other entity specified in the related Prospectus
Supplement), or the Depositor, as applicable. The repurchase and reimbursement obligations of the Seller, the Master Servicer (or such other entity specified in the related Prospectus Supplement), or the Depositor, as applicable, will constitute the sole remedy available to or on behalf of the related Trust, the
Certificateholders or the Noteholders for any such

                                       69

uncured breach. The Seller's, the Master Servicer's or the Depositor's, as
applicable, repurchase and reimbursement obligations are contractual obligations pursuant to the Sale and Servicing Agreement that may be enforced against the
Seller, the Master Servicer (or such other entity specified in the related
Prospectus Supplement), or the Depositor, as applicable, but the breach of which will not constitute an Event of Default.

     To assure uniform quality in servicing and to reduce administrative costs, the Master Servicer will appoint each Sub-Servicer the custodian of the promissory notes representing the Student Loans which such Sub-Servicer is servicing and any other related documents on behalf of the Master Servicer with respect to each Trust. The Seller's and/or the Depositor's, as applicable, the
Master Servicer's and the Sub-Servicers' records and computer systems will reflect the sale and assignment by the Seller or the Depositor, as applicable, of the Student Loans to the related Eligible Lender Trustee on behalf of the related Trust, and UCC financing statements reflecting such sale and assignment will be filed.

Additional Fundings

     In the case of a Trust having a Pre-Funding Account or an Escrow Account, such Trust will use funds on deposit in such account from time to time during the related Funding Period or Revolving Period, respectively, (x) to make interest payments to Noteholders and Certificateholders in lieu of collections of interest on certain of the Student Loans to the extent such interest is not paid currently but is capitalized and added to the principal balance of such
Student Loans and (y) to fund the addition of Student Loans to the Trust under the circumstances and having the characteristics described in the related
Prospectus Supplement ("Additional Fundings"). Such additional Student Loans may be purchased by the Trust from the Seller or the Depositor, as applicable, or may be originated by the Trust, if and to the extent specified in the related
Prospectus Supplement.

     There can be no assurance that substantially all of the amounts on deposit in any Pre-Funding Account or Escrow Account will be expended during the related
Funding Period or Revolving Period, respectively. If the amount initially deposited into a Pre-Funding Account or an Escrow Account for a series has not been reduced to zero by the end of the related Funding Period or Revolving
Period, respectively, the amounts remaining on deposit therein will be distributed to the related Securityholders in the amounts described in the related Prospectus Supplement.

     If and to the extent specified in the related Prospectus Supplement, the related Trust may use distributions on the Student Loans, or may exchange
Student Loans with the Seller or the Depositor, as applicable, in order to pay for Additional Fundings after any Funding Period or Revolving Period.

Accounts

     With respect to each Trust, and to the extent provided in the related
Prospectus Supplement, the Administrator will establish and maintain one or more accounts entitled the "Collection Account", the "Pre-Funding Account", the
"Escrow Account", the "Cap Account," the "Demand Deposit Account," the
"Negative Carry Account" and the "Reserve Account"

                                       70

(collectively, the "Trust Accounts"), in the name of the Indenture Trustee on behalf of the Noteholders and the Certificateholders.

     For any series of Securities, funds in the Trust Accounts will be invested as provided in the related Sale and Servicing Agreement in Eligible Investments.
"Eligible Investments" are generally limited to short-term U.S. government backed securities, certain highly rated commercial paper and money market funds and other investments acceptable to the Rating Agencies as being consistent with the rating of the Securities. Subject to certain conditions, Eligible
Investments may include securities or other obligations issued by the Seller or its affiliates, or trusts originated by the Seller or its affiliates, or shares of investment companies for which the Seller or its affiliates may serve as the investment advisor. Eligible Investments are limited to obligations or securities that mature not later than the business day immediately preceding the next Distribution Date. Investment earnings on funds deposited in the Trust
Accounts, net of losses and investment expenses (collectively, "Investment
Earnings"), will be deposited in the Collection Account on each Distribution
Date and will be treated as collections of interest on the related Student
Loans.

     The Trust Accounts will be maintained as Eligible Deposit Accounts.
"Eligible Deposit Account" means either (a) a segregated account with an
Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United
States of America or any one of the states thereof or the District of Columbia
(or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating
Agency in one of its generic rating categories which signifies investment grade.
Any such accounts may be maintained with the Seller or any of its affiliates, if such accounts meet the requirements described in clause (a) of the preceding sentence. "Eligible Institution" means a depository institution (which may be, without limitation, the Seller or an affiliate thereof, or the Indenture Trustee or an affiliate thereof) organized under the laws of the United States of
America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), which has a long-term unsecured debt rating acceptable and/or a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies, and the deposits of which are insured by the Federal Deposit Insurance Corporation (the "FDIC").

Servicing Procedures

     Pursuant to each Sale and Servicing Agreement, the Master Servicer will agree to service, and perform all other related tasks with respect to, all the
Student Loans acquired from time to time on behalf of each Trust. So long as no claim is being made against a Guarantor for any Student Loan, the Master
Servicer will designate the related Sub-Servicer to hold as custodian on its behalf and on behalf of the Trust, the notes evidencing, and other documents relating to, that Student Loan. Pursuant to the related Sale and Servicing
Agreement, the Master Servicer is responsible for performing all services and duties customary to the servicing of Student Loans (including all collection practices), and to do so (or to cause the Sub-Servicers to do so) with reasonable care and in compliance with, and to otherwise comply with, all standards and procedures provided for in the Higher Education Act, the Guarantee
Agreements and all other applicable federal and state laws. Notwithstanding the foregoing, the Master Servicer may

                                       71

designate one or more Sub-Servicers to perform some or all of the requisite duties listed above; provided, however, that irrespective of the performance or non-performance by a Sub-Servicer, the Master Servicer shall not be relieved of its responsibilities and obligations under the Sale and Servicing Agreement.

     Without limiting the foregoing, the duties of the Master Servicer (any or all of which may be delegated by the Master Servicer to a Sub-Servicer) with respect to each Trust under the related Sale and Servicing Agreement will include, but not be limited to, the following: collecting and depositing into the Collection Account (or in the event that daily deposits are not required, paying to the Administrator) all payments, including claiming and obtaining any
Guarantee Payments, but excluding such tasks with respect to any Interest
Subsidy Payments and Special Allowance Payments with respect to the Student
Loans (as to which the Administrator and the Eligible Lender Trustee will perform, see "--Administrator" below, responding to inquiries from borrowers under the Student Loans, investigating delinquencies and sending out statements, payment coupons and tax reporting information to borrowers. Notwithstanding the foregoing, if any of the foregoing activities requires any consents, approvals or licenses under the Higher Education Act or otherwise, the Master Servicer shall designate one or more Sub-Servicers that possess such required consents, approvals and licenses to perform some or all of the requisite duties listed above; provided, however, that irrespective of the performance or non-performance by such Sub-Servicer, the Master Servicer shall be responsible for any failure of a Sub-Servicer to perform such activities. In addition, the
Master Servicer will (or will cause each Sub-Servicer to) keep ongoing records with respect to such Student Loans and collections thereon and will furnish quarterly and annual statements with respect to such information to the
Administrator, in accordance with the Master Servicer's or such Sub-Servicer's customary servicing practices, as applicable, with respect to Student Loans and as otherwise required in the related Sale and Servicing Agreement.

Payments on Student Loans

     With respect to each Trust, except as provided below, the Master Servicer will (or will cause each Sub-Servicer to) deposit all payments on Student Loans
(from whatever source), and all proceeds of Student Loans collected by it during each Collection Period into the Collection Account within two business days of receipt thereof. Except as provided below, the Eligible Lender Trustee will deposit all Interest Subsidy Payments and all Special Allowance Payments with respect to the Student Loans received by it during each Collection Period into the Collection Account within two business days of receipt thereof.

     However, in the event that KBUSA satisfies certain requirements for quarterly remittances and the Rating Agencies affirm their ratings of the Notes and the Certificates of each series at the initial level, then so long as KBUSA is the Administrator and provided that (x) there exists no Administrator Default and (y) each other condition to making quarterly deposits as may be specified by the Rating Agencies is satisfied, the Eligible Lender Trustee and the Master
Servicer will (and the Master Servicer will cause each Sub-Servicer to) pay all the amounts referred to in the preceding paragraph that would otherwise be deposited into the Collection Account to the Administrator, and the
Administrator will not be required to deposit such amounts into the Collection
Account until on or before the business day immediately preceding each Monthly
Servicing Payment Date (as such term is defined in the related Prospectus

                                       72

Supplement, the "Monthly Servicing Payment Date") (to the extent of the Master
Servicing Fee payable on such date) and on or before the business day immediately preceding each Distribution Date (to the extent of the remainder of such amounts). In such event, the Administrator will deposit the aggregate
Purchase Amount of each Student Loans repurchased by the Seller (or by the
Seller at the direction of the Depositor, if applicable) and purchased by the
Master Servicer (or a Sub-Servicer) into the Collection Account on or before the business day preceding each Distribution Date. Pending deposit into the
Collection Account, collections may be invested by the Administrator at its own risk and for its own benefit, and will not be segregated from funds of the
Administrator.

Master Servicer Covenants

     With respect to each Trust, the Master Servicer will covenant in the related Sale and Servicing Agreement that:

     (a)  it will (or will cause each Sub-Servicer to) duly satisfy all obligations on its part to be fulfilled under or in connection with the Student Loans, maintain in effect all qualifications required in order to service the Student Loans and comply in all material respects with all requirements of law in connection with servicing the Student
          Loans, the failure to comply with which would have a materially adverse effect on the related Certificateholders or Noteholders;

     (b)  it will not permit (nor will it allow any Sub-Servicer to permit) any rescission or cancellation of a Student Loan except as ordered by a court of competent jurisdiction or other government authority or as otherwise consented to by the related Eligible Lender Trustee and the related Indenture Trustee;

     (c)  it will do nothing to (nor will it permit any Sub-Servicer to) impair the rights of the related Certificateholders and the related
          Noteholders in the Student Loans; and

     (d)  it will not (nor will it permit any Sub-Servicer to) reschedule, revise, defer or otherwise compromise with respect to payments due on any Student Loan except pursuant to any applicable deferral or forbearance periods or otherwise in accordance with its guidelines for servicing student loans in general and those of the Seller in particular and any applicable Program requirements.

     If specified in the related Prospectus Supplement, certain incentive programs currently or hereafter made available by the Seller to borrowers may also be made available by the Master Servicer (or a Sub-Servicer) to borrowers with Financed Student Loans and if an incentive program is not in existence as of the date of the related Prospectus Supplement or not described in such
Prospectus Supplement, then any such incentive program that effectively reduces borrower payments on Financed Student Loans and, with respect to Financed
Federal Loans, is not required by the Higher Education Act, will be applicable to the Financed Student Loans only if and to the extent that the Master Servicer
(or a Sub-Servicer) receives payment on behalf of the Trust from the Seller or the Depositor, as applicable, in an amount sufficient to offset such

                                       73

effective yield reductions. See "The Student Loan Financing Business--Incentive
Programs" herein.

     Under the terms of the related Sale and Servicing Agreement, unless otherwise specified in the related Prospectus Supplement, if the Seller, the
Depositor, or the Master Servicer, as applicable, discovers, or receives written notice, that any covenant of Master Servicer set forth above has not been complied with by the Master Servicer in all material respects and such noncompliance has not been cured within 60 days thereafter and has a materially adverse effect on the interest of the related Certificateholders or Noteholders in any Student Loan (it being understood that any such breach that does not affect any Guarantor's obligation to guarantee payment of such Student Loan will not be considered to have such a material adverse effect), unless such breach is cured, the Master Servicer will purchase such Student Loan as of the first day following the end of such 60-day period that is the last day of a Collection
Period. In that event, the Master Servicer will be obligated to deposit into the
Collection Account an amount equal to the Purchase Amount of such Student Loan and the related Trust's interest in any such purchased Student Loan will be automatically assigned to the Master Servicer. In addition, the Master Servicer will reimburse the related Trust with respect to any Federal Loan for any accrued interest amounts that a Federal Guarantor refuses to pay pursuant to its
Guarantee Agreement due to, or for any Interest Subsidy Payments and Special
Allowance Payments that are lost or that must be repaid to the Department as a result of, a breach of any such covenant of the Master Servicer.

Master Servicing Compensation

     With respect to any Trust, the Master Servicer will be entitled to receive a servicing fee monthly in an amount in the aggregate equal to a specified amount per annum of the Pool Balance as of the last day of the preceding calendar month as set forth in the related Prospectus Supplement and, if applicable, certain one-time fixed fees for each Student Loan, together with other administrative fees, late fees and similar charges specified in the related Prospectus Supplement as compensation for performing the functions as servicers for the related Trust described above (the "Master Servicing Fee").
The Master Servicing Fee (together with any portion of the Master Servicing Fee that remains unpaid from prior Distribution Dates) will be paid as specified in the applicable Prospectus Supplement.

     The Master Servicing Fee will compensate the Master Servicer for performing
(or causing the Sub-Servicers to perform) the functions of third party servicers of student loans as agents for their beneficial owner, including collecting and posting all payments, responding to inquiries of borrowers on the Student Loans, investigating delinquencies, pursuing, filing and collecting any Guarantee
Payments, accounting for collections and furnishing monthly and annual statements to the Administrator. The Master Servicing Fee also will reimburse the Master Servicer for certain taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred by the Master Servicer or the
Sub-Servicers in connection with administering the Student Loans. The monthly fees of the Sub-Servicers will be paid solely by the Master Servicer pursuant to the terms of the applicable Sub-Servicing Agreement.

     If provided in the related Prospects Supplement, in the event of (x) any sale of the Student Loans on behalf of the Trust to any person (other than the
Seller or the Depositor, as applicable, the Master Servicer, the Administrator, or the Sub-Servicers) in which the purchaser

                                       74

elects to deconvert the Student Loans and not retain the applicable Sub-Servicer as the servicer of such Student Loans, or (y) any termination of the applicable
Sub-Servicer of the Student Loans, except for any termination for cause or as a result of any unremedied defaults by the applicable Sub-Servicer, the Trust shall pay to the Master Servicer, as a part of the Master Servicing Fee, a deconversion fee per loan based on the status of the loan at the time of deconversion, in the amount set forth in the related Prospectus Supplement, but only to the extent that the Master Servicer is so obligated to the applicable
Sub-Servicer.

Distributions

     With respect to each series of Securities, beginning on the Distribution
Date specified in the related Prospectus Supplement, distributions of principal and interest on each class of such Securities entitled thereto will be made by the applicable Trustee to the Noteholders and the Certificateholders of such series. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of Noteholders and all distributions to each class of Certificateholders of such series will be set forth in the related Prospectus Supplement.

     With respect to each Trust, collections on the related Student Loans will be distributed from the Collection Account on each Distribution Date to
Noteholders and Certificateholders to the extent provided in the related
Prospectus Supplement. Credit and cash flow enhancement, such as a Reserve
Account, will be available to cover any shortfalls in the amount available for distribution on such date to the extent specified in the related Prospectus
Supplement. As more fully described in the related Prospectus Supplement, and unless otherwise specified therein, distributions in respect of principal and/or interest of a class of Securities of a given series will be subordinate to distributions in respect of interest on one or more other classes of such series, and distributions in respect of the Certificates of such series may be subordinate to payments in respect of the Notes of such series.

Credit and Cash Flow Enhancement

     General. The amounts and types of credit enhancement arrangements and the provider thereof, if applicable, with respect to each class of Securities of a given series, if any, will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, credit enhancement may be in the form of subordination of one or more classes of
Securities, Reserve Accounts, over-collateralization, letters of credit, credit or liquidity facilities, surety bonds, guaranteed investment contracts, repurchase obligations, interest rate swaps, interest rate caps, interest rate floors, currency swaps, other agreements with respect to third party payments or other support, cash deposits or such other arrangements as may be described in the related Prospectus Supplement or any combination of two or more of the foregoing. If specified in the applicable Prospectus Supplement, credit enhancement for a class of Securities may cover one or more other classes of
Securities of the same series, and credit enhancement for a series of Securities may cover one or more other series of Securities.

     The presence of a Reserve Account and other forms of credit enhancement for the benefit of any class or series of Securities is intended to enhance the likelihood of receipt by the Securityholders of such class or series of the full amount of principal and interest due thereon and to decrease the likelihood that such Securityholders will experience losses. The credit

                                       75

enhancement for a class or series of Securities generally will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, Securityholders of any class or series will bear their allocable share of deficiencies, as described in the related Prospectus Supplement. In addition, if a form of credit enhancement covers more than one series of
Securities, Securityholders of any such series will be subject to the risk that such credit enhancement will be exhausted by the claims of Securityholders of other series.

     Reserve Account. If so provided in the related Prospectus Supplement, pursuant to the related Sale and Servicing Agreement, the Seller or the
Depositor, as applicable, will establish for a series or class of Securities a
Reserve Account, as specified in the related Prospectus Supplement, which will be maintained in the name of the applicable Indenture Trustee. Unless otherwise provided in the related Prospectus Supplement, the Reserve Account will be funded by an initial deposit by the Seller or the Depositor, as applicable, on the Closing Date in the amount set forth in the related Prospectus Supplement.
As further described in the related Prospectus Supplement, the amount on deposit in the Reserve Account will be increased on each Distribution Date thereafter up to the Specified Reserve Account Balance by the deposit therein of the amount of collections on the related Student Loans remaining on each such Distribution
Date after the payment of all other required payments and distributions on such date. Amounts in the Reserve Account will be available to cover shortfalls in amounts due to the holders of those classes of Securities specified in the related Prospectus Supplement in the manner and under the circumstances specified therein. The related Prospectus Supplement will also specify to whom and the manner and circumstances under which amounts on deposit in the Reserve
Account (after giving effect to all other required distributions to be made by the applicable Trust) in excess of the Specified Reserve Account Balance will be distributed.

     The Reserve Account is intended to enhance the likelihood of timely receipt by the holders of Notes and the holders of Certificates of the full amount of interest due them and to decrease the likelihood that such holders will experience losses. In certain circumstances, however, the Reserve Account could be depleted.

Statements to Indenture Trustee and Trust

     Prior to each Distribution Date with respect to each series of Securities, the Administrator (based on the periodic statements and other information provided to it by the Master Servicer or the Sub-Servicers) will provide to the
Indenture Trustee and the Trust, as of the close of business on the last day of the preceding Collection Period, a statement which will include the following information (and any other information so specified in the related Prospectus
Supplement) with respect to such Distribution Date or the preceding Collection
Period as to the Notes and the Certificates of such series, to the extent applicable:

          1.  the amount of the distribution allocable to principal of each class of Securities;

          2.  the amount of the distribution allocable to interest on each class of Securities;

                                       76

          3.  the amount of the distribution, if any, allocable to any Interest
     Index Carryover together with the outstanding amount, if any, thereof after giving effect to any such distribution;

          4.  the Pool Balance as of the close of business on the last day of the preceding Collection Period, after giving effect to payments allocated to principal reported as described in clause (1.) above;

          5.  the aggregate outstanding principal balance of each class of
     Notes, the Certificate Balance and each Pool Factor as of such Distribution
     Date, after giving effect to payments allocated to principal reported under clause (1.) above;

          6.  the amount of the Master Servicing Fee and any Excess Master
     Servicing Fee paid to the Master Servicer and the amount of the
     Administration Fee paid to the Administrator with respect to such
     Collection Period;

          7.  the Interest Rate or Pass-Through Rate applicable for any class of
     Notes or Certificates of such series with variable or adjustable rates;

          8.  the amount of the aggregate realized losses, if any, for such
     Collection Period and the balance of Student Loans that are delinquent in each delinquency period as of the end of such Collection Period;

          9.  the Certificateholders' Index Carryover Shortfall, the
     Noteholders' Index Carryover Shortfall, the Noteholders' Interest Carryover
     Shortfall, the Noteholders' Principal Carryover Shortfall, the
     Certificateholders' Interest Carryover Shortfall and the
     Certificateholders' Principal Carryover Shortfall (each as defined in the related Prospectus Supplement), if any, in each case as applicable to each class of Securities, and the change in such amounts from the preceding statement;

          10. the aggregate Purchase Amounts for Student Loans, if any, that were purchased in such Collection Period;

          11. the balance of the Reserve Account (if any) on such Distribution
     Date, after giving effect to changes therein on such Distribution Date;

          12. for Distribution Dates during the Funding Period (if any), the remaining Pre-Funded Amount (as such term is defined in the related
     Prospectus Supplement, the "Pre-Funded Amount") on such Distribution Date, after giving effect to changes therein during the related Collection Period or for each Distribution date during the Revolving Period (if any), the amount on deposit in the Escrow Account; and

          13. the aggregate amount of TERI Guarantee Payments deposited into the
     Collection Account (net of certain specified amounts) expressed as a percentage of the Initial Pool Balance.

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Each amount set forth pursuant to subclauses (1), (2) (5) and (6) with respect to the Notes or the Certificates of any series will be expressed as a dollar amount per $1,000 of the initial principal amount of such Notes or the initial
Certificate Balance of such Certificates, as applicable.

Evidence as to Compliance

     Each Sale and Servicing Agreement will provide that a firm of independent public accountants will furnish to the Trust and the Indenture Trustee annually a statement (based on a limited examination of certain documents and records and on such accounting and auditing procedures considered appropriate under the circumstances) as to compliance by the Master Servicer and the Sub-Servicers during the preceding calendar year (or, in the case of the first such certificate, the period from the applicable Closing Date) with certain standards under the related Sale and Servicing Agreement relating to the servicing of the
Student Loans.

     Each Sale and Servicing Agreement will further provide that a firm of independent public accountants (which may be the same firm referred to in the immediately preceding paragraph) will furnish to the Trust and the Indenture
Trustee annually a statement (based on the examination of certain documents and records and on such accounting and auditing procedures considered appropriate under the circumstances) as to compliance by the Administrator during the preceding calendar year (or, in the case of the first such certificate, the period from the applicable Closing Date) with all applicable standards under the related Sale and Servicing Agreement and the Administration Agreement relating to the administration of the Trust and the Student Loans.

     Each Sale and Servicing Agreement will also provide for delivery to the
Trust and the Indenture Trustee, concurrently with the delivery of each statement of compliance referred to above, of a certificate signed by an officer of the Master Servicer or the Administrator, as the case may be, stating that, to his knowledge, the Master Servicer or the Administrator, as the case may be, has fulfilled its obligations under the Sale and Servicing Agreement throughout the preceding calendar year (or, in the case of the first such certificate, the period from the applicable Closing Date) or, if there has been a default in the fulfillment of any such obligation, describing each such default. Each of the
Master Servicer, the Administrator and the Sub-Servicers will agree to give the
Indenture Trustee and the Eligible Lender Trustee notice of certain Master
Servicer Defaults and Administrator Defaults under the Sale and Servicing
Agreement.

     Copies of such statements and certificates may be obtained by
Securityholders by a request in writing addressed to the Applicable Trustee.

Certain Matters Regarding the Master Servicer and the Sub-Servicers

     Each Sale and Servicing Agreement will provide that the Master Servicer may not resign from its obligations and duties as Master Servicer thereunder, except upon determination that the Master Servicer's performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the related Indenture Trustee or a successor servicer has assumed such Master Servicer's servicing obligations and duties under the Sale and Servicing Agreement.

     Each Sub-Servicing Agreement will provide that the Sub-Servicer may not resign from its obligations and duties as Sub-Servicer thereunder without the consent of the Master Servicer,

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except upon determination that a Sub-Servicer's performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the Master Servicer, the related Indenture Trustee or a successor servicer has assumed such Sub-Servicer's servicing obligations and duties under the Sub-Servicing Agreement. The Master Servicer may remove a
Sub-Servicer at its discretion and either may undertake such servicing responsibilities itself or substitute one or more new Sub-Servicers, with the consent, but only to the extent provided in the related Prospectus Supplement and required by the related Sale and Servicing Agreement, of the Eligible Lender
Trustee and each Rating Agency; provided, however, the Master Servicer shall be solely responsible for any termination payments due to such removed
Sub-Servicer.

     Each Sale and Servicing Agreement will further provide that neither the
Master Servicer nor any of its directors, officers, employees or agents will be under any liability to the related Trust or the related Noteholders or
Certificateholders for taking any action or for refraining from taking any action pursuant to the related Sale and Servicing Agreement, or for errors in judgment; provided, however, that, unless otherwise limited in the related
Prospectus Supplement, neither the Master Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the Master
Servicer's duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. In addition, each Sale and Servicing
Agreement will provide that the Master Servicer is under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under such Sale and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability.

     Under the circumstances specified in each Sale and Servicing Agreement, any entity into which the Master Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Master Servicer is a party, or any entity succeeding to the business of the Master Servicer, which corporation or other entity in each of the foregoing cases assumes the obligations of the Master Servicer, will be the successor of the Master Servicer under such Sale and Servicing Agreement; and under the circumstances specified in each Sub-Servicing Agreement, any entity into which a Sub-Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Sub-Servicer is a party, or any entity succeeding to the business of the Sub-Servicer, which corporation or other entity in each of the foregoing cases assumes the obligations of the Sub-Servicer, will be the successor of the
Sub-Servicer under such Sub-Servicing Agreement.

Master Servicer Default; Administrator Default

     Except as otherwise provided in the related Prospectus Supplement, a
"Master Servicer Default" under each Sale and Servicing Agreement will consist of:

     (1)  any failure by the Master Servicer to deliver (or to cause a
          Sub-Servicer to deliver) to the Indenture Trustee for deposit in any of the Trust Accounts (or, in the event that daily deposits into the
          Collection Account are not required, to the Administrator) any collections, Guarantee Payments or other amounts received with respect to the Student Loans, which failure continues unremedied for three business days after written notice from the Indenture Trustee or the
          Eligible

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          Lender Trustee is received by the Master Servicer or after discovery by the Master Servicer;

     (2)  any failure by the Master Servicer to duly observe or perform in any material respect any other covenant or agreement in the related Sale and Servicing Agreement, which failure materially and adversely affects the rights of Noteholders or Certificateholders and which continues unremedied for 60 days after the giving of written notice of such failure (x) to the Master Servicer by the Indenture Trustee, the
          Eligible Lender Trustee, the Master Servicer or the Administrator or
          (y) to the Master Servicer and to the Indenture Trustee and the
          Eligible Lender Trustee by holders of Notes or Certificates, as applicable, evidencing not less than 25% in principal amount of the outstanding Notes or Certificates;

     (3)  certain events of insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings with respect to the
          Master Servicer and certain actions by the Master Servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations; and

     (4)  failure by the Master Servicer to comply with any requirements under the Higher Education Act resulting in a loss of its eligibility as a third-party servicer.

     Except as otherwise provided in the related Prospectus Supplement,
"Administrator Default" under each Sale and Servicing Agreement or each
Administration Agreement will consist of

     (1)  (A) in the event that daily deposits into the Collection Account are not required, any failure by the Administrator to deliver to the
          Indenture Trustee for deposit in any of the Trust Accounts any required payment on or before the business day prior to any monthly servicing payment date or Distribution Date, as applicable, or (B) any failure by the Administrator to direct the Indenture Trustee to make any required distributions from any of the Trust Accounts on any monthly servicing payment date or any Distribution Date, which failure in case of either clause (A) or (B) continues unremedied for three business days after written notice from the Indenture Trustee or the
          Eligible Lender Trustee is received by the Administrator or after discovery by the Administrator;

     (2)  any failure by the Administrator duly to observe or perform in any material respect any other covenant or agreement in each
          Administration Agreement or each Sale and Servicing Agreement which failure materially and adversely affects the rights of Noteholders or
          Certificateholders and which continues unremedied for 60 days after the giving of written notice of such failure (x) to the Administrator by the Indenture Trustee or the Eligible Lender Trustee or (y) to the
          Administrator, the Master Servicer and to the Indenture Trustee and
          the Eligible Lender Trustee by holders of Notes or Certificates, as applicable, evidencing not less than 25% in principal amount of the outstanding Notes or Certificates; and

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     (3)  certain events of insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings with respect to the
          Administrator and certain actions by the Administrator indicating its insolvency or inability to pay its obligations.

Rights Upon Master Servicer Default and Administrator Default

     As long as a Master Servicer Default under a Sale and Servicing Agreement or an Administrator Default under a Sale and Servicing Agreement or an
Administration Agreement, as the case may be, remains unremedied, the Indenture
Trustee or holders of the specified senior class(es) of Notes evidencing not less than 25% in aggregate outstanding principal amount of such specified senior class(es) of Notes may terminate all the rights and obligations of the Master
Servicer under such Sale and Servicing Agreement and/or the Administrator under such Sale and Servicing Agreement or such Administration Agreement, as the case may be, whereupon a successor servicer or administrator appointed by the related
Indenture Trustee, or such Indenture Trustee, will succeed to all of the responsibilities, duties and liabilities of the applicable Master Servicer under such Sale and Servicing Agreement or the Administrator under such Sale and
Servicing Agreement and such Administration Agreement, as the case may be, and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Master Servicer or the
Administrator, as applicable, and no Master Servicer Default or Administrator
Default, as the case may be, other than such appointment has occurred, such trustee or official may have the power to prevent the Indenture Trustee or the such specified senior Noteholders from effecting such a transfer. In the event that such Indenture Trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor servicer whose regular business includes the servicing of student loans or a successor administrator whose regular business includes administering trusts containing pools of loans or receivables. The Indenture Trustee may make such arrangements for compensation to be paid, which in no event may be greater than the compensation to the Master Servicer under such Sale and Servicing Agreement or the Administrator under such Sale and Servicing Agreement and such
Administration Agreement, as the case may be, unless such compensation arrangements will result in a downgrading of any related class of Notes or
Certificates by any Rating Agency. In the event a Master Servicer Default or an
Administrator Default, as the case may be, occurs and is continuing, such
Indenture Trustee or the holders of such specified senior class(es) of Notes, as described above, may cause the removal of the Master Servicer or the
Administrator, as the case may be, without the consent of the related Eligible
Lender Trustee or any of the holders of any other class(es) of Notes or
Certificates. Moreover, only the Indenture Trustee or the holders of the specified senior class(es) of Notes, and not the Eligible Lender Trustee or the
holders of any other class(es) of Notes or Certificates, have the ability to remove the Master Servicer or the Administrator, as the case may be, if a Master
Servicer Default or an Administrator Default, as the case may be, occurs and is continuing.

Waiver of Past Defaults

     With respect to each Trust, the holders of Notes evidencing at least a majority in principal amount of the then specified senior class(es) of outstanding Notes (or the holders of a more junior class of Notes evidencing not less than a majority of the outstanding principal balance of such class

                                       81

of Notes, in the case of any Master Servicer Default which does not adversely affect the Indenture Trustee or the Noteholders of each more senior class of
Notes of the related series, or the holders of Certificates evidencing not less than a majority of the outstanding Certificate Balance, in the case of any
Master Servicer Default which does not adversely affect the Indenture Trustee or the Noteholders of any class of the related series), may, on behalf of all
Noteholders and Certificateholders, waive any default by the Master Servicer, in the performance of its obligations under the related Sale and Servicing
Agreement, or any default by the Administrator of its obligations under the related Sale and Servicing Agreement and the related Administration Agreement, as the case may be, and their respective consequences, except a default in making any required deposits to or payments from any of the Trust Accounts or giving instructions regarding the same in accordance with such Sale and
Servicing Agreement. Therefore, the Noteholders have the ability, except as noted above, to waive defaults by the Master Servicer or the Administrator, as the case may be, which could materially adversely affect the Certificateholders.
No such waiver will impair the Noteholders' or the Certificateholders' rights with respect to subsequent defaults.

     Unless and until Definitive Securities are issued, holders of Notes and
Certificates will not be recognized by the Indenture Trustee or the Eligible
Lender Trustee as "Noteholders" or "Certificateholders," as the case may be (as such terms are used in the Indenture and the Trust Agreement, respectively).
Hence, until Definitive Securities are issued, holders of such Securities will only be able to exercise the rights of Securityholders indirectly through DTC,
Clearstream or Euroclear and their respective participating organizations.

Insolvency Event

     If set forth in a related Prospectus Supplement, if any of certain events of insolvency or receivership, readjustment of debt, marshaling of assets and liabilities, or similar proceedings with respect to the Seller, the Depositor, or a special purpose affiliate of the Seller or certain actions by the Seller or the Depositor or such affiliate indicating its insolvency or inability to pay its obligations (each, a "Seller Insolvency Event") occurs, the Student Loans will be liquidated and the related Trust will be terminated 90 days after the date of such Seller Insolvency Event, unless, before the end of such 90-day period, the Eligible Lender Trustee shall have received written instructions from the holders of the Certificates (other than the Seller or the Depositor, as applicable) representing more than 50% of the aggregate unpaid principal amount of the Certificates (not including the principal amount of Certificates held by the Seller or the Depositor, as applicable) to the effect that such group disapproves of the liquidation of the Student Loans and termination of the related Trust. Promptly after the occurrence of any Seller Insolvency Event, notice thereof is required to be given to Noteholders and Certificateholders;
provided that any failure to give such required notice will not prevent or delay termination of the related Trust. Upon termination of the related Trust, the
Eligible Lender Trustee will direct the Indenture Trustee promptly to sell the assets of the related Trust (other than the Trust Accounts) in a commercially reasonable manner and on commercially reasonable terms. Each of the Guarantors and certain other unrelated third parties will be given the opportunity, upon 30 days' prior notice of any such proposed sale, to bid to purchase the Student
Loans and, if any such entity is the highest bidder, the Student Loans must be sold to that entity. The proceeds from any such sale, disposition or liquidation of the Student Loans will be treated as collections thereon and deposited in the
Collection Account. If the proceeds from the liquidation of the Student Loans and any amounts on deposit in the Reserve Account (if any) are not sufficient to pay the Notes in full, the amount of

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principal returned to the holders of Notes will be delayed and the holders of
Notes will incur a loss. If such amounts are not sufficient to pay the Notes and the Certificates in full, the amount of principal returned to the holders of
Certificates will be delayed and the holders of Certificates will incur a loss.

     Each Trust Agreement will provide that the Eligible Lender Trustee does not have the power to commence a voluntary proceeding in bankruptcy relating to the
Trust without the unanimous prior approval of all holders of Certificates and the delivery to the Eligible Lender Trustee by each holder of Certificates of a certificate certifying that such holder reasonably believes that the related
Trust is insolvent.

Amendment

     Each of the Transfer and Servicing Agreements may be amended by the parties thereto, without the consent of the related Noteholders or the
Certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transfer and Servicing
Agreements or of modifying in any manner the rights of such Noteholders or
Certificateholders; provided that such action will not, in the opinion of counsel satisfactory to the related Indenture Trustee and the related Eligible
Lender Trustee, materially and adversely affect the interest of any such
Noteholder or Certificateholder. Each of the Transfer and Servicing Agreements
may also be amended by the Seller or the Depositor, as applicable, the
Administrator, the Master Servicer, the related Eligible Lender Trustee and the related Indenture Trustee, as applicable, with the consent of the holders of
Notes of the related series evidencing at least a majority in principal amount of each class of then outstanding Notes rated in a similar category by the applicable Rating Agencies and the holders of Certificates of the related series evidencing at least a majority of the Certificate Balance for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transfer and Servicing Agreements or of modifying in any manner the rights of the holders of Notes or the holders of Certificates;
provided, that no such amendment may (x) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments
(including any Guarantee Payments) with respect to the Student Loans or distributions that are required to be made for the benefit of the holders of
Notes or the holders of Certificates or (y) reduce the aforesaid percentage of the Notes or Certificates which are required to consent to any such amendment, without the consent of the holders of all the outstanding Notes and
Certificates.

Payment of Notes

     Upon the payment in full of all outstanding Notes of a given series and the satisfaction and discharge of the related Indenture, the Eligible Lender Trustee will succeed to all the rights of the Indenture Trustee, and the
Certificateholders of such series will succeed to all the rights of the
Noteholders of such series, under the related Sale and Servicing Agreement, except as otherwise provided therein.

Seller or Depositor Liability

     Under each Trust Agreement, the Seller or the Depositor, as applicable, will agree to be liable directly to an injured party for the entire amount of any losses, claims, damages or

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liabilities (other than those incurred by a holder of Notes or a holder of
Certificates in the capacity of an investor) arising out of or based on the arrangement created by the Trust Agreement as though such arrangement created a partnership under the Delaware Revised Uniform Limited Partnership Act in which the Seller or the Depositor, as applicable, was a general partner.

Termination

     With respect to each Trust, the obligations of the Seller or the Depositor, as applicable, the Master Servicer, the Administrator, the related Eligible
Lender Trustee and the related Indenture Trustee pursuant to the related
Transfer and Servicing Agreements will terminate upon (x) the maturity or other liquidation of the last related Student Loan and the disposition of any amount received upon liquidation of any such remaining Student Loans and (y) the payment to the Noteholders and the Certificateholders of the related series of all amounts required to be paid to them pursuant to such Transfer and Servicing
Agreements.

     If so specified in the related Prospectus Supplement, in order to avoid excessive administrative expense, the Master Servicer will be permitted at its option to purchase from the related Eligible Lender Trustee, as of the end of any Collection Period immediately preceding a Distribution Date, if the then outstanding Pool Balance is less than the percentage specified in the related
Prospectus Supplement of the Initial Pool Balance (as defined in the related
Prospectus Supplement, the "Initial Pool Balance"), all remaining related
Student Loans at a price equal to the aggregate Purchase Amounts thereof as of the end of such Collection Period, which amounts will be used to retire the related Notes and Certificates concurrently therewith. Upon termination of a
Trust, as more fully described in the related Prospectus Supplement, all right, title and interest in the Student Loans and other funds of such Trust, after giving effect to any final distributions to Noteholders and Certificateholders of the related series therefrom, will be conveyed and transferred to the Seller or the Depositor, as applicable, or such other party.

     If so provided in the related Prospectus Supplement, any Student Loans remaining in the related Trust as of the end of the Collection Period immediately preceding the Distribution Date which occurs immediately after the
10/th/ anniversary of the Closing Date (the "Put Date") shall be sold upon a vote by the holders of more than 50% of all then outstanding Securities of such series (excluding for such purpose all Securities owned by the Seller or any of its affiliates or agents) to an affiliate of the Seller, on such terms and at such price as shall be provided in the related Prospectus Supplement (who shall be contractually required to purchase such Student Loans); and if such affiliate does not purchase the Student Loans, then such Student Loans shall be offered for sale on the next Distribution Date following the Put Date (the "Auction
Date") in one or more pools by the related Indenture Trustee if so instructed by the holders of more than 50% of all then outstanding Securities of such series
(excluding for such purpose all Securities owned by the Seller or any of its affiliates or agents). Neither the Seller nor any of its affiliates may offer bids to purchase such Student Loans on such Auction Date. If at least two bids are received, the Indenture Trustee will solicit and resolicit bids from all participating bidders until only one bid remains or the remaining bidders decline to resubmit bids. The Indenture Trustee will accept the highest of such remaining bids if it or they, if for separate pools, are equal to or in excess of an amount (the "Minimum Purchase Amount") equal to the greatest of:

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     .    the Auction Purchase Amount (as such term is defined in the related
          Prospectus Supplement, the "Auction Purchase Amount"),

     .    the fair market value of such Student Loans as of the end of the
          Collection Period immediately preceding such Distribution Date, and

     .    the aggregate unpaid principal amount of the related Notes and principal balance of the related Certificates plus, in each case, accrued and unpaid interest thereon payable on such Distribution Date
          (other than any Interest Index Carryover).

     If at least two bids are not received or the highest bid or combination of bids after the resolicitation process is completed is not equal to or in excess of the Minimum Purchase Amount, the Indenture Trustee will not consummate such sale. In connection with the determination of the Minimum Purchase Amount, the
Indenture Trustee may consult and, at the direction of the Seller or the
Depositor, as applicable, shall consult, with a financial advisor, including the
Underwriters or the Administrator, to determine if the fair market value of the
Student Loans has been offered. The net proceeds of any such sale will be used to redeem any outstanding Notes and to retire any outstanding Certificates on such Distribution Date. If the sale is not consummated in accordance with the foregoing, the Indenture Trustee shall, if so instructed by holders of more than
50% of all then outstanding Securities of such series (excluding for such purpose all Securities owned by the Seller or any of its affiliates or agents), solicit bids to purchase the Student Loans on future Distribution Dates upon terms similar to those described above. No assurance can be given as to whether the Indenture Trustee will be successful in soliciting acceptable bids to purchase the Student Loans on either the Auction Date or any subsequent
Distribution Date. The related Prospectus Supplement will specify what will happen in the event the Student Loans are not sold in accordance with the foregoing.

Administrator

     The Administrator will enter into an agreement (as amended and supplemented from time to time, an "Administration Agreement") with each Trust and the related Indenture Trustee and a Sale and Servicing Agreement with the related
Trust, the Seller or the Depositor, as applicable, the Master Servicer and the
Eligible Lender Trustee, pursuant to which the Administrator will agree, to the extent provided therein,

     (a)  in the event that daily deposits into the Collection Account are not required, to deliver to the Indenture Trustee for deposit in any of the Trust Accounts any required payment on or before the business day prior to any monthly servicing payment date or any Distribution Date, as applicable,

     (b)  to direct the Indenture Trustee to make the required distributions from the Trust Accounts on each monthly servicing payment date and each Distribution Date,

     (c)  to prepare and file with the Department all appropriate claim forms and other documents and filings on behalf of the Eligible Lender
          Trustee in order to claim any Interest Subsidy Payments and Special
          Allowance Payments that may be payable in respect of each Collection
          Period with respect to the Federal Loans,

                                       85

     (d)  to prepare (based on the periodic reports received from the Master
          Servicer or the Sub-Servicers) and provide periodic statements to the
          Eligible Lender Trustee and the Indenture Trustee with respect to distributions to Noteholders and Certificateholders and any related federal income tax reporting information as required by the related
          Sale and Servicing Agreement, and

     (e)  to provide the notices and to perform other administrative obligations required by the Indenture, the Trust Agreement and the Sale and
          Servicing Agreement. As compensation for the performance of the
          Administrator's obligations under the Administration Agreement and the
          Sale and Servicing Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to an
          administration fee in an amount set forth in the related Prospectus
          Supplement (the "Administration Fee").

Student Loan Transfer Agreement

     If the Depositor is selling the Student Loans with respect to any given series, on or prior to the Closing Date specified with respect to any given
Trust in the related Prospectus Supplement, the Seller (and/or certain affiliates of the Seller) will sell and assign to the Depositor, without recourse, except as provided in the Student Loan Transfer Agreement, their respective entire interest in the Student Loans, all collections received and to be received with respect thereto for the period on and after the Cutoff Date and all the Assigned Rights pursuant to the related Student Loan Transfer Agreement.
Each Student Loan will be identified in a schedule appearing as an exhibit to such Student Loan Transfer Agreement. The Seller will make certain representations and warranties with respect to the Student Loans transferred by it to the Depositor in the related Student Loan Transfer Agreement. If one or more affiliates of the Seller is selling Student Loans to the Depositor with respect to a given series, such affiliate(s) will not make any representations or warranties with respect to such Student Loans. However, in this event, the
Master Servicer (or such other entity specified in the related Prospectus
Supplement), will make certain representations and warranties relating to the
Student Loans transferred by such affiliate(s) to the Depositor and the Trustee in the related Sale and Servicing Agreement. All representations, warranties and covenants made by the Seller in, and all rights of the Depositor in and to each
Student Loan Transfer Agreement will be assigned by the Depositor to the Trustee in the Sale and Servicing Agreement. The proceeds of the sale of the related
Notes and Certificates received by the Depositor will be applied to the purchase of the Student Loans from the Seller and/or its affiliates.

                   CERTAIN LEGAL ASPECTS OF THE STUDENT LOANS

Transfer of Student Loans

     The Seller intends that the transfer of the Student Loans by it to the related Eligible Lender Trustee on behalf of each Trust or to the Depositor pursuant to the related Student Loan Transfer Agreement and by the Depositor to
the related Eligible Lender Trustee, if applicable, will each constitute a valid sale and assignment of such Student Loans. In addition, the Seller has taken and will take all actions that are required under applicable state law to perfect the Depositor's and/or the Eligible Lender Trustee's, as applicable, ownership interest in the

                                       86

Financed Student Loans and the collection with respect thereto. Notwithstanding the foregoing, if the transfer of the Student Loans is deemed to be an assignment of collateral as security for the benefit of a Trust, a security interest in the Student Loans may, pursuant to the provisions of 20 U.S.C.
Section 1087-2(d)(3), be perfected either through the taking of possession of such loans or by the filing of notice of such security interest in the manner provided by the applicable Uniform Commercial Code ("UCC") for perfection of security interests in accounts. A financing statement or statements covering the
Student Loans will be filed under the UCC to protect the interest of the
Depositor and/or the Eligible Lender Trustee, as applicable, in the event the transfer by the Seller is deemed to be an assignment of collateral as security for the benefit of the Trust.

     If the transfer of the Student Loans is deemed to be an assignment as security for the benefit of a Trust, there are certain limited circumstances under the UCC in which prior or subsequent transferees of Student Loans coming into existence after the Closing Date could have an interest in such Student
Loans with priority over the related Eligible Lender Trustee's interest. A tax or other government lien on property of the Seller arising prior to the time a
Student Loan comes into existence may also have priority over the interest of the Depositor and/or the related Eligible Lender Trustee, as applicable, in such
Student Loan. Furthermore, if the FDIC were appointed as a receiver or conservator of the Seller, the FDIC's administrative expenses may also have priority over the interest of the Depositor and/or the Eligible Lender Trustee,
as applicable, in such Student Loans. Under the related Sale and Servicing
Agreement or Student Loan Transfer Agreement, however, the Seller will warrant that it has caused the Student Loans to be transferred to the related Eligible
Lender Trustee on behalf of a Trust or the Depositor, as applicable, free and clear of the lien of any third party. In addition, the Seller will covenant that it will not sell, pledge, assign, transfer or grant any lien on any Student Loan held by a Trust or the Depositor (or any interest therein) other than to the related Eligible Lender Trustee on behalf of a Trust or the Depositor, as applicable, except as provided below.

     Pursuant to each Sale and Servicing Agreement, the Sub-Servicer as custodian on behalf of the Master Servicer and the related Trust will have custody of the promissory notes evidencing the Student Loans following the sale of the Student Loans to the Depositor or and the related Eligible Lender
Trustee. Although the accounts and computer records of the Seller, the
Depositor, if applicable, and, the Master Servicer and the related Sub-Servicer will be marked to indicate the sale and although the Seller and the Depositor, if applicable, will cause UCC financing statements to be filed with the appropriate authorities, the Student Loans will not be physically segregated, stamped or otherwise marked to indicate that such Student Loans have been sold to the Depositor or such Eligible Lender Trustee, as applicable. If, through inadvertence or otherwise, any of the Student Loans were sold to another party, or a security interest therein were granted to another party, that purchased (or took such security interest in) any of such Student Loans in the ordinary course of its business and took possession of such Student Loans, then the purchaser
(or secured party) might acquire an interest in the Student Loans superior to the interest of the Depositor or the Eligible Lender Trustee, as applicable, if the purchaser (or secured party) acquired (or took a security interest in) the
Student Loans for new value and without actual knowledge of the Depositor's or related Eligible Lender Trustee's interest, as applicable. See "Description of the Transfer and Servicing Agreements--Sale of Student Loans; Representations
and Warranties."

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     With respect to each Trust, in the event of a Master Servicer Default resulting solely from certain events of insolvency or bankruptcy that may occur with respect to the Seller, the Depositor, the Master Servicer, a court, trustee-in-bankruptcy, conservator, receiver or liquidator may have the power to prevent either the related Indenture Trustee or Noteholders of the related series from appointing a successor Master Servicer. See "Description of the
Transfer and Servicing Agreements--Rights Upon Master Servicer Default;
Administrator Default."

Certain Matters Relating to Receivership

     The Federal Deposit Insurance Act ("FDIA"), as amended by the Financial
Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"), sets forth certain powers that the FDIC could exercise if it were appointed as receiver or conservator of the Seller.

     Subject to clarification by FDIC regulations or interpretations, it would appear from the positions taken by the FDIC that the FDIC, in its capacity as a receiver or conservator for the Seller, would not interfere with the timely transfer to the Trust of collections with respect to the Student Loans. To the extent that the transfer of the Student Loans is deemed to create a security interest, and that interest was validly perfected before the Seller's insolvency and was not taken in contemplation of insolvency or with the intent to hinder, delay or defraud the Seller or its creditors, based upon opinions and statements of policy issued by the general counsel of the FDIC addressing the enforceability against the FDIC, as conservator or receiver for a depository institution, of a security interest in collateral granted by such depository institution, such security interest should not be subject to avoidance and payments to the Trust with respect to the Student Loans should not be subject to recovery by the FDIC as receiver or conservator of the Seller. If, however, the
FDIC were to assert a contrary position, certain provisions of the FDIA which, at the request of the FDIC, have been applied in recent lawsuits to avoid security interests in collateral granted by depository institutions, would permit the FDIC to avoid such security interest, thereby resulting in possible delays and reductions in payments on the Notes and the Certificates. In addition, if the FDIC were to require the Depositor, the Indenture Trustee or the Eligible Lender Trustee to establish its right to such payments by submitting to and completing the administrative claims procedure under the FDIA, as amended by FIRREA, delays in payments on the Notes and the Certificates and possible reductions in the amount of those payments could occur.

     In the event of a Master Servicer Default or an Administrator Default
resulting solely from certain events of insolvency or bankruptcy that may occur with respect to the Master Servicer or the Administrator, a court, conservator, receiver or liquidator may have the power to prevent either the Indenture
Trustee or Noteholders from appointing a successor Master Servicer or
Administrator, as the case may be. See "Description of the Transfer and
Servicing Agreements--Rights Upon Master Servicer Default; Administrator
Default."

Consumer Protection Laws

     Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. Also, some state laws impose finance charge ceilings and other restrictions on certain consumer transactions and require contract disclosures in addition to those required under federal law. These

                                       88

requirements impose specific statutory liabilities upon lenders who fail to comply with their provisions. These requirements are generally inapplicable to
Federal Loans, but in certain circumstances, a Trust may be liable for certain violations of consumer protection laws that may apply to the Student Loans, either as assignee or as the party directly responsible for obligations arising after the transfer. For a discussion of a Trust's rights if the Student Loans were not originated or serviced in compliance in all material respects with applicable laws, see "Description of the Transfer and Servicing Agreements--Sale
of Student Loans; Representations and Warranties" and "--Master Servicer
Covenants."

     In addition, the so-called "Holder-in-Due-Course" Rule of the Federal Trade
Commission, 16 C.R.R. Section 433.2 (the "FTC Rule"), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other statutes or the common law in some states, could have the effect of subjecting a lender (and specified creditors and their assignees, including a trust) in a consumer credit transaction to all claims and defenses that the borrower in the transaction could assert against the seller of the related goods or services (in this case, the related school as a seller of educational services). Recently certain recent litigation has arisen whereunder the related borrowers of student loans have asserted that the FTC Rule applies in instances where the related educational institution (the seller of educational services) went out of business prior to the completion of their education. These borrowers argue that since the applicable schools did not provide the borrowers with the educational services they contracted for using the related student loan proceeds, the applicable lenders should seek repayment from the defunct schools (the actual recipients of the student loan proceeds) and not from the borrowers. If a borrower is successful in his or her claims, and if the related student loan is included in the related trust, the trust will not be able to require repayment from the borrower and given that the related educational institution no longer exists, it is likely that the trust would suffer a realized loss on that student loan.

     In addition, the so-called "Holder-in-Due-Course" Rule of the Federal Trade
Commission, 16 C.R.R. Section 433.2 (the "FTC Rule"), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other statutes or the common law in some states, requires sellers to include language in loan documents that waives the holder in due course defense, which could have the effect of subjecting a lender (and specified creditors and their assignees, including a trust) in a consumer credit transaction to all claims and defenses that the borrower in the transaction could assert against the seller of the related goods or services (in this case, the related school as a seller of educational services). Recently certain litigation has arisen whereunder the related borrowers of student loans have asserted that the FTC Rule applies to student loans made by lenders, even though the waiver language was not included in the related promissory notes, in instances where the related educational institution (the seller of educational services) went out of business prior to the completion of such borrowers' education. These borrowers argue that since the applicable schools did not provide the borrowers with the educational services they contracted for using the related student loan proceeds, they claim that they should be able to raise as a defense to a claim for payment by the lender all defenses or claims they have against the school, including. but not limited to failure of consideration (i.e. the failure to provide the contracted educational services). If a borrower is successful in his or her claims, and if the related student loan is included in the related trust, the trust may not be able to require repayment from the borrower and given that the related educational institution no longer exists, it is likely that the trust would suffer a realized loss on that student loan.

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Loan Origination and Servicing Procedures Applicable to Student Loans

     The Higher Education Act, including the implementing regulations thereunder, imposes specified requirements, guidelines and procedures with respect to originating and servicing student loans such as the Federal Loans.
Generally, those procedures require that completed loan applications be processed, a determination of whether an applicant is an eligible borrower under applicable standards (including a review of a financial need analysis) be made, the borrower's responsibilities under the loan be explained to him or her, the promissory note evidencing the loan be executed by the borrower and then that the loan proceeds be disbursed in a specified manner by the lender. After the loan is made, the lender or servicing agent must establish repayment terms with the borrower, properly administer deferrals and forbearances and credit the borrower for payments made thereon. If a borrower becomes delinquent in repaying a loan, a lender or a servicing agent must perform certain collection procedures
(primarily telephone calls and demand letters) which vary depending upon the length of time a loan is delinquent. The Master Servicer has agreed pursuant to the related Sale and Servicing Agreement to perform (or to cause a Sub-Servicer to perform) collection and servicing procedures on behalf of the related Trust.
However, failure to follow these procedures or failure of the originator of the loan to follow procedures relating to the origination of any Federal Loans could result in adverse consequences. Any such failure could result in the
Department's refusal to make reinsurance payments to the Federal Guarantors or to make Interest Subsidy Payments and Special Allowance Payments to the Eligible
Lender Trustee with respect to such Federal Loans or in the Federal Guarantors'
refusal to honor their Guarantee Agreements with the Eligible Lender Trustee with respect to such Federal Loans. Failure of the Federal Guarantors to receive reinsurance payments from the Department could adversely affect the Federal
Guarantors' ability or legal obligation to make Guarantee Payments to the related Eligible Lender Trustee with respect to such Federal Loans.

     Loss of any such Guarantee Payments, Interest Subsidy Payments or Special
Allowance Payments could adversely affect the amount of Available Funds (as such term is defined in the related Prospectus Supplement, the "Available Funds") on any Distribution Date and the related Trust's ability to pay principal and interest on the Notes of the related series and to make distributions in respect of the Certificates of the related series. Under certain circumstances, unless otherwise specified in the related Prospectus Supplement, the related Trust has the right, pursuant to the related Sale and Servicing Agreement, to cause the
Seller and/or the Depositor, as applicable, to repurchase any Student Loan, or to cause the Master Servicer to arrange for the purchase of any Student Loan, if a breach of the representations, warranties or covenants of the Seller and/or the Depositor and/or the Master Servicer (or such other entity specified in the related Prospectus Statement), as the case may be, with respect to such Student
Loan has a material adverse effect on the interest of the Trust therein and such breach is not cured within any applicable cure period. See "Description of the
Transfer and Servicing Agreements--Sale of Student Loans; Representations and
Warranties" and "--Servicer Covenants." The failure of the Seller (or of the
Depositor to cause the Seller or the Master Servicer (or such other entity specified in the related Prospectus Supplement), as applicable) to so purchase, or of the Master Servicer to arrange for the purchase of, a Student Loan, if so required, would constitute a breach of the related Sale and Servicing Agreement, enforceable by the related Eligible Lender Trustee on behalf of the related
Trust or by the related Indenture Trustee on behalf of the Noteholders of the related series, but would not constitute an Event of Default under the
Indenture.

                                       90

Failure to Comply with Third-Party Servicer Regulations May Adversely Affect
Loan Servicing

     On November 29, 1994, the Secretary of the Department of Education (the
"Secretary") published final regulations amending FFELP. These regulations, among other things, establish requirements governing contracts between holders of federal loans and third-party servicers, establish standards of administrative and financial responsibility for third-party servicers that administer any aspect of a guarantee agency's or lender's participation in the
FFELP and establish sanctions for third-party servicers.

     Under these regulations, a third-party servicer (such as one of the
Sub-Servicers) is jointly and severally liable with its client lenders for liabilities to the Department arising from the servicer's violation of applicable requirements. In addition, if the servicer fails to meet standards of financial responsibility or administrative capability included in the regulations, or violates other FFELP requirements, the regulations authorize the
Department to fine the servicer and/or limit, suspend, or terminate the servicer's eligibility to contract to service FFELP loans. The effect of such a limitation or termination on the servicer's eligibility to service loans already on its system, or to accept new loans for servicing under existing contracts, is unclear. There can be no assurance that a Sub-Servicer will not be fined or held liable by the Department liabilities arising out of its FFELP activities for the
Master Servicer or other client lenders, or that its eligibility will not be limited, suspended, or terminated in the future. If a Sub-Servicer were so fined or held liable, or its eligibility were limited, suspended, or terminated, its ability to properly service the federal loans and to satisfy its obligation to purchase federal loans with respect to which it breaches its representations, warranties or covenants under its related Sub-Servicing Agreement could be adversely affected. However, in the event of a termination of eligibility, each
Sub-Servicing Agreement will provide for the removal of the applicable
Sub-Servicer and the appointment of a successor sub-servicer.

Bankruptcy Considerations

     Effective for bankruptcy actions commenced on or after October 8, 1998,
Federal Loans are generally not dischargeable by a borrower in bankruptcy pursuant to the United States Bankruptcy Code, as amended, as codified in 11
U.S.C. Sections 101-1330 (the "Bankruptcy Code"), unless excepting such debt from discharge will impose an undue hardship on the debtor and the debtor's dependents. However, Private Loans are generally dischargeable by a borrower in bankruptcy unless such Private Loan has been made under any program funded in whole or in part by a governmental unit or non-profit institution.

Recent Developments

     Emergency Student Loan Consolidation Act of 1997. On November 13, 1997,
former President Clinton signed into law the Emergency Student Loan
Consolidation Act of 1997, which made significant changes to the Federal
Consolidation Loan Program. These changes include:

     (1)  providing that federal direct student loans are eligible to be included in a Federal Consolidation Loan;

                                       91

     (2)  changing the borrower interest rate on new Federal Consolidation Loans
          (previously a fixed rate based on the weighted average of the loans consolidated, rounded up to the nearest whole percent) to the annually variable rate applicable to Stafford Loans (i.e., the bond equivalent rate at the last auction in May of 91-day Treasury Bills plus 3.10%, not to exceed 8.25% per annum);

     (3)  providing that the portion of a Federal Consolidated Loan that is comprised of subsidized Stafford Loans retains its subsidy benefits during periods of deferment; and

     (4)  establishing prohibitions against various forms of discrimination in the making of Federal Consolidation Loans.

Except for the last of the above changes, all such provisions expired on
September 30, 1998. The combination of the change to a variable rate and the
8.25% interest cap reduced the lender's yield in most cases below the rate that would have been applicable under the previous weighted average formula.

     FY 1998 Budget. In the 1997 Budget Reconciliation Act (P.L. 105-33),
several changes were made to the Higher Education Act that impact the FFELP.
These provisions include, among other things, requiring federal guarantors to return $1 billion of their reserves to the U.S. Treasury by September 1, 2002
(to be paid in annual installments), greater restrictions on use of reserves by federal guarantors and a continuation of the administrative cost allowance payable to federal guarantors (which is a fee paid to federal guarantors equal to 0.85% of new loans guaranteed).

     1998 Amendments. On May 22, 1998, Congress passed, and on June 9, 1998, the
President signed into law, a temporary measure relating to the Higher Education
Act and FFELP loans as part of the Intermodal Surface Transportation Efficiency
Act of 1998 that revised interest rate changes under the FFELP that were scheduled to become effective on July 1, 1998. For loans made during the period
July 1, 1998 through September 30, 1998, the borrower interest rate for Stafford
Loans and Unsubsidized Stafford Loans is reduced to a rate of 91-day Treasury
Bill Rate plus 2.30% (1.70% during school, grace and deferment), subject to a maximum rate of 8.25%. As described below, The formula for Special Allowance
Payments on Stafford Loans and Unsubsidized Stafford Loans is calculated to produce a yield to the loan holder of 91-day Treasury Bill Rate plus 2.80%
(2.20% during school, grace and deferment).

     1998 Reauthorization Bill. On October 7, 1998, former President Clinton signed into law the Higher Education Amendments of 1998 (the "1998
Reauthorization Bill"), which enacted significant reforms in FFELP. The major provisions of the 1998 Reauthorization Bill include the following:

     .    All references to a "transition" to full implementation of the Federal
          Direct Student Loan Program were deleted from the FFELP statute.

     .    Guarantor reserve funds were restructured so that federal guarantors are provided with additional flexibility in choosing how to spend certain funds they receive.

                                       92

     .    Additional recall of reserve funds by the Secretary was mandated, amounting to $85 million in fiscal year 2002, $82.5 million in fiscal year 2006, and $82.5 million in fiscal year 2007. However, certain minimum reserve levels are protected from recall.

     .    The administrative cost allowance was replaced by two (2) new payments, a Student Loan processing and issuance fee equal to 65 basis points (40 basis points for loans made on or after October 1, 2003)
          paid at the time a loan is guaranteed, and an account maintenance fee of 12 basis points (10 basis points for fiscal years 2001-2003) paid annually on outstanding guaranteed Student Loans.

     .    The percentage of collections on defaulted Student Loans a federal guarantor is permitted to retain is reduced from 27% to 24% (23%
          beginning on October 1, 2003) plus the complement of the reinsurance percentage applicable at the time a claim was paid to the lender on the Student Loan.

     .    Federal reinsurance provided to federal guarantors is reduced from 98%
          to 95% for Student Loans first disbursed on or after October 1, 1998.

     .    The delinquency period required for a loan to be declared in default is increased from 180 days to 240 days for loans on which the first day of delinquency occurs on or after the date of enactment of the
          1998 Reauthorization Bill.

     .    Interest rates charged to borrowers on Stafford Loans, and the yield for Stafford Loan holders established by the 1998 Amendments, were made permanent.

     .    Federal Consolidation Loan interest rates were revised to equal the weighted average of the loans consolidated rounded up to the nearest one-eighth of 1%, capped at 8.25%. When the 91-day Treasury Bill Rate plus 3.1% exceeds the borrower's interest rate, Special Allowance
          Payments are made to make up the difference.

     .    The lender-paid offset fee on Federal Consolidation Loans of 1.05% is reduced to .62% for loans made pursuant to applications received on or after October 1, 1998 and on or before January 31, 1999.

     .    The Federal Consolidation Loan interest rate calculation was revised to reflect the rate for Federal Consolidation Loans, and will be effective for loans on which applications are received on or after
          February 1, 1999.

     .    Lenders are required to offer extended repayment schedules to new borrowers after the enactment of the 1998 Reauthorization Bill who accumulate after such date outstanding loans under FFELP totaling more than $30,000, under these extended schedules the repayment period may extend up to 25 years subject to certain minimum repayment amounts.

                                       93

     .    The Secretary is authorized to enter into six (6) voluntary flexible agreements with federal guarantors under which various statutory and regulatory provisions can be waived.

     .    Federal Consolidation Loan lending restrictions are revised to allow lenders who do not hold one of the borrower's Underlying Federal Loans to issue a Federal Consolidation Loan to a borrower whose Underlying
          Federal Loans are held by multiple holders.

     .    Inducement restrictions were revised to permit federal guarantors and lenders to provide assistance to schools comparable to that provided to schools by the Secretary under the Federal Direct Student Loan
          Program.

     .    The Secretary is now required to pay off Student Loan amounts owed by borrowers due to failure of the borrower's school to make a tuition refund allocable to the Student Loan.

     .    Discharge of FFELP and certain other Student Loans in bankruptcy is now limited to cases of undue hardship regardless of whether the
          Student Loan has been due for more than seven (7) years prior to the bankruptcy filing.

     Departments of Labor, Health and Human Services, and Education, and Related
Agencies Appropriations Act, 2001. On December 21, 2000, former President
Clinton signed into law the Departments of Labor, Health and Human Services, and
Education, and Related Agencies Appropriations Act, 2001 (P.L. No. 106-554) (the
"Consolidated Appropriations Act"). In response to the Department of Treasury's announced intention to discontinue auctions of new 52-week Treasury Bills, the
Consolidated Appropriations Act amended the Higher Education Act to tie the calculation of interest rates on variable rate SLS and PLUS Loans for periods beginning on or after July 1, 2001 to the weekly average 1-year constant maturity Treasury yield. This revision is not expected to materially affect the yield to holders of SLS or PLUS loans.

     Electronic Signatures in Global and National Commerce Act. The Electronic
Signatures in Global and National Commerce Act, commonly referred to as the
"E-Sign Act," became law on June 30, 2000. The E-Sign Act generally covers all transactions and related records required to be in writing. Under the E-Sign
Act, FFELP guaranty agencies, lenders, schools and borrowers are authorized to use electronic records and electronic signatures in lieu of traditional paper records and handwritten signatures. This authority took effect June 30, 2001. In
April, 2001, the Department issued standards for electronic signatures in electronic student loan transactions ("Standards"). In the Standards, the
Department stated that a lender or holder whose processes for electronic signatures and related electronic records satisfy the Standards will be protected from the loss of Federal benefits on a Student Loan if the Student
Loan is determined to be legally unenforceable by a court based solely on the processes used for the electronic signature or related records.

                                       94

                             INCOME TAX CONSEQUENCES

     Set forth below is a general summary of the material federal and
Pennsylvania state income tax consequences of the purchase, ownership and disposition of the Notes and the Certificates. Thompson Hine LLP ("Federal Tax
Counsel") has reviewed this summary with respect to federal income tax matters and is of the opinion that the descriptions of the law and legal conclusions contained herein are correct in all material respects and the discussions hereunder fairly summarize the federal income tax considerations that are likely to be material to Noteholders and Certificateholders. Kirkpatrick & Lockhart LLP
("Pennsylvania Tax Counsel") has reviewed this summary with respect to
Pennsylvania income and franchise tax matters and is of the opinion that the descriptions of the law and legal conclusions contained herein are correct in all material respects and the discussions hereunder fairly summarize the
Pennsylvania income and franchise tax considerations that are likely to be material to Noteholders and Certificateholders. The summary is intended as an explanatory discussion of the possible effects of certain federal and
Pennsylvania income tax consequences to holders generally, but does not purport to furnish information in the level of detail or with the attention to a holder's specific tax circumstances that would be provided by a holder's own tax advisor. For example, it does not discuss the tax treatment of Noteholders or
Certificateholders that are insurance companies, regulated investment companies or dealers in securities. In addition, any discussion regarding the Notes is limited to the federal and Pennsylvania income tax consequences of the initial
Noteholders and not a purchaser in the secondary market. Moreover, there are no cases or Internal Revenue Service ("IRS") rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the Notes and the Certificates. As a result, the IRS may disagree with all or a part of the discussion below. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes and the Certificates.

     With respect to federal tax matters, the following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the
"Code"), the Treasury Regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive.
Each Trust will be provided with an opinion of Federal Tax Counsel regarding certain federal income tax matters discussed below and an opinion of
Pennsylvania Tax Counsel regarding certain Pennsylvania State income tax matters discussed below, which opinions will be filed with the Commission on a Form 8-K prior to the sale of the securities issued by such Trust. An opinion of Federal
Tax Counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the Trust, the Notes, the Certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified herein, to each Trust and the Notes, Certificates and related terms, parties and documents applicable to such Trust. Each prospective investor should consult with its tax advisor as to the federal, state, local, foreign and any other tax consequences of the purchase, ownership and disposition of securities specific to such prospective investor.

                                       95

                       FEDERAL TAX CONSEQUENCES FOR TRUSTS
                    FOR WHICH A PARTNERSHIP ELECTION IS MADE

Tax Characterization of the Trust

     Federal Tax Counsel will deliver its opinion that the Trust will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with.
There is, however, no specific authority with respect to the characterization for federal income tax purposes of securities having the same terms as the Notes and the Certificates.

     Possible Alternative Treatment of the Trust. If, contrary to the opinion of
Federal Tax Counsel, the Trust were taxable for federal income tax purposes as a corporation, the income from the Student Loans (reduced by deductions, possibly including interest on the Notes) would be subject to federal income tax at corporate rates, which could materially reduce or eliminate the cash that would otherwise be available to make payments on the Notes and the Certificates (and the Certificateholders could be liable for any such tax that is unpaid by the
Trust).

Tax Consequences to Holders of the Notes

     Treatment of the Notes as Indebtedness. Federal Tax Counsel will deliver an opinion to the Trust that the Notes will be classified as debt for federal income tax purposes. The Seller or the Depositor, as applicable, will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

     Original Issue Discount. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars, that the interest formula for the
Notes meets the requirements for "qualified stated interest" under Treasury
Regulations (the "OID Regulations") relating to original issue discount ("OID"), and that any OID on the Notes (i.e., any excess of the stated redemption price at maturity of the Notes, generally the principal amount of the Notes, over their issue price) is less than a de minimis amount (i.e., 0.25% of their principal amount multiplied by the weighted number of full years included in their term), all within the meaning of the OID Regulations. If these conditions are not satisfied with respect to any given series of Notes, additional tax considerations with respect to such Notes will be disclosed in the related
Prospectus Supplement.

     Interest Income on the Notes. The stated interest on the Notes will be taxable to a Noteholder as ordinary income when received or accrued in accordance with the Noteholder's method of tax accounting. Based on the above assumptions, the Notes will not be considered issued with OID. However, because of limitations on the payment of interest on the Notes to the extent of the
Trust's having insufficient Available Funds, the IRS may contend that the Notes should be treated as having been issued with OID. In such case, Noteholders
(regardless of whether they otherwise use the cash or accrual method of accounting) would be required to include interest on the Notes in taxable income on a constant-yield accrual basis. However, until

                                       96

the IRS determines otherwise, the Trust intends to take the position that the
Notes are not issued with OID.

     Under the OID Regulations, a holder of a Note that was issued with a de minimis amount of OID must include such OID generally in income, on a pro rata basis, as principal payments are made on the Note. Alternatively, a Noteholder may elect to accrue all interest, discount (including de minimis market discount or OID) and premium in income as interest, based on a constant-yield method. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

     Sale or Other Disposition. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the
Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Any such gain or loss would be long-term capital gain or loss if the Noteholder's holding period exceeded one year. Capital losses generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

     Foreign Holders. Interest paid (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other person that is not a United
States person as such term is defined in the Code and the Treasury Regulations thereunder (a "foreign person") generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, provided, that

     (a)  the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person

     (b)  the foreign person is not actually or constructively a "10 percent shareholder" of the Trust or the Seller or the Depositor, as applicable, (including a holder of 10% of the outstanding
          Certificates) or a "controlled foreign corporation" with respect to which the Trust or the Seller or the Depositor, as applicable, is a
          "related person" within the meaning of the Code, and

     (c)  the foreign person provides the Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8BEN or other successor form), signed under penalty of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address.

                                       97

     In the case of a Note held on behalf of the beneficial owner by a securities clearing organization, bank, or other financial institution holding customers' securities in the ordinary course of its trade or business, the financial institution:

     .    files with the withholding agent a statement that it has received the
          Form W-8BEN or other successor form from the holder and furnishes the withholding agent with a copy thereof, or

     .    files Form W-8IMY and has entered into an agreement with the IRS to be treated as a qualified intermediary.

     For purposes of the certification requirements, the beneficial owners of payments on a Note are those persons that, under United States tax principles, are the taxpayers with respect to which such payments, rather than persons such as nominees or agents legally entitled to such payments.

     With respect to Notes held by a foreign partnership, unless the foreign partnership has entered into a withholding agreement with the IRS, the foreign partnership will generally be required to provide a Form W-8IMY or other successor form and to associate with such form an appropriate certification or other appropriate documentation from each partner. With respect to a note held by a United States partnership, payments on the note are treated as payments to a United States payee, even if the partnership has one or more foreign partners.

     Prospective investors, including foreign partnerships and their partners, should consult their tax advisers regarding possible additional reporting requirements.

     If such interest is not portfolio interest, then it will be subject to
United States federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person generally will be exempt from
United States federal income and withholding tax, provided that (x) such gain is not effectively connected with the conduct of a trade or business in the United
States by the foreign person and (y) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

     If the interest, gain or income on a Note held by a foreign person is effectively connected with the conduct of a trade or business in the United
States by the foreign person (although exempt from the withholding tax previously discussed if the holder provides an appropriate statement on Form
W-8ECI), the holder generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the foreign person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty (as modified by the branch profits tax rules).

                                       98

     Backup Withholding. Each holder of a Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalty of perjury, a certificate setting forth the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the related Trust will be required to withhold 30.5% (such amount will be reduced in stages to 28% by the year 2006)
of the amount otherwise payable to the holder and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

     Possible Alternative Treatments of the Notes. If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more classes of Notes did not represent debt for federal income tax purposes, such class or classes of Notes might be treated as equity interests in the Trust. If so treated, the Trust might be treated as a publicly traded partnership but it would not be taxable as a corporation because it would meet certain qualifying income tests.

     Nonetheless, even if the Trust were not taxable as a corporation, the treatment of Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders of such Notes. For example, income from certain classes of Notes to certain tax-exempt entities
(including pension funds) might be "unrelated business taxable income," income to foreign holders may be subject to U.S. withholding tax and U.S. tax return filing requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of Trust expenses. In the event one or more classes of Notes were treated as interests in a partnership, the consequences governing the Certificates as equity interests in a partnership described below under "Federal Tax Consequences For Trusts For Which a
Partnership Election is Made--Tax Consequences to Holders of the Certificates"
would generally apply to the holders of such Notes.

FASITs

     Sections 860H through 860L to the Code (the "FASIT Provisions") provide for a new type of entity for federal income tax purposes known as a "financial asset securitization investment trust" (a "FASIT"). In general, the FASIT legislation enables trusts such as the Trust to elect to be treated as a pass-through entity not subject to federal entity-level income tax (except with respect to certain prohibited transactions) and to issue securities that would be treated as debt for federal income tax purposes. Many technical issues relating to the taxation of FASITs and the holders of FASIT interests are addressed in proposed Treasury
Regulations issued February 4, 2000, including proposed rules for determining whether the FASIT has engaged in a prohibited loan origination transaction, and the requirement that more than 99 percent of a FASIT's assets must be permitted assets, along with a listing of assets qualifying as permitted assets.
Additionally, these proposed Treasury Regulations contain a broad anti-abuse rule to counteract those instances where the IRS determines that a FASIT was formed or used for a purpose other than promoting the spreading of credit risk on debt instruments by facilitating the securitization of debt instruments. The proposed Treasury Regulations will become effective on the date final Treasury
Regulations are issued, except for the anti-abuse rule which is proposed to apply beginning February 4, 2000. If a Trust is intended to qualify as a FASIT for federal

                                       99

income tax purposes, the Prospectus Supplement will so indicate and will further describe the tax consequences of such election therein.

Tax Consequences to Holders of the Certificates

     The following discussion only applies to a Trust which issues one or more classes of Certificates and assumes that all payments on the Certificates are denominated in U.S. dollars, that a series of Securities includes a single class of Certificates and that the Certificates are sold to both the Seller or the
Depositor, as applicable, and to persons other than the Seller or the Depositor, as applicable. If these conditions are not satisfied with respect to any given series of Certificates, any additional tax considerations with respect to such
Certificates will be disclosed in the applicable Prospectus Supplement.

Classification as a Partnership

     Treatment of the Trust as a Partnership. The Seller or the Depositor, as
applicable, and the Master Servicer will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust as a partnership for purposes of federal, state and local income and franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the
Certificateholders (including the Seller or the Depositor, as applicable, both in its capacity as owner of Certificates and as recipient of distributions from the Reserve Account, if any), and the Notes being debt of the partnership. There is, however, no specific authority with respect to the proper characterization of the arrangement involving the Trust, the Certificateholders, the Noteholders,
the Seller or the Depositor, as applicable, and the Master Servicer.

     Under the provisions of Subchapter K of the Code, a partnership is not considered a separate taxable entity. Instead, partnership income is allocated to each of the partners and taxed in each partner's hands. The partnership is generally treated as an entity, however, for computing partnership income, determining the tax consequences of transactions between a partner and the partnership, and characterizing the gain on the sale or exchange of a partnership interest.

     Partnership Taxation. As a partnership, the Trust will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account the holder's allocated share of income, gains, losses, deductions and credits of the Trust. The Trust's income will consist primarily of interest and finance charges earned on the Student Loans (including appropriate adjustments for market discount, OID and bond premium), investment income from investments of amounts on deposit in any related Trust Accounts and any gain upon collection or disposition of Student Loans. The Trust's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of
Student Loans.

     Guaranteed Payments. Under the Trust Agreement, payments on the
Certificates at the Pass-Through Rate (including accruals on amounts previously due on the Certificates but not yet distributed) will be treated as "guaranteed payments" under Section 707(c) of the Code. Guaranteed payments are payments to partners for the use of their capital and, in the present circumstances, are treated as deductible to the Trust and ordinary income to the

                                      100

Certificateholders. The Trust will have a calendar year and will deduct the guaranteed payments under the accrual method of accounting. Certificateholders with a calendar tax year are required to include the payments in income in their taxable year that corresponds to the year in which the Trust deducts the payments, and the Certificateholders with a different taxable year are required to include the payments in income in their taxable year that includes the
December 31st of the year in which the Trust deducts the payments. It is possible that guaranteed payments will not be treated as interest for all purposes of the Code.

     Allocation of Tax Items. The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury Regulations and the partnership agreement (here, the Trust Agreement and related documents). The
Trust Agreement will provide, in general, that in addition to the guaranteed payments described above, the Certificateholders will be allocated the following tax items of the Trust for each Interest Period (as defined in the applicable
Prospectus Supplement, an "Interest Period"):

     (a)  any Trust income attributable to discount on the Student Loans that corresponds to any excess of the principal amount of the Certificates over their initial issue price;

     (b)  any Trust expense attributable to the amortization by the Trust of premium on Student Loans that corresponds to any excess of the issue price of Certificates over their principal amount; and

     (c)  all other amounts of income payable to the Certificateholders for such
          Interest Period.

     All remaining taxable income of the Trust will be allocated to the Seller or the Depositor, as applicable. Losses will generally be allocated in the manner in which they are borne. Based on the economic arrangement of the parties, this approach for allocating Trust tax items should be permissible under applicable Treasury Regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to
Certificateholders. Moreover, even under the foregoing method of allocation,
Certificateholders may be allocated income equal to the entire amount of interest accruing on the Certificates for an Interest Period, based on the
Pass-Through Rate plus the other items described above, even though the Trust might not make (or have sufficient cash to make) current cash distributions of such amount. Thus, cash basis holders will, in effect, be required to report income from the Certificates on the accrual basis, and Certificateholders may become liable for taxes on Trust income even if they have not received cash from the Trust to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but
Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

     Additionally, all of the guaranteed payments and the taxable income allocated to a Certificateholder that is a tax-exempt entity may constitute
"unrelated business taxable income," which, under the Code, is generally taxable to such a holder despite the holder's tax exempt status.

                                      101

     An individual taxpayer's share of expenses of the Trust (including fees to the Master Servicer but not interest expenses) are miscellaneous itemized deductions which are deductible only to the extent they exceed two percent of the individual's adjusted gross income (and not at all for alternative minimum tax purposes). Accordingly, such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust. These deductions may also be subject to reduction under Section 68 of the Code if an individual taxpayer's adjusted gross income exceeds certain limits.

     The Trust intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each of the Student Loans, the Trust might be required to incur additional expense, but it is believed that there would not be a material adverse effect on Certificateholders.

     Computation of Income. Taxable income of the Trust will be computed at the
Trust level and the portion allocated to the Certificateholders will be allocated to them pro rata. Consequently, the method of accounting for taxable income will be chosen by, and any elections (such as those described below with respect to the market discount rules) will be made by the Trust rather than the
Certificateholders. The Trust intends, to the extent possible, to (x) have the taxable income of the Trust computed under the accrual method of accounting and
(y) adopt a calendar-year taxable year for computing the taxable income of the
Trust. The tax year of the Trust, however, is generally determined by reference to the tax years of the Certificateholders. An owner of a Certificate is required to include its pro rata share of Trust income for a taxable year as determined by the Trust in such Certificateholder's gross income for its taxable year in which the taxable year of the Trust ends.

     Section 708 Termination. Under Section 708 of the Code, if 50% or more of the outstanding interests in the Trust are sold or exchanged within any 12-month period, the Trust will be deemed to terminate and then be reconstituted for federal income tax purposes. If a termination occurs, the Trust will be considered to contribute all of its assets and liabilities to the Trust, as a new partnership, for an interest in the new partnership; and immediately thereafter, the Trust, as the former partnership, will be considered to distribute interests in the new partnership to the Certificateholders in proportion to their respective interests in the former partnership in liquidation of the former partnership. If a sale of the Certificates terminates the Trust under Section 708 of the Code, a Certificateholder's basis in its ownership interest would not change. The Trust's taxable year would also terminate as a result of a constructive termination and, if the
Certificateholder's taxable year is different from the Trust's, the termination could result in the "bunching" of more than 12 month's income or loss of the
Trust in such Certificateholder's income tax return for the year in which the
Trust was deemed to terminate. A liquidation of interests is not considered a sale or exchange of interests for purposes of applying this constructive termination rule.

     The Trust will not comply with certain technical requirements that might apply if a constructive termination were to occur. As a result, the Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust might not be able to comply due to a lack of data.

                                      102

     Discount and Premium. To the extent that OID, if any, on the Student Loans exceeds a de minimis amount, the Trust would have OID income. As indicated
above, a portion of such OID income may be allocated to the Certificateholders.

     Moreover, the purchase price paid by the Trust for the Student Loans may be greater or less than the remaining aggregate principal balances of the Student
Loans at the time of purchase. If so, the Student Loans will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust will make this calculation on an aggregate basis, but might be required to recompute it on a loan by loan basis.)

     If the Trust acquires the Student Loans at a market discount or premium, the Trust will elect to include any such discount in income currently as it accrues over the life of the Student Loans or to offset any such premium against interest income over the life of the Student Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to
Certificateholders.

     Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold.
Any such gain or loss would be long-term capital gain or loss if the
Certificateholder's holding period exceeded one year. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust income (includible in gross income) and decreased by any distributions received or losses allocated with respect to such Certificate. In addition, both the tax basis in the Certificate and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in the
Certificates and, upon sale or other disposition of some of the Certificates, allocate a pro rata portion of such aggregate tax basis to the Certificates sold
(rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

     Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Student Loans would generally be treated as ordinary income to the holder. Since the Trust will make an election to include market discount, if any, in income currently as it accrues over the life of the Student Loans, there may be little, if any, unrecognized accrued market discount at the time a Certificate is sold.

     If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

     Allocations Between Transferors and Transferees. In general, the Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect the tax liability and tax basis of the holder) attributable to periods before the actual purchase takes place.

                                      103

     The use of such a monthly convention may not be permitted by existing laws and regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust might be reallocated among the Certificateholders. The Seller or the Depositor, as applicable, is authorized to revise the Trust's method of allocation between transferors and transferees to conform to a method permitted by future laws, regulations or other IRS guidance.

     Section 754 Election. In the event that a Certificateholder sells a
Certificate at a profit (or loss), the purchasing Certificateholder will have a higher (or lower) basis in the Certificate than the selling Certificateholder had. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under Section
754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of
Trust income than would be appropriate based on their own purchase price for
Certificates.

     Administrative Matters. The Eligible Lender Trustee is required to keep or cause to be kept complete and accurate books of the Trust. The Eligible Lender
Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and will report each Certificateholder's allocable share of items of Trust income and expense to holders and the IRS on
Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information returns filed by the Trust or be subject to penalties unless the holder timely notifies the IRS of all such inconsistencies.

     Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner (a) the name, address and taxpayer identification number of such person,
(b) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (c) certain information on
Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act that holds Certificates as a nominee is not required to furnish any such information statement to the Trust. The information referred to above for any calendar year must be furnished to the
Trust on or before the following January 31st. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

     The Seller or the Depositor, as applicable, will be designated as "tax matters partner" in the related Trust Agreement and, as such, will be responsible for representing the

                                      104

Certificateholders in certain disputes with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before the later of three years after the date on which the partnership information return is filed or the last day for filing such return for such year (determined without regard to extensions). Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the
Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the
Trust. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the
Trust.

     Tax Consequences to Foreign Certificateholders. It is not clear whether the
Trust would be considered to be engaged in a trade or business in the United
States for purposes of federal withholding taxes with respect to non-U.S.
persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Accordingly, the Trust will withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold. The Trust expects to withhold on the portion of its taxable income that is allocable to foreign
Certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and at the highest marginal rate set forth in Section 1(c) of the Code for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures. In determining a holder's withholding status, the Trust may rely on Form W-8BEN,
Form W-9 or the holder's certification of non-foreign status signed under penalty of perjury.

     Each foreign holder may be required to file a U.S. individual or corporate income tax return (including in the case of a corporation, the branch profits tax) on its share of the Trust's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust in order to assure appropriate crediting of the taxes withheld. Each foreign holder will be subject to United States federal income tax and withholding tax at a rate of 30 percent on the holder's share of guaranteed payments, unless reduced or eliminated pursuant to an applicable treaty. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust in excess of those that are withheld with respect to guaranteed payments, taking the position that those taxes were not due because the Trust was not engaged in a U.S. trade or business. Each potential foreign Certificateholder should consult its tax advisor as to whether the tax consequences of holding a Certificate make it an unsuitable investment.

     Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 30.5% (such amount will be reduced in stages to 28% by the year 2006) if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

                                      105

                FEDERAL TAX CONSEQUENCES FOR TRUSTS IN WHICH ALL
            CERTIFICATES ARE RETAINED BY THE SELLER OR THE DEPOSITOR

Tax Characterization of the Trust

     Federal Tax Counsel will deliver its opinion that a Trust, which issues one or more classes of Notes to investors and all the Certificates of which are retained by the Seller or the Depositor, as applicable, will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes, assuming that no election will be made to treat the
Trust as a corporation for federal income tax purposes. In such a case, the
Seller or the Depositor, as applicable, and the Master Servicer will agree to treat the Trust as a division of the Seller or the Depositor, as applicable, for purposes of federal, state and local income and franchise tax and any other tax measured in whole or in part by income; consequently, the Trust will be disregarded as an entity separate from the Seller or the Depositor, as applicable.

Tax Consequences to Holders of the Notes

     Treatment of the Notes as Indebtedness. As discussed above, Federal Tax
Counsel will deliver an opinion to the Trust that the Notes will be classified as debt for federal income tax purposes. The Seller or the Depositor, as applicable, will agree, and the Noteholders will agree by their purchase of
Notes, to treat the Notes as debt for federal income tax purposes. Assuming such characterization of the Notes is correct, the federal income tax consequences to
Noteholders described above under "Federal Tax Consequences For Trusts For Which a Partnership Election is Made--Tax Consequences to Holders of the Notes" would apply to the Noteholders.

                       PENNSYLVANIA STATE TAX CONSEQUENCES

Pennsylvania Income and Franchise Tax Consequences with Respect to the Notes

     If a majority of the Student Loans of a Trust are serviced by the
Pennsylvania Higher Education Assistance Agency ("PHEAA"), it may be argued that the principal place of business of such Trust will be in the Commonwealth of
Pennsylvania. There is no authority in Pennsylvania addressing the question of whether the Notes will be treated as debt or equity for Pennsylvania purposes.
Furthermore, Pennsylvania does not necessarily adopt Federal income tax definitions in characterizing income for state tax purposes. Nonetheless, subject to the foregoing uncertainties, if a majority of the Student Loans of a
Trust are serviced by PHEAA, Pennsylvania Tax Counsel will, prior to the issuance of the Notes and Certificates, deliver its opinion to the Trust that, assuming the Notes are treated as debt for Federal income tax purposes, the
Notes will be treated as debt for Pennsylvania income tax purposes. Noteholders not otherwise subject to taxation in Pennsylvania should not become subject to taxation in Pennsylvania solely because of a holder's ownership of Notes.
However, for Pennsylvania resident Noteholders otherwise subject to Pennsylvania tax, the interest on the Notes will be included in Pennsylvania taxable income.

Pennsylvania Income and Franchise Tax Consequences with Respect to the
Certificates

     Because state and local income and franchise tax laws vary greatly, it is impossible to predict the income and franchise tax consequences to the
Certificateholders in all of the state and

                                      106

local taxing jurisdictions in which they are already subject to tax.
Certificateholders are urged to consult their own advisors with respect to state and local income and franchise taxes. However, Pennsylvania Tax Counsel will, prior to the issuance of the Notes and Certificates, deliver its opinion that the Trust will not be subject to Pennsylvania corporate net income tax or capital stock franchise tax or any other Pennsylvania entity level income or franchise tax. There is no assurance, however, that this conclusion will not be challenged by the Pennsylvania taxing authorities or, if challenged, that the taxing authorities will not be successful. If the Trust were subject to an entity level tax in Pennsylvania, any such tax could materially reduce or eliminate cash that would otherwise be distributable with respect to the
Certificates (and Certificateholders could be liable for any such tax that is unpaid by the Trust). Certificateholders not otherwise subject to taxation in
Pennsylvania should not become subject to taxation in Pennsylvania solely because of a holding ownership of Certificates. However, for Pennsylvania resident Certificateholders otherwise subject to Pennsylvania tax, the distributions on the Certificates will be included in Pennsylvania taxable income.

     The federal and Pennsylvania tax discussions set forth above are included for general information only and may not be applicable depending upon a
Noteholder's or Certificateholder's particular tax situation. Prospective purchasers should consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of Securities, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal, Pennsylvania or other tax laws.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and/or the Code impose certain requirements on employee benefit plans and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts (and, as applicable, insurance company general accounts) in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code ("Plans") and on
persons who are fiduciaries with respect to such Plans in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of
ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Notes without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and
501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, Section 406 of ERISA and Section 4975 of the
Code prohibit a broad range of transactions involving assets of Plan and persons
(parties in interest under ERISA and disqualified persons under the Code, collectively, "Parties in Interest") who have certain specified relationships to the Plan unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to

                                      107

Section 4975 of the Code or a penalty imposed pursuant to Section 502(i) of
ERISA, unless a statutory, regulatory or administrative exemption is available.
These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

The Notes

     Unless otherwise specified in the related Prospectus Supplement, the Notes of each series may be purchased by a Plan. The Trust, any underwriter, the
Eligible Lender Trustee, the Indenture Trustee, the Master Servicer, the
Administrator, any provider of credit support or any of their affiliates may be considered to be or may become Parties in Interest with respect to certain
Plans. Prohibited transactions under Section 406 of ERISA and Section 4975 of the Code may arise if a Note is acquired by a Plan with respect to which such persons are Parties in Interest unless such transactions are subject to one or more statutory or administrative exemptions, such as:

     .    Prohibited Transaction Class Exemption ("PTCE") 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager";

     .    PTCE 90-1, which exempts certain transactions between insurance company separate accounts and Parties in Interest;

     .    PTCE 91-38, which exempts certain transactions between bank collective investment funds and Parties in Interest;

     .    PTCE 95-60, which exempts certain transactions between insurance company general accounts and Parties in Interest; or

     .    PTCE 84-14, which exempts certain transactions effected on behalf of a
          Plan by a "qualified professional asset manager."

There can be no assurance that any of these class exemptions will apply with respect to any particular Plan investment in Notes or, even if it were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with such investment. Accordingly, prior to making an investment in the Notes, investing Plans should determine whether the Trust, any underwriter, the Eligible Lender Trustee, the Indenture Trustee, the Master
Servicer, the Administrator, or any provider of credit support or any of their affiliates is a Party in Interest with respect to such Plan and, if so, whether such transaction is subject to one or more statutory, regulatory or administrative exemptions.

     The purchaser of Notes is deemed to have represented that either: (A) the purchaser is not acquiring the Notes directly or indirectly for, or on behalf of, a Benefit Plan or any entity whose underlying assets are deemed to be plan assets of such Benefit Plan, or (B) the acquisition and holding of the Notes by the purchaser qualifies for prohibited transaction exemptive relief under PTCE
95-60, PTCE 96-23, PTCE 91-38, PTCE 90-1, PTCE 84-14 or some other applicable exemption.

                                      108

     Any Plan fiduciary considering whether to invest in Notes on behalf of a
Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the
Code to such investment. Each Plan fiduciary also should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Notes is appropriate for the Plan, considering the overall investment policy of the Plan and the composition of the
Plan's investment portfolio, as well as whether such investment is permitted under the governing Plan instruments.

The Certificates

     Unless otherwise specified in the Prospectus Supplement, the Certificates of each series may not be purchased by a Plan or by any entity whose underlying assets include plan assets by reason of a plan's investment in the entity (each, a "Benefit Plan"). Such purchase of an equity interest in the Trust will result in the assets of the Trust being deemed assets of a Benefit Plan for the purposes of ERISA and the Code and certain transactions involving the Trust may then be deemed to constitute prohibited transactions under Section 406 of ERISA and Section 4975 of the Code. A violation of the "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons.

     By its acceptance of a Certificate, each Certificateholder will be deemed to have represented and warranted that it is not a Benefit Plan.

     If a given series of Certificates may be acquired by a Benefit Plan because of the application of an exception contained in a regulation or administrative exemption issued by the United States Department of Labor, such exception will be discussed in the related Prospectus Supplement.

                                      * * *

     A plan fiduciary considering the purchase of Securities of a given series should consult its tax and/or legal advisors regarding whether the assets of the related Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                              PLAN OF DISTRIBUTION

     On the terms and conditions set forth in an underwriting agreement with respect to the Notes of a given series and an underwriting agreement with respect to the Certificates of such series (collectively, the "Underwriting
Agreements"), the Seller or the Depositor, as applicable, will agree to cause the related Trust to sell to the underwriters named therein and in the related
Prospectus Supplement, and each of such underwriters will severally agree to purchase, the principal amount of each class of Notes and Certificates, as the case may be, of the related series set forth therein and in the related
Prospectus Supplement.

     In each of the Underwriting Agreements with respect to any given series of
Securities, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the Notes and Certificates, as the case may be, described therein which are offered

                                      109

hereby and by the related Prospectus Supplement if any of such Notes and
Certificates, as the case may be, are purchased.

     Each Prospectus Supplement will either (x) set forth the price at which each class of Notes and Certificates, as the case may be, being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such Notes and Certificates, as the case may be, or (y) specify that the related Notes and Certificates, as the case may be, are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any such Notes and Certificates, as the case may be, such public offering prices and such concessions may be changed.

     Until the distribution of the Securities is completed, rules of the
Commission may limit the ability of the underwriters and certain selling group members to bid for and purchase the Securities. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the Securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Securities.

     If an underwriter creates a short position in the Securities in connection with the offering (i.e., if it sells more Securities than are set forth on the cover page of the related Prospectus Supplement), the underwriter may reduce that short position by purchasing Securities in the open market.

     An underwriter may also impose a penalty bid on certain underwriters and selling group members. This means that if the underwriter purchases Securities in the open market to reduce the underwriters' short position or to stabilize the price of the Securities, it may reclaim the amount of the selling concession from the underwriters and selling group members who sold those Securities as part of the offering.

     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it discourages resales of the security.

     Neither the Seller or the Depositor, as applicable, nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the
Securities. In addition, neither the Seller or the Depositor, as applicable, nor the underwriters make any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

     Each Underwriting Agreement will provide that the Seller or the Depositor, as applicable, will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof.

     Each Trust may, from time to time, invest the funds in its Trust Accounts in Eligible Investments acquired from such underwriters.

                                      110

     Pursuant to each of the Underwriting Agreements with respect to a given series of Securities, the closing of the sale of any class of Securities subject to either thereof will be conditioned on the closing of the sale of all other such classes subject to either thereof.

     This Prospectus may be used by McDonald Investments Inc. ("McDonald
Investments"), a wholly-owned subsidiary of KeyCorp and an affiliate of the
Seller, the Depositor and the Master Servicer, or its successors, in connection with offers and sales related to market-making transactions in the Securities in which McDonald Investments acts as a principal. McDonald Investments may also act as agent in such transactions. McDonald Investments is a member of the New
York Stock Exchange, Inc. McDonald Investments is not a bank or thrift, is an entity separate from the Seller, the Depositor and the Master Servicer, and is
solely responsible for its own contractual obligations and commitments.

     The place and time of delivery for the Securities in respect of which this
Prospectus is delivered will be set forth in the related Prospectus Supplement.

                                  LEGAL MATTERS

     Certain legal matters relating to the Securities of any series will be passed upon for the related Trust, the Seller and/or the Depositor, as applicable, and the Administrator by Forrest F. Stanley, Esq., General Counsel
and Assistant Secretary of the Seller, as counsel for the Seller, and the
Depositor, and by Thompson Hine LLP, Cleveland, Ohio. Certain federal income tax and other matters will be passed upon for the Trust by Thompson Hine LLP.
Certain Pennsylvania state income tax matters will be passed upon for each Trust by Kirkpatrick & Lockhart LLP.

                                      111

                            INDEX OF PRINCIPAL TERMS

                                                                            Page

1992 Amendments...............................................................20
1993 Act......................................................................44
1998 Amendments...............................................................20
1998 Reauthorization Bill.....................................................92
91-day Treasury Bill Rate.....................................................24
AACSB.........................................................................33
Additional Fundings...........................................................18
Administration Agreement......................................................85
Administration Fee............................................................86
Administrator.................................................................16
Administrator Default.........................................................80
Applicable Trustee............................................................63
Auction Date..................................................................84
Auction Purchase Amount.......................................................85
Available Funds...............................................................90
Bankruptcy Code...............................................................91
Bar Exam Loan.................................................................34
Base Rate.....................................................................61
Benefit Plan.................................................................109
Calculation Agent.............................................................62
Cede..........................................................................52
Certificate Balance...........................................................51
Certificate Pool Factor.......................................................51
Certificateholder.............................................................63
Certificates..................................................................59
Clearstream...................................................................62
Closing Date..................................................................68
Code..........................................................................95
Collection Account............................................................70
Collection Period.............................................................69
Commission....................................................................14
Consolidated Appropriations Act...............................................94
Consolidation Loans...........................................................41
CP Rate.......................................................................26
Cutoff Date...................................................................15
Deferral Period...............................................................25
Definitive Certificates.......................................................66
Definitive Notes..............................................................66
Definitive Securities.........................................................66
Department....................................................................17

                                      112

Depositor.....................................................................16
Depositories..................................................................62
Depository....................................................................52
Distribution Date.............................................................52
DTC...........................................................................52
Eligible Deposit Account......................................................71
Eligible Institution..........................................................71
Eligible Investments..........................................................71
Eligible Lender Trustee.......................................................15
Eligible Students.............................................................21
ERISA........................................................................107
Escrow Account................................................................70
E-Sign Act....................................................................94
Euroclear.....................................................................62
Event of Default..............................................................54
Exchange Act..................................................................14
FASIT.........................................................................99
FASIT Provisions..............................................................99
FDIA..........................................................................88
FDIC..........................................................................71
Federal Assistance............................................................21
Federal Consolidation Loan....................................................29
Federal Consolidation Loan Program............................................20
Federal Consolidation Loan Rebate.............................................31
Federal Direct Consolidation Loan.............................................30
Federal Direct Consolidation Loan Program.....................................30
Federal Direct Student Loan Program...........................................44
Federal Graduate Programs.....................................................33
Federal Guarantee Agreements..................................................19
Federal Guarantee Payments....................................................20
Federal Guarantors............................................................19
Federal Loans.................................................................19
Federal Origination Fee.......................................................31
Federal Programs..............................................................20
Federal Tax Counsel...........................................................95
Fee Advance...................................................................40
FFELP.........................................................................19
FIRREA........................................................................88
Fixed Rate Securities.........................................................61
Floating Rate Securities......................................................61
Forbearance Period............................................................25
Funding Period................................................................18
Grace Period..................................................................25
Graduate Loans................................................................19
Great Lakes...................................................................34
Guarantee Agreements..........................................................20

                                      113

Guarantee Payments............................................................20
Guarantors....................................................................20
Higher Education Act..........................................................19
Indenture.....................................................................51
Indenture Trustee.............................................................51
Indirect Participants.........................................................62
Initial Pool Balance..........................................................84
Interest Index Carryover......................................................55
Interest Period..............................................................101
Interest Rate.................................................................52
Interest Reset Period.........................................................61
Interest Subsidy Payments.....................................................21
Investment Earnings...........................................................71
IRS...........................................................................95
KBUSA.........................................................................16
KCRL..........................................................................16
Key Alternative Loan..........................................................34
Keys2Repay Program............................................................39
LIBOR.........................................................................61
Master Servicer...............................................................16
Master Servicer Default.......................................................79
Master Servicing Fee..........................................................74
Minimum Purchase Amount.......................................................84
Monthly Servicing Payment Date................................................73
Negative Carry Account........................................................70
Note Pool Factor..............................................................51
Noteholder....................................................................63
Notes.........................................................................51
OID...........................................................................96
OID Regulations...............................................................96
Participants..................................................................52
Parties in Interest..........................................................107
Pass-Through Rate.............................................................60
Pennsylvania Tax Counsel......................................................95
PHEAA........................................................................106
Plans........................................................................107
PLUS Loan.....................................................................43
PLUS Loan Program.............................................................20
PLUS Loans....................................................................28
Pool Balance..................................................................51
Pool Factor...................................................................51
Post-Graduate Loans...........................................................19
Pre-Funded Amount.............................................................77
Pre-Funding Account...........................................................70
Private Consolidation Fee Advance.............................................41
Private Consolidation Loan....................................................41

                                      114

Private Consolidation Loan Program............................................40
Private Graduate Loans........................................................34
Private Guarantee Agreements..................................................20
Private Guarantee Payments....................................................20
Private Guaranteed Loans......................................................20
Private Guarantors............................................................20
Private Loan Repayment Commencement Date......................................39
Private Loans.................................................................34
Private Undergraduate Loans...................................................34
Private Unguaranteed Loans....................................................20
Programs......................................................................19
Prospectus....................................................................51
Prospectus Supplement.........................................................51
PTCE.........................................................................108
Purchase Amount...............................................................69
Put Date......................................................................84
Rating Agency.................................................................58
Record Date...................................................................66
Registration Statement........................................................14
Related Documents.............................................................58
Reserve Account...............................................................70
Residency Loan................................................................34
Revolving Period..............................................................18
Rules.........................................................................63
Sale and Servicing Agreement..................................................68
Secretary.....................................................................91
Securities....................................................................59
Securityholders...............................................................62
Seller........................................................................16
Seller Insolvency Event.......................................................82
SLS Loan Program..............................................................20
SLS Loans.....................................................................27
Special Allowance Payments....................................................21
Specified Reserve Account Balance.............................................53
Spread........................................................................61
Spread Multiplier.............................................................61
Stafford Loan Program.........................................................20
Stafford Loans................................................................21
Standards.....................................................................94
Student Loan Transfer Agreement...............................................68
Student Loans.................................................................15
Sub-Servicers.................................................................17
Sub-Servicing Agreement.......................................................17
Transfer and Servicing Agreement..............................................68
Trust.........................................................................14
Trust Accounts................................................................71

                                      115

Trust Agreement...............................................................14
UCC...........................................................................87
Undergraduate Loans...........................................................19
Underlying Federal Loan.......................................................29
Underlying Private Graduate Loans.............................................40
Underwriting Agreements......................................................109
Unsubsidized Stafford Loan Program............................................42
Unsubsidized Stafford Loans...................................................21

MN # 16484

                                      116

$1,043,070,000

KeyCorp Student Loan

Trust 2003-A

KEY BANK USA, NATIONAL ASSOCIATION,

Master Servicer

KEY CONSUMER RECEIVABLES LLC,

Depositor

PROSPECTUS SUPPLEMENT

Joint Lead Manager and Global Bookrunner

Deutsche Bank Securities

Joint Lead Manager

McDonald Investments

a KeyCorp Company